UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PhotoMedex, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600

________ __, 2008

Dear PhotoMedex, Inc. Stockholders:

On behalf of the PhotoMedex, Inc. Board of Directors, I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of PhotoMedex, Inc., on ________ __, 2009, at 10:30 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103. The purpose of the Meeting is to consider and vote upon proposals to: elect our Board of Directors; ratify the appointment of our independent registered public accounting firm; amend our 2005 Equity Compensation Plan to increase the number of shares of our common stock reserved for issuance thereunder and add provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m), authorize the issuance of shares of our common stock pursuant to the terms and conditions of the Securities Purchase Agreement between us and Perseus Partners VII, L.P. and upon conversion of the notes or exercise of the warrants issued pursuant thereto; amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of 1-for-7 and authorize our Board of Directors to implement the reverse stock split at any time prior to the 2009 annual meeting of stockholders; amend our Certificate of Incorporation to increase the number of authorized shares of our common stock; and adjourn the Meeting, if necessary or appropriate, to permit further solicitation of proxies.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be conducted at the Meeting and provide details on the matters on which you are being asked to vote. Also enclosed is a proxy card as well as a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007.

Regardless of the number of shares that you own, your vote is important. Whether or not you plan to attend the Meeting, it is important that your shares be represented. Accordingly, we urge you to vote, by completing, signing, dating and promptly returning the enclosed proxy card. Alternatively, you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting. If you have any questions or need assistance voting your shares, please call Georgeson, Inc., which is assisting us, toll free at 800-905-7237.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

PHOTOMEDEX, INC.
a Delaware corporation

EXECUTIVE OFFICES
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [_______ __], 2009
________________________

TO THE STOCKHOLDERS OF PHOTOMEDEX, INC.:

The Annual Meeting of Stockholders (the “Meeting”) of PhotoMedex, Inc., a Delaware corporation (“we,” “us” or “our”), will be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on ________ __, 2009, at 10:30 a.m., local time, to consider and vote on the following proposals:

(1) To elect to our Board of Directors seven (7) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

(2) To ratify the appointment of Amper, Politziner & Mattia, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3) To consider and vote upon an amendment to our 2005 Equity Compensation Plan (the “2005 Equity Plan”) to increase the number of shares of our common stock, par value $0.01 per share (“common stock”), reserved for issuance thereunder from 6,160,000 to 8,160,000 shares and add provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m).

(4) To consider and vote upon a proposal to issue shares of our common stock pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of August 4, 2008, by and between us and Perseus Partners VII, L.P. (the “Securities Purchase Agreement”), and upon conversion of the Promissory Notes (the “Notes”) and exercise of the Warrants (the “Warrants”), each as issued pursuant to the Securities Purchase Agreement.

(5) To consider and vote upon a proposal to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of 1-for-7 and authorize our Board of Directors to implement the reverse stock split at any time prior to the 2009 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation.

(6) To consider and vote upon an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000.

(7) To consider and vote upon a proposal to adjourn the Meeting, if necessary or appropriate to permit further solicitation of proxies if there are insufficient votes at the time of the Meeting to approve Proposals No. (4), (5) or (6).

(8) To transact such other business as may come before the Meeting and any adjournments thereto.

Our Board of Directors has fixed the close of business on ________ __, 200__ as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. Each share of PhotoMedex common stock is entitled to one vote on all matters presented at the Meeting. Your vote is important. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting. Most stockholders have three options for submitting their vote: (i) via the Internet, (ii) by phone, or (iii) by mail. For further details, see “Revocability of Proxies, Voting and Solicitation” on page 1. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

PHOTOMEDEX, INC.
Date: ________ __, 2008	By:	/s/ Jeffrey F. O’Donnell
Montgomeryville, Pennsylvania		Jeffrey F. O’Donnell Chief Executive Officer

PHOTOMEDEX, INC.

147 Keystone Drive
Montgomeryville, Pennsylvania 18936

PROXY STATEMENT

This Proxy Statement is being furnished to stockholders in connection with the 2009 Annual Meeting of Stockholders of PhotoMedex, Inc., a Delaware corporation, (the “Company”, “PhotoMedex”, “we”, “us” or “our”), to be held on ________ __, 2009, and any adjournment thereof (the “Meeting”). The Meeting will be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on ________ __, 2009, at 10:30 a.m. local time. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about ________ __, 200__.

Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (our “Board of Directors”). The costs incidental to the soliciting and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, telefax and other methods of communication.

INFORMATION CONCERNING THE MEETING

The following information is provided to stockholders to explain the use of this Proxy Statement for the Meeting:

Record Date

Only stockholders of record at the close of business on ________ __, 200__ (the “Record Date”) are entitled to vote at the Meeting. Our common stock is our only class of voting securities. As of the Record Date, we had issued and outstanding __________ shares of common stock of record entitled to vote.

The list of all stockholders of record on the Record Date will be available at the Meeting and at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600, for the ten (10) days preceding the Meeting.

Revocability of Proxies, Voting and Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock in their names that are beneficially owned by others. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by us. Proxies are being solicited by our directors, officers or employees, who will not receive any additional compensation for such services.  In addition, we have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses, if such solicitation should appear to be necessary or appropriate in the view of our management.  Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR each of the proposals described herein. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of our Board of Directors.

Each share of common stock is entitled to one vote for each share held as of the Record Date. Our current Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet at http://proxy.georgeson.com, (2) by telephone at 800-786-9313 or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Meeting. At this year’s Meeting, the polls will close shortly after 10:30 a.m. Eastern Time, and no further votes will be accepted after that time. If you have any questions about submitting your vote, call our proxy soliciting firm Georgeson, Inc. at 800-905-7237.

You may revoke your proxy at any time prior to the close of the polls at the Meeting by: (1) submitting a later-dated vote, in person at the Meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary or Corporate Counsel prior to the Meeting via e-mail at dmcgrath@photomedex.com or dwoodward@photomedex.com, or by mail to Corporate Counsel, PhotoMedex, Inc. at 147 Keystone Drive, Montgomeryville, PA 18936. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum; Required Vote; Abstentions; Broker Non-Votes

A majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy at the Meeting in order for a quorum to be present. Pursuant to applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote for purposes of determining a quorum. The standard of stockholder approval for each of the proposals at the Meeting is as follows:

•
Proposal No. 1 (Election of Directors) requires the approval of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote. Abstentions and broker non-votes as to the election of directors will not affect the election results.

•
Approval of Proposal No. 5 (Reverse Stock Split) and Proposal No. 6 (Increase in Authorized Shares) requires the affirmative vote of a majority of the issued and outstanding shares of our common stock. With respect to these proposals, both abstentions and broker non-votes will have the same effect as votes against such proposals.

•
Approval of Proposal No. 2 (Ratification of Auditors), Proposal No. 3 (Equity Plan Amendment), Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) and Proposal No. 7 (Adjournment), requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote. For these proposals, abstentions will be counted towards the tabulations of votes cast and will have the same effect as votes against such proposals; however, broker non-votes will not affect the results.

Unless you specify otherwise on the proxy card, all of your shares of common stock represented by valid proxies will be voted “FOR” each of the proposals listed on the proxy card and described below, and will be voted in the discretion of the proxies in respect of such other business, if any, as may properly be brought before the Meeting. As of the date this Proxy Statement was printed, we know of no other business that will be presented for consideration at the Meeting other than the Proposals described in this Proxy Statement. If you give specific voting instructions by marking the boxes on the proxy card, your shares of common stock will be voted in accordance with those instructions.

Adjournments

Although it is not currently expected, the Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the Meeting, if the adjournment is not for more than 30 days. If a quorum exists, then holders of a majority of the votes of our common stock present in person or represented by proxy at the Meeting and entitled to vote may adjourn the Meeting. Alternatively, if no quorum exists, then holders of a majority of the common stock present at the Meeting in person or represented by proxy may adjourn the Meeting. Any signed proxies received by the Company will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the Meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened Meeting following such adjournment in the manner described above. Broker non-votes, if any, will not have any effect on the vote for the adjournment of the Meeting, and abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment of the Meeting.

Deadline for Receipt of Stockholder Proposals

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than _______ __, 20__in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In the event, however, that we change the Meeting date for the 2009 Annual Stockholders Meeting by more than 30 days from _______ __, 20__we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

You may write to Davis Woodward, Corporate Counsel, at our principal executive office, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

Requests for Written Materials

Upon written request, we will provide without charge an additional copy of our Annual Report on Form 10-K, for the year ended December 31, 2007, as amended, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on the Record Date. Copies of our Quarterly and Annual Reports are available from our website at www.photomedex.com. Certain sections of our Annual Report of Form 10-K, for the year ended December 31, 2007, as amended, and our Quarterly Report on Form 10-Q, for the period ended September 30, 2008, are included in this Proxy Statement.

Requests should be addressed to us, to the attention of PhotoMedex, Inc., Davis Woodward, Corporate Counsel, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600.

Proposals Related to General Matters and the Financing Transaction

We are seeking stockholder approval of two groups of proposals. First, we are seeking stockholder approval of the general company matters described in Proposal No. 1 (Election of Directors), Proposal No. 2 (Ratification of Auditors) and Proposal No. 3 (Equity Plan Amendment). The subject matters of these proposals are of the nature usually presented to our stockholders for approval at our annual meetings.

Second, we are seeking approval of the matters described in Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), Proposal No. 5 (Reverse Stock Split), Proposal No. 6 (Increase in Authorized Shares) (collectively, the “Transaction Proposals”) and Proposal No. 7 (Adjournment), in connection with the closing of the transactions contemplated by the Securities Purchase Agreement. As more fully described below under “Photo Therapeutics Acquisition,” beginning on page 30, and in Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), the Transaction Proposals are being submitted to our stockholders for approval in connection with our acquisition of the subsidiaries of Photo Therapeutics Group Limited. Due to the structure of the proposed transaction, all of the Transaction Proposals must be approved by our stockholders prior to the closing of either (i) the transactions contemplated by the Securities Purchase Agreement, or (ii) our acquisition of the subsidiaries of Photo Therapeutics Group Limited. While each of the Transaction Proposals will be voted upon separately by our stockholders, as described in more detail below, all of the Transaction Proposals must be approved by our stockholders in order for us to be able to complete the proposed transactions.

Proposals Related to Reverse Stock Split and Increase in Authorized Shares

We are seeking stockholder approval of Proposal No. 5 (Reverse Stock Split) and Proposal No. 6 (Increase in Authorized Shares). While these proposals are being considered separately, the approval of one or both of these proposals will impact the number of authorized shares of our common stock. In the event that we receive stockholder approval of Proposal No. 5 (Reverse Stock Split) and Proposal No. 6 (Increase in Authorized Shares), our Board of Directors intends to effect the increase in the number of authorized shares and the reverse stock split through a single amendment to our Certificate of Incorporation. The result of the increase in the number of authorized shares combined with the reverse stock split will be to increase in the number of authorized shares of common stock from 14,285,714 to 21,428,571, rather than 100,000,000 to 150,000,000. If our stockholders do not approve Proposal No. 5 (Reverse Stock Split) but approve Proposal No. 6 (Increase in Authorized Shares), we will file an amendment to our Certificate of Incorporation solely for the purpose of increasing the number of authorized shares of common stock from 100,000,000 to 150,000,000. If our stockholders approve Proposal No. 5 (Reverse Stock Split) but do not approve Proposal No. 6 (Increase in Authorized Shares), we will file an amendment to our Certificate of Incorporation solely for the purpose effecting the reverse stock split and will reduce the number of authorized shares of our common stock to 14,285,714.

Summary of Photo Therapeutics Acquisition

The following summary highlights selected information in this Proxy Statement related to our proposed acquisition of the subsidiaries of Photo Therapeutics Group Limited and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully “Photo Therapeutics Acquisition” beginning on page 29, and Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), and the related annexes. Each item in this summary includes a page reference directing you to a more complete description of that topic.

•  Photo Therapeutics Acquisition (Page 30)

On August 4, 2008, we entered into a Purchase Agreement (the “Acquisition Agreement”), dated as of August 4, 2008, between us and Photo Therapeutics Group Limited, a private limited company incorporated under the laws of England and Wales (“Photo Therapeutics”). Pursuant to the terms of the Acquisition Agreement, we agreed to acquire from Photo Therapeutics all of the issued and outstanding equity securities of Photo Therapeutics’ wholly-owned subsidiaries and thereby acquire all of Photo Therapeutics’ operating business.

The parties currently expect to complete the transaction during the fourth quarter of 2008, subject to satisfaction of the conditions set forth in the Acquisition Agreement. Following the closing, Photo Therapeutics’ subsidiaries will become our wholly-owned subsidiaries.

•  Acquisition Agreement (Page 36)

Under the Acquisition Agreement, in exchange for the outstanding equity securities of the subsidiaries, we agreed to pay to Photo Therapeutics aggregate potential cash consideration of up to $20 million, consisting of (i) a $13 million payment at the closing of the transactions contemplated by the Acquisition Agreement, less the amount of any indebtedness and certain other adjustments, and (ii) up to an additional $7 million payment subject to the achievement of certain financial performance thresholds for the acquired business. $1 million of the closing payment will be placed into an escrow account for a period of 18 months following the closing as security for Photo Therapeutics’ indemnification and working capital purchase price adjustment obligations under the Acquisition Agreement.

The consummation of the closing of the transactions contemplated by the Acquisition Agreement is subject to customary conditions, including (i) the absence of certain proceedings applicable to Photo Therapeutics or the consummation of the transactions, (ii) approval of the Acquisition Agreement by the holders of 75% of the shares of Photo Therapeutics’ common stock that are entitled to vote and present, in person or by proxy, at the Photo Therapeutics’ special meeting, and (iii) the approval of the Financing Transaction (as defined below) by the holders of our common stock.

At a special shareholder meeting held on August 27, 2008, Photo Therapeutics’ shareholders representing approximately 99% of the shares of Photo Therapeutics’ common stock entitled to vote and present, in person or by proxy, at the special meeting approved the transactions contemplated by the Acquisition Agreement.

•  Approval of our Board of Directors (Page 43)

Our Board of Directors unanimously determined that the Acquisition Agreement and the transactions contemplated thereby are fair to and in the best interests of our stockholders, has approved the execution, delivery and performance of the Acquisition Agreement and the transactions contemplated thereby. For a discussion of the material factors considered by our Board of Directors in reaching their conclusions, see “Board of Directors Considerations in Recommending Stockholder Approval” in Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), beginning on page 43.

Opinion of Cowen and Company, LLC (Page 30)

In connection with the acquisition of Photo Therapeutics, our Board of Directors received an opinion from our financial advisor, Cowen and Company, LLC (“Cowen”), that as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be paid to Photo Therapeutics was fair, from a financial point of view, to the Company. A copy of the Cowen written opinion, dated August 4, 2008, is attached to this Proxy Statement as Annex A. Other details of our arrangement with Cowen are described under “Photo Therapeutics Acquisition - Opinion of Cowen and Company, LLC Regarding the Photo Therapeutics Acquisition” beginning on page 30.

•  Agreements with Photo Therapeutics and its Chief Executive Officer (Page 37)

In connection with the transactions contemplated by the Acquisition Agreement, we anticipate that we will enter into an employment agreement with Susan D’Arcy, the Chief Executive Officer of Photo Therapeutics Group Limited and a Distribution Agreement with Photo Therapeutics Group Limited to distribute its products in the United States.

•  Financing Transaction (Page 38)

On August 4, 2008, in order to acquire the funds to pay the consideration due under the Acquisition Agreement and to fund our working capital needs, we entered into the Securities Purchase Agreement. See Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), beginning on page 38, for a discussion of the terms and conditions of the Securities Purchase Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table reflects, as of November 30, 2008, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock (this data is based on their filings with the Commission), and (d) all of our executive officers and directors as a group:

Name and Address Of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)

Richard J. DePiano(2)	296,800	*
Jeffrey F. O’Donnell (3)	1,194,500	1.88
Dennis M. McGrath (4)	873,500	1.38
Michael R. Stewart (5)	458,940	*
Alan R. Novak (6)	278,601	*
David W. Anderson (7)	157,500	*
Stephen P. Connelly (8)	76,250	*
Anthony J. Dimun (9)	328,750	*
Wayne M. Withrow (10)	117,504	*
LB I Group, Inc. (11)	6,161,124	9.77
Goldman Capital Management, Inc. (12)	7,410,900	11.76
All directors and officers as a group (9 persons) (13)	3,782,345	5.80

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of November 30, 2008, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 63,032,207 shares of common stock outstanding as of November 30, 2008.

(2)	Includes 31,800 shares and options to purchase up to 265,000 shares of common stock. Mr. DePiano’s address is 351 East Conestoga Road, Wayne, Pennsylvania 19087.

(3)
Includes 7,000 shares, 630,000 additional shares subject to restriction agreements with us and options to purchase up to 557,500 shares of common stock. Does not include options to purchase up to 393,400 shares of common stock, which may vest more than 60 days after November 30, 2008. Mr. O’Donnell’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(4)
Includes 11,000 shares, 422,500 additional shares subject to restriction agreements with us and options to purchase up to 440,000 shares of common stock. Does not include options to purchase up to 355,200 shares of common stock, which may vest more than 60 days after November 30, 2008. Mr. McGrath’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(5)
Includes 1,440 shares, 227,500 additional shares subject to restriction agreements with us and options to purchase 230,000 shares of common stock. Does not include options to purchase up to 215,600 shares of common stock, which may vest more than 60 days after November 30, 2008. Mr. Stewart’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(6)	Includes 28,601 shares of common stock and options to purchase up to 250,000 shares of common stock. Mr. Novak’s address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007.

(7)	Includes options to purchase up to 157,500 shares of common stock. Mr. Anderson’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(8)	Includes 15,000 shares of common stock and options to purchase up to 61,250 shares of common stock. Mr. Connelly’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(9)
Includes 145,000 shares of common stock owned by Mr. Dimun and his wife and options to purchase up to 183,750 shares of common stock. Mr. Dimun’s address is 46 Parsonage Hill Road, Short Hills, New Jersey 07078.

(10)	Includes 30,004 shares of common stock owned by Mr. Withrow and his wife and options to purchase up to 87,500 shares of common stock. Mr. Withrow’s address is 23 Craig Lane, Malvern, PA 19355.

(11)
LB I Group Inc. is a wholly-owned subsidiary of Lehman Brothers Inc, which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. LB I Group Inc. owns 6,161,124 shares of common stock and warrants which became exercisable on May 15, 2007 to purchase up to 894,231 shares of common stock but which cannot be exercised if LBI owns more than 4.999% of our stock. The foregoing information has been derived from a Schedule 13G/A filed on behalf of LB I Group, Inc. on February 13, 2008. The address of LB I Group is 745 Seventh Avenue, New York, New York 1001.

(12)
Goldman Capital Management Inc. owns 7,410,900 shares of common stock. The foregoing information has been derived from a Form 13F-HR filed by Goldman Capital Management on July 21, 2008. The address of Goldman Capital Management is 320 Park Avenue, New York, New York 10022.

(13)
Includes 269,845 unrestricted shares, 1,280,000 restricted shares and options to purchase 2,232,500 shares of common stock. Does not include options to purchase up to 964,200 shares of common stock, which may vest more than 60 days after November 30, 2008.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. Our Board members are encouraged to attend meetings of the Board of Directors and the Annual Meeting of Stockholders. The Board of Directors held seven meetings and executed one unanimous written consent in lieu of a meeting in 2007. The Board of Directors held 14 meetings and executed one unanimous written consent in lieu of a meeting in 2008.

The following sets forth certain biographical information concerning our directors and our current executive officers.

Name	Position	Age

Richard J. DePiano	Non-Executive Chairman of the Board of Directors	66
Jeffrey F. O’Donnell	Director, President and Chief Executive Officer	48
Dennis M. McGrath	Chief Financial Officer and Vice President – Finance and Administration	51
Michael R. Stewart	Executive Vice President and Chief Operating Officer	50
Alan R. Novak	Director	73
Anthony J. Dimun	Director	64
David W. Anderson	Director	55
Wayne M. Withrow	Director	52
Stephen P. Connelly	Director	56

Directors and Executive Officers

Richard J. DePiano was appointed to our Board of Directors in May 2000 and was unanimously elected to serve as Non-Executive Chairman of the Board on January 31, 2003. Mr. DePiano has been a director of Escalon Medical Corp., a publicly traded healthcare business specializing in the development and marketing of ophthalmic devices and pharmaceutical and vascular access products, since February 1996, and has served as its Chairman and Chief Executive Officer since March 1997. Mr. DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986. Mr. DePiano was also the Chairman of the Board of Directors of SLT prior to our acquisition of SLT.

Jeffrey F. O’Donnell joined PhotoMedex in 1999 as President and CEO and has served as a member of the Board of Directors since that date. Prior to PhotoMedex, he joined Radiance Medical Systems (originally Cardiovascular Dynamics) as Vice President of Sales and Marketing from 1995 to 1997; from 1997 to 1999 he served as its President and CEO and subsequently assumed a role as non-executive chairman of the board. Previously, from 1994 to 1995 Mr. O’Donnell held the position of President and CEO of Kensey Nash Corporation. Additionally, he has held several senior sales and marketing management positions at Boston Scientific, Guidant and Johnson & Johnson Orthopedic. In addition to sitting on the Board of Directors for PhotoMedex, Mr. O’Donnell is currently an outside Board Member of Endologix, Inc., Cardiac Sciences Inc. and Replication Medical, Inc. and had served until December 28, 2004 on the Board of Escalon Medical Corp. He had served as an outside Board member of AzurTec, Inc. but resigned from that board in 2003. Mr. O’Donnell graduated from LaSalle University in 1982 with a B.S. in business administration.

Dennis M. McGrath was appointed Chief Financial Officer and Vice President-Finance and Administration in January 2000. Mr. McGrath has held several senior level positions including from February 1999 to January 2000 serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath assumed the role of Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President-Operations of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink in 1999. Mr. McGrath is currently an outside Board member of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath is a certified public accountant and graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath holds a license from the states of Pennsylvania and New Jersey as a certified public accountant.

Michael R. Stewart was appointed as our Executive Vice President of Corporate Operations on December 27, 2002, immediately following the acquisition of SLT and on July 19, 2005, he was appointed our Chief Operating Officer. From July 1999 to the acquisition, Mr. Stewart was the President and Chief Executive Officer of SLT, and from October 1990 to July 1999 he served as SLT’s Vice President Finance and Chief Financial Officer. Mr. Stewart graduated from LaSalle University with a B.S. in accounting and received an M.B.A. from LaSalle University in 1986. Mr. Stewart passed the CPA examination in New York in 1986.

Alan R. Novak was appointed to our Board of Directors in October 1997. Mr. Novak is Chairman of Infra Group, L.L.C., an international project finance and development company. He is also Chairman of Lano International, Inc., a real estate development company. Mr. Novak is a graduate of Yale University, Yale Law School, and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the United States Marine Corps, a U.S. Supreme Court clerkship with Justice Potter Stewart, Senior Counsel to Senator Edward M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow, and the Executive Director of President Johnson’s Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner.

Anthony J. Dimun was appointed to our Board of Directors on October 3, 2003. Mr. Dimun has served since May 2001 as Chairman of Nascent Enterprises, L.L.C., a medical device venture advisory firm. He also has served since 1987 as the Managing Director and Chief Executive Officer of Strategic Concepts, Inc., a financial advisory company with specific focus on venture capital and acquisition transactions. From March 1991 to May 2001, Mr. Dimun served as Executive Vice President and Chief Financial Officer of Vital Signs, Inc., a publicly held anesthesia and respiratory medical device company. Mr. Dimun also serves as a member of the Board of Trustees of the New Jersey Center for Biomaterials, a non-profit collaboration of the three leading New Jersey universities. Prior to 1991, Mr. Dimun held positions as a Certified Public Accountant with several national accounting firms and served as Senior Vice President for an international merchant-banking firm.

David W. Anderson was appointed to our Board of Directors on September 28, 2004. Mr. Anderson has been the President and Chief Executive Officer of Gentis, Inc since November 2004. He has over twenty years of entrepreneurial management experience in the medical device, orthopedics and pharmaceutical field. He has served as President and CEO of Sterilox Technologies, Inc., the world’s leader in the development and marketing of non-toxic biocides; Bionx Implants, Inc., a publicly traded orthopedic sports medicine and trauma company, and Kensey Nash Corporation, a publicly traded cardiology and biomaterials company. In addition, Mr. Anderson was previously Vice President of LFC Financial Corp., a venture capital and leasing company, where he was responsible for LFC’s entry into the healthcare market; and was a founder and Executive Vice President of Osteotech, Inc., a high-technology orthopedic start-up.

Wayne M. Withrow was appointed to our Board of Directors on August 16, 2006. Mr. Withrow is currently Executive Vice President for SEI Investments Company, a leading global provider of outsourced asset management, investment processing and investment operation solutions. He is also the head of SEI’s Investment Advisors Segment, and a member of its Executive Committee. Mr. Withrow’s broad background was gained from over 15 years in various senior management positions with SEI Investments. Formerly, he was with the law firm of Schnader, Harrison, Segal & Lewis, where he was significantly involved in corporate securities and acquisitions. His earlier experience also included a federal judicial clerkship with the Honorable William J. Ditter as well as public accounting experience with Deloitte & Touche.

Stephen P. Connelly was appointed to our Board of Directors on May 3, 2007. Mr. Connelly has served as President and Chief Operating Officer of Viasys Healthcare, Inc. a medical technology and device company. In addition, Mr. Connelly was Senior Vice President and General Manager of the America’s as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries.

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of Board committees. Directors who are not our employees are compensated under the 2000 Non-Employee Director Plan. Each director receives non-qualified options to purchase up to 35,000 shares of common stock on an annual basis. Each outside director receives an annual cash retainer of $20,000 and is also paid $1,000 for personal attendance at each meeting of the Board and each committee meeting held not in conjunction with meetings of the Board itself, and $500 for telephonic attendance at each Board or committee meeting, excluding meetings of limited scope and duration. We pro-rate the retainer for a director serving less than a full year. The table below sets forth non-employee directors’ compensation in 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)

Richard J. DePiano	32,500	32,060	(2)	64,560

Warwick Alex Charlton	9,167	32,060	(2)	41,227

Alan R. Novak	30,000	32,060	(2)	62,060

Anthony J. Dimun	32,000	32,060	(2)	64,060

David W. Anderson	28,500	32,060	(2)	60,560

Wayne M. Withrow	32,000	32,060	(2)	64,060

Stephen P. Connelly	13,500	26,171	(3)	39,671

(1) The amounts shown for option awards relate to shares granted under our 2000 Non-Employee Director Plan. These amounts are equal to the dollar amounts recognized in 2007 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123(R), but without giving effect to estimated forfeitures. The assumptions used in determining the amounts in this column are set forth in note 1 to our consolidated financial statements.

(2) The grant date fair value computed in accordance with SFAS 123(R) was $1.11.

(3) The grant date fair value computed in accordance with SFAS 123(R) was $1.22.

In 2008, the following charges to outside director compensation will be made: (i) each member of a committee attending a committee meeting on the day of a meeting of the Board shall receive $1,000 for such committee attendance; (ii) the chairmen of the Committees will receive additional annual compensation, i.e. audit, $10,000; compensation, $5,000; Nominations and Corporate Governance, $5,000.

Compensation, Nominations and Corporate Governance and Audit Committees

General. The Board maintains charters for select committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals and have adopted a related Comprehensive Compliance Program and an Anti-Fraud Program. To view the charters of the Audit, Compensation and Nominations and Corporate Governance Committees, the Code of Ethics and Comprehensive Compliance Program, the corporate governance guidelines and the codes of conduct and our whistle blower policy, please visit our website at www.photomedex.com (this website address is not intended to function as a hyperlink, and the information contained on our website is not intended to be a part of this Report).

Director Independence. Our Board determined in 2007 that all members of the Board are independent under the revised listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”), except for Mr. O’Donnell, who is also our Chief Executive Officer.

Compensation Committee. Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our Chief Executive Officer, other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement and Form 10-K, and provides general oversight of our compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board the compensation for our directors;

•	administering our stock option plans (except the 2000 Non-Employee Director Stock Option Plan); and

•	evaluating human resources and compensation strategies, as needed.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is composed of Messrs. Novak, DePiano, Dimun, Withrow and Connelly. Mr. Dimun serves as the Chairman of the Compensation Committee; Mr. Connelly joined the Committee in May 2007. The Board determined in 2007 that each member of the Compensation Committee satisfies the independence requirements of the Commission and Nasdaq. The Compensation Committee held 11 meetings during 2007.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all decisions. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The Compensation Committee reviews and approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement), provides oversight for employee benefit plans (and changes thereto) and administers our stock option plans and such other employee benefit plans as may be adopted by us from time to time. The report of the Compensation Committee for 2007 is presented below.

The Compensation Committee operates under a formal charter adopted by our Board of Directors that governs its duties and standards of performance. Copies of the Compensation Committee’s charter can be obtained free of charge from out website at www.photomedex.com.

Nominations and Corporate Governance Committee. Our Board has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Our Board has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is composed of Messrs. Novak, DePiano, Connelly and Anderson. Mr. Anderson serves as the Chairman of the Nominations and Corporate Governance Committee. The Board of Directors determined in 2007 that each member of the Nominations and Corporate Governance Committee satisfies the independence requirements of the Commission and Nasdaq. The Nominations and Corporate Governance Committee held three meetings during 2007.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	overseeing the compensation of non-employee directors, including administering the 2000 Non-Employee Director Stock Option Plan;

•	recommending to our Board the director nominees for the next annual meeting of stockholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our board members;

•	developing and overseeing the corporate governance principles applicable to our Board members, officers and employees;

•	monitoring the continuing education for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nominations and Corporate Governance Committee considers these requirements when recommending Board nominees. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs, the needs of PhotoMedex and of the existing directors. The Committee recommended to the Board that Mr. Stephen P. Connelly be invited to join the Board. The Board accepted the recommendation, and Mr. Connelly accepted the invitation in May 2007.

The Nominations and Corporate Governance Committee operates under a formal charter adopted by our Board of Directors that governs its duties and standards of performance. Copies of the Nominations and Corporate Governance Committee Committee’s charter can be obtained free of charge from our website at www.photomedex.com.

Audit Committee. Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The members of the Audit Committee in 2007 were Messrs. DePiano, Dimun, Anderson and Withrow. Mr. DePiano serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held nine meetings during 2007.

The Board of Directors determined in 2007 that each member of the Audit Committee satisfies the independence and other composition requirements of the Commission and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance in compliance with the applicable standards of the Commission and Nasdaq. In fulfillment of the Audit Committee’s charter duties, we have instituted and maintain a whistle-blower hotline through an independent third-party service and have other mechanisms to receive complaints about accounting and finance matters. Copies of the Audit Committee’s charter and information relating to our procedures for handling complaints can be obtained free of charge from our website at www.photomedex.com.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Davis Woodward, Corporate Counsel at dwoodward@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Mr. Woodward or the Corporate Secretary, as the case may be, will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Woodward or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of March 14, 2008, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 14, 2008, Messrs. Michael R. Matthias and Jeffrey P. Berg, shareholders in Baker & Hostetler LLP, outside counsel to us in certain litigation, held in the aggregate 43,563 shares of our common stock. Messrs. Matthias and Berg acquired such shares through the exercise of stock options that they accepted from us in exchange for legal services performed from July 1998 to May 2000.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes Oxley Act and other securities laws and regulations.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for reviewing and approving the annual compensation of our executive officers, of whom we presently have three. The Nominations and Corporate Governance Committee is responsible for reviewing and approving the compensation of our non-employee directors.

The Compensation Committee of the Board of Directors is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of The Nasdaq Stock Market, Inc. The Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of the chief executive officer and our other executive officers as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for executive officers are base salary and bonus, and long-term incentives in the form of stock options and now, under the 2005 Equity Compensation Plan, in the form of restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own and our success.

We have no retirement plans or deferred compensation programs in effect for our non-employee directors and our executive officers, except for our 401(k) plan in which the executive officers are eligible to participate. Compensation is generally paid as earned. We do not have an exact formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of stock. We do not have a Non-Equity Incentive Plan, as that term is used in SFAS No. 123R, “Share-Based Payment.”

In order to assess whether the compensation program we had been providing to our executive officers was competitive and effective, the Compensation Committee engaged in 2005 a third-party consulting firm specializing in executive compensation. The consulting firm advised that our program was within the range of compensation programs that appeared to be offered by a group of our peer companies. The consulting firm also counseled the Compensation Committee on modifications to the compensation program which were under consideration. The primary consideration was the use of performance-based restricted stock. As an ongoing matter, the Committee does not engage a third-party consultant to advise on our compensation policies. Nor does the Committee delegate its responsibilities for reviewing and approving executive compensation, except in the case of the 2005 Investment Plan, where the Plan has pre-approved the grant of matching options to an executive who purchases shares of our common stock in the open market in accordance with the provisions of the Plan.

To the extent consistent with the foregoing objectives, the Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) when such a decision appears to be warranted based upon competitive and other factors.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for executive officers are base salary and bonus, and long-term incentives in the form of stock options and under the 2005 Equity Compensation Plan, restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside our control. We have endeavored through the grants of stock options to the executive officers to incentivize individual and team performance, providing a meaningful stake in us and linking them to a stake in our overall success. Through the awards of restricted stock, we have striven to forge a closer link by tying the vesting of the restricted stock to certain milestone prices of our common stock.

Elements of Company’s Compensation Plan and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of an executive’s termination from the Company is a secondary, material element in the package.

Base Salaries. Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews in addition to the assessment of market competitiveness.

Bonus. At the outset of a fiscal year, the Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate performance and financial condition and on the performance of the participant in the program. A program will typically allow some partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants. For 2007, there were three factors of generally equal weight: Company revenues, the Company’s EBITDA and a discretionary component.

Long-Term Incentives. Grants of stock options under our stock option plans are designed to provide executive officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Prior to 2006, stock options granted under the various stock option plans generally have had a four-year vesting schedule depending upon the size of the grant, and generally have been set to expire five years from the date of grant. In 2006, the Committee determined that such grants would be for ten years and vest over five years. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer’s salary grade, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The options granted to executives as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by the Company other than for cause.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Compensation Plan, but in the case of restricted stock, we have made direct linkage between the price performance of our stock with the vesting schedule of the restricted stock.

To encourage our executive officers to have a greater stake in the equity of the Company, the Committee recommended, and the Board of Directors and the Company stockholders approved, the 2005 Investment Plan at the 2005 Annual Stockholders’ Meeting..

Compensation on Termination of Employment or Change of Control. We have employment agreements with Messrs. O’Donnell, McGrath and Stewart. These agreements provide for severance upon termination of employment, whether in context of a change of control or not.

In the event of a involuntary termination not in connection with a change in control of the Company, an executive will be vested in those options that were unvested as of the termination but that would have vested in the 12 months following termination. In the event of a change of control, all of an executive’s unvested options will vest. As to unvested shares of restricted stock, they will vest upon a change of control to the extent that the acquisition price exceeds a milestone price or if the acquirer elects not to continue to employ the services of the executive.

We also have arrangements with other key employees under which we would be obliged to pay compensation upon their termination outside a context of change of control, and, for a lesser number of key employees, by virtue of a change of control. If all such executive officers and key employees were terminated other than for cause and not within a change of control, we would have had an aggregate commitment of approximately $1,735,000 at December 31, 2007 for severance and related compensation. However, the obligation for such compensation that would arise in favor of the executive officers and certain key employees by virtue of a change of control would have been approximately $2,148,000 at December 31, 2007.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, we review from time to time the compensation practices of other companies, particularly peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or portion thereof, is earned, based on fulfillment of conditions, which are set by the Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made in the first or second quarter of a year and after the financial results for the prior year have been audited and reported to the Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings; in such a case, the exercise price is set at the higher of the closing prices on the approval date or the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to executives are valued under the same measurement standards as for grants made to other grantees.

Accounting and Tax Considerations

On January 1, 2006, we adopted SFAS No. 123R. Under this accounting standard, we are required to value stock options granted, and restricted stock awarded, in 2006 and beyond under the fair value method and expense those amounts in the income statement over the vesting period of the stock option or restricted stock. We were also required to value unvested stock options granted prior to our adoption of SFAS 123R under the fair value method and amortize such expense in the income statement over the stock option’s remaining vesting period. A material portion of such amortizing expense relates to option grants made to our executive officers, and future option grants and stock awards made in 2006 and beyond to our executive officers will also have a material impact on such expense.

Our compensation program has been structured to comply with Internal Revenue Code Sections 409A and 162(m). If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive service-provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee has been advised that based upon prior stockholder approval of the material terms of our stock option plans, compensation under these plans is excluded from this limitation, provided that the other requirements of Section 162(m) are met. However, when warranted based upon competitive and other factors, the Compensation Committee may decide to exceed the tax deductible limits established under Section 162(m) Code. The base salary provided to each executive in 2005, 2006 and 2007 did not exceed the limits under Section 162(m) for tax deductibility; no executive exercised any options in 2005, 2006 or 2007.

Overview of Executive Employment Agreements and 2007 Equity-Based Awards

Employment Agreement with Jeffrey F. O’Donnell. In November 1999, we entered into an employment agreement with Jeffrey F. O’Donnell to serve as our President and Chief Executive Officer and amended and restated that agreement in August 2002 and October 2007. This agreement has been renewed through December 31, 2008 and will expire then if due notice is given by December 1, 2008. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. Mr. O’Donnell’s current base salary has been $350,000 per year in prior years and is $367,500 for 2008. If we terminate Mr. O’Donnell other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to his base salary, payable over 12 months. If a change of control occurs, Mr. O’Donnell becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary in a lump sum.

On May 1, 2007, Mr. O’Donnell was awarded from the 2005 Equity Compensation Plan 105,000 restricted shares of our common stock, setting their purchase price at $0.01 per share. Shares that are purchased will be held in escrow by us for as long as they are subject to our right of repurchase. Our right of repurchase will continue for such shares for so long as the shares remain subject to performance restrictions and time restrictions.

As to the performance restrictions, our repurchase right will lapse if the trading price of our common stock attains certain targets above the 2007 Average Price, which by contract was set at $1.23, being higher than the average fair market value (generally the closing price of our common stock) for each of the trading days in the 90-day period ending on May 1, 2007. For the years 2008 through 2012, the Average Price will mean the average fair market value of our common stock for each of the trading days in the period February 1 to April 30 of the applicable calendar year.

Likewise, our right of repurchase will lapse with respect to 20% of the purchased shares if the 2009 Average Price equals or exceeds the 2009 Target Price, where the term “2009 Target Price” will equal 125% of the 2009 Target Price, or $1.92, and so on. For 2012, if the 2012 Average Price equals or exceeds the 2012 Target Price of $3.75, then our right of repurchase will lapse with respect to all of the purchased shares for which our repurchase right has not previously lapsed, and such lapsing will be effective as of May 1, 2012. As to time restrictions, to the extent that any of the purchased shares remain subject to our right of repurchase and therefore are unvested, they will vest ratably (i.e. one-third) on the fifth, sixth and seventh anniversaries of the award of the restricted shares.

However, in the event of a transaction that constitutes a change in control of the Company, our right of repurchase will lapse with respect to the performance restrictions on the restricted shares that are unvested immediately prior to the consummation of such transaction as follows. Where the per-share purchase price paid or deemed paid in connection with such change in control is equal to or greater than a Target Price described above, then it shall be deemed that the Target Price has been attained as of the change in control, and our repurchase rights applicable to such Target Price will lapse. Shares that have not vested on a change of control will remain subject to such repurchase restriction. Such shares still subject to repurchase shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for Mr. O’Donnell’s services. If the acquirer opts not to contract for such services, then the unvested balance of shares will vest as of the change in control event.

On March 6 and March 7, 2007, Mr. O’Donnell was granted 2,000 and 1,000 stock options, respectively, under the 2005 Investment Plan to match his purchase on the same date of an equal number of shares of our common stock on the open market.

Employment Agreement with Dennis M. McGrath. In November 1999, we entered into an employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President-Finance and Administration and amended and restated that agreement in August 2002 and September 2007. This agreement has been renewed through December 31, 2008 and will expire then if due notice is given by December 1, 2008. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. Mr. McGrath’s current base salary has been $285,000 per year in prior years and is $299,250 for 2008. If we terminate Mr. McGrath other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to his base salary, payable over 12 months. If a change of control occurs, Mr. McGrath becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary in a lump sum.

On May 1, 2007, Mr. McGrath was awarded from the 2005 Equity Compensation Plan 87,500 restricted shares of our common stock, having a purchase price at $0.01 per share. The terms and conditions applicable to Mr. McGrath’s award of restricted stock are the same as the terms and conditions applicable to the award to Mr. O’Donnell, which are discussed above.

Employment Agreement with Michael R. Stewart. Effective December 27, 2002, Michael R. Stewart became the Company’s Executive Vice President of Corporate Operations, pursuant to an employment agreement. The employment agreement was amended and restated in September 2007. Mr. Stewart became our Chief Operating Officer on July 19, 2005, at which time he was granted 40,000 options. Mr. Stewart’s current base salary has been $250,000 per year and is $262,500 for 2008. This agreement has renewed through December 31, 2008 and will expire then if due notice is given by December 1, 2008. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. If we terminate Mr. Stewart other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to his base pay, payable over 12 months. If a change of control occurs, Mr. Stewart becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary, payable over 12 months.

On May 1, 2007 and August 13, 2007, Mr. Stewart was awarded from the 2005 Equity Compensation Plan 70,000 and 105,000 restricted shares of our common stock, respectively, having a purchase price at $0.01 per share. The terms and conditions applicable to Mr. Stewart’s award of restricted stock in May 2007 are the same as the terms and conditions applicable to the award to Mr. O’Donnell, which are discussed above. The mechanics of the August agreement are the same as the mechanics of the May agreement, the notable differences being: (i) that the 2007 Average Price in the August agreement was set at $1.21; (ii) the Average Price for the subsequent 5 years is set within the period May 14 to August 12 of the applicable year, and (iii) our rights lapse as of August 13 of the applicable year.

SUMMARY COMPENSATION TABLE

The following table includes information for the years ended December 31, 2007 and 2006 concerning compensation for our three incumbent executive officers. All of our other officers are not executive officers, within the meaning ascribed by the Securities and Exchange Act of 1934.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)

Jeffrey F. O’Donnell, President and	2007	350,000	175,875	127,050	0	0	0	19,475	672,400
Chief Executive Officer	2006	350,000	157,500	943,005	420,213	0	0	17,395	1,888,113

Dennis M. McGrath, Chief	2007	285,000	114,570	105,875	0	0	0	15,844	521,289
Financial Officer & Vice Pres. – Finance/Administrative	2006	285,000	102,600	601,727	377,054	0	0	15,105	1,381,486

Michael R. Stewart, Chief	2007	250,000	83,750	275,275	0	0	0	19,004	628,029
Operating Officer and Executive Vice President	2006	250,000	75,000	0	190,200	0	0	18,366	533,566

(1) “Bonus” in the foregoing table is the bonus earned in 2007 and 2006, even though it will have been paid in a subsequent period.

(2) The amounts shown for option awards and restricted stock awards relate to shares granted under our 2005 Equity Compensation Plan and 2005 Investment Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2007 and 2006, computed in accordance with SFAS 123(R), before amortization and without giving effect to estimated forfeitures. The assumptions used in determining the amounts in this column are set forth in Note 1 to our consolidated financial statements. For information regarding the number of shares subject to 2007 and 2006 awards, other features of those awards, and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table on page 19. In 2006, 125,000 and 110,000 options granted to Messrs. O’Donnell and McGrath, respectively, expired; in 2007, 150,000 options granted to Mr. Stewart expired.

(3) The Company does not have a Non-Equity Incentive Plan.

(4) “All Other Compensation” includes car allowance ($12,000), premiums for supplementary life insurance and matching 401(k) plan contributions for Messrs. O’Donnell, McGrath and Stewart.

Non-Qualified Deferred Compensation

The Company has no plan or program of non-qualified deferred compensation.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our three incumbent executives on termination of employment or upon a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements.

If any of the events set forth in the table had occurred by December 31, 2007, then we estimate the value of the benefits that would have been triggered and thus accrued to the three incumbent executives as set forth below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death (3)	Disability (3)	Change in Control

Jeffrey F. O’Donnell (1)(2)(4)	Severance	350,000	700,000	0	0	0	N/A
	Health continuation	15,554	31,108	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	5,355	10,711	0	0	0	N/A
	Accelerated vesting	0	592,200	0	0	0	0
	TOTAL	371,689	1,335,579	0	0	0	0

Dennis McGrath (1)(2(4))	Severance	285,000	570,000	0	0	0	N/A
	Health continuation	15,554	31,108	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	1,680	3,360	0	0	0	N/A
	Accelerated vesting	0	397,150	0	0	0	0
	TOTAL	303,014	1,003,178	0	0	0	0

Michael Stewart (1)(2)(4)	Severance	250,000	500,000	0	0	0	N/A
	Health continuation	15,554	31,108	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	5,076	10,152	0	0	0	N/A
	Accelerated vesting	0	213,850	0	0	0	0
	TOTAL	271,410	756,670	0	0	0	0

(1)
If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2007 (the last trading day of the year) was $0.95. All shares were unvested at that date and were purchased for the par value of the stock, i.e. $0.01, assuming a change of control as of December 31, 2007, each share would return a gain of $0.94.

(2)
All unvested options become exercisable by reason of a change of control. However, none of the executives’ unvested options as of December 31, 2007 were in the money, and therefore there would have been no benefit as of December 31, 2007. Similarly, in the event of an involuntary termination without cause, the executive optionee becomes vested in those options that would otherwise have vested in twelve months following the date of termination. As in the hypothetical change of control, so in this case of hypothetical involuntary termination, there would have been no benefit to the optionee inasmuch as no option was in the money at December 31, 2007.

(3)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.

(4)	Severance based on 2007 salary levels.

STOCK OPTIONS

The 2005 Equity Compensation Plan is currently the primary vehicle by which restricted stock awards and option grants are made to the executives and other service-providers. The Plan has been authorized by the stockholders for 6,160,000 shares of our common stock. Participation in the 2005 Investment Plan is limited to the executives; this Plan has been authorized by the stockholders for 400,000 shares of our common stock.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted and restricted stock awarded during or for the year ended December 31, 2007 to each of our executive officers listed in the Summary Compensation Table as shown under the caption “Executive Compensation.” Stock awards and option grants made in 2007 were primarily from the 2005 Equity Compensation Plan. Matching options grants were made out of the 2005 Investment Plan to Mr. O’Donnell for 3,000 options.

GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date (1)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Awards ($ / Sh)(3)	Date ($ / Sh)(4)	and Option Awards ($)(5)

Jeffrey O’Donnell	3/6/07	3/6/07				2,000	1.13	N/A	1,854
	3/7/07	3/7/07				1,000	1.15	N/A	924
	5/1/07	5/1/07	-	105,000	-	N/A	N/A	1.22	127,050

Dennis McGrath	5/1/07	5/1/07	-	87,500	-	N/A	N/A	1.22	105,875

Michael Stewart	5/1/07	5/1/07	-	70,000	-	N/A	N/A	1.22	84,700
	8/13/07	7/31/07	-	157,500	-	N/A	N/A	1.14	190,575

(1)
The award of restricted stock to Mr. Stewart on August 13, 2007 was approved on July 31, 2007. The award was delayed due to a pending earnings call and publication of our quarterly report. The 2007 average price was to be set at the higher of the average closing price in the 90 days from the second day following the filing of our 10-Q, and the closing price of the award date.

(1)
The Company does not have a Non-Equity Incentive Plan. The Equity Incentive Plan is comprised of the restricted shares of common stock issued to Messrs. O’Donnell, McGrath and Stewart under the 2005 Equity Compensation Plan.

(2)	The exercise prices of options granted under the 2005 Investment Plan were set equal to the optionee’s purchase price of shares of common stock on the date of the grant.

(4)	The exercise price of options granted on 3/6/07 and 3/7/07 were set equal to the optionee’s purchase price of shares of common stock on the date of the grant.

(5)	Computed in accordance with SFAS 123 (R).

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Jeffrey O’Donnell	125,000	0	0	1.66	4/29/08	0	0	N/A	N/A
	112,500	37,500	0	2.14	1/22/09	0	0	N/A	N/A
	75,000	75,000	0	2.45	3/1/10	0	0	N/A	N/A
	40,000	160,000	0	2.50	1/15/16	0	0	525,000	498,750
	0	2,000	0	1.59	5/24/16	0	0	N/A	N/A
	25,000	100,000	0	1.11	11/20/16	0	0	N/A	N/A
	0	2,000	0	1.13	3/6/17	0	0	N/A	N/A
	0	1,000	0	1.15	3/7/17	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	105,000	99,750

Dennis McGrath	110,000	0	0	1.66	4/29/08			N/A	N/A
	93,750	31,250	0	2.14	1/22/09	0	0	N/A	N/A
	70,000	70,000	0	2.45	3/1/10	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	335,000	318,250
	28,000	112,000	0	2.23	3/10/16	0	0	N/A	N/A
	0	5,000	0	1.58	5/24/16	0	0	N/A	N/A
	0	2,000	0	1.63	5/25/16	0	0	N/A	N/A
	22,000	88,000	0	1.11	11/20/16	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	87,500	83,125

Michael Stewart	75,000	0	0	1.83	1/2/08	0	0	N/A	N/A
	56,250	18,750	0	2.14	1/22/09	0	0	N/A	N/A
	50,000	50,000	0	2.45	3/1/10	0	0	N/A	N/A
	30,000	10,000	0	2.63	7/19/10	0	0	N/A	N/A
	20,000	80,000	0	2.23	3/10/16	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	70,000	66,500
	0	N/A	0	N/A	N/A	0	0	157,500	149,625

(1) The market value of unvested shares of restricted stock is based on $0.95 per share, which was the closing price of our stock on December 31, 2007, the last trading day of 2007.

Option Exercises and Stock Vested Table

None.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee has appointed Amper, Politziner & Mattia, LLP as our independent auditors for the fiscal years ending December 31, 2007 and 2006.

The following table shows the fees paid or accrued by us for the audit and other services provided by Amper, Politziner & Mattia, LLP for 2007 and 2006:

	2007	2006
Audit Fees	$298,000	$343,000
Audit-Related Fees	20,000	20,000
Tax Fees	-	-
All Other Fees	20,000	38,140
Total	$338,000	$401,140

As defined by the Commission, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under audit fees,” “audit-related fees,” and “tax fees.”

Audit Fees. The aggregate fees billed to us in 2007 and 2006 by Amper, Politziner & Mattia, LLP for professional services rendered in connection with our Quarterly Reports on Form 10-Q and for the audits of our financial statements and internal controls included in our Annual Report on Form 10-K for 2007 and 2006, totaled approximately $298,000 and $343,000, respectively.

Audit-Related Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above totaled approximately $21,000 for 2007 and $35,000 for 2006, principally for the audit of the 401(K) plan.

All Other Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, LLP for products and services rendered for tax consulting and other services were for $17,365 for 2007 and $1,250 for 2006.

Engagement of the Independent Auditor. The Audit Committee is responsible for approving every engagement of Amper, Politziner & Mattia, LLP to perform audit or non-audit services for us before Amper, Politziner & Mattia, LLP is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

• First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Amper, Politziner & Mattia, LLP during the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and reporting on management’s internal controls assessment.

• Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

Auditor Selection for Fiscal 2008 Amper, Politziner & Mattia, LLP has been selected to serve as our independent auditors for the year ending December 31, 2008.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

We currently have seven (7) members on our Board of Directors. These seven members have been nominated for election at the Meeting to hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the seven (7) nominees listed herein below, all of whom are recommended by our Board of Directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board of Directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date, and is based in part on information furnished by the nominees and in part from our records.

Pursuant to the terms of the Securities Purchase Agreement, the Investor (as defined below) will have the right to designate one person to be appointed to our Board of Directors at the initial closing of the Financing Transaction. In addition, we agreed with the Investor that after the date of the initial closing of the Financing Transaction and for so long as the Investor holds a specified amount of our securities, the Investor will have the right to approve an additional person to be appointed to our Board of Directors that is a qualified independent director, in accordance with the applicable Nasdaq listing standards. Under the Securities Purchase Agreement, we are not permitted to increase the size of our Board of Directors to make the appointment of either Director in connection with the initial closing of the Financing Transaction, and therefore, at least one and possibly two (if the Investor does not approve one of the elected directors as the qualified independent director) of the directors that are elected at the Meeting will resign in connection with the initial closing of the Financing Transaction. As of the date of this Proxy Statement, we do not know which of our directors will resign and who will be appointed in connection with the initial closing of the Financing Transaction. See Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) for a discussion of the Securities Purchase Agreement.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 1.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the seven (7) nominees will be elected if they receive more affirmative votes than any other nominees.

Our Board of Directors unanimously recommends a vote FOR each nominee.

Richard J. DePiano
Jeffrey F. O’Donnell
Alan R. Novak
Anthony J. Dimun
David W. Anderson
Wayne M. Withrow
Stephen P. Connelly

Information with respect to each individual currently serving as a director of the Company is provided in the section entitled “Directors, Executive Officers and Corporate Governance.”

Our Board of Directors unanimously recommends a vote “FOR” the election of the directors listed herein.

PROPOSAL NO. 2 - RATIFICATION OF AMPER, POLITZINER & MATTIA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We first engaged Amper, Politziner & Mattia, LLP in June 2004 to be our independent registered public accounting firm. Amper, Politziner & Mattia, LLP has conducted reviews of our results for the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and an audit of our financial statements (and system of internal controls over financial reporting) for the year ended December 31, 2007. The Audit Committee of our Board of Directors has selected Amper, Politziner & Mattia, LLP, independent registered public accountants, to audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2008. Consistent with that selection, Amper, Politziner & Mattia, LLP has reviewed our results for the quarters ended March 30, 2008 and June 30, 2008. Representatives of Amper, Politziner & Mattia, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Amper Politziner & Mattia, P.C as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Amper Politziner & Mattia, P.C to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 2.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of Amper, Politziner & Mattia, LLP

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Amper, Politziner & Mattia, LLP as our independent registered public accounting firm.

PROPOSAL NO. 3 -AMENDMENT TO 2005 EQUITY COMPENSATION PLAN

Our Board of Directors previously adopted the PhotoMedex, Inc. 2005 Equity Compensation Plan (the “2005 Equity Plan”), to provide for the grant of options, stock appreciation rights, stock purchase rights, stock awards and unrestricted shares to employees and certain consultants and advisors. Recently, our Board of Directors unanimously adopted a resolution approving, subject to approval by our stockholders, the amended and restated 2005 Equity Plan that increases the number of shares of common stock reserved for issuance under the Plan from 6,160,000 shares to 8,160,000 shares and adds provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The amended and restated 2005 Equity Plan is effective October 28, 2008 provided that the amendments are subject to approval by our stockholders. Our Board of Directors believes that the proposed amendments will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

The 2005 Equity Plan was originally adopted by the Board of Directors on November 9, 2005 and approved by the stockholders on December 28, 2005. At our 2007 annual meeting of stockholders, our stockholders approved an increase of the number of shares reserved for issuance from the 2005 Equity Plan from 3,160,000 shares to 6,160,000 shares. As of November 30, 2008, we had granted under the 2005 Equity Plan 2,776,250 options which remain outstanding and 1,280,000 stock awards, and 2,103,750 shares were available for grant. Our non-employee directors will not receive awards under the 2005 Equity Plan, but rather will continue to receive awards under the 2000 Non-Employee Director Plan.

Our Board of Directors believes that the number of shares currently available for issuance under the 2005 Equity Plan is not sufficient in view of our compensation structure and strategy. This will be important to our growth strategy to have sufficient shares available for issuance in connection with internal growth as well as through external growth through acquisitions such as the Photo Therapeutics transaction. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation. In addition, our Board of Directors believes that we need additional shares available under our 2005 Equity Plan for use in connection with our acquisition strategy, as well as retaining and motivating our management in connection with successful acquisitions. Furthermore, our Board believes that our interests and the interests of our stockholders will be advanced if we have the flexibility to structure grants of stock awards to qualify as qualified performance-based compensation under Section 162(m) of the Code. While we previously have been able to set performance criteria that can address specific corporate goals, the ability to preserve the deductibility of compensation expense under Section 162(m) of the Code increases the utility of stock awards as compensatory instruments that may be used in our equity compensation program.

The material terms of the 2005 Equity Plan are summarized below. A copy of the 2005 Equity Plan, as amended and restated effective October 28, 2008, is attached to this Proxy Statement as Annex B. This summary of the 2005 Equity Plan is not intended to be a complete description of the 2005 Equity Plan and is qualified in its entirety by the actual text of the 2005 Equity Plan.

Following is a brief description of the 2005 Equity Plan:

General Purpose. The general purposes of the 2005 Equity Plan is to establish incentives designed to attract, recognize, reward and retain competent executives and key employees, as well as independent consultants, whose performance, contribution and skills are critical to us, and to promote the increased ownership of common stock among our executives and key employees in order to increase their proprietary interest in our business.

Shares. We have reserved for issuance up to 8,160,000 shares of common stock under the 2005 Equity Plan. If shares of common stock are forfeited for any reason, prior to the lapsing of the applicable restrictions, the forfeited shares will become available for new awards in accordance with the terms of the 2005 Equity Plan. If any award granted under the 2005 Equity Plan for any reason expires or otherwise terminates without having vested in full, the common stock not vested under such award will again become available for new awards under the 2005 Equity Plan.

Administration. The 2005 Equity Plan is administered by our Plan Committee established by the Board of Directors. The Plan Committee will consist of at least three members, each of whom will be a non-employee director, as such term is defined under Rule 16b-3 of the Exchange Act, will qualify as an outside director, for purposes of Section 162(m) of the Code and will comply with the listing standards of the primary trading market or securities exchange on which the common stock then trades.

The terms and conditions of each award will be determined by the Plan Committee, in its sole and absolute discretion, and may change from time to time. Subject to the terms and conditions of the 2005 Equity Plan, the Plan Committee will have the sole authority to: (a) interpret conclusively the provisions of the 2005 Equity Plan and decide all questions of fact arising in its application; (b) adopt, amend and rescind rules and regulations relating to the 2005 Equity Plan; (c) determine the executive and other key employees, as well as independent consultants, to whom awards may be made and the timing, method and amount of each such award; and (d) make any other determinations, exercise such powers and perform such acts the Plan Committee deems necessary or advisable.

Eligibility. All employees, including officers, employee directors and consultants are eligible to receive awards under the 2005 Equity Plan. However, the Plan Committee will have sole and absolute discretion to determine the persons to whom awards will be made.

Stock Options.  The Plan Committee may grant incentive stock options (“ISOs”) under Section 422 of the Code or non-qualified stock options (“NSO”). Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant (“Ten Percent Stockholders”), the exercise price of each ISO and NSO cannot be less than 100% of the fair market value of our common stock on the date the option is granted. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of the fair market value. ISOs and NSOs will vest in accordance with a schedule set by the Plan Committee. If the Plan Committee does not set a schedule, ISOs and NSOs will vest annually over a five year period. The term of an option cannot exceed ten years from the date of grant, except if an ISO is granted to Ten Percent Stockholder, the term cannot exceed five years from the date of grant.

The exercise price for any option is generally payable (a) in cash or check, (b) in shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (c) by other consideration received through a cashless exercise program permitted by the Plan Committee, (d) a reduction of the Company’s liabilities to the participant in any Company sponsored deferred compensation program, or (e) any combination of the above methods. The 2005 Equity Plan also includes a net exercise provision as a form of consideration so that a participant is not required to make a cash payment for the exercise but is instead able to receive a net number shares.

Stock Appreciation Rights.  The Plan Committee may grant stock appreciation rights (“SAR”) to anyone eligible to participate under the 2005 Equity Plan. Each SAR granted under the 2005 Equity Plan will entitle the holder upon the exercise of the SAR to receive from the Company an amount equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the base amount set forth on the date of grant. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Plan Committee. The Plan Committee will determine the period when each SAR vest and become exercisable, the base amount for each SAR, and whether the SAR will be granted in connection with, or independent of, options. A SAR granted in connection with an option (tandem SAR) will have a base amount equal to the related option. If a SAR is not granted in connection with an option, the base amount will be equal to or greater than the fair market value of our common stock on the date the SAR is granted.

Stock Purchase Rights and Unrestricted Stock. The Plan Committee may award to a participant the right to purchase shares of our common stock. The Plan Committee will determine the terms, condition and restrictions of the stock purchase, including the number of shares and price for such shares. Unless the Plan Committee determines otherwise, we will retain the right to repurchase the shares at the same price paid by the recipient after termination of employment. Our retained repurchase right will lapse annually over a five year period. The Plan Committee may also award to a participant shares of our common stock with no restrictions.

Stock Awards. The Plan Committee may grant stock awards to a participant under the 2005 Equity Plan. A stock award is an award of our common stock that may be subject to restrictions as our committee determines. The restrictions, if any, will lapse one-third over a three year period starting on the five year anniversary of the date of grant. Stock awards may also have restrictions based on performance criteria or objectives. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Plan Committee determines otherwise.

Qualified Performance-Based Compensation. Prior to the amendment of the 2005 Equity Plan, only stock options and SARs granted under the 2005 Equity Plan qualified as “qualified performance-based compensation.” If the amendment to the 2005 Equity Plan is approved by our stockholders at the Meeting, the 2005 Equity Plan will enable the Plan Committee to structure a variety of stock awards as qualified performance-based compensation, thereby preserving the deductibility of the compensation expense relating to these awards under Section 162(m) of the Code.

The 2005 Equity Plan, as amended, provides that when stock awards that are intended to constitute "qualified performance-based compensation" are granted, the Plan Committee will establish (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Plan Committee deems appropriate and consistent with the 2005 Equity Plan and Section 162(m) of the Code. The Plan Committee will establish the performance goals in writing either before the beginning of the performance period or soon after the beginning of such period. The performance goals established by the Plan Committee for this purpose will be intended to satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Plan Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Plan Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Plan Committee will certify and announce the results for the performance period. If and to the extent that the Plan Committee does not certify that the performance goals have been met, the grants of stock awards for the performance period will be forfeited or will not be made, as applicable.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following objective measures: the price of our common stock, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level in, or increase in all or a portion of, our assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals and cost targets or goals relating to acquisitions or divestitures. The business criteria may relate to the employee’s business unit or our performance as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Plan Committee may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Plan Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in our public filings, (v) restructuring activities reported in our public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.

Adjustments. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Plan Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the 2005 Equity Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2005 Equity Plan, and the price per share or market value of any outstanding grants.

Termination and Amendment. The Board of Directors may terminate or amend the 2005 Equity Plan at any time, except that awards then outstanding will not be adversely affected thereby without the written consent of the respective recipients holding such awards.

Change in Control and Other Events. In the event of a transaction involving our dissolution or liquidation, recipients of options, SARs or stock purchase rights may exercise their rights until 10 days before the transaction. The Plan Committee in its discretion may provide that any restrictions on shares acquired from such exercise will lapse and accelerate. Any rights not exercised by the transaction will terminate immediately before the transaction.

In the event of a change in control all outstanding awards shall become fully exercisable and immediately vested, except in the case of a stock award that is subject to a performance restriction based on the price (the “Milestone Price”) of our common stock. In the absence of other specific provisions attached to an award, our repurchase rights applicable to such stock award shall lapse with respect to a change in control event only if the price per share to be paid in connection with such change in control event is equal to or greater than the Milestone Price.  The unvested balance of such shares shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for the services of the person who was awarded the stock award. If the acquirer opts not to contract for such services, then the unvested balance of shares shall vest as of the change in control event. A change in control results from the acquisition by any one person, or group of persons acting in concert, of more than 50% of the voting power of our capital stock.

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;
•
if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; or

•	if we sell or dispose of all or substantially all of our assets.

In the event of a change in control, awards made under the 2005 Equity Plan are to be assumed, or substituted with equivalent rights, by the successor entity. If the successor entity declines to do so, then each holder of an award shall have not less than 20 days before the consummation of the change in control to exercise his or her rights, and all such rights shall become fully exercisable during such 20-day period.

Performance Measures. The Board of Directors or the Plan Committee will have the power to condition the grant or vesting of awards under the 2005 Equity Plan upon the attainment of performance goals, determined by the Board of Directors or the Plan Committee in their respective sole discretion.

Restrictions on Transfer. In addition to the restrictions set forth under applicable law, the shares of common stock awarded pursuant to the 2005 Equity Plan are subject to the following additional restrictions: (i) stock certificates evidencing such shares will be issued in the sole name of the recipient (but shall be held by us, subject to the terms and conditions of the award) and may bear any legend which the Plan Committee deems appropriate to reflect any rights of repurchase or forfeiture or other restrictions on transfer hereunder or under the award agreement, or as the Plan Committee may otherwise deem appropriate; and (ii) no awards granted under the 2005 Equity Plan may be assignable by any recipient under the 2005 Equity Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or where such assignment is expressly authorized by the terms of the recipient agreement embodying the terms and conditions of the award. Participants are also obliged to comply with our Securities Trading Policy and rules of the Commission.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards are granted as qualified performance-based compensation under Section 162(m) of the Code, the 2005 Equity Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the 2005 Equity Plan.

Federal Income Tax Consequences. The federal income tax consequences of grants under the 2005 Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to certain grants under the 2005 Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to participants in the 2005 Equity Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2005 Equity Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the recipient holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the recipient.

Exceptions to these general rules arise under the following circumstances:

▪
If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the recipient makes a special election to accelerate taxation under section 83(b) of the Code.

▪
If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

▪
A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1,000,000 in any year. Qualified performance-based compensation is excluded from the $1,000,000 deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2005 Equity Plan will be qualified performance-based compensation. If the amended and restated 2005 Equity Plan is approved by our stockholders, stock awards granted under the 2005 Equity Plan may be designated as qualified performance-based compensation if the Plan Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that the recipient pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations.

New Plan Benefits

 No grants have been made under the 2005 Equity Plan on the basis of the share increase which is subject to stockholder approval at the Meeting.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 3.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve of the share increase and add provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m) to the 2005 Equity Plan.

Our Board of Directors Unanimously Recommends a Vote “FOR” the share increase to the 2005 Equity Compensation Plan.

PHOTO THERAPEUTICS ACQUISITION

Parties Involved in the Acquisition of Photo Therapeutics

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600

PhotoMedex offers a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics and other surgical specialties. PhotoMedex is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market.

Annex C contains certain information on PhotoMedex as well as historical and pro forma financial information, which information is incorporated by reference into, and made a part of, this Proxy Statement.

Photo Therapeutics Group Limited
Station House Stamford New Road
Altrincham, Cheshire
WA14 1EP
United Kingdom
44 (0)161 925 5600

Photo Therapeutics Group Limited is a developer and provider of non-laser light devices and associated skin care products for the treatment of a range of clinical and aesthetic dermatological conditions. The company operates out of three primary business segments: Professional Devices, Home Use Devices and Skin Care Consumables. The company has a large professional installed base with systems in physician offices, spas and salons. Photo Therapeutics’ Omnilux and Lumiere product platforms have generated brand equity among professionals and end users given their proven efficacy, ease of use and noninvasive, pain-free regimes. The company’s systems treat a wide range of dermatological conditions including acne, photodamage, skin rejuvenation, psoriasis, post-surgery wound healing and non-melanoma skin cancer.

Annex D contains certain information on Photo Therapeutics Group Limited as well as historical financial information, which information is incorporated by reference into, and made a part of, this Proxy Statement.

Pro Forma Financial Information

An unaudited pro forma balance sheet of PhotoMedex as of September 30, 2008 and the related unaudited pro forma statements of operations for the nine-months ended September 30, 2008 and the year ended December 31, 2007, included at the end of Annex C, give effect to our acquisition of the subsidiaries of Photo Therapeutics as if the transaction had occurred as of September 30, 2008 in the case of the unaudited pro forma balance sheet at September 30, 2008, and as of, January 1, 2007 in the case of the related unaudited pro forma statements of operations for the nine-months ended September 30, 2008, and the unaudited pro forma statements of operations for the year ended December 31, 2007.

Background to the Acquisition of Photo Therapeutics

From time to time, with the assistance of our Board of Directors and our legal and financial advisors, we have evaluated strategic opportunities and alternatives with a view to enhancing stockholder value. In late 2007, we began to evaluate the opportunity to acquire Photo Therapeutics Group Limited, a private limited company incorporated under the laws of England and Wales (“Photo Therapeutics”).

Photo Therapeutics is a privately owned developer and provider of non-laser light devices and associated skin care products for the treatment of a range of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation, psoriasis, post-surgery wound healing and non-melanoma skin cancer. Photo Therapeutics has three primary business segments: Professional Devices, Home Use Devices and Skin Care Consumables. Photo Therapeutics has an installed base of systems, including the Omnilux and Lumiere product platforms, in physician offices, spas and salons.

Continuing through the spring of 2008, with the assistance of our financial advisor, Cowen, we continued to assess the Photo Therapeutics acquisition and began negotiating a transaction structure suitable for us, Photo Therapeutics and its shareholders. Throughout our consideration of the possible transaction, our Board of Directors met at regularly scheduled and special meetings, frequently attended by representatives from Cowen and our legal advisors, to consider and extensively discuss the terms and conditions of the Photo Therapeutics acquisition as well as the Financing Transaction (as defined below). On August 4, 2008, at a telephonic meeting of our Board of Directors, resolutions were unanimously adopted approving the execution of the Acquisition Agreement (as defined below) and the Securities Purchase Agreement (as defined below) and the consummation of the transactions contemplated thereby. During the August 4 meeting, Cowen rendered to our Board of Directors its opinion, as more fully described below.

Following the August 4 meeting of our Board of Directors, we entered into a Purchase Agreement (the “Acquisition Agreement”), dated as of August 4, 2008, between us and Photo Therapeutics.

Opinion of Cowen and Company, LLC Regarding the Photo Therapeutics Acquisition

Pursuant to an engagement letter dated January 22, 2008, we retained Cowen to act as a financial advisor and render an opinion to our Board of Directors as to the fairness, from a financial point of view to the Company of the consideration to be paid by the Company in connection with the Photo Therapeutics acquisition (the “Acquisition Transaction”).

On August 4, 2008, Cowen presented certain of its written analyses and delivered its oral opinion to our Board of Directors, and subsequently confirmed in writing as of the same date, to the effect that and subject to the various factors, assumptions, qualifications and limitations set forth therein, as of August 4, 2008, the consideration to be paid in connection with the Acquisition Transaction was fair, from a financial point of view, to the Company. The full text of Cowen’s written opinion, dated August 4, 2008, is attached as Annex A and is incorporated herein by reference. Holders of our common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s written analyses and opinion were prepared for and addressed to our Board of Directors in connection with its consideration of the Acquisition Transaction and are directed only to the fairness, from a financial point of view, of the consideration to be paid in connection with the Acquisition Transaction, and does not constitute an opinion as to the merits of the Acquisition Transaction or the proposed financing or a recommendation to any stockholder as to how to vote on the proposals set forth in this Proxy Statement related to the Acquisition Transaction. The consideration to be paid in connection with the transaction was determined through negotiations between us and Photo Therapeutics and not pursuant to recommendations of Cowen.

In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the Acquisition Agreement dated August 4, 2008;
•	certain publicly available financial and other information for us and certain other relevant financial and operating data furnished to Cowen by our management;
•
certain financial and other information for Photo Therapeutics and certain other relevant financial and operating data prepared by Photo Therapeutics and our management and furnished to Cowen by our management;

•
certain internal financial analyses, financial forecasts, reports and other information concerning us and Photo Therapeutics, prepared by our management and the management of Photo Therapeutics, as adjusted by us, and furnished to Cowen by our management;

•
discussions Cowen has had with certain members of our management and the management of Photo Therapeutics concerning the historical and current business operations, financial conditions and prospects of us and Photo Therapeutics and such other matters Cowen deemed relevant;

•
certain operating results, reported prices and trading histories of the shares of our common stock and certain other publicly traded companies Cowen deemed relevant as compared to the operating results of Photo Therapeutics;

•	based on the Photo Therapeutics forecasts, as adjusted by us, the cash flows generated by Photo Therapeutics on a stand-alone basis to determine the present value of the discounted cash flows;
•	certain pro forma financial effects of the transaction on an accretion/dilution basis; and
•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of this opinion.

In conducting its review and arriving at its opinion, Cowen, with our consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by us and Photo Therapeutics or which was publicly available. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently verify, this information. Cowen relied upon, without independent verification, the assessment of our management as to our existing products and services and the validity of, and risks associated with, our future products and services. In addition, Cowen did not, nor assume any obligation to, conduct any physical inspection of the properties or facilities of us or Photo Therapeutics. Cowen further relied upon our representation that all information provided to it by us was accurate and complete in all material respects. Cowen, with our consent, assumed that the financial forecasts provided to Cowen were reasonably prepared by our management, and reflected the best available estimates and good faith judgments of such management as to the future performance of us. Our management confirmed to Cowen, and Cowen assumed, with our consent, that each of the financial forecasts utilized in Cowen’s analyses with respect to us and Photo Therapeutics provided a reasonable basis for its opinion. Cowen expressed no opinion as to the forecasts or the assumptions on which they were made.

Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of us or Photo Therapeutics, nor was Cowen furnished with these materials. In addition, Cowen did not evaluate the solvency or fair value of us or Photo Therapeutics under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cowen has expressed no opinion with respect to any legal matters. Cowen’s opinion addressed only the fairness of the consideration to be paid in connection with the Acquisition Transaction. Cowen expressed no view as to any other aspect or implication of the Acquisition Agreement or any other agreement, arrangement or understanding entered into in connection with the Acquisition Transaction or otherwise, including the Financing Transaction. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Acquisition Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Acquisition Agreement and that all conditions to the consummation of the Acquisition Transaction will be satisfied without waiver thereof. Cowen assumed that the final form of the Acquisition Agreement would be substantially similar to the last draft received by Cowen prior to rendering its opinion. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the Acquisition Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Acquisition Transaction.

Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote with respect to the proposals set forth in this Proxy Statement related to the Acquisition Transaction, including the proposed financing, or take any other action in connection with the Acquisition Transaction or otherwise. Cowen’s opinion does not imply any conclusion as to the likely trading range for our common stock following consummation of the Acquisition Transaction or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Cowen’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid by the Company in connection with the Acquisition Transaction. Cowen expresses no opinion as to the underlying business reasons that may support the decision of our Board of Directors to approve, or our decision to consummate, the Acquisition Transaction.

The following is a summary of the principal financial analyses performed by Cowen to arrive at its opinion. The following summary does not purport to be a complete description of the financial analyses performed by Cowen. Several of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with our management the assumptions on which such analyses were based and other factors, including our historical and projected financial results and that of Photo Therapeutics. No limitations were imposed by our Board of Directors with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

To account for the potential PT Earnout (as defined below), Cowen performed certain of the financial analyses set forth below by comparing two separate cases as follows:

“Base Case”

•	The Base Case was based upon projections provided by Photo Therapeutics management as adjusted by our management;
•
Total Consideration in the Base Case, calculated at the end of the PT Earnout Period (06/30/09), assumes total purchase price paid of $14.5 million calculated using the Base Case plan as per the PT Earnout terms set forth in the Acquisition Agreement, including the $13.0 million closing date cash payment.

“Upside Case”

•	The Upside Case was based upon projections provided by Photo Therapeutics management as adjusted by our management;
•	The Upside Case assumes increased Professional and Consumer-based revenue growth with standard gross margins applied across product lines and constant operating expense margin;
•
Total Consideration in the Upside Case, calculated at the end of the PT Earnout Period (06/30/09), assumes total purchase price paid of $20.0 million calculated using the Upside Case plan as per the PT Earnout terms set forth in the Acquisition Agreement, including the $13.0 million closing date cash payment.

Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, Cowen compared selected historical and projected operating and financial data and ratios for Photo Therapeutics to the corresponding financial data and ratios of certain other companies (the “Selected Companies”) whose securities are publicly traded and which may be considered to have operating, market valuation and trading valuations similar to what might be expected of Photo Therapeutics. These Selected Companies consisted of:

•	Candela Corporation
•	Cutera, Inc.
•	Cynosure, Inc.
•	Iridex Corporation
•	Palomar Medical Technologies, Inc.
•	PhotoMedex, Inc.
•	Syneron Medical Ltd.
•	Thermage, Inc.

The data and ratios of the Selected Companies included the Enterprise Value as a multiple of LTM, CY and CY+1 revenues and EBITDA. Estimated and projected financial information was based on Reuters Consensus estimates, where available, or Wall Street research. Multiples for Candela Corporation and Thermage, Inc. were not included in the below summary statistics of Selected Company trading multiples as their business operations and ratios did not accurately reflect each companies’ respective normal operations and ratios. The information in the below table is based on closing stock prices as of August 1, 2008.

	Low	Median	Mean	High
Enterprise Value as a multiple of:
LTM Revenue	0.30x	1.13x	0.98x	1.53x
Projected CY Revenue	0.30	1.07	0.93	1.37
Projected CY+1 Revenue	0.27	0.94	0.87	1.17
Enterprise Value as a multiple of:
LTM EBITDA	4.2x	6.8x	9.2x	18.9x
Projected CY EBITDA	4.4	13.2	13.4	29.0
Projected CY+1 EBITDA	2.3	5.6	5.0	7.1

The following table presents, for the periods indicated, the selected multiples and corresponding valuation ranges derived from the above analysis of Selected Companies. High and low multiple ranges were calculated by adding or subtracting one standard deviation from the mean of the Selected Company summary statistics. These multiple ranges were then applied to Photo Therapeutics’ Base Case and Upside Case financial projections to derive an implied equity value.

	Relevant Multiples			Equity Value
	Low		High	Low		High
Base Case:
LTM Revenue (as of 06/30/08)	0.55x	–	1.41x	$4.6	–	$10.0
CY Revenue (as of 12/31/08)	0.55	–	1.30	5.7	–	11.8
CY+1 Revenue (as of 12/31/09)	0.56	–	1.18	8.4	–	16.7
CY+1 EBITDA (as of 12/31/09)	3.2	–	6.8	9.4	–	18.8
Upside Case:
LTM Revenue (as of 06/30/09)	0.55x	–	1.41x	$9.3	–	$22.2
CY Revenue (as of 12/31/09)	0.55	–	1.30	10.7	–	23.6
LTM EBITDA (as of 06/30/09)	3.4	–	14.9	10.7	–	43.7
CY EBITDA (as of 12/31/09)	4.9	–	22.0	16.3	–	69.6

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Photo Therapeutics. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies to which Photo Therapeutics is being compared.

Analysis of Selected Publicly Traded Companies with a 35% Change of Control Premium. To provide contextual data and comparative market information, Cowen compared selected historical and projected operating and financial data and ratios for Photo Therapeutics to the corresponding financial data and ratios of the Selected Companies. Cowen applied a 35% change of control premium to the closing stock prices of the Selected Companies as of August 1, 2008. Cowen based the 35% change of control premium on the mean and median one-day, one-week and four-week premium statistics derived from an analysis of 181 health care transactions since 2000 with 100% cash consideration.

The data and ratios of the Selected Companies included the Enterprise Value as a multiple of LTM, CY and CY+1 revenues and EBITDA. Estimated and projected financial information was based on Reuters Consensus estimates, where available, or Wall Street research. Multiples for Candela Corporation and Thermage, Inc. were not included in the below summary statistics of Selected Company trading multiples as their business operations and ratios did not accurately reflect each companies’ respective normal operations and ratios.

	Low	Median	Mean	High
As adjusted Enterprise Value as a multiple of:
LTM Revenue	0.71x	1.77x	1.59x	2.29x
Projected CY Revenue	0.77	1.68	1.51	2.07
Projected CY+1 Revenue	0.71	1.63	1.45	1.89
As adjusted Enterprise Value as a multiple of:
LTM EBITDA	10.1x	10.9x	10.9x	11.7x
Projected CY EBITDA	7.8	10.3	12.1	18.1
Projected CY+1 EBITDA	6.1	8.4	8.4	11.6

The following table presents, for the periods indicated, the selected multiples and corresponding valuation ranges derived from the above analysis of Selected Companies after applying a 35% change of control premium. High and low multiple ranges were calculated by adding or subtracting one standard deviation from the mean of the Selected Company summary statistics. These multiple ranges were then applied to Photo Therapeutics’ Base Case and Upside Case financial projections to derive an implied equity value.

	Relevant Multiples			Equity Value
	Low		High	Low		High
Base Case:
LTM Revenue (as of 06/30/08)	0.96x	–	2.22x	$7.1	–	$15.0
CY Revenue (as of 12/31/08)	0.96	–	2.06	9.0	–	17.9
CY+1 Revenue (as of 12/31/09)	1.02	–	1.87	14.6	–	25.8
CY+1 EBITDA (as of 12/31/09)	6.3	–	10.5	17.5	–	28.4
Upside Case:
LTM Revenue (as of 06/30/09)	0.96x	–	2.22x	$15.4	–	$34.3
CY Revenue (as of 12/31/09)	0.96	–	2.06	17.6	–	36.6
LTM EBITDA (as of 06/30/09)	10.2	–	11.6	30.3	–	34.1
CY EBITDA (as of 12/31/09)	7.7	–	16.5	25.2	–	52.5

Although the Selected Companies after applying a 35% change of control premium were used for comparison purposes, none of those companies is directly comparable to Photo Therapeutics under a change of control scenario. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading and change of control value of the Selected Companies to which Photo Therapeutics is being compared.

The following table presents the multiples implied by the consideration to be paid by the Company in connection with the Acquisition Transaction assuming both Base Case and Upside Case scenarios.

	At Current (LTM is as of 06/30/08, CY and CY+1 represent CY2008 and CY2009, respectively)		At Earnout (LTM is as of 06/30/09, CY and CY+1 represent CY2009 and CY2010, respectively)
	Multiple implied by the upfront consideration to be paid in the Acquisition Transaction by PhotoMedex (Base Case)	Multiple implied by the upfront consideration to be paid in the Acquisition Transaction by PhotoMedex (Upside Case)	Multiple implied by the total consideration to be paid in the Acquisition Transaction by PhotoMedex (Base Case)	Multiple implied by the total consideration to be paid in the Acquisition Transaction by PhotoMedex (Upside Case)
Enterprise Value as a multiple of:
LTM Revenue	1.69x	1.69x	1.13x	1.11x
Projected CY Revenue	1.29	0.99	0.91	0.97
Projected CY+1 Revenue	0.80	0.61	0.65	0.70
Enterprise Value as a multiple of:
LTM EBITDA	NM	NM	7.9x	5.9x
Projected CY EBITDA	NM	10.7x	4.6	5.3
Projected CY+1 EBITDA	4.1x	3.4	2.0	2.3

Discounted Cash Flow Analysis. Cowen estimated a range of values for Photo Therapeutics based upon the discounted present value of the projected after-tax cash flows of Photo Therapeutics for the fiscal years ended 2008 through 2012 as represented by the Base Case and Upside Case financial projections provided by the management of Photo Therapeutics, as adjusted by us, and of the terminal value of Photo Therapeutics at December 31, 2012, based upon multiples of revenue. After-tax cash flow was calculated by taking projected EBIT and adjusting this amount for projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities, and for projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Photo Therapeutics and us. In performing this analysis, Cowen utilized discount rates ranging from 18.0% to 24.0%, which were selected based on the estimated industry weighted average cost of capital. Cowen utilized terminal multiples of revenue ranging from 0.75x to 1.25x, these multiples represented a general range of multiples of revenue derived from the analysis of selected publicly traded companies.

Utilizing this methodology, the implied equity value of Photo Therapeutics ranged from:

•	$8.7 million to $18.9 million, based on the fully taxed Base Case financial forecasts; and
•	$9.8 million to $22.9 million based on the fully taxed Upside Case financial forecasts.

Pro Forma Earnings Analysis. Cowen analyzed the potential effect of the proposed transaction on the projected combined income statement of us and Photo Therapeutics for the calendar years ended 2008 and 2009. This analysis was based upon the projected financial forecasts of us and Photo Therapeutics, as adjusted by us, provided by our management.

This analysis indicated that the proposed transaction would be accretive to our projected earnings per share, on an after-tax basis, for the calendar years ended December 31, 2008 and December 31, 2009 assuming both the Base Case and the Upside Case. This analysis did not take into account the possible effect of any cost savings or synergies resulting from the proposed transaction for either scenario.

Contribution Analysis. Cowen analyzed the respective contributions of CY 2008, CY 2009, CY 2010, CY 2011 and CY 2012 revenue, gross profit, operating expenses and EBITDAof us and Photo Therapeutics, respectively, to the combined company, based upon the projected financial results of us and Photo Therapeutics’ Base Case and Upside Case projections. This information is summarized in the below table.

	% OF COMBINED COMPANY (BASE CASE)		% OF COMBINED COMPANY (UPSIDE CASE)
	PHOTOMEDEX	PHOTO THERAPEUTICS	PHOTOMEDEX	PHOTO THERAPEUTICS
OPERATING RESULTS	CONTRIBUTION	CONTRIBUTION	CONTRIBUTION	CONTRIBUTION
CY 2008
Revenue	81.6%	18.4%	77.3%	22.7%
Gross Profit	79.1	20.9	74.8	25.2
Operating Expenses	79.4	20.6	78.7	21.3
EBITDA	112.3	(12.3)	66.6	33.4
CY 2009
Revenue	76.8%	23.2%	71.6%	28.4%
Gross Profit	77.7	22.3	73.2	26.8
Operating Expenses	80.6	19.4	76.0	24.0
EBITDA	73.9	26.1	70.3	29.7
CY 2010
Revenue	74.6%	25.4%	69.3%	30.7%
Gross Profit	76.8	23.2	72.4	27.6
Operating Expenses	82.2	17.8	78.0	22.0
EBITDA	69.9	30.1	65.4	34.6
CY 2011
Revenue	74.7%	25.3%	69.4%	30.6%
Gross Profit	77.7	22.3	73.5	26.5
Operating Expenses	83.8	16.2	79.9	20.1
EBITDA	71.5	28.5	67.1	32.9
CY 2012
Revenue	74.6%	25.4%	69.5%	30.5%
Gross Profit	77.7	22.3	73.7	26.3
Operating Expenses	83.8	16.2	80.0	20.0
EBITDA	71.5	28.5	67.3	32.7

Cowen analyzed the respective CY 2009, CY 2010, CY 2011 and CY 2012 revenue growth and EBITDA margins for us, Photo Therapeutics, as well as the combined company, based upon the projected financial results of us and Photo Therapeutics’ Base Case and Upside Case projections. This information is summarized in the below table.

	% GROWTH/MARGIN (BASE CASE)			% GROWTH/MARGIN (UPSIDE CASE)
		PHOTO	PRO FORMA		PHOTO	PRO FORMA
OPERATING RESULTS	PHOTOMEDEX	THERAPEUTICS	COMBINED	PHOTOMEDEX	THERAPEUTICS	COMBINED
CY 2009
Revenue Growth	19.4%	60.9%	27.0%	19.4%	61.3%	28.9%
EBITDA Margin	5.4	(2.6)	3.9	5.4	9.2	6.3
CY 2010
Revenue Growth	24.3%	39.7%	27.9%	24.3%	38.8%	28.4
EBITDA Margin	17.0	19.8	17.6	17.0	18.0	17.3
CY 2011
Revenue Growth	21.4%	21.1%	21.3%	21.4%	20.6%	21.2
EBITDA Margin	25.7	32.6	27.5	25.7	30.6	27.3
CY 2012
Revenue Growth	21.6%	21.8%	21.6%	21.6%	21.2%	21.5
EBITDA Margin	32.8	38.5	34.2	32.8	36.4	33.9

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised our Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of us and Photo Therapeutics. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of us, Photo Therapeutics, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by our Board of Directors in making its decision to enter into the Acquisition Agreement and should not be considered as determinative of such decision.

Cowen was selected by our Board of Directors to render an opinion to our Board of Directors because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cowen is providing financial services for us which it will receive customary fees. In addition, in the ordinary course of its business, Cowen and its affiliates trade the equity securities of the Company for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to us, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services. The issuance of Cowen’s opinion was approved by Cowen’s fairness opinion review committee.

Pursuant to the Cowen engagement letter, if the Acquisition Transaction is consummated, Cowen will be entitled to receive a customary transaction fee. We have also agreed to pay a customary fee to Cowen for rendering its opinion. Additionally, we have agreed to reimburse Cowen for its out-of-pocket expenses, including attorneys’ fees, and have agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between us and Cowen, and our Board of Directors was aware of the arrangement, including the fact that the fee payable to Cowen is contingent upon the completion of the Acquisition Transaction.

Acquisition Agreement

Pursuant to the terms of the Acquisition Agreement, we agreed to acquire from Photo Therapeutics all of the issued and outstanding equity securities of Photo Therapeutics’ wholly-owned subsidiaries and thereby acquire all of Photo Therapeutics’ operating business (the “Acquisition Transaction”) at the closing of the transactions contemplated thereby (the “PT Closing”). In exchange for the outstanding equity securities of the subsidiaries, we agreed to pay to Photo Therapeutics aggregate potential cash consideration of up to $20 million, consisting of (i) a $13 million payment at the PT Closing, less the amount of any indebtedness of the acquired business (the “PT Business’) and certain other adjustments (the “Closing Payment”), and (ii) up to an additional $7 million payment subject to the achievement of certain financial performance thresholds for the PT Business (the “PT Earnout”). $1 million of the Closing Payment will be placed into an escrow account for a period of 18 months following the PT Closing as security for Photo Therapeutics’ indemnification and working capital purchase price adjustment obligations under the Acquisition Agreement. The Closing Payment is subject to adjustment at and after the PT Closing in the event that the working capital associated with the PT Business deviates from a threshold amount.

We and Photo Therapeutics made customary representations, warranties and covenants in the Acquisition Agreement. The consummation of the Acquisition Transaction is subject to customary conditions, including (i) the absence of certain proceedings applicable to Photo Therapeutics or the consummation of the Acquisition Transaction, (ii) approval of the Acquisition Agreement by the holders of 75% of the shares of Photo Therapeutics’ common stock that are entitled to vote and present, in person or by proxy, at the Photo Therapeutics’ special meeting, and (iii) the approval of the Financing Transaction (as defined below) by the holders of our common stock. Following the PT Closing, Photo Therapeutics’ subsidiaries will become wholly-owned subsidiaries of the Company.

At a special shareholder meeting held on August 27, 2008, Photo Therapeutics’ shareholders representing approximately 99% of the shares of Photo Therapeutics’ common stock entitled to vote and present, in person or by proxy, at the special meeting approved the transactions contemplated by the Acquisition Agreement.

The Acquisition Agreement contains provisions relating to the indemnification of the directors and officers of Photo Therapeutics’ subsidiaries. Under the Acquisition Agreement, we have agreed that for six years from the date of the PT Closing, we will indemnify and hold harmless the present and former directors and officers of Photo Therapeutics’ subsidiaries for acts or omissions occurring at or prior to the date of the PT Closing to the fullest extent allowed by applicable law or under the subsidiaries’ memorandum or articles of association or certificate of incorporation, subject to any limitations imposed under applicable law.

The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached as Annex E to this Proxy Statement. The Acquisition Agreement is not intended to provide any factual information about us or Photo Therapeutics. In particular, the assertions embodied in the representations and warranties contained in the Acquisition Agreement are qualified by information in confidential disclosure schedules provided by Photo Therapeutics in connection with the signing of the Acquisition Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement were used for the purpose of allocating risk between us and Photo Therapeutics, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in Acquisition Agreement as characterizations of the actual state of facts about Photo Therapeutics or us.

Agreements with Photo Therapeutics and its Chief Executive Officer

In connection with the Acquisition Transaction, we anticipate that we will enter into an employment agreement with Susan D’Arcy, the Chief Executive Officer of Photo Therapeutics. We anticipate that the employment agreement will contain customary terms similar to those we have agreed to with our members of our senior management in charge of a business unit.

In connection with the Acquisition Transaction, we anticipate that we will enter into a Distribution Agreement with Photo Therapeutics to distribute its products in the United States (the “Distribution Agreement”). We anticipate that the Distribution Agreement will contain customary terms and conditions of an arrangement of this type and will provide that in the event the Acquisition Transaction does not occur and the Acquisition Agreement is terminated, the Distribution Agreement will immediately terminate as well.

Financing Transaction

On August 4, 2008, in order to acquire the funds to pay the consideration due under the Acquisition Agreement and to fund our working capital needs, we entered into the Securities Purchase Agreement. See Proposal No. 4 (Issuance of Common Stock, Notes and Warrants), beginning on page 38, for a discussion of the terms and conditions of the Securities Purchase Agreement.

PROPOSAL NO. 4 – APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK
PURSUANT TO THE TERMS AND CONDITIONS OF THE SECURITIES
PURCHASE AGREEMENT, THE NOTES AND THE WARRANTS

Overview

At the Meeting, our stockholders will be asked to approve the issuance of shares of our common stock pursuant to the terms and conditions set forth in the Securities Purchase Agreement and upon conversion of the Notes and exercise of the Warrants, each as issued pursuant to the Securities Purchase Agreement. The Securities Purchase Agreement, the Notes and the Warrants are described in more detail below.

Securities Purchase Agreement

On August 4, 2008, in order to acquire the funds required to pay the consideration due under the Acquisition Agreement and to fund our working capital needs, we entered into the Securities Purchase Agreement with Perseus Partners VII, L.P., a Delaware limited partnership (the “Investor”). Under the terms of the Securities Purchase Agreement, we agreed to issue to the Investor (i) convertible promissory notes (the “Notes”) in the aggregate principal amount of up to $25 million, convertible into shares of our common stock, (ii) warrants to purchase shares of our common stock (the “Warrants”), and (iii) 327,521 shares of common stock (the “First Tranche Shares” and together with the Warrants, the Notes and any shares of our common stock issued upon conversion of the Notes or exercise of the Warrants, the “Securities”), in exchange for the Investor’s payment to us of an aggregate purchase price of up to $25 million (the “Financing Transaction”).

The consummation of the Financing Transaction will occur in two tranches. The closing of the first tranche of the Financing Transaction (the “First Tranche Closing”) will occur simultaneously with the PT Closing. At the First Tranche Closing, in exchange for the Investor’s investment of $18 million, we will issue to the Investor (i) a Note in the principal amount of $18 million convertible into shares of our common stock, (ii) a Warrant to purchase shares of our common stock, and (iii) the First Tranche Shares. The consummation of the First Tranche Closing is subject to customary conditions, including, among other things, (i) the absence of certain proceedings applicable to the Financing Transaction and of a material adverse effect since March 31, 2008, (ii) our compliance with certain representations, warranties and covenants set forth in the Securities Purchase Agreement, (iii) the consummation of the Acquisition Transaction (which would occur simultaneously with the First Tranche Closing), and (iv) the approval by the holders of our common stock of (A) the Financing Transaction, and (B) a reverse split of the outstanding shares of our common stock at a ratio of 1-for-7 or such other ratio as may be agreed between us and the Investor (see Proposal No. 5 (Reverse Stock Split)).

The closing of the second tranche of the Financing Transaction (the “Second Tranche Closing”) is anticipated to occur in connection with the payment of the PT Earnout. At the Second Tranche Closing, in exchange for the Investor’s investment of an amount equal to our payment to Photo Therapeutics in connection with the PT Earnout (the “Earnout Amount”), we will issue to the Investor (i) a Note in the principal amount equal to the Earnout Amount, not to exceed $7 million, and (ii) a Warrant to purchase shares of our common stock. The consummation of the Second Tranche Closing is subject to customary conditions, including (i) the absence of certain proceedings applicable to the Financing Transaction and of a material adverse effect since March 31, 2008, (ii) our compliance with certain representations, warranties and covenants set forth in the Securities Purchase Agreement, and (iii) the final determination of the Earnout Amount.

We and the Investor made customary representations and warranties in the Securities Purchase Agreement. Under the terms of the Securities Purchase Agreement, we agreed with the Investor that (i) after the date of the First Tranche Closing and for as long as the Investor holds any of the Securities, the Company will take all actions within its control to cause the election of a person designated by the Investor to our Board of Directors, (ii) in the event that the Company issues Notes to the Investor in the Second Tranche Closing, we will take all actions within our control to cause the election of a second person designated by the Investor to our Board of Directors, and (iii) that we will call a meeting of the holders of our common stock, as soon as practical, to seek the approval of (A) the Financing Transaction, and (B) a reverse split of the outstanding shares of our common stock at a ratio of 1-for-7 or such other ratio as may be agreed between us and the Investor, (see Proposal No. 5 (Reverse Stock Split)). In addition, we agreed with the Investor that after the date of the First Tranche Closing and for so long as the Investor holds at least 50% of the Securities, we will take all actions as necessary to cause the election or appointment to our Board of Directors of a qualified independent director, in accordance with the applicable Nasdaq listing standards, that has been approved by the Investor. We also agreed to permit an individual designated by the Investor to attend meetings of our Board of Directors as an observer; however, in the event that the Second Tranche Closing occurs, this right would lapse upon the Investor’s appointment of a second person to our Board of Directors. We also agreed to certain affirmative and negative covenants including, among other things, that (i) the Investor will have participation rights in our future financing transactions, (ii) for so long as the Notes remain outstanding, our consummation of change of control transactions will require the Investor’s consent, however such consent will not be required if the Investor receives a specified rate of return on its investment in cash or liquid securities in such transaction, (iii) we will be restricted from acquiring or disposing of a significant portion of our assets, (iv) we will be restricted from paying dividends to our stockholders, and (v) the Investor will have a right of first refusal to exclusively purchase any financing-related securities that we propose to issue. Under the Securities Purchase Agreement, regardless of the outcome of stockholder approval of this Proposal No. 4, we agreed with the Investor that we will reimburse the Investor for all out-of-pocket costs and expenses incurred in connection with negotiation and preparation of the Securities Purchase Agreement and other transaction-related documents. We estimate that this reimbursement amount will be approximately $400,000 as of the First Tranche Closing. Furthermore, in the event that the Second Tranche Closing occurs, we will reimburse the Investor for all of its out-of-pocket costs and expenses incurred in connection with the Second Tranche Closing.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by the more detailed description below of the securities to be issued and reference to the full text of the Securities Purchase Agreement, which is attached to this Proxy Statement as Annex F. The Securities Purchase Agreement is not intended to provide any factual information about us or the Investor. In particular, the assertions embodied in the representations and warranties contained in the Securities Purchase Agreement are qualified by information in confidential disclosure schedules provided by us in connection with the signing of the Securities Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Securities Purchase Agreement. Moreover, certain representations and warranties in the Securities Purchase Agreement were used for the purpose of allocating risk between us and the Investor, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in Securities Purchase Agreement as characterizations of the actual state of facts about us or the Investor.

Securities Proposed to be Issued

In the event that the First Tranche Closing occurs, in exchange for the Investor’s investment of $18 million, we will issue to the Investor (i) a Note in the principal amount of $18 million (the “First Tranche Note”), convertible into 24,411,414 shares of our common stock at a conversion price per share equal to $0.73736 (the “First Tranche Conversion Price”), each subject to adjustment upon certain conditions, (ii) a Warrant to purchase 7,323,424 shares of our common stock (the “First Tranche Warrant”), at an exercise price per share equal to the First Tranche Conversion Price, each subject to adjustment upon certain conditions, and (iii) the First Tranche Shares. The First Tranche Conversion Price is subject to anti-dilution provisions in connection with certain future issuances of our securities as well as adjustments for stock splits and similar actions. The First Tranche Note will mature on the fifth anniversary of the date of the First Tranche Closing and will accrue interest at 8% per annum. Interest is payable in cash or though our issuance of an additional Note at our election, on the six month anniversary of the date of the First Tranche Closing and on each six month period thereafter.

In the event that the Second Tranche Closing occurs, in accordance with the terms and conditions of the Securities Purchase Agreement, in exchange for the Investor’s investment of a maximum of $7 million, we will issue to the Investor (i) a Note (the “Second Tranche Note”) in the principal amount of the investment amount, convertible into a number of shares of our common stock at the Second Tranche Conversion Price (as defined below), subject to adjustment upon certain conditions, and (ii) a Warrant to purchase a number of shares of our common stock equal to 30% of the shares of our common stock into which the Second Tranche Note is convertible, at an exercise price per share equal to the Second Tranche Conversion Price, subject to adjustment upon certain conditions (the “Second Tranche Warrant”). The “Second Tranche Conversion Price” will equal the lesser of (i) 150% of the conversion price then in effect with respect to the First Tranche Note, and (ii) the market price of our common stock measured in accordance with the terms of the Securities Purchase Agreement. The Second Tranche Conversion Price is subject to anti-dilution provisions in connection with certain future issuances of our securities at a lower price per share of common stock as well as adjustments for stock splits and similar actions. The Second Tranche Note will mature on the fifth anniversary of the date of the First Tranche Closing and will accrue interest at 8% per annum. Interest is payable in cash or through our issuance of an additional Note at our election, on the six month anniversary of the date of the Second Tranche Closing and on each six month period thereafter.

Each of the First Tranche Note and the Second Tranche Note will provide that upon the occurrence of certain events, including our failure to make a timely payment or our breach of a representation, warranty or covenant in the Securities Purchase Agreement or the Note (including the failure to maintain the listing of our common stock on a satisfactory exchange or market), the Investor may require us to prepay the amount outstanding under the First Tranche Note and the Second Tranche Note in cash. Each of the First Tranche Note and the Second Tranche Note will provide that if on any date that occurs 31 trading days after the date of issuance, the market price for our common stock, as determined in accordance with the terms and conditions of the Securities Purchase Agreement, exceeds 300% of the then-effective conversion price of each Note, then the entire principal amount and all accrued but unpaid interest under such Note will automatically convert into shares of our common stock at the then-effective conversion price (the “Mandatory Conversion Feature”). The First Tranche Warrant and the Second Tranche Warrant are exercisable at any time after the issue date for a period of 8 years thereafter.

The foregoing description of the Notes and Warrants is qualified in its entirety by reference to the full text of the form of such Note and Warrant, which are attached as Annex G and Annex H, respectively, to this Proxy Statement.

Use of Proceeds

We will have approximately $3 million remaining for use as working capital after the Investor’s $18 million investment at the First Tranche Closing and our payments of $13 million at the PT Closing and approximately $2 million of associated transaction expenses. In the event that the Second Tranche Closing occurs, we will use all the proceeds from the Investor’s maximum $7 million investment for the payment of the PT Earnout.

Registration Rights Agreement

In the event that the First Tranche Closing occurs, in accordance with the terms and conditions of the Securities Purchase Agreement, we will enter into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), whereby we will grant the Investor certain registration rights to enable the resale of the First Tranche Shares and the shares of our common stock issueable upon conversion of the Notes and exercise of the Warrants.

The foregoing description of the Registration Rights Agreement qualified in its entirety by reference to the full text of the form of such Registration Rights Agreement, which is attached as Annex I to this Proxy Statement.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Global Market, and, as a result, we are subject to the rules of The Nasdaq Stock Market. Our acquisition of the subsidiaries of Photo Therapeutics at the Acquisition Transaction does not require stockholder approval under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our bylaws. Since our common stock is listed on the Nasdaq Global Market, the Nasdaq Marketplace Rules require stockholder approval of the Financing Transaction.

Nasdaq Marketplace Rule 4350(i)(1)(C)

Nasdaq Marketplace Rule 4350(i)(1)(C) requires Nasdaq-listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the transaction involves the sale and issuance of common stock (or securities convertible into or exercisable for common stock), and the number of shares of stock being issued is equal to 20% or more of the number of shares of common stock outstanding before such issuance.

Under the Acquisition Agreement, we will acquire all of the issued and outstanding equity securities of Photo Therapeutics’ wholly-owned subsidiaries and thereby acquire all of Photo Therapeutics’ operating business. We entered into the Securities Purchase Agreement to acquire the funds to pay the consideration due under the Acquisition Agreement and to fund our working capital needs. After the Investor’s $18 million investment at the First Tranche Closing and our payment of $13 million at the PT Closing and approximately $2 million of associated transaction expenses, we will have approximately $3 million remaining for use as working capital. The aggregate number of shares of our common stock outstanding as of August 4, 2008, the date we entered into the Securities Purchase Agreement, was 63,032,207. The aggregate approximate number of shares of our common stock to be issued at the First Tranche Closing (including the shares of our common stock issuable upon conversion of the First Tranche Note or exercise of the First Tranche Warrant) equals 32,062,359, which exceeds 20% or more of our common stock outstanding before the date we entered into the Securities Purchase Agreement. Furthermore, in the event that the Second Tranche Closing occurs, we will issue an additional indeterminate number of shares of our common stock. Assuming that (i) the principal amount of the Second Tranche Note is $7 million, which represents the maximum Earnout Amount, (ii) there is no adjustment to the First Tranche Conversion Price pursuant to the anti-dilution provisions, and (iii) the Second Tranche Conversion Price equals 150% of the First Tranche Conversion Price, the aggregate estimated number of shares of our common stock that will be issuable at the Second Tranche Closing will be 8,227,551 (including 6,328,885 shares of our common stock issuable upon conversion of the Second Tranche Note and 1,898,666 shares of our common stock issuable upon exercise of the Second Tranche Warrant). Thus, based on such assumptions, the aggregate estimated number of shares of our common stock to be issued in the Financing Transaction would equal 40,289,910, which exceeds 20% of our issued and outstanding shares of common stock as of August 4, 2008, the date we entered into the Securities Purchase Agreement. Therefore, under Nasdaq Marketplace Rule 4350(i)(1)(C) we are required to obtain stockholder approval prior to the consummation of the Financing Transaction.

Nasdaq Marketplace Rule 4350(i)(1)(D)

Nasdaq Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed companies to obtain stockholder approval prior to the issuance of securities in a transaction involving the sale and issuance of common stock (or securities convertible into or exercisable for common stock) at a price below the book value or market value of the common stock, where the amount of stock being issued is equal to 20% or more of the issuer’s common stock outstanding before such issuance. The market value of the issuer’s common stock is determined by the applicable closing bid price, as reported by Nasdaq,

The closing bid price of our common stock on the Nasdaq Global Market on August 4, 2008, the last trading day before we entered into the Securities Purchase Agreement, was $0.71 per share. The aggregate approximate number of shares of our common stock to be issued at the First Tranche Closing (including the shares of our common stock issuable upon conversion of the First Tranche Note or exercise of the First Tranche Warrant) equals 32,062,359, which exceeds 20% or more of our common stock outstanding before the date we entered into the Securities Purchase Agreement. The common stock issuable upon conversion of the First Tranche Note or exercise of the First Tranche Warrant will be issued at price per share equal to the First Tranche Conversion Price of $0.73736. When the shares of common stock issuable upon conversion of the First Tranche Note and exercise of the First Tranche Warrant are combined with the First Tranche Shares (for which we will not receive any additional consideration beyond the Investor’s $18 million investment at the First Tranche Closing), the net effective price per share of the aggregate number of shares of common stock to be issued at the First Tranche Closing (including the shares of our common stock issuable upon conversion of the First Tranche Note or exercise of the First Tranche Warrant) equals $0.72983. While both the First Tranche Conversion Price of $0.73736 and the net effective price of $0.72983 are above the closing bid price of our common stock as of the date we entered into the Securities Purchase Agreement, certain future issuances of our securities may cause anti-dilution adjustments to the conversion price of the First Tranche Note or the exercise price of the First Tranche Warrant such that the applicable conversion or exercise price could be less than the closing bid price of our common stock as of the date we entered into the Securities Purchase Agreement. In the event that the Second Tranche Closing occurs, we will issue an additional number of shares of our common stock upon conversion of the Second Tranche Note or exercise of the Second Tranche Warrant, and such issuance could potentially be at a price per share less than the closing bid price of our common stock as of the date we entered into the Securities Purchase Agreement. Furthermore, certain future issuances of our securities may cause anti-dilution adjustments to the conversion price of the Second Tranche Note or the exercise price of the Second Tranche Warrant such that the applicable conversion or exercise price could be less than the closing bid price of our common stock as of the date we entered into the Securities Purchase Agreement. Accordingly, under Nasdaq Marketplace Rule 4350(i)(1)(D), we are required to obtain stockholder approval prior to the consummation of the Financing Transaction.

Nasdaq Marketplace Rule 4350(i)(1)(B)

Nasdaq Marketplace Rule 4350(i)(1)(B) requires stockholder approval in connection with the issuance or potential issuance of securities that will result in a change of control of an issuer. In determining whether stockholder approval would be required, Nasdaq looks to the hypothetical maximum number of shares that could potentially be issued and the minimum price per share for which such shares could potentially be issued.

The aggregate number of shares of our common stock outstanding as of August 4, 2008, the last trading day before we entered into the Securities Purchase Agreement, was 63,032,207, and the aggregate estimated number of shares of our common stock to be issued in the Financing Transaction is 40,289,909, based on the assumptions discussed above. While the Nasdaq Marketplace Rules do not specifically define what constitutes a change of control of an issuer, the issuance of Securities in the Financing Transaction may result in a change of control of PhotoMedex for the purposes of the Nasdaq Marketplace Rules. Furthermore, a substantial adjustment to the conversion prices of the Notes or the exercise prices of the Warrants could result in a sufficient number of shares of our common stock issued upon conversion of the Notes or exercise of the Warrants. Accordingly, we are seeking stockholder approval of the Financing Transaction at this time, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(B), in advance of any such issuance of our common stock.

It should be noted that we have agreed to certain contractual standards for a determination of a change of control that are not tied to the Nasdaq Marketplace Rules. Stockholder approval of this Proposal No. 4 will have no impact on any determination of a change of control other than for purposes of the Nasdaq Marketplace Rules. The fact that we are seeking Stockholder approval of this Proposal No. 4 shall not be construed as an admission that a change of control has occurred under such other contractual standards.

Consequences if this Proposal No. 4 is Not Approved

The Securities Purchase Agreement provides that stockholder approval of Proposal No. 5 (Reverse Stock Split) is a condition to the First Tranche Closing. Thus, regardless of the approval of this Proposal No. 4, we will be unable to complete the Financing Transaction unless Proposal No. 5 (Reverse Stock Split) is approved by our stockholders. If we implement the reverse stock split following stockholder approval, we would also reduce the number of authorized shares of our common stock as designated by our Certificate of Incorporation, in accordance with the ratio of the reverse stock split. The number of issued and outstanding shares of common stock and the number of shares remaining for issuance under our authorized pool of common stock would decrease proportionately. However, our Board of Directors has also approved Proposal No. 6 (Increase in Authorized Shares) to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares, subject to stockholder approval. If Proposal No. 6 (Increase in Authorized Shares) is not approved by our stockholders, following the implementation of the reverse stock split we will not have sufficient authorized shares of our common stock available for issuance upon conversion of the First Tranche Note or exercise of the First Tranche Warrant, and therefore will be unable to complete the Financing Transaction. Accordingly, unless we receive stockholder approval of this Proposal No. 4, Proposal No. 5 (Reverse Stock Split) and Proposal No. 6 (Increase in Authorized Shares) (collectively, the “Financing Proposals”), we will be unable to complete the Financing Transaction.

If we do not receive stockholder approval of the Financing Transaction and are unable to identify alternative financing sufficient to fund the consideration payable under the Acquisition Agreement, we will be unable to complete the Acquisition Transaction. In that case, under the Acquisition Agreement we will be required to reimburse Photo Therapeutics for all out-of-pocket costs and expenses incurred in connection with the negotiation and preparation of the Acquisition Agreement, in an amount not to exceed $400,000. In addition, we have incurred approximately $2 million of fees and expenses in connection with our negotiation and preparation of the Acquisition Agreement and the Securities Purchase Agreement that will not be recovered. Alternatively, if we are able to identify alternative financing, the terms of such financing may not be favorable to us and our stockholders.

Furthermore, absent stockholder approval of the Financing Proposals, we will not be able to complete the Financing Transaction and receive the Investor’s investment at the First Tranche Closing, which will fund the Acquisition Transaction and provide us with additional working capital. The failure to receive the working capital at the First Tranche Closing could leave us with limited working capital to operate our business. If we have limited working capital to operate our business, we may be forced to seek additional financing on terms which may not be favorable to us and our stockholders.

Consequences if this Proposal No. 4 is Approved

If we receive stockholder approval of the Financing Proposals, subject to the satisfaction of the other terms and conditions of the Securities Purchase Agreement, we will complete the First Tranche Closing. We anticipate that, subject to the satisfaction of the other terms and conditions of the Acquisition Agreement, we will complete the Acquisition Transaction simultaneously with the First Tranche Closing. At the First Tranche Closing, we will issue the First Tranche Note, the First Tranche Warrant and the First Tranche Shares. At that time, we will also be obligated to complete the Second Tranche Closing in the event that the PT Earnout is payable, in accordance with the terms and conditions of the Securities Purchase Agreement and subject to a limited exception in the event that we identify alternate financing. At the Second Tranche Closing, we will issue the Second Tranche Note and the Second Tranche Warrant.

At the First Tranche Closing, we will enter into the Registration Rights Agreement with the Investor and grant registration rights with respect to the First Tranche Shares and the shares of our common stock issuable upon conversion the Notes or exercise of the Warrants. The Investor will have demand and piggy back registration rights. If the stockholders approve the Financing Proposals, we may be obligated to file a registration statement covering the resale of the First Tranche Shares and the shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants.

At the First Tranche Closing, the Investor will have the right to designate one person to be appointed to our Board of Directors. In addition, we agreed with the Investor that after the date of the initial closing of the financing transaction and for so long as the Investor holds a specified amount of our securities, the Investor will have the right to approve an additional person to be appointed to our Board of Directors that is a qualified independent director, in accordance with the applicable Nasdaq listing standards. Under the Securities Purchase Agreement, we are not permitted to increase the size of our Board of Directors to make the appointment of either director, and therefore, at least one and possibly two (if the Investor does not approve one of the elected directors as the qualified independent director) of the directors that are elected at this Meeting will be required to resign in connection with the First Tranche Closing. As of the date of this Proxy Statement, we do not know which of our directors will resign and who will be appointed in connection with the closing of the Financing Transaction.

If the Financing Proposals are approved a significant number of shares of our common stock will be issuable upon conversion of the Notes and exercise of the Warrants. The issuance of all or a substantial portion of the shares of our common stock upon conversion of the Notes and exercise of the Warrants will result in substantial dilution to the voting interests of our existing stockholders and those stockholders will own a smaller percentage of our outstanding common stock after such issuance. Assuming the issuance of the First Tranche Shares and all shares of common stock upon conversion of the First Tranche Notes and the First Tranche Warrants, our existing stockholders will be diluted by approximately 34%. When combined with the aggregate estimated number of shares of our common stock issuable upon conversion of the Second Tranche Note or exercise of the Second Tranche Warrant, our existing stockholders will be diluted by approximately 39%.

Furthermore, following the issuance of the Notes and Warrants, if a future dilutive transaction were to occur at a price per share below the applicable conversion price of the Notes or exercise price of the Warrants, the applicable conversion or exercise price will be adjusted pursuant to the anti-dilution provisions of the Notes and Warrants. As a result, a greater number of shares of our common stock would be issuable upon conversion of the Notes or exercise of the Warrants that will result in further dilution to the voting interests of our existing stockholders and those stockholders will own an even smaller percentage of our outstanding common stock after such issuance.

If the stockholders approve the Financing Proposals, a significant number of shares of our common stock may be sold in the market, which could decrease the price of the shares of our common stock. In addition, if the sale of a large amount of shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants results in a decline in the price of our common stock, this event could encourage short sales by the holders of the Notes or Warrants or others. Short sales could place further downward pressure on the price of our common stock.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 4.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve this Proposal No. 4.

Board of Directors Considerations in Recommending Stockholder Approval

Our Board of Directors unanimously determined that the Acquisition Agreement, the Securities Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of our stockholders, and approved the execution, delivery and performance of the Acquisition Agreement and the Securities Purchase Agreement.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to approve this Proposal No. 4 and the other Financing Proposals and to consummate the transactions contemplated by the Acquisition Agreement and the Securities Purchase Agreement. In reaching this conclusion, our Board of Directors consulted with our management and our legal and financial advisors, and considered our short-term and long-term interests and prospects of our company and our stockholders.

In reaching the foregoing determinations, our Board of Directors considered the following factors that it believed supported its determinations:

•
Photo Therapeutics’ business, products, employees, customer and prospects and the synergies between Photo Therapeutics’ and our company and that fact that we anticipate that the acquisition of Photo Therapeutics will be accretive to our stockholders;

•	Photo Therapeutics’ business and products and the synergies between Photo Therapeutics’ in connection with the home healthcare market;
•	The terms and conditions of the Financing Transaction;
•
The structure of the transaction involving the sale of convertible securities and only a small amount of outright common stock rather than a transaction only involving the sale of outright common stock, which would have resulted in immediate dilution to the voting interests of our existing stockholders;

•	The funding of a portion of our ongoing working capital needs as provided for in the $18 million investment amount at the First Tranche Closing;
•
The Securities Purchase Agreement contains provisions providing for our right to engage in negotiations with, and provide information to, a third party that makes an unsolicited proposal to acquire our company, if our Board of Directors determines, after consulting with its financial advisor and outside legal counsel, that such proposal would result in a transaction that, if consummated, is more favorable to our stockholders from a financial point of view than the Financing Transaction;

•
Under the Securities Purchase Agreement, in the event that we are able to identify alternative financing in accordance with the requirements of the Securities Purchase Agreement to fund the payment of the Earnout Amount, we can consummate such alternative financing in lieu of the Second Tranche Closing;

•
Cowen’s financial presentations to our Board of Directors, including Cowen’s opinion dated August 4, 2008, to the effect that, based upon and subject to the matters described in the opinion, as of the date of the opinion, the consideration to be paid to Photo Therapeutics is fair, from a financial point of view, to the Company;

•	The lack of availability of alternate financing and the current conditions of credit markets;
•	The Mandatory Conversion Feature, pursuant to which all amounts outstanding under the Notes will automatically convert into shares of our common stock;
•	The infusion of working capital was attractive, especially in light of a hardening credit market; and
•	It may not be necessary to fund some or all of the principal of the Note if the investor converts the Note into common stock.

Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the Financing Transaction. These factors included the following:

•	Our existing stockholders will own a smaller percentage of our outstanding common stock after any such issuance;
•
The First Tranche Shares and the shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants will result in substantial dilution to the voting interests of our existing stockholders;

•
A significant number of shares of our common stock may be sold in the market following the issuance of the Securities in the Financing Transaction, which could decrease the price of the shares of our common stock;

•	The Notes and the Warrants contain full-ratchet anti-dilution provisions that may present limitations on any future capital raising transaction;
•	The terms and conditions of the Financing Transaction;
•
The Securities Purchase Agreement contains negative covenants that include, among other things, that (i) the Investor will have participation rights in our future financing transactions, (ii) for so long as the Notes remain outstanding, our consummation of change of control transactions will require the Investor’s consent; however such consent will not be required if the Investor receives a specified rate of return on its investment in cash or liquid securities, (iii) we will be restricted from acquiring or disposing of a significant portion of our assets, (iv) we will be restricted from paying dividends to our stockholders, and (v) the Investor will have a right of first refusal to exclusively purchase any financing-related securities that we propose to issue;

•
Under the Securities Purchase Agreement, we agreed with the Investor that (i) after the date of the First Tranche Closing and for as long as the Investor holds any of the Securities, the Company will take all actions within its control to cause the election of a person designated by the Investor to our Board of Directors, and (ii) in the event that the Company issues the Second Tranche Note, we will take all actions within our control to cause the election of a second person designated by the Investor to our Board of Directors;

•
Under the Securities Purchase Agreement, we agreed with the Investor that after the date of the First Tranche Closing and for so long as the Investor holds at least 50% of the Securities, we will take all actions as necessary to cause the election or appointment to our Board of Directors of a qualified independent director, in accordance with the applicable Nasdaq listing standards, that has been approved by the Investor;

•
We may be obligated to file a registration statement covering the resale of the First Tranche Shares and the shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants;

•	The Investor will own a significant percentage of our outstanding common stock in the event that all Securities are issued and that all Notes and Warrants are converted into common stock;
•	The rules of The Nasdaq Stock Market that require stockholder approval of the Financing Transaction; and
•	We will reimburse the Investor for its out-of-pocket costs and expenses incurred in connection with the Financing Transaction.

The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive but, we believe, includes all material factors considered by our Board of Directors. Based on the factors outlined above, our Board of Directors unanimously determined that the Acquisition Agreement, the Securities Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of our stockholders, and approved the execution, delivery and performance of the Acquisition Agreement and the Securities Purchase Agreement. In view of the variety of factors considered in connection with its evaluation of the transactions, our Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors. Our Board of Directors considered all of the factors as a whole and considered the factors in their totality to be favorable to and supportive of its determination and to recommend that our stockholders approve this Proposal No. 4 and the other Financing Proposals and to consummate the transactions contemplated by the Acquisition Agreement and the Securities Purchase Agreement.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that a vote “FOR” the approval of the issuance of shares of our common stock pursuant to the terms and conditions of the Securities Purchase Agreement, the Notes and the Warrants.

PROPOSAL NO. 5 - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO
OF 1-FOR-7 AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK
SPLIT AT ANY TIME PRIOR TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Overview

Our Board of Directors has unanimously adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at an exchange ratio of 1-for-7. Stockholder approval of this Proposal No. 5 will authorize our Board of Directors, in its discretion, to effect a reverse stock split at any time prior to our 2010 Annual Meeting of Stockholders. Our Board of Directors believes that approval of a proposal granting such discretion to our Board of Directors to effect a reverse stock split at any time prior to the 2010 Annual Meeting of Stockholders will provide our Board of Directors with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of our stockholders.

To effect the reverse stock split, our Board of Directors would file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of amendment to our Certificate of Incorporation to effect the proposed reverse stock split is attached to this Proxy Statement as Annex J. If our Board of Directors elects to implement a reverse stock split approved by our stockholders, then every seven shares of our issued and outstanding shares of common stock would be combined into and become one share of our common stock. The par value of our common stock would remain unchanged at $0.01 per share. The reverse stock split would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Our Board of Directors may elect not to implement a reverse stock split at its sole discretion, even if this Proposal No. 5 to grant our Board of Directors the discretion to effect a reverse stock split is approved by our stockholders.

Our Board of Directors has approved the proposed grant of discretion to effect a reverse stock split. However, our stockholders’ approval of this Proposal No. 5 will provide our Board of Directors with maximum flexibility by allowing our Board of Directors to effect the reverse stock split at any time prior to the 2010 Annual Meeting of Stockholders.

Purposes of the Proposed Reverse Stock Split

Our Board of Directors believes that we should provide for the right to implement a reverse stock split for the following reasons:

•
To enable us to use the reverse stock split as may be required to maintain, and our Board of Directors believes it is in our and our stockholders’ best interests to maintain, the listing of our common stock on the Nasdaq Global Market; and

•
To fulfill our obligations under the Securities Purchase Agreement, see Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) for a discussion of the terms and conditions of the Securities Purchase Agreement.

Our common stock is currently listed on the Nasdaq Global Market. A continued listing on the Nasdaq Global Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board of Directors members and independent Audit Committee members, and certain quantitative standards, including that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days. Since March 13, 2008, our stock has closed below $1.00 per share. On April 25, 2008, we received written notification (the “Notice”) from the staff of The Nasdaq Stock Market (the “Staff”) that the bid price of our common stock for 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), we were provided with an initial period of 180 calendar days, or until October 22, 2008, to regain compliance.

The Notice states that the Staff will provide written notification that we have achieved compliance with the Rule if at any time before October 22, 2008, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, although the Notice also states that the Staff has the discretion to require compliance for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances. The Notice states that if we fail to regain compliance by October 22, 2008, the Staff will provide written notice that our securities will be delisted.

On October 16, 2008, The Nasdaq Stock Market announced a suspension of the bid price requirement under the Rule through January 16, 2009. As a result of the suspension, the process of delisting of our securities has been temporarily stayed as of October 16, 2008. During this suspension period, we are permitted to regain compliance with the Rule if the bid price for our common stock closes at $1.00 per share or more. If we fail to regain compliance by January 16, 2009, the time period for our compliance with the Rule will resume on that date, subject to the time period remaining when the delisting process was stayed. Thus, if we fail to regain compliance by January 22, 2009, the Staff will provide written notice that our securities will be delisted. At that time, we may appeal the Staff’s determination to delist our securities to a Listing Qualifications Panel.

Our Board of Directors believes that listing on the Nasdaq Global Market is the preferred listing market for our common stock. As of the date of the filing of this Proxy Statement, we met all qualitative and, except for the minimum bid requirement, all quantitative standards for initial and continuing listing of our common stock on the Nasdaq Global Market. Thus, if the reverse stock split is approved by our stockholders and implemented by our Board of Directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing under the Rule. Our Board of Directors believes that the implementation of the reverse stock split is in the best interests of our company and our stockholders.

Completion of the Reverse Stock Split

The Securities Purchase Agreement provides that consummation of the reverse stock split is a condition to the First Tranche Closing. See Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) for a discussion of the terms and conditions of the Securities Purchase Agreement. Thus, in order to provide for our ability to close the Financing Transaction, our Board of Directors intends to complete the reverse stock split, if approved, soon after receiving stockholder approval of this Proposal No. 5. No further action on the part of our stockholders would be required to either effect or abandon the proposed reverse stock split.

In the event that the First Tranche Closing does not occur and the Securities Purchase Agreement is terminated, our Board of Directors intends to complete the reverse stock split soon after receiving stockholder approval of this Proposal No. 5, in order to satisfy the minimum $1.00 price per share required under the Rule for continued listing on the Nasdaq Global Market.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our outstanding common stock by a factor of seven and to increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock, and reverse stock splits for companies in similar circumstances have improved stock performance in some instances and have not improved stock performance in other instances. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Global Market or that we will be able to continue to meet the other continued listing requirements of the Nasdaq Global Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

As an example and for illustrative purposes only, the approximate number of shares of our common stock that would be outstanding as a result of effecting the potential reverse stock split at a 1-for-7 exchange ratio is 9,004,601 shares, based on 63,032,207 shares of our common stock outstanding as of the Record Date, without accounting for fractional shares, which will be rounded up to the nearest whole share.

The resulting decrease in the number of shares of our outstanding common stock could potentially impact the liquidity of our common stock on the Nasdaq Global Market, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

Stockholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by seven and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The reverse stock split would not affect any stockholder’s percentage ownership interests in our company or such stockholder’s proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Convertible Notes, Options, Warrants and Other Securities

In addition to decreasing the number of shares of outstanding common stock, we would adjust all outstanding convertible notes, options, warrants and other securities entitling their holders to purchase or obtain shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion price for each convertible note in accordance with its terms and based on the exchange ratio of the reverse stock split. We would also increase the exercise price of options, warrants and other securities in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, we would reduce the number of shares of our common stock reserved for issuance under our existing equity compensation, investment and stock option plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not affect any of the rights currently accruing to holders of our common stock, convertible notes, options, warrants or other securities convertible into our common stock.

Other Effects on Outstanding Shares

If our Board of Directors implements a reverse stock split, then the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of our common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

While we expect that the reverse stock split would result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of our stockholders who own “odd-lots,” or less than 100 shares of our common stock. Stockholders who hold “odd-lots” will typically experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lot,” or even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.

Authorized Shares of Common Stock

If we implement the reverse stock split, we would also reduce the number of authorized shares of our common stock as designated by our Certificate of Incorporation by a factor of seven. The number of issued and outstanding shares of common stock and the number of shares remaining available for issuance under our authorized pool of common stock would decrease proportionately. However, our Board of Directors has also approved a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares, subject to stockholder approval. See Proposal No. 6 (Increase in Authorized Shares).

However, we believe that the availability of the additional shares provides us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposed amendment to our Certificate of Incorporation, our Board of Directors may elect whether or not to declare a reverse stock split at any time before our 2010 Annual Meeting of Stockholders. The reverse stock split would be implemented by filing the appropriate amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, and the reverse stock split would become effective on the date the filing is accepted by the Secretary of State of the State of Delaware.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the proposed reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split. However, holders of unexchanged stock certificates would not be entitled to receive any dividends or other distributions payable by PhotoMedex after the effective date of the reverse stock split until they surrender their old stock certificates for exchange. All shares underlying convertible notes, options, warrants and other securities would also be automatically adjusted on the effective date of the reverse stock split.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until such surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the 1-for-7 exchange ratio of the reverse stock split, rounded up to the nearest whole share. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share and no cash payment will be made in respect to such rounding.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 5.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.01 per share after the proposed reverse stock split. Our capital account would also remain unchanged, and we do not anticipate that any significant accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of potential material federal income tax consequences of the proposed reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have based this discussion on the provisions of the United States federal income tax law as of the date of this Proxy Statement, which are subject to change retroactively as well as prospectively. This summary also assumes that stockholders hold the shares of our common stock as a capital asset, as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

No rulings from the Internal Revenue Service or opinions of counsel have been or will be requested with respect to any of the matters discussed herein and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below. The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings currently in effect, all of which are subject to change, possibly on a retroactive basis. The summary does not address the tax consequences of any transaction other than the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE SPLIT. EACH STOCKHOLDER SHOULD ALSO CONSULT HIS, HER OR ITS TAX ADVISOR AS TO ANY STATE, LOCAL, NON-U.S. AND NON-INCOME TAX CONSIDERATIONS RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE REVERSE SPLIT.

The proposed reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. Assuming the reverse stock split qualifies as a reorganization, the following tax consequences generally will result:

•	No gain or loss will be recognized by PhotoMedex as a result of the reverse stock split; and

•
A holder of the pre-reverse stock split shares of our common stock who receives only post-reverse stock split shares, in exchange for his, her or its shares, generally will not recognize gain or loss on the reverse stock split, the aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefore, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

Information Reporting

Company stockholders who receive shares of our common stock in connection with the reverse stock split will be required to attach a statement to their tax returns for the year in which the conversion occurs that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the holder’s tax basis in the holder’s shares of common stock surrendered in connection with the reverse stock split.

Consequences if this Proposal No. 5 is Not Approved

The Securities Purchase Agreement provides that stockholder approval of this Proposal No. 5 (Reverse Stock Split) and Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) are conditions to the First Tranche Closing of the Financing Transaction. Thus, regardless of the approval of this Proposal No. 5, we will be unable to complete the Financing Transaction unless Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) is also approved by our stockholders. If we implement the reverse stock split following stockholder approval, we would also reduce the number of authorized shares of our common stock as designated by our Certificate of Incorporation, in accordance with the ratio of the reverse stock split. The number of issued and outstanding shares of common stock and the number of shares remaining for issuance under our authorized pool of common stock would decrease proportionately. However, our Board of Directors has also approved Proposal No. 6 (Increase in Authorized Shares) to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares, subject to stockholder approval. If Proposal No. 6 (Increase in Authorized Shares) is not approved by our stockholders, following the implementation of the reverse stock split we will not have sufficient authorized shares of our common stock available for issuance upon conversion of the First Tranche Note or exercise of the First Tranche Warrant, and therefore will be unable to complete the Financing Transaction. See Proposal No. 4 (Issuance of Common Stock, Notes and Warrants) for a discussion of the terms and conditions of the Securities Purchase Agreement. Accordingly, unless we receive stockholder approval for each of the Financing Proposals, we will be unable to complete the Financing Transaction.

Under the Acquisition Agreement, if we do not receive stockholder approval of the Financing Transaction and are unable to identify alternative financing for the consideration necessary under the Acquisition Agreement, we will be unable to complete the Acquisition Transaction. In that case, we will not acquire the subsidiaries of Photo Therapeutics and will be required under the Acquisition Agreement to reimburse Photo Therapeutics for all out-of-pocket costs and expenses incurred in connection with the negotiation and preparation of the Acquisition Agreement, in an amount not to exceed $400,000. Alternatively, if we are able to identify alternative financing, the terms of such financing may not be favorable to us and our stockholders.

Absent stockholder approval of this Proposal No. 5 or a significant increase in the trading price of our common stock to above the requisite $1.00 per share, we will be unable to maintain the continued listing of our common stock on the Nasdaq Global Market and our common stock will be delisted. In the event we are delisted from the Nasdaq Global Market, we anticipate that we will attempt to list our common stock on another listing market. However, there can be no assurance that we will meet all of the qualitative and quantitative listing standards of any other market at that time.

Furthermore, absent stockholder approval of the Financing Proposals, we will not receive the working capital from the Investor’s investment in the Financing Transaction. The failure to complete the Financing Transaction could leave us with limited working capital to operate our business. If we have limited working capital to operate our business, we may be forced to seek additional financing on terms which may not be favorable to us and our stockholders.

Consequences if this Proposal No. 5 is Approved

In the event that we receive stockholder approval of this Proposal No. 5, our Board of Directors intends to promptly complete the reverse stock split. Subject to the satisfaction of the other terms and conditions of the Securities Purchase Agreement, following the consummation of the reverse stock split, we will complete the First Tranche Closing. We anticipate that, subject to the satisfaction of the other terms and conditions of the Acquisition Agreement, we will complete the Acquisition Transaction simultaneously with First Tranche Closing. At the First Tranche Closing, we will issue the First Tranche Note, the First Tranche Warrant and the First Tranche Shares. At that time, we will also be obligated to complete the Second Tranche Closing, in accordance with the terms and conditions of the Securities Purchase Agreement, subject to a limited exception if we identify alternate financing, in the event that the PT Earnout is payable. At the Second Tranche Closing, we will issue the Second Tranche Note and the Second Tranche Warrant. Further, at the First Tranche Closing and the Second Tranche Closing, we will reimburse the Investor for its out-of-pocket costs and expenses incurred in connection with the Financing Transaction.

Votes Required for Approval of this Proposal No. 5

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve this Proposal No. 5.

Annex Relating to this Proposal No. 5

The form of an amendment to our Certificate of Incorporation is attached to this Proxy Statement as Annex J.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of 1-for-7 and to authorize the reverse stock split at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation.

PROPOSAL NO. 6 - INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 150,000,000 shares. Our Board of Directors has adopted a resolution authorizing this amendment, subject to stockholder approval. Our Board believes that the proposed amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

As of November 30, 2008, we had 63,032,207 shares of common stock issued and outstanding, 3,155,050 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 6,597,785 shares of common stock reserved for issuance underlying currently issued and outstanding options and 3,186,750 shares of common stock reserved for issuance under certain of our existing equity compensation plans. Accordingly, there were 24,028,208 shares of common stock available for future issuance and contingencies.

Purpose and Background of the Increase in Authorized Shares

We are proposing to increase the total number of our authorized shares of common stock to 150,000,000 so that we will have sufficient authorized but unissued common stock for various corporate purposes including, but not limited to, completion of the Financing Transaction, the sale of stock to raise capital, the purchase of property or acquisition of product lines or licenses, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions. In addition, we consider merger and acquisition opportunities from time to time in the ordinary course of our business and may use shares of our common stock to satisfy any portion of the consideration for such transactions. Based on the nearly 76,000,000 shares of our common stock that were currently either outstanding or reserved for future issuance, our Board of Directors has determined that the number of unreserved shares of our common stock presently available for issuance is insufficient for these purposes.

Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board of Directors, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which the common stock is then listed or quoted (currently The Nasdaq Global Market). Additional stockholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such additional shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time.

Other than with respect to the Financing Transaction or as specified in this Proxy Statement and as permitted or required under our employee benefit plans and under outstanding options and warrants, we have no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. We reserve the right to seek a further increase in authorized shares from time to time in the future as we consider appropriate.

Effect on Outstanding Common Stock

The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. The adoption of this Proposal No. 6 would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders; however, if our Board of Directors elects to issue additional shares of common stock pursuant to adoption of this Proposal No. 6, such issuance of could have the effect of diluting equity or earnings per share, book value or the voting rights of the present holders of shares of our common stock. Current stockholders do not have preemptive rights under our Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of common stock

Potential Anti-Takeover Effect

The proposed amendment to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional shares of common stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents, including provisions eliminating the ability of our stockholders to take action by written consent, may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our common stock. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board of Directors.

Consequences if this Proposal No. 6 is Not Approved

If we implement the reverse stock split following stockholder approval of Proposal No. 5 (Reverse Stock Split), we would also reduce the number of authorized shares of our common stock as designated by our Certificate of Incorporation, in accordance with the ratio of the reverse stock split. The number of issued and outstanding shares of common stock and the number of shares remaining for issuance under our authorized pool of our common stock would decrease proportionately. If this Proposal No. 6 is not approved by our stockholders, following the implementation of the reverse stock split we will not have sufficient authorized shares of our common stock available for issuance upon conversion of the First Tranche Note or exercise of the First Tranche Warrant, and therefore will be unable to complete the Financing Transaction. Accordingly, unless we receive stockholder approval of this Proposal No. 6 along with the other Financing Proposals, we will be unable to complete the Financing Transaction.

Absent stockholder approval of the Financing Proposals, we will be unable to complete the Financing Transaction. Under the Acquisition Agreement, if we do not receive stockholder approval of the Financing Transaction and are unable to identify alternative financing sufficient to fund the consideration payable under the Acquisition Agreement, we will be unable to complete the Acquisition Transaction. In that case, under the Acquisition Agreement we will be required to reimburse Photo Therapeutics for all out-of-pocket costs and expenses incurred in connection with the negotiation and preparation of the Acquisition Agreement, in an amount not to exceed $400,000. Alternatively, if we are able to identify alternative financing, the terms of such financing may not be favorable to us and our stockholders.

Furthermore, absent stockholder approval of the Financing Proposals, we will not receive the working capital portion of the Investor’s investment at the First Tranche Closing. The failure to complete the Financing Transaction could leave us with limited working capital to operate our business. If we have limited working capital to operate our business, we may be forced to seek additional financing on terms which may not be favorable to us and our stockholders.

Furthermore, in the event that Proposal No. 5 (Reverse Stock Split) is not approved and the Investor waives our compliance with the closing condition of the Securities Purchase Agreement related to stockholder approval of that proposal, will not have a sufficient number authorized shares of our common stock available for issuance upon conversion of the First Tranche Note or exercise of the First Tranche Warrant, and therefore will be unable to complete the Financing Transaction. Accordingly, in that circumstance, we will be unable to complete the Financing Transaction unless we receive stockholder approval of this Proposal No. 6.

Consequences if this Proposal No. 6 is Approved

In the event that we receive stockholder approval of this Proposal No. 6 and Proposal No. 5 (Reverse Stock Split), our Board of Directors intends to effect the increase in the number of authorized shares and the reverse stock split through a single amendment to our Certificate of Incorporation. The result of the increase in the number of authorized shares combined with the reverse stock split will be an increase in the number of authorized shares of common stock from 14,285,714 to 21,428,571, rather than 100,000,000 to 150,000,000. Subject to receiving stockholder approval of the other Financing Proposals and the satisfaction of the other terms and conditions of the Securities Purchase Agreement, following the amendment to our Certificate of Incorporation, we will complete the First Tranche Closing. We anticipate that, subject to the satisfaction of the other terms and conditions of the Acquisition Agreement, we will complete the Acquisition Transaction simultaneously with First Tranche Closing.

If our stockholders do not approve Proposal No. 5 (Reverse Stock Split) but approve this Proposal No. 6, we will file an amendment to our Certificate of Incorporation solely for the purpose of increasing the number of authorized shares of common stock from 100,000,000 to 150,000,000.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 6.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve this Proposal No. 6.

Our Board of Directors unanimously recommends a vote “FOR” the increase of authorized shares of common stock.

PROPOSAL NO. 7 - ADJOURN THE MEETING, IF NECESSARY OR APPROPRIATE TO PERMIT FURTHER
SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING

We may ask our stockholders to vote on a proposal to adjourn the Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal No. 4 (Issuance of Common Stock, Note and Warrants), Proposal No. 5 (Reverse Stock Split) or Proposal No. 6 (Increase in Authorized Shares). We currently do not intend to propose adjournment at our Meeting if there are sufficient votes to approve Proposal No. 4 (Issuance of Common Stock, Note and Warrants), Proposal No. 5 (Reverse Stock Split) or Proposal No. 6 (Increase in Authorized Shares).

Vote Required; Recommendation of our Board of Directors

If the proposal to adjourn our Meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval and a quorum exists, then such approval requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Meeting. Alternatively, if no quorum exists, then the affirmative vote of a majority of the shares of our common stock present in person or represented proxy and entitled to vote at the Meeting may adjourn the Meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies.

OTHER MATTERS

We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
By Order of the Board of Directors of
PHOTOMEDEX, INC.

	By:	/s/ Jeffrey F. O’Donnell
Montgomeryville, Pennsylvania		Jeffrey F. O’Donnell
Dated: __________, 200__		Chief Executive Officer

Annex A

Opinion of Cowen and Company, LLC

August 4, 2008

Board of Directors
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to PhotoMedex, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be paid by the Company pursuant to the terms of that certain Agreement, dated as of August 4, 2008 (the “Agreement”), by and among Photo Therapeutics Group Ltd., a company organized under the laws of England and Wales (“Acquiree”), and the Company.

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Company will acquire 100% of the issued and outstanding shares of LightSource Laboratories Limited, Photo Therapeutics Limited and Photo Therapeutics, Inc., each a wholly-owned subsidiary of the Acquiree (the “Transaction,” and LightSource Laboratories Limited, Photo Therapeutics Limited and Photo Therapeutics, Inc., collectively, the “Subsidiaries”), from the Acquiree in exchange for $13,000,000 in cash consideration (the “Initial Consideration”). Furthermore, Acquiree shall be entitled to additional cash consideration up to an aggregate of an additional $7,000,000 (the “Additional Consideration,” and together with the Initial Consideration, the “Consideration”) payable if and to the extent the consolidated Gross Profit (as defined in the Agreement) of the Business (as defined in the Agreement) of the Subsidiaries, for the 12 months ended June 30, 2009, exceeds $7,100,000 (the “Threshold Profit”) equal to $2.80 for every $1.00 in excess of the Threshold Profit. In connection with the Transaction, the Acquiree will contribute its assets used in or related to the Business of the Acquiree to Photo Therapeutics Limited and Photo Therapeutics Limited will, subject to certain exceptions, assume all of the Liabilities (as defined in the Agreement) of Acquiree with respect to such assets.

Cowen and Company, LLC (“Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company (the “Engagement Letter”), dated as of January 22, 2008, a portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the two years preceding the date of this Opinion, Cowen has served as a placement agent to the Company and has received fees for the rendering of such services. Pursuant to the terms of the Engagement Letter, the Company has agreed to offer to engage Cowen to serve as the Company’s exclusive financial advisor in connection with certain material acquisition transactions or disposition transactions and Cowen will receive fees for the rendering of any such services.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft of the Agreement dated August 4, 2008;

•	certain publicly available financial and other information for the Company and certain other relevant financial and operating data furnished to Cowen by Company management;

•
certain publicly available financial and other information for Acquiree and certain other relevant financial and operating data prepared by Acquiree and Company management and furnished to Cowen by Company management;

•
certain internal financial analyses, financial forecasts, reports and other information concerning the Company (the “Company Forecasts”) and the Subsidiaries (the “Subsidiary Forecasts”), prepared by the management of each of the Company and Acquiree, as adjusted by the Company, respectively and furnished to Cowen by Company management;

•
discussions we have had with certain members of the managements of the Company and Acquiree concerning the historical and current business operations, financial conditions and prospects of the Company and the Subsidiaries and such other matters we deemed relevant;

•
certain operating results, reported prices and trading histories of the shares of the common stock of the Company and certain other publicly traded companies we deemed relevant as compared to the operating results of Acquiree;

•	based on the Subsidiary Forecasts, as adjusted by the Company, the cash flows generated by the Subsidiaries on a stand-alone basis to determine the present value of the discounted cash flows;

•	certain pro forma financial effects of the transaction on an accretion/dilution basis; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

In conducting our review and arriving at our opinion, we have, with the Company’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and Acquiree, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon, without independent verifications, the assessment of Company management as to the existing products and services of the Company and the Subsidiaries and the viability of, and risks associated with, the future products and services of the Company and the Subsidiaries. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Subsidiaries. We have further relied upon the Company’s representation that all information provided to us by the Company is accurate and complete in all material respects. We have, with the Company’s consent, assumed that the financial forecasts which we examined were reasonably prepared by the respective managements of the Company and Acquiree on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of the Company and the Subsidiaries, and that such projections provide a reasonable basis for our opinion. We express no opinion as to the Company Forecasts or the assumptions on which they were made. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof and, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or the Subsidiaries, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of the Company, Acquiree or Subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to all legal matters relating to the Company and the Subsidiaries, we have relied on the advice of legal counsel to the Company. Our opinion addresses only the fairness of the Consideration, from a financial point of view to the Company. We express no view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. We have not been asked to opine as to, and our opinion does not address, the fairness of any aspect of the Company’s proposed financing of the Transaction or the likelihood of the consummation of such financing. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof.

For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent.  This letter is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed financing or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company. In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Transaction.

This Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

COWEN AND COMPANY, LLC

Annex B

PHOTOMEDEX, INC.

2005 EQUITY COMPENSATION PLAN

(amended and restated as of ________, 200_)

1.    Purposes of the Plan. The purposes of this PhotoMedex, Inc. 2005 Equity Compensation Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Consultants, and to promote the success of the Company and the Company’s Affiliates. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan. The Plan is hereby amended and restated to reflect the applicable requirements of Code Section 409A and make certain other clarifying changes and to increase the number of shares and add provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m), subject to stockholder approval at the annual meeting of the Company’s stockholders on __________, 2009.  The share increase and provisions relating to the grant of performance-based stock awards under the Plan shall be effective on __________, 200_, subject to approval of the Plan by the stockholders of the Company. The Code Section 409A amendments and other clarifying changes are effective ________, 200_.

2.    Definitions. As used herein, the following definitions shall apply:

“Acquirer” has the meaning set forth in Section 17(c).

“Administrator” means the committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” means any Parent and/or Subsidiary.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means the grant of an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award and/or Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise specifically provided in a Participant’s Option Agreement, Stock Purchase Agreement, Stock Appreciation Right Agreement or Stock Award Agreement, a finding by the Administrator that the Participant’s employment with or service to the Company or any Affiliate was terminated due to one or more of the following: (i) the Participant’s performance of duties in an incompetent manner; (ii) the Participant’s commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Affiliate in any material respect; (iii) the Participant’s gross negligence; (iv) the Participant’s violation of any express direction of the Company or of any Affiliate or any material violation of any rule, regulation, policy or plan established by the Company or any Affiliate from time to time regarding the conduct of its employees or its business; (v) the Participant’s disclosure or use of confidential information of the Company or any Affiliate, other than as required in the performance of the Participant’s duties; (vi) actions by the Participant that are determined by the Administrator to be clearly contrary to the best interests of the Company and/or its Affiliates; (vii) the Participant’s conviction of a crime constituting a felony or any other crime involving moral turpitude; (viii) the Participant’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant’s duties, or (ix) any other act or omission which, in the determination of the Administrator, is materially detrimental to the business of the Company or of an Affiliate. Notwithstanding the foregoing, if a Participant has entered into a written employment or consulting agreement with the Company that specifies the conditions or circumstances under which the Participant’s service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether “Cause” shall have occurred for purposes of this Plan.

“Change in Control Event” has the meaning set forth in Section 17(c).

“Code” means the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means PhotoMedex, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or an Affiliate. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    if the Common Stock is listed on any national securities exchange, including without limitation the NASDAQ National Market or the NASDAQ Capital Market, the Fair Market Value of a Share shall be the closing sales price of a Share (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined by the Administrator based upon the reasonable application of a reasonable valuation method as outlined under Code Section 409A.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an Award.
”Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
“Parent” means a “parent corporation” of the Company (or, in the context of Section 17(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award or Unrestricted Shares granted or issued pursuant to the Plan.

“Restricted Period” has the meaning set forth in Section 12(a).

“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

“Service” shall mean service to the Company or its subsidiaries as an Employee or, following a Change in Control Event, service to the Acquirer (as defined in this Section 2) or its subsidiaries as an employee.

“Service Provider” means an Employee or Consultant. A Director who is neither an Employee nor a Consultant shall not be deemed to be a Service Provider.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

“Stock Appreciation Right” means a right granted pursuant to Section 14 of the Plan, as evidenced by a Notice of Grant. Stock Appreciation Rights may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights").

“Stock Appreciation Right Agreement” means an agreement between the Company and the grantee of a Stock Appreciation Right, approved by the Administrator, evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Stock Purchase Agreement” means a written agreement between the Company and an Optionee, approved by the Administrator, evidencing the terms and restrictions applicable to stock purchased under a

Stock Purchase Right. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Purchase Awardee” means the holder of an outstanding Stock Purchase Right granted under the Plan.

“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

“Stock Purchase Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 of the Plan.

“Subsidiary” means a "subsidiary corporation" of the Company (or, in the context of Section 17(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Options” has the meaning set forth in Section 18.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.    Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the initial maximum number of shares of Common Stock that may be issued under the Plan shall be 8,160,000 shares. For purposes of the foregoing limitation, the shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock may be granted to any one Participant with respect to Options and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

4.    Administration of the Plan.

(a)    Administration. The Plan shall be administered by a committee of the Board comprised of three or more directors who are “outside directors” within the meaning of Code Section 162(m), “non-employee directors” within the meaning of Rule 16b-3(b)(3) and “independent directors” within the meaning of Section 4200(a)(15) of the NASD Marketplace Rules.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted hereunder;

(iii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Option Agreement, Stock Purchase Agreement, Stock Award Agreement and Stock Appreciation Right Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or grant of Unrestricted Shares or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)    to allow Optionees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at no less than the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined as of the date that the income resulting from exercise of the Option is recognized by the Optionee. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(ix)    to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x)    to make all other determinations deemed necessary or advisable for purposes of administering the Plan.

(c)    Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards. Neither the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.    Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person’s becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.    Limitations.

(a)    Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Affiliate. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee's relationship as a Service Provider with the Company or any Affiliate, nor shall they interfere in any way with the Participant's right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause.

7.    Term of the Plan. The Plan was originally effective December 28, 2005 and shall continue in effect for a term of ten (10) years from such date unless terminated earlier under Section 20 of the Plan.

8.    Term of Options. The term of each Option shall be stated in the applicable Option Agreement or, if not so stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9.    Option Exercise Price; Exercisability.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company and any Affiliate, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii)    Notwithstanding the foregoing, Options may not be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)    Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10.    Exercise of Options; Consideration.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, provided, however, that unless otherwise determined by the Administrator, each Option shall vest and become exercisable as to 20% of the Shares subject to such Option on the first anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the second anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the third anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the fourth anniversary of its date of grant and as to the balance of the Shares subject to such Option on the fifth anniversary of its date of grant. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee's death, Disability or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for three months following the Optionee's termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. Notwithstanding anything contained herein to the contrary, an Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Affiliate be considered a termination of employment; provided, however, that if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Consultant, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)    Disability of an Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)    Death of an Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)    Termination for Cause. Unless otherwise provided in a Service Provider’s Option Agreement, if a Service Provider’s relationship with the Company is terminated for Cause, then such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination. All Shares covered by such Options and not acquired by exercise prior to the date of such termination shall revert to the Plan.

(f)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)    cash;

(ii)    check;

(iii)   other Shares of the Company’s Common Stock which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)    consideration received by the Company under a cashless exercise program permitted by the Administrator, including a cashless exercise program utilizing the services of a single broker acceptable to the Administrator;

(v)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, subject to the applicable requirements of Code Section 409A;

(vi)    any combination of the foregoing methods of payment; or

(vii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

In addition, to the extent an Option is at the time exercisable for vested Shares of Common Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares of Common Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares of Common Stock subject to the surrendered portion exceeds the aggregate exercise price payable for those Shares.

11.    Stock Purchase Rights.

(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options or other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Stock Purchase Awardee in writing or electronically, by means of a Notice of Grant and/or a Stock Purchase Agreement in the form determined by the Administrator, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Stock Purchase Awardee shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Stock Purchase Agreement in a form determined by the Administrator and payment of the applicable purchase price.

(b)    Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Stock Purchase Awardee’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Agreement shall be the original price paid by the Stock Purchase Awardee and may be paid by cancellation of any indebtedness of the Stock Purchase Awardee to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that unless otherwise determined by the Administrator, the restrictions shall lapse as to 20% of the Shares subject to such Stock Purchase Agreement on the first anniversary of its date of grant, as to as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the second anniversary of its date of grant, as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the third anniversary of its date of grant, as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the fourth anniversary of its date of grant and as to the balance of the Shares subject to such Stock Purchase Agreement on the fifth anniversary of its date of grant.

(c)    Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)    Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Stock Purchase Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

12.    Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider, as defined herein, subject to such terms and conditions, including vesting and/or performance conditions, as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards shall be subject to the following provisions:

(a)    At the time a Stock Award is made, the Administrator shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award or shall determine that such Stock Award is not subject to any vesting requirements. Subject to the right of the Administrator to establish a Restricted Period that extends vesting dates to later or earlier dates than the dates provided in this sentence, the Restricted Period of a Stock Award, if any, shall lapse as follows: the restrictions shall lapse as to one third of the Shares subject to such Stock Award on the fifth anniversary of its date of grant, as to an additional one third of the Shares subject to such Stock Award on the sixth anniversary of its date of grant and as to the balance of the Shares subject to such Stock Award on the seventh anniversary of its date of grant. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or in lieu of the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. The Administrator may provide that all restrictions on Stock Award Shares shall lapse if certain performance criteria are met and that, if such criteria are not met, that such restrictions shall lapse if certain vesting conditions are satisfied. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)    Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d)    Subject to the terms of the applicable Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if, prior to the date on which all restrictions applicable to such Stock Award shall have lapsed, the Stock Awardee voluntarily terminates employment with the Company or its Affiliates or resigns or voluntarily terminates his consultancy arrangement with the Company or its Affiliates or if the Stock Awardee's employment or the consultant's consultancy arrangement is terminated for Cause. If the Stock Awardee's employment or consultancy arrangement terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e)    Upon the satisfaction of the conditions prescribed by the Administrator with respect to a particular Stock Award, the restrictions applicable to the related Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions under the Plan, to the Stock Awardee or his beneficiary or estate, as the case may be.

13.    Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)    The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment (other than the par value thereof, in the Administrator’s discretion) shall be required for Unrestricted Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14.    Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:

(a)    Tandem Stock Appreciation Rights may be awarded by the Administrator in connection with any Option granted under the Plan, either at the time such Option is granted or thereafter at any time prior to the exercise, termination or expiration of such Option. The base price of any Tandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of the related Option. Nontandem Stock Appreciation Rights may also be granted by the Administrator at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Administrator shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 14(d). The base price of any Nontandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Administrator shall determine.

(b)    Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Administrator may determine (which period may expire prior to the expiration date of the related Option); provided, however, if no such period is specified, a Tandem Stock Appreciation Right shall be exercisable only for the period that the related Option is exercisable. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Administrator shall determine.

(c)    Tandem Stock Appreciation Rights shall entitle the applicable Participant to surrender to the Company unexercised the related Option, or any portion thereof, and, subject to Section 14(f) to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the Option exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. In addition, the Optionee shall be entitled to receive an amount equal to any credit against the Option exercise price which would have been allowed had the Option, or portion thereof, been exercised. Cash shall be delivered in lieu of any fractional shares.

(d)    The exercise of Nontandem Stock Appreciation Rights shall, subject to Section 14(f), entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof, being exercised. Cash shall be delivered in lieu of any fractional shares.

(e)    As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Company shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 14(c) and Section 14(d) and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, or (ii) if the Administrator causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 14(f), deliver to the recipient an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

(f)    The Administrator, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

15.  Qualified Performance-Based Compensation. The Administrator may determine that Stock Awards granted to a Service Provider shall be considered “qualified performance-based compensation” under Code Section 162(m). The following provisions shall apply to grants of Stock Awards that are to be considered “qualified performance-based compensation” under Code Section 162(m):

(a)  Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Administrator shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Administrator deems appropriate and consistent with the Plan and Code Section 162(m).

(b) Criteria Used for Objective Performance Goals. The Administrator shall use objectively determinable performance goals that are based on one or more of the following measures: stock price, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level in, or increase in all or a portion of assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals and cost targets or goals relating to acquisitions or divestitures. The business criteria may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Administrator may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Administrator, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in our public filings, (v) restructuring activities reported in our public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.

(c) Establishment of Goals. The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code Section 162(m). The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
(d) Certification of Results. The Administrator shall certify and announce the results for each performance period to all Participants after the announcement of the Company’s financial results for the performance period. If and to the extent that the Administrator does not certify that the performance goals have been met, the grants of Stock Awards for the performance period shall be forfeited or shall not be made, as applicable.

(e) Death, Disability or Other Circumstances. The Administrator may provide that Stock Awards shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change in Control Event or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

16.    Non-Transferability. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right, Stock Purchase Right and Stock Award (until such time as all restrictions lapse) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, in the case of an Option, Stock Appreciation Right or Stock Purchase Right, may be exercised, during the lifetime of a Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares subject to Stock Purchase Agreements and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

17. Adjustments Upon Changes in Capitalization; Dissolution; Change in Control and Other Events.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right, Stock Award Agreement and Stock Appreciation Right and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Stock Award Agreement or Stock Appreciation Right, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right and for a holder of a Stock Purchase Right to exercise his or her Stock Purchase Right until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of a Stock Purchase Right or any restrictions as to any Stock Award shall lapse as to all such Shares covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c)    Exercisability and Vesting Upon a Change in Control Event. Notwithstanding any provision of this Plan other than Section 17(d), in the event that a "Change in Control Event" occurs, all Options, Stock Appreciation Rights, Stock Purchase Stock and Restricted Stock granted hereunder which are held by Employees or Consultants as of the occurrence of such a Change in Control Event shall become fully exercisable or vested immediately and automatically upon the occurrence of such a Change in Control Event, except that in the case of Restricted Stock that is subject to a performance restriction based on the Fair Market Value of the Company’s Common Stock, the Company’s repurchase rights applicable to such Restricted Stock shall lapse with respect to a Change in Control Event only if and to the extent that the per-share purchase price paid or deemed paid by the Acquirer (defined below) would suffice to fulfill such performance restriction; the balance of the Restricted Stock (or cash paid by the Acquirer for such shares) shall cease to be subject to any further repurchase rights by the Acquirer ratably and monthly over the period of time (but not greater than 36 months) that the Acquirer contracts for the Services of the Employee or Consultant who beneficially holds the Restricted Stock, and if the Acquirer does not engage the Services of the Employee, the unvested shares of Restricted Stock shall vest as of the Change in Control Event. For purposes of this Plan, the term "Change in Control Event" shall mean any of the following events:

(i) the acquisition by any one person, or more than one person acting as a group (within the meaning of Rule 13d-3), of ownership of stock of the Company possessing more than 50% of the total voting power of the capital stock of the Company (the “Acquirer”); or

(ii)	(a) any consolidation or merger of the Company, in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation (or if the transaction is structured as merger or consolidation of subsidiaries, 50% or more of the continuing or surviving parent corporation) immediately after such consolidation or merger, or (b) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (any transaction contemplated by this clause (ii) being referred to herein as a “Sale of the Company”), where in subparagraph “a” the dominant holders of voting stock shall be regarded as an Acquirer and in subparagraph “b” the transferee shall be regarded as an Acquirer.

(iii) Other Definition. The Administrator may modify the definition of Change in Control Event for a particular Award as the Administrator deems appropriate to comply with Code Section 409A or otherwise.

(d)    Assumption of Options and Awards. In the event of a Sale of the Company, each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Administrator determines that, at least thirty days prior to the scheduled consummation of such Sale of the Company, the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), or substitute an equivalent option or stock appreciation right for each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), then the Administrator shall notify all holders of outstanding Options and Stock Appreciation Rights that all outstanding Options and Stock Appreciation Rights shall be fully exercisable for a period of twenty (20) days from the date of such notice and that any Options and Stock Appreciation Rights that are not exercised within such period shall terminate upon consummation of such Sale of the Company.

18.    Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) and Code Section 409A, as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to this Plan for any purpose.

19.    Date of Grant. The date of grant of an Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

20.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement shall be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d)    No Repricing Without Stockholder Approval. Notwithstanding any provision of the Plan to the contrary, the Administrator may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in the rules of the stock exchange on which the Company’s Common Stock is listed and shall not include adjustments pursuant to Section 17 of the Plan.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” The Plan must be reapproved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 15 if additional grants are to be made under Section 15 after such date and if required by Code Section 162(m).

21.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right unless such grant or the exercise of such Option, Stock Appreciation Right or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b)    Investment Representations. As a condition to the grant of any Award or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right, the Company may require the person receiving such Award or exercising such Option, Stock Appreciation Right or Stock Purchase Right to represent and warrant at the time of any such exercise or grant that the applicable Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)    Additional Conditions. The Administrator shall have the authority to condition the grant of any Award or rights in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements and stockholder agreements in the future. The Administrator may implement such measures as the Administrator deems appropriate to determine whether Shares acquired as a result of the exercise of an Incentive Stock Option have been the subject of a “disqualifying disposition” for federal income tax purposes, including requiring the Optionee to hold such Shares in his or her own name and requiring that the Optionee notify the Administrator of any such “disqualifying disposition.”

(d)    Trading Policy Restrictions. Option, Stock Appreciation Right and Stock Purchase Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction over the Company, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.    Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

26.    Governing Law. This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.

27.    Option Grants under Other Plans. From and after the date on which this Plan is approved by the stockholders of the Company, no subsequent stock option grants shall be made under the following plans heretofore adopted by the Company: 2000 Stock Option Plan; 1998 Non-Employee Director Stock Option Plan; 1995 Non-Qualified Option Plan; 2004 Stock Option Plan; 1996 Stock Option Plan; 1991 Restated Stock Option Plan for Non-Employee Directors; and 1989 Restated Stock Option Plan.

28. Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and the regulations promulgated thereunder to the extent applicable, and shall be administered in accordance with Code Section 409A to the extent Code Section 409A is applicable to the Plan or any Award hereunder. Each Award shall be subject to such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A, or (ii) satisfies such requirements. Awards granted under the Plan shall be structured in a manner consistent with the requirements of Code Section 409A and payment or distributions with respect thereto shall only be made in a manner and upon an event permitted under Code Section 409A and, to the extent required under Code Section 409A, payments or distributions to a Participant who is a “specified employee” (within the meaning of such term under Code Section 409A) upon his or her separation from service shall be postponed and subject to a six-month delay and shall be paid within 15 days after the end of the six-month period following separation from service or if the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code Section 409A shall be paid to the personal representative of the Participant’s estate within 60 days after the date of the Participants’s death. All payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Code Section 409A. In no event shall a Participant, directly or indirectly designate the calendar year in which payment or distribution is made.

Annex C

Information Regarding PhotoMedex, Inc.

Description of PhotoMedex Inc. Business

We are a medical device and specialty pharmaceutical company focused on facilitating the cost-effective use of technologies for doctors, hospitals and surgery centers to enable their patients to achieve a higher quality of life. Our business operates in five distinct business units: three in Dermatology and two in Surgical. Business units, or segments, are distinguished by our management structure, products and services offered, markets served or types of customers.

The Domestic XTRAC® segment derives revenues principally from procedures performed by dermatologists in the United States. Our XTRAC system is generally placed in a dermatologist’s office without any initial capital cost and then we charge a fee-per-use to treat skin disease. On occasion, however, we sell XTRAC lasers to customers, due generally to customer circumstances and preferences. Our International Dermatology Equipment segment, in contrast, generates revenues from the sale of equipment to dermatologists outside the United States through a network of distributors. The Skin Care segment generates revenues primarily by selling physician-dispensed skincare products worldwide.

The Surgical Services segment, prior to the sale of this segment, generated revenues by providing fee-based procedures typically using our mobile surgical laser equipment delivered and operated by a technician at hospitals and surgery centers in the United States. We sold this segment on August 8, 2008. The Surgical Products segment generated revenues by selling laser products and disposables to hospitals, surgery centers and doctors both domestically and internationally.

The XTRAC laser system is designed and manufactured by us to phototherapeutically treat psoriasis, vitiligo, atopic dermatitis and leukoderma. We have secured specific 510(k) clearances from the United States Food and Drug Administration to market the XTRAC laser system for treatment of these conditions. The XTRAC is approved by Underwriters’ Laboratories; it is also CE-marked, and accordingly a third party regularly audits our quality system and manufacturing facility. Our manufacturing facility for the XTRAC is located in Carlsbad, California.

Our Skin Care business markets products for skin health, hair care and wound care generally distributed by dermatologists and plastic surgeons. Most of these products incorporate proprietary copper and manganese peptide technologies. The Skin Care business has a dedicated national sales force and marketing department. Our primary facility for the skincare business is located in Redmond, Washington.

Our Surgical businesses are located in Montgomeryville, Pennsylvania. In the surgical businesses, we also develop, manufacture and market proprietary lasers and delivery systems for both contact and non-contact surgery and provide surgical services utilizing these and other manufacturers’ products. The Montgomeryville facility also serves as our corporate headquarters.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this Annex C.

Overview

We view our business as comprised of the following five business segments:

•	Domestic XTRAC,

•	International Dermatology Equipment,

•	Skin Care (ProCyte),

•	Surgical Services, and

•	Surgical Products.

Domestic XTRAC

Our Domestic XTRAC segment is a U.S. business with revenues primarily derived from procedures performed by dermatologists. We are engaged in the development, manufacturing and marketing of our proprietary XTRAC® excimer laser and delivery systems and techniques used in the treatment of inflammatory skin disorders, including psoriasis, vitiligo, atopic dermatitis and leukoderma.

As part of our commercialization strategy in the United States, we offer the XTRAC laser system to targeted dermatologists at no initial capital cost. Under this contractual arrangement, we maintain ownership of the laser and earn revenue each time a physician treats a patient with the equipment, and we believe this arrangement will increase market penetration. At times, however, we sell the laser directly to the customer for certain reasons, including the costs of logistical support and customer preference. We are finding that through sales of lasers we are able to reach, at respectable margins, a sector of the market that is better suited to a sale model than a per-procedure model.

For the past six years, we have sought to clear the path of obstacles and barriers to a roll-out of the XTRAC laser system in dermatology. Our efforts culminated in March 2007, when the Blue Cross Blue Shield Association (BCBSA) published a National Reference Policy that now recommends positive reimbursement coverage for psoriasis, including the XTRAC, as first-step therapy for moderate to severe psoriasis comprising less than 20% body area. Subsequent to publication of this reference policy many states adopted the XTRAC as a reimbursable procedure including the Blue Cross Blue Shield Insurance plans in Illinois, New Mexico, Oklahoma, Texas and California. Only a few remaining states do not have a positive payment policy. We estimate that 90% of the insured population in the United States has plan coverage for the treatment of psoriasis by the excimer laser.

Our 26-person XTRAC sales organization includes 13 sales representatives, 11 clinical specialists and 2 marketing support personnel. Our 28-person skin care sales organization includes 20 sales representatives, 6 customer service representatives and 2 marketing support personnel. The sales representatives of each segment provide follow-up sales support and share sales leads to enhance opportunities for cross-selling. Our marketing department has been instrumental in expanding the advertising campaign for the XTRAC laser system.

While our sales and marketing expenses have grown faster than the revenues on which the expenses are targeted to have positive impact, we expect to increase our overall revenue and productivity as a result of these expenditures in the long term. For example, we have tried various direct-to-consumer marketing programs that have positively influenced utilization, but the payback in utilization is expected to be attained in periods subsequent to the period in which we incurred the expense. We have also increased the number of sales representatives and established a group of clinical support specialists to optimize utilization levels and better secure the willingness and interest of patients to seek follow-up courses of treatment after the effect of the first battery of treatment sessions starts to wear off.

International Dermatology Equipment

In the international market, we derive revenues by selling our dermatology laser systems to distributors and directly to physicians. In this market, we have benefited from both our clinical studies and from the improved reliability and functionality of the XTRAC laser system. Compared to the domestic segment, the sales of laser systems in the international segment is influenced to a greater degree by competition from similar laser technologies as well as non-laser lamp alternatives. Over time, this competition has reduced the prices we are able to charge to international distributors for our XTRAC products. In 2005, as a result of the acquisition of worldwide rights to certain proprietary light-based technology from Stern, we also explored new product offerings in the treatment of dermatological conditions. We expanded the international marketing of this product, called the VTRAC™, in 2006. The VTRAC is a lamp-based UVB targeted therapy, positioned at a price point lower than the XTRAC laser system so that it will effectively compete with other non-laser-based therapies for psoriasis and vitiligo.

Skin Care (ProCyte)

On March 18, 2005, we completed the acquisition of ProCyte Corporation. ProCyte generates revenues from the sale of skin health, hair care and wound care products; the sale of copper peptide compound in bulk; and royalties on licenses for the patented copper peptide compound. The operating results of ProCyte for the year ended December 31, 2005 are included from March 19, 2005 through December 31, 2005. Under purchase accounting rules, the operating results of ProCyte for prior periods are not included in our Statement of Operations. A description of transaction and pro-forma operating results are disclosed as part of Note 2, “Acquisitions”, to the financial statements.

ProCyte’s focus has been to provide unique products, primarily based upon patented technologies for selected applications in the dermatology, plastic and cosmetic surgery and spa markets. ProCyte has also expanded the use of its novel copper peptide technologies into the mass retail market for skin and hair care through targeted technology licensing and supply agreements.

ProCyte’s products are aimed at the growing demand for skin health and hair care products, including products to enhance appearance and address the effects of aging on skin and hair. ProCyte’s products are formulated, branded and targeted at specific markets. ProCyte’s initial products addressed the dermatology, plastic and cosmetic surgery markets for use after various procedures. Anti-aging skin care products were added to offer a comprehensive approach for a patient’s skincare regimen.

Surgical Services

The Surgical Services segment typically generates revenues by providing fee-based procedures using our mobile surgical laser equipment delivered and operated by a technician at hospitals and surgery centers in the United States. We have pursued a cautious growth strategy for this business segment in order to conserve our cash resources for the XTRAC business segments.

We have limited marketing experience in expanding our surgical services business. The majority of this business is in the southeastern part of the United States. New procedures and geographical expansion, together with new customers and different business habits and networks, will likely continue to pose different challenges compared to those that we have encountered in the past.

Surgical Products

The Surgical Products segment generates revenues by selling laser products and disposables to hospitals and surgery centers both inside and outside of the United States. Also included are various non-laser surgical products (e.g. the ClearEss® II suction-irrigation system). Surgical product revenues decreased in 2007 compared to 2006, reflecting we believe that sales of surgical laser systems and the related disposable base have eroded as hospitals continue to seek outsourcing solutions instead of purchasing lasers and related disposables for their operating rooms. We are working to offset this erosion by increasing sales from the Diode surgical laser introduced in 2004, including OEM arrangements.

In September 2007, we entered into a three-year OEM agreement with AngioDynamics under which we manufacture for AngioDynamics, on a non-exclusive basis, a private-label, 980-nanometer diode laser system. The system is designed for use with AngioDynamics’ NeverTouch™ VenaCure® patented endovenous therapy for treatment of varicose veins. The OEM agreement provides that we shall supply this laser on an exclusive basis to AngioDynamics, should AngioDynamics meet certain purchase requirements. Having received from AngioDynamics a purchase order that exceeded the minimum purchase requirement for delivery of lasers over the first contract year, we will now provide this laser exclusively to AngioDynamics for worldwide sale in the peripheral vascular treatment field.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations in this Report are based upon our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures at the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition, accounts receivable, inventories, impairment of property and equipment and of intangibles and accruals for warranty claims. We use authoritative pronouncements, historical experience and other assumptions as the basis for making estimates. Actual results could differ from those estimates. Management believes that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our Consolidated Financial Statements. These critical accounting policies and the significant estimates made in accordance with these policies have been discussed with our Audit Committee.

Revenue Recognition

XTRAC-Related Operations

We have two distribution channels for our phototherapy treatment equipment. We either (i) place the laser in a physician’s offices (at no charge to the physician) and charge the physician a fee for an agreed-upon number of treatments or (ii) to a lesser extent, sell the laser through a distributor or directly to a physician. When we sell an XTRAC laser to a distributor or directly to a foreign or domestic physician, revenue is recognized when the following four criteria under Staff Accounting Bulletin No. 104 have been met: (i) the product has been shipped and we have no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is probable (the “SAB 104 Criteria”). At times, units are shipped, but revenue is not recognized until all of the SAB 104 Criteria have been met, and until that time, the unit is carried on our books as inventory.

We ship most of our products FOB shipping point, although from time to time certain customers, for example governmental customers, will insist upon FOB destination. Among the factors we take into account in determining the proper time at which to recognize revenue are when title to the goods transfers and when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criteria are recognized when invoiced amounts are assured or fully paid. Under the terms of our distributor agreements, distributors do not have a unilateral right to return any unit that they have purchased. However, we do allow products to be returned by our distributors for product defects or other claims.

When we place a laser in a physician’s office, we recognize service revenue based on the number of patient treatments performed by the physician. Treatments in the form of random laser-access codes that are sold to physicians, but not yet used, are deferred and recognized as a liability until the physician performs the treatment. Unused treatments remain an obligation of ours because the treatments can only be performed on our equipment. Once the treatments are delivered to a patient, this obligation has been satisfied.

We exclude all sales of treatment codes made within the last two weeks of the period in determining the amount of procedures performed by our physician-customers. Our management believes this approach closely approximates the actual amount of unused treatments that existed at the end of a period. For the years ended December 31, 2007 and 2006, we deferred $563,336 and $506,440, respectively, under this approach.

We have a program to support certain physicians in addressing treatments with the XTRAC laser system that may be denied reimbursement by private insurance carriers. We recognize service revenue from the sale of treatment codes to physicians participating in this program only if and to the extent the physician has been reimbursed for the treatments. We estimate a contingent liability for potential refunds under this program by reviewing the history of denied insurance claims and appeals processed. At December 31, 2007 and 2006, we had net deferred revenues of $72,812 and $80,697, respectively, under this program.

Skin Care Operations

We generate revenues from our Skin Care business primarily through three channels. The primarily channel is through product sales for skin health, hair care and wound care; the second is through sales of the copper peptide compound, primarily to Neutrogena Corporation, a Johnson & Johnson company; and the third is through royalties generated by our licenses, principally to Neutrogena. The second and third channels have become minor. We recognize revenues on the products and copper peptide compound when they are shipped, net of returns and allowances. We ship the products FOB shipping point. Royalty revenues are based upon sales generated by our licensees. We recognize royalty revenue at the applicable royalty rate applied to shipments reported by our licensee.

Surgical Products and Service Operations

We generate revenues from our surgical businesses primarily from two channels. The first is through product sales of laser systems, related maintenance service agreements, recurring laser delivery systems and laser accessories, and the second is through per-procedure surgical services. We recognize revenues from surgical laser and other product sales, including sales to distributors and other customers, when the SAB 104 Criteria have been met.

For per-procedure surgical services, we recognize revenue upon the completion of the procedure. Revenue from maintenance service agreements is deferred and recognized on a straight-line basis over the term of the agreements. Revenue from billable services, including repair activity, is recognized when the service is provided.

Inventory. We account for inventory at the lower of cost (first-in, first-out) or market. Cost is determined to be purchased cost for raw materials and the production cost (materials, labor and indirect manufacturing cost) for work-in-process and finished goods. Throughout the laser manufacturing process, the related production costs are recorded within inventory. Work-in-process is immaterial, given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials. We perform full physical inventory counts for XTRAC and cycle counts on the other inventory to maintain controls and obtain accurate data.

Our XTRAC laser is either (i) sold to distributors or physicians directly or (ii) placed in a physician’s office and remains our property. The cost to build a laser, whether for sale or for placement, is accumulated in inventory. When a laser is placed in a physician’s office, the cost is transferred from inventory to “lasers in service” within property and equipment. At times, units are shipped to distributors, but revenue is not recognized until all of the SAB 104 Criteria have been met, and until that time, the unit is carried on our books as inventory. Revenue is not recognized from these distributors until payment is either assured or paid in full.

Reserves for slow-moving and obsolete inventories are provided based on historical experience and product demand. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trends.

Allowance for Doubtful Accounts. Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. The majority of receivables related to phototherapy sales are due from various distributors located outside of the United States and from physicians located inside the United States. The majority of receivables related to skincare products, surgical services and surgical products are due from various customers and distributors located inside the United States. From time to time, our customers dispute the amounts due to us, and, in other cases, our customers experience financial difficulties and cannot pay on a timely basis. In certain instances, these factors ultimately result in uncollectible accounts. The determination of the appropriate reserve needed for uncollectible accounts involves significant judgment. Such factors include changes in the financial condition of our customers as a result of industry, economic or customer-specific factors. A change in the factors used to evaluate collectibility could result in a significant change in the reserve needed.

Property and Equipment. As of December 31, 2007 and 2006, we had net property and equipment of $10,143,808 and $9,054,098, respectively. The most significant component of these amounts relates to the XTRAC lasers placed by us in physicians’ offices. We own the equipment and charge the physician on a per-treatment basis for use of the equipment. The recoverability of the net carrying value of the lasers is predicated on continuing revenues from the physicians’ use of the lasers. If the physician does not generate sufficient treatments, then we remove the laser from the physician’s office and redeploy elsewhere. In reflection of their improved reliability, XTRAC lasers placed in service after December 31, 2005 are depreciated on a straight-line basis over the estimated useful life of five-years; other XTRAC lasers-in-service continue to be depreciated over the original useful life of three years. Surgical lasers-in-service are depreciated on a straight-line basis over an estimated useful life of seven years if new, five years or less if used equipment. The straight-line depreciation basis for lasers-in-service is reflective of the pattern of use. For other property and equipment, including property and equipment acquired from ProCyte, depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, primarily three to seven years for computer hardware and software, furniture and fixtures, automobiles, and machinery and equipment. Leasehold improvements are amortized over the lesser of the useful lives or lease terms. Useful lives are determined based upon an estimate of either physical or economic obsolescence, or both.

Intangibles. Our balance sheet includes goodwill and other intangible assets which affect the amount of future period amortization expense and possible impairment expense that we will incur. Management’s judgments regarding the existence of impairment indicators are based on various factors, including market conditions and operational performance of our business. As of December 31, 2007 and 2006, we had $20,933,681 and $22, 151,160, respectively, of goodwill and other intangibles, accounting for 37% and 39% of our total assets at the respective dates. The goodwill is not amortizable; the other intangibles are. The determination of the value of such intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We test our goodwill for impairment, at least annually. This test is usually conducted in December of each year in connection with the annual budgeting and forecast process. Also, on a quarterly basis, we evaluate whether events have occurred that would negatively impact the realizable value of our intangibles or goodwill.

There has been no change in 2007 and 2006 to the carrying value of goodwill that is allocated to the XTRAC domestic segment and the XTRAC international segment in the amounts of $2,061,096 and $883,327, respectively. The allocation of goodwill to each segment was based upon the relative fair values of the two segments as of August 2000, when we bought out the minority interest in Acculase, Inc. and thus recognized the goodwill. In connection with the acquisition of ProCyte on March 18, 2005, we acquired certain intangibles recorded at fair value as of the date of acquisition and allocated fully to the Skin Care (ProCyte) segment. In 2006, we adjusted the carrying value of the goodwill from the ProCyte acquisition reflecting management’s best estimate of pre-acquisition contingencies based upon plans entered into prior to March 18, 2005. The balances of these acquired intangibles, net of amortization, were :

	December 31,
	2007	2006
ProCyte Neutrogena Agreement	$1,062,000	$1,542,000
ProCyte Customer Relationships	752,261	1,092,257
ProCyte Tradename	793,364	903,368
ProCyte Developed Technologies	120,356	148,928
Goodwill	13,973,385	13,973,385
Total	$16,701,366	$17,659,938

Deferred Income Taxes. We have a deferred tax asset that is fully reserved by a valuation allowance. We have not recognized the deferred tax asset, given our historical losses and the lack of certainty of future taxable income. However, if and when we become profitable and can reasonably foresee continuing profitability, then under SFAS No. 109 we may recognize some of the deferred tax asset. The recognized portion may variously reduce acquired goodwill, increase stockholders’ equity directly and/or benefit the statement of operations.

Warranty Accruals. We establish a liability for warranty repairs based on estimated future claims for XTRAC systems and based on historical analysis of the cost of the repairs for surgical laser systems. However, future returns of defective laser systems and related warranty liability could differ significantly from estimates, and historical patterns, which would adversely affect our operating results.

Fiscal Years Ended December 31, 2005, 2006 and 2007

Results of Operations

Revenues
The following table illustrates revenues from our five business segments for the periods listed below:

	For the Year Ended December 31,
	2007	2006	2005
Dermatology:
XTRAC Domestic Services	$9,141,857	$5,611,387	$3,498,235
International Dermatology Equipment Revenues	3,256,505	2,186,424	1,404,096
Skin Care (ProCyte) Revenues	13,471,973	12,646,910	10,042,132
Total Dermatology Revenues	$25,870,335	$20,444,721	$14,944,463

Surgical:
Surgical Services	$7,667,174	$6,944,292	$7,719,529
Surgical Products	5,176,108	5,800,864	5,720,514
Total Surgical Revenues	$12,843,282	$12,745,156	$13,440,043

Total Revenues	$38,713,617	$33,189,877	$28,384,506

Domestic XTRAC Segment

Recognized treatment revenue for the years ended December 31, 2007, 2006, and 2005 was $6,981,223, $5,142,022 and $3,498,235, respectively, reflecting billed procedures of 109,139, 83,272 and 54,255, respectively. In addition, 4,157, 5,168 and 6,371 procedures were performed for the years ended December 31, 2007, 2006 and 2005, respectively, without billing from us, in connection with clinical research and customer evaluations of the XTRAC laser. The increase in procedures in the year ended December 31, 2007 compared to the comparable periods in 2006 and 2005 was largely related to our continuing progress in securing favorable reimbursement policies from private insurance plans and to our increased marketing programs. Increases in procedures are dependent upon building market acceptance through marketing programs with our physician partners and their patients that the XTRAC procedures will be of clinical benefit and be generally reimbursed.

We have a program to support certain physicians who may be denied reimbursement by private insurance carriers for XTRAC treatments. In accordance with the requirements of SAB No. 104, we recognize service revenue during the program only to the extent the physician has been reimbursed for the treatments. For the year ended December 31, 2007, we deferred revenues of $103,851 (1,587 procedures) net, under this program, compared to deferred revenues of $124,427 (1,897 procedures) net, under this program for the year ended December 31, 2006. For the year ended December 31, 2005, we deferred revenues of $57,302, (873 procedures) net, under this program. The change in deferred revenue under this program is presented in the table below.

For the years ended December 31, 2007 and 2006, domestic XTRAC laser sales were $2,160,634 and $469,365, respectively. There were 43 and 11 lasers sold, respectively. There were no lasers sold for the year ended December 31, 2005. Overall, laser sales have been made for various reasons, including costs of logistical support and customer preferences. We are finding that through sales of lasers we are able to reach, at reasonable margins, a sector of the market that is better suited to a sale model than a per-procedure model.

The following table illustrates the above analysis for the Domestic XTRAC segment for the periods reflected below:

	For the Year Ended December 31,
	2007	2006	2005
Total revenue	$9,141,857	$5,611,387	$3,498,235
Less: laser sales revenue	(2,160,634)	(469,365)	-
Recognized treatment revenue	6,981,223	5,142,022	3,498,235
Change in deferred program revenue	103,851	124,427	57,302
Change in deferred unused treatments	56,896	194,869	5,371
Net billed treatment revenue	7,141,970	5,461,318	$3,560,908
Procedure volume total	113,296	88,440	60,626
Less: Non-billed procedures	4,157	5,168	6,371
Net billed procedures	109,139	83,272	54,255
Avg. price of treatments sold	$65.44	$65.58	$65.63
Procedures with deferred program revenue, net	1,587	1,897	873
Procedures with deferred unused treatments, net	869	2,971	82

The average price for a treatment may be reduced in some instances based on the volume of treatments performed. The average price for a treatment also varies based upon the mix of mild and moderate psoriasis patients treated by our physician partners. We charge a higher price per treatment for moderate psoriasis patients due to the increased body surface area required to be treated, although there are fewer patients with moderate psoriasis than there are with mild psoriasis. Due to the length of treatment time required, it has not generally been practical to use our therapy to treat severe psoriasis patients, but this may change as our new product, the XTRAC Ultra, has shorter treatment times. A study undertaken with the guidance of John Koo, MD, of the University of California at San Francisco, is evaluating the effectiveness of the Ultra in treating patients suffering from severe psoriasis. In March 2007, the BCBSA published a National Reference Policy that now recommends positive reimbursement coverage for treatment of psoriasis by laser, including the XTRAC as first step therapy for moderate to severe psoriasis comprising less than 20% body area.

International Dermatology Equipment Segment

International sales of our XTRAC and VTRAC systems and related parts were $3,256,505 for the year ended December 31, 2007 compared to $2,186,424 and $1,404,096 for the years ended December 31, 2006 and 2005, respectively. We sold 65 systems in the year ended December 31, 2007 compared to 46 and 26 systems in the years ended December 31, 2006 and 2005, respectively. Compared to the domestic business, the international dermatology equipment operations are more influenced by competition from similar laser technology from other manufacturers and from non-laser lamps. Such competition has caused us at times to reduce the prices we charge to international distributors. The average price of dermatology equipment sold internationally also varies due to the quantities of refurbished domestic XTRAC systems sold and the amount of VTRACs sold. Both of these products have lower average selling prices than new XTRAC laser systems, however, by adding these to our product offerings along with expanding into new geographic territories where the products are sold, we have been able to increase overall international dermatology equipment revenues.

•
We began selling refurbished domestic XTRAC laser systems into the international market during 2005. The selling price for used equipment is substantially less than new equipment. We sold five of these used lasers in the year ended December 31, 2007 at an average price of $36,500. We sold six of these used lasers, in each year, at an average price of $28,000 and $27,000 for the years ended December 31, 2006 and 2005, respectively; and

•
We began selling the new VTRAC, a lamp-based, alternative UVB light source that has a wholesale sales price that is substantially below our competitors’ international dermatology equipment and below our XTRAC laser during 2006. In the years ended December 31, 2007 and 2006, we sold 20 and 12 VTRAC systems, respectively.

The following table illustrates the key changes in the International XTRAC segment for the periods reflected below:

	For the Year Ended December 31,
	2007	2006	2005
Revenues	$3,256,505	$2,186,424	$1,404,096
Laser and lamp systems sold	65	46	26
Average revenue per system	$50,100	$47,531	$54,004

Skin Care (ProCyte) Segment

For the year ended December 31, 2007, ProCyte revenues were $13,471,973 compared to $12,646,910 for the year ended December 31, 2006 and $10,042,132 for the year ended December 31, 2005. Inasmuch as ProCyte was acquired on March 18, 2005, the operating results of ProCyte for the year ended December 31, 2005 include activity from ProCyte from March 19, 2005 through December 31, 2005. Skin Care revenues are generated from the sale of various skin and hair care products, from the sale of copper peptide compound and from royalties on licenses, mainly from Neutrogena. For the full year 2005, unaudited Skin Care revenues were approximately $13 million.

●	Physician dispensed product revenues, our most strategic and most profitable revenues, increased approximately 16% in 2007 over 2006, or about $985,000.

●	Bulk product and royalty revenues decreased approximately 24% in 2007 over 2006, or about $233,000.

The following table illustrates the key changes in the Skin Care (ProCyte) segment for the periods reflected below:

	For the Year Ended December 31,
	2007	2006	2005
Product sales	$12,732,973	$11,674,510	$8,902,615
Bulk compound sales	464,000	672,400	679,550
Royalties	275,000	300,000	459,967
Total Skin Care revenue	$13,471,973	$12,646,910	$10,042,132

Surgical Services Segment

In the years ended December 31, 2007, 2006 and 2005, surgical service revenues were $7,667,174, $6,944,292 and $7,719,529, respectively, representing a 10% increase and a 1% decrease from the comparable prior year periods. The increases were primarily due to an increase in revenue from urological procedures delivered using a laser system purchased from a third party manufacturer. Such procedures included a charge to the customer for the use of the laser and the technician to operate it, as well as a charge to the customer for the third party’s proprietary fiber delivery system. The decrease from the year ended December 31, 2006 compared to the year ended December 31, 2005, was primarily due to the six territories that we closed since January 1, 2005, the largest of which was in the fourth quarter of 2005, and business interruption in New Orleans and Alabama from the hurricanes in August and September 2005. Operations in two of our territories on the western side of Florida were closed due to the termination of a customer contract. We closed operations in the other four territories for insufficient profitability.

Surgical Products Segment

Surgical Products revenues include revenues derived from the sales of surgical laser systems together with sales of related laser fibers and laser disposables. Sales of laser systems create recurring sales of laser fibers and laser disposables that are more profitable than laser systems.

For the year ended December 31, 2007, surgical products revenues were $5,176,108 compared to $5,800,864 in the year ended December 31, 2006. The decrease was due to $434,133 less disposable and fiber sales compared to the prior year period. Also, there was a decline in the average price per laser sold for the year ended December 31, 2007 compared to the prior year period.

Disposables and fiber sales decreased approximately 15% from the comparable year ended December 31, 2006. This is due to the fact that in the year ended December 31, 2006, we had a one-time customer order for approximately $250,000 in disposables. We expect that the disposables base may continue to erode over time as hospitals continue to seek outsourcing solutions instead of purchasing lasers and related disposables for their operating rooms. We have sought to offset this erosion through expansion of our surgical services. We expect that our OEM contract with AngioDynamics with initial shipments in December 2007 will help grow this segment of the business.

For the year ended December 31, 2006, surgical products revenues were $5,800,864 compared to $5,720,514 in the year ended December 31, 2005. The increase was almost entirely due to $207,000 in additional laser system revenues derived from an increase in the number of systems sold (80 vs. 47), as partially offset by a decline in the average price per laser sold. The $207,000 in additional laser system revenues was offset, in part, by a decrease in disposable and fiber sales of approximately 5%.

As set forth in the table below, the decrease in average price per laser between the periods was largely due to the mix of lasers sold and partly due to the trade level at which the lasers were sold (i.e. wholesale versus retail). Our diode laser has replaced our Nd:YAG laser, which had a higher sales price. Included in laser sales during the years ended December 31, 2007, 2006 and 2005 were sales of 78, 65 and 28 diode lasers, respectively. The diode lasers have lower sales prices than our other types of lasers, and thus the increase in the number of diodes sold reduced the average price per laser. We expect that we will continue to sell more diode lasers than our other types of lasers into the near future.

The following table illustrates the key changes in the Surgical Products segment for the periods reflected below:

	For the Year Ended December 31,
	2007	2006	2005
Revenues	$5,176,108	$5,800,864	$5,720,514
Percent (decrease)/increase	(10.8)%	1.4%	13.6%
Laser systems sold	87	80	47
Laser system revenues	$1,684,000	$1,801,000	$1,594,000
Average revenue per laser	$19,356	$22,513	$33,915

Cost of Revenues

Cost of revenues divides into product cost of revenues and service cost of revenues. Within product cost of revenues are the costs of products sold in the International Dermatology Equipment segment, the Skin Care segment (with royalties included as part of services), and the Surgical Products segment (with laser maintenance included as part of services). Within services cost of revenues are the costs associated with the Domestic XTRAC segment and the Surgical Services segment, as well as costs associated with the royalties and maintenance.

Product cost of revenues during the year ended December 31, 2007 were $9,539,787, compared to $8,628,651 for the year ended December 31, 2006. The $911,136 increase is due to the increases in product cost of sales for domestic XTRAC laser sales in the amount of $689,893 and international dermatology equipment sales in the amount of $378,199, due to increased number of laser sales. There was also an increase in skincare cost of revenues of $349,343 due to increased revenues. These increases were offset, in part, by a decrease of $506,299 for surgical products.

Product cost of revenues during the year ended December 31, 2006 were $8,628,651, compared to $7,219,504 for the year ended December 31, 2005. The $1,409,147 increase reflected the cost of sales for the domestic XTRAC laser sales of $128,840, an increase of $726,412 in costs for the ProCyte business acquired on March 18, 2005, and therefore the operating results of ProCyte for the year ended December 31, 2005 include activity from ProCyte from March 19, 2005 through December 31, 2005. Additionally there was an increase of $216,389 for surgical products, due to increased laser system sales and a $337,506 increase in costs associated with sales of XTRAC laser equipment sold outside the United States.

Services cost of revenues was $10,528,247 and $9,843,199 in the years ended December 31, 2007 and 2006, respectively. Contributing to the $685,048 increase was a $886,578 increase in the Surgical Services business associated with the increase in urological procedures performed with laser systems and fibers purchased from a third-party manufacturer, which carry a higher cost of sale rather than equipment and fibers we manufacture. This increase was offset, in part, by a decrease in the cost of revenues in the Domestic XTRAC business segment of $201,531.

Services cost of revenues was $9,843,199 and $8,456,001 in the years ended December 31, 2006 and 2005, respectively. Contributing to the $1,387,198 increase was a $1,345,853 increase in the Domestic XTRAC business segment due to increased depreciation on the lasers of $629,000, an increase in excess and obsolete inventory reserve and abnormal gas consumption, which has been corrected by software modifications. Additionally there was an increase of $41,345 in the cost of revenues for the Surgical Services business.

Certain allocable XTRAC manufacturing overhead costs are charged against the XTRAC service revenues. The manufacturing facility in Carlsbad, California is used exclusively for the production of the XTRAC lasers, which are placed in physicians’ offices domestically or sold. The unabsorbed costs, relating to excess capacity, are allocated to the Domestic XTRAC and the International Dermatology Equipment segments based on actual production of lasers for each segment. Included in these allocated manufacturing costs are unabsorbed labor and direct plant costs.

The following table illustrates the key changes in cost of revenues for the periods reflected below:

	For the Year Ended December 31,
	2007	2006	2005
Product:
XTRAC Domestic	$818,733	$128,840	$-
International Dermatology Equipment	1,646,279	1,268,080	930,574
Skin Care	4,208,287	3,858,944	3,132,532
Surgical products	2,866,488	3,372,787	3,156,398
Total Product costs	$9,539,787	$8,628,651	$7,219,504

Services:
XTRAC Domestic	$3,835,828	$4,037,359	$2,691,506
Surgical Services	6,692,419	5,805,840	5,764,495
Total Services costs	$10,528,247	$9,843,199	$8,456,001

Total Costs of Revenues	$20,068,034	$18,471,850	$15,675,505

Gross Margin Analysis

Gross margin increased to $18,645,583 during the year ended December 31, 2007 from $14,718,027 during the same period in 2006. As a percentage of revenues, the gross margins for the year ended December 31, 2007 increased to 48.2% compared to 44.3% for the same period in 2006.

Gross margin increased to $14,718,027 during the year ended December 31, 2006 from $12,709,001 during the same period in 2005. As a percentage of revenues, the gross margins for the year ended December 31, 2006, decreased to 44.3% compared to 44.8% for the same period in 2005.

The following table analyzes changes in our gross margin for the periods reflected below:

Company Margin Analysis	For the Year Ended December 31,
	2007	2006	2005
Revenues	$38,713,617	$33,189,877	$28,384,506
Percent increase	16.6%	16.9%
Cost of revenues	20,068,034	18,471,850	15,675,505
Percent increase	8.6%	17.8%
Gross profit	$18,645,583	$14,718,027	$12,709,001
Gross margin percentage	48.2%	44.3%	44.8%

The primary reasons for changes in gross profit for the year ended December 31, 2007, compared to the same period in 2006 were as follows:

•
We sold a greater number of treatment procedures for the XTRAC laser systems in 2007 than in 2006. Since each incremental treatment procedure carries negligible variable cost, this significantly enhanced profit margins. The increase in procedure volume was a direct result of improving insurance reimbursement and increased marketing efforts.

•
We sold approximately $1.7 million worth of additional lasers domestically in the year ended December 31, 2007 at high margins compared to the same period in 2006. Certain of these lasers were previously being depreciated.

•	We sold approximately $850,000 worth of additional international dermatology equipment for the year ended December 31, 2007 compared to the same period in 2006.

•
Offsetting the above was an increase in depreciation of $417,000 included in the XTRAC Domestic cost of sales as a result of increasing the overall placements of new lasers since the year ended December 31, 2006.

The primary reasons for changes in gross profit for the year ended December 31, 2006, compared to the same period in 2005 were as follows:

•
Our Skin Care business has the highest gross profit percentage of any of our business segments. However, we acquired ProCyte on March 18, 2005, and, as such, the operating results of ProCyte for the year ended December 31, 2005 only included activity from March 19, 2005 through December 31, 2005.

•
We sold a greater number of treatment procedures for the XTRAC laser systems in 2006 than in 2005. Each incremental treatment procedure carries negligible variable cost. The increase in procedure volume was a direct result of improving insurance reimbursement and increased marketing efforts.

•	We sold a greater number of surgical laser systems due to the increased marketing of the Diode laser. These units were primarily sold to our master distributor at a gross margin of approximately 36%.

•
We sold XTRAC laser systems domestically during the year ended December 31, 2006. The gross margin on these sales is higher, approximately 73%, since certain of the lasers were previously being depreciated.

•
Offsetting the above was an increase in depreciation of $629,000 included in the XTRAC Domestic cost of sales as a result of increasing the overall placements of new lasers since the year ended December 31, 2005.

•
In the Surgical Products segment, unabsorbed labor and overhead plant costs, due to lower production levels, accounted for $387,000 of the increase in cost of goods sold for the year ended December 31, 2006.

•
Surgical services revenues decreased due to lost contracts, while costs related to laser repairs increased during the period. Some revenues were lost due to hurricanes. While we believe a portion of the loss will be covered by insurance, we will not record any expected recovery until we have greater assurance of such recovery.

The following table analyzes the gross profit for our Domestic XTRAC segment for the periods reflected below:

XTRAC Domestic Segment	For the Year Ended December 31,
	2007	2006	2005
Revenues	$9,141,857	$5,611,387	$3,498,235
Percent increase	62.9%	60.4%
Cost of revenues	4,654,561	4,166,199	2,691,506
Percent increase	11.7%	54.8%
Gross profit	$4,487,296	$1,445,188	$806,729
Gross margin percentage	49.1%	25.8%	23.1%

The gross profit increased for this segment for the year ended December 31, 2007 from the comparable periods in 2006 by $3,042,108. The key factors were as follows:

•
Key drivers in increased revenue in this segment are insurance reimbursement and increased direct-to-consumer advertising in targeted territories. Improved insurance reimbursement, together with greater consumer awareness of the XTRAC therapy, increased treatment revenue accordingly. Our clinical support specialists have also begun to show favorable impact on increasing physicians’ utilization of the XTRAC laser system.

•
Procedure volume increased 31% from 83,272 to 109,139 billed procedures in the year ended December 31, 2007 compared to the same period in 2006. Price per procedure did not change significantly between the periods. Each incremental treatment procedure carries negligible variable cost.

•
We sold approximately $1.7 million worth of additional domestic XTRAC lasers in the year ended December 31, 2007 at high margins compared to the same period in 2006. Certain of these lasers were previously being depreciated. The margin on these capital equipment sales was 62% in 2007 compared to 73% in 2006.

•
The cost of revenues increased by $221,932 for the year ended December 31, 2007. This increase is due to additional cost of sales for the lasers sold domestically of approximately $227,000 in 2007 compared to the same period in 2006.

The gross profit increased for this segment for the year ended December 31, 2006 from the comparable periods in 2005 by $638,459. The key factors were as follows:

•
We sold XTRAC lasers domestically during the year ended December 31, 2006. The gross margin on these sales was approximately 72%, which is higher than overall gross margin of 25.8% in this segment and which is largely due to the fact that certain of the lasers were previously being depreciated.

•
A key driver in increased revenue in this segment is insurance reimbursement and increased direct-to-consumer advertising in targeted territories. In 2005, several private health insurance plans adopted a favorable policy to cover the medically necessary treatment of psoriasis using our XTRAC laser system (e.g. United Healthcare, Highmark, Independence Blue Cross, Empire BCBS, Cigna, Premera, Blue Cross of Michigan). These insurers added to the group of companies that had already adopted a favorable policy in 2004. In 2006, we increased our level of direct-to-consumer advertising to recruit patients to dermatologists’ offices to seek treatment with the XTRAC laser system. While the advertising helped increase revenues, the advertising is also costly. We continue to analyze and adjust the advertising campaigns for cost-effectiveness.

•
Procedure volume increased 46% from 60,626 to 88,440 procedures in the year ended December 31, 2006 compared to the same period in 2005. Price per procedure did not change significantly between the periods.

•	Price per procedure was not a meaningful component of the revenue change between the periods.

•
The cost of revenues increased by $1,474,693 for the year ended December 31, 2006. This increase is due to the cost of sales for the lasers of $128,840 and to an increase in depreciation on the lasers-in-service of $629,000 over the comparable prior year period, an increase in excess and obsolete inventory reserve and abnormal gas consumption, which has been corrected by software modification. The depreciation costs will continue to increase in subsequent periods as the business grows. In addition, there was an increase in certain allocable XTRAC manufacturing overhead costs that are charged against the XTRAC service revenues.

The following table analyzes the gross profit for our International Dermatology Equipment segment for the periods reflected below:

International Dermatology Equipment Segment	For the Year Ended December 31,
	2007	2006	2005
Revenues	$3,256,505	$2,186,424	$1,404,096
Percent increase	48.9%	55.7%
Cost of revenues	1,646,279	1,268,080	930,574
Percent increase	29.8%	36.3%
Gross profit	$1,610,226	$918,344	$473,522
Gross margin percentage	49.4%	42.0%	33.7%

The gross profit for the year ended December 31, 2007 increased by $691,882 from the comparable prior year period. The key factors in this business segment were as follows:

•	We sold 45 XTRAC laser systems and 20 VTRAC lamp-based excimer systems during the year ended December 31, 2007 and 34 XTRAC laser systems and 12 VTRAC systems in the comparable period in 2006.

•
The International Dermatology Equipment operations are influenced by competition from similar laser technology from other manufacturers and from non-laser lamp alternatives for treating inflammatory skin disorders, which has served generally to reduce the prices we charge international distributors for our excimer products.

•
There were more new XTRAC lasers sold in the year ended December 31, 2007 compared to the year ended December 31, 2006. The average selling price in 2007 was approximately 6% higher in 2007 compared to the average selling price in 2006.

•	Additionally, international part sales increased for the year ended December 31, 2007 by approximately $219,000 compared to the same period in 2006.

The gross profit for the year ended December 31, 2006 increased by $444,822 from the comparable prior year period. The key factors in this business segment were as follows:

•
We sold 34 XTRAC laser systems and 12 VTRAC lamp-based excimer systems during the year ended December 31, 2006 and 26 XTRAC laser systems in the comparable period in 2005. The VTRAC systems have a higher gross margin than the XTRAC laser systems.

•
The International dermatology equipment operations are influenced by competition from similar laser technology from other manufacturers and from non-laser lamp alternatives for treating inflammatory skin disorders, which has served generally to reduce the prices we charge international distributors for our excimer products.

•	There were more new XTRAC lasers sold in the year ended December 31, 2006 compared to the year ended December 31, 2005 and the average selling price was approximately the same.

•	Additionally, international part sales increased for the year ended December 31, 2006 by approximately $106,000 compared to the same period in 2005.

The following table analyzes our gross margin for our Skin Care (ProCyte) segment for the periods presented below:

Skin Care (ProCyte) Segment	For the Year Ended December 31,
	2007	2006	2005
Product revenues	$12,732,973	$11,674,510	$8,902,615
Bulk compound revenues	464,000	672,400	679,550
Royalties	275,000	300,000	459,967
Total revenues	13,471,973	12,646,910	10,042,132
Percent increase	6.5%	25.9%

Product cost of revenues	3,885,229	3,441,636	2,664,959
Bulk compound cost of revenues	323,058	417,308	467,573
Total cost of revenues	4,208,287	3,858,944	3,132,532
Percent increase	9.1%	23.2%
Gross profit	$9,263,686	$8,787,966	$6,909,600
Gross margin percentage	68.8%	69.5%	68.8%

Gross profit for the year ended December 31, 2007 increased by $475,720 over the comparable period in 2006. The key factors in this business segment were as follows:

•
The gross margin for our skin care products is relatively consistent from year to year; 68.8% in 2007 and 69.5% in 2006. The increase in total cost of revenues of $349,343 in 2007 from 2006 is directly related to the increases in revenues between the periods.

•
Copper peptide bulk compound is sold at a substantially lower gross margin than skincare products, while revenues generated from licensees have no significant costs associated with this revenue stream.

Gross profit for the year ended December 31, 2006 increased by $1,878,366 over the comparable period in 2005. The key factors impacting gross profit were as follows:

•
Skin Care (ProCyte) business was acquired on March 18, 2005 and, as such, the operating results of ProCyte for the year ended December 31, 2005 only included activity from March 19, 2005 through December 31, 2005.

•
The gross margin for our skin care products is relatively consistent from year to year 69.5% in 2006 and 68.8% in 2005. The increase in total cost of revenues of $726,412 in 2006 from 2005 is directly related to the increases in revenues between the periods.

The following table analyzes the gross profit for our Surgical Services segment for the periods reflected below:

Surgical Services Segment	For the Year Ended December 31,
	2007	2006	2005
Revenues	$7,667,174	$6,944,292	$7,719,529
Percent increase (decrease)	10.4%	(10.0)%
Cost of revenues	6,581,722	5,703,925	5,675,787
Percent increase	15.4%	0.5%
Gross profit	$1,085,452	$1,240,367	$2,043,742
Gross margin percentage	14.2%	17.9%	26.5%

Gross profit in the Surgical Services segment for year ended December 31, 2007 decreased by $154,915, from the comparable period in 2006. The key factors impacting gross margin for the Surgical Services business were as follows:

•
For the year ended December 31, 2007 compared to the year ended December 31, 2006, we incurred incremental costs in technicians of $165,000 and outside contractors of $140,000 and incremental depreciation of $197,000. These increases were offset, in part, by a decrease in repairs of $81,000.

•
Although our revenues have increased by 10%, our product cost of revenue has increased 30%. This is due to a continuing change in the mix of procedures performed. A certain urological procedure performed on a laser purchased from an unrelated party has increased as a percentage of revenue from 2006. This procedure has a lower gross margin than margins obtained from procedures performed on lasers manufactured by us.

Gross profit in the Surgical Services segment for year ended December 31, 2006 decreased by $803,375, from the comparable period in 2005. The key factors impacting gross margin for the Surgical Services business were as follows:

•
We have closed business operations in six territories due to unacceptable operating profit and in one additional territory due to competition. Although closing these unprofitable territories will save costs and improve profitability over time, the overall costs saved for the year ended December 31, 2006 have not kept pace with the revenues lost. Nevertheless, in the case of the territory lost to competition, we have opened a new, contiguous territory in which we have secured a long-term contract from which we anticipate significant procedure volume. For that reason, we have relocated our personnel and material from the lost territory to the new one.

•
Our product cost percentage has increased due to a change in the mix of procedures performed. A certain urological procedure performed on a laser purchased from an unrelated party has increased as a percentage of revenue from 2005. This procedure has a lower gross margin than margins obtained from procedures performed on lasers manufactured by us.

The following table analyzes our gross profit for our Surgical Products segment for the periods reflected below:

Surgical Products Segment	For the Year Ended December 31,
	2007	2006	2005
Revenues	$5,176,108	$5,800,864	$5,720,514
Percent (decrease) increase	(10.8)%	1.4%
Cost of revenues	2,977,185	3,474,702	3,245,103
Percent (decrease) increase	(14.3)%	7.1%
Gross profit	$2,198,923	$2,326,162	$2,475,411
Gross margin percentage	42.5%	40.1%	43.3%

The gross profit for the year ended December 31, 2007 decreased by $127,239 from the comparable prior year period. The key factors in this business segment were as follows:

•
This segment includes product sales of surgical laser systems and laser disposables. Disposables are more profitable than laser systems, but the sale of laser systems generates the subsequent recurring sale of laser disposables.

•
Revenues for the year ended December 31, 2007 decreased by $624,756 from the year ended December 31, 2006 while cost of revenues decreased by $497,517 between the same periods. There were 7 more laser systems sold in the year ended December 31, 2007 than in the comparable period of 2006. However, the lasers sold in the 2006 period were at higher prices than those sold in the comparable period in 2007. The decrease in average price per laser was largely due to the mix of lasers sold and volume discounts. Included in the laser sales for the year ended December 31, 2007 and 2006 were sales of $1,190,000, representing 78 systems, and $1,120,000, representing 65 systems, of diode lasers, respectively, which have substantially lower list sales prices than the other types of surgical lasers.

•
Additionally there was a decrease in sales of disposables between the periods. Fiber and other disposables sales decreased 15% between the comparable periods ended December 31, 2007 and 2006. This is due in part to having a one-time order of approximately $250,000 in the year ended December 31, 2006.

The gross profit for the year ended December 31, 2006 decreased by $149,249 from the comparable prior year period. The key factors in this business segment were as follows:

•
This segment includes product sales of surgical laser systems and laser disposables. Disposables are more profitable than laser systems, but the sale of laser systems generates the subsequent recurring sale of laser disposables.

•
Revenues for the year ended December 31, 2006 increased by $80,350 from the year ended December 31, 2005 while cost of revenues increased by $229,599 between the same periods. There were 33 more laser systems sold in the year ended December 31, 2006 than in the comparable period of 2005. However, the lasers sold in the 2005 period were at higher prices than in the comparable period in 2006. The decrease in average price per laser was largely due to the mix of lasers sold. Included in the laser sales for the year ended December 31, 2006 and 2005 were sales of $1,120,000 and $605,000 of diode lasers, respectively, which have substantially lower list sales prices than the other types of surgical lasers.

•	Unabsorbed labor and overhead plant costs, due to lower production levels, accounted for $387,000 of the increase in cost of goods sold for the year ended December 31, 2006.

•
This revenue increase was partly offset by a decrease in AzurTec project revenues of $156,000 and a decrease in sales of disposables between the periods. The AzurTec revenues recognized in 2005 had substantially no associated direct costs. Disposables, which have a higher gross margin as a percent of revenues than lasers, represented a higher percentage of revenue in the year ended December 31, 2006 compared to the same period in 2005.

Selling, General and Administrative Expenses

For the year ended December 31, 2007, selling, general and administrative expenses increased to $23,229,276 from $20,682,056 for the year ended December 31, 2006.

•
We have increased our investment in sales and marketing to respond to the improved reimbursement environment related to our domestic XTRAC business. We expect this investment to increase future revenues.

•
The majority of the increase related to a $1,770,000 increase in salaries, benefits and travel expenses associated with an increase in the sales force and increased revenues, particularly in the Domestic XTRAC segment;

•	An increase of $292,000 in salaries, benefits and travel expenses associated with an increase in the marketing team, particularly in the Domestic XTRAC segment;

•	An increase of $262,000 for legal expenses;

•	An increase of $174,000 in outside services and consulting expenses;

•	An increase of $176,000 in additional warranty expense due to the increase in lasers sold; and

•	These increases were offset, in part, by a decrease in commercial, workers’ compensation and directors and officers liability insurance of $171,000.

For the year ended December 31, 2006, selling, general and administrative expenses increased to $20,682,056 from $16,477,322 for the year ended December 31, 2005.

•
Selling, general and administrative expenses related to the ProCyte business accounted for $1,360,000 of the increase. This is due to the acquisition which occurred on March 18, 2005, so only expenses from March 19, 2005 through December 31, 2005 were included.

•	The remaining increase related to a $387,000 increase in salaries, benefits and travel expenses associated with an increase in the sales force, particularly in the Domestic XTRAC segment;

•	An increase in direct-to-consumer advertising of $676,000;

•	An increase in royalties to Mount Sinai of $112,000;

•	An increase in bonus accrual of $255,000;

•	An increase of $210,000 for legal expenses;

•	An increase of $1,304,546 for stock-based compensation expense following adoption of SFAS No. 123R (see Note 1, “Stock-Based Compensation”) and $132,624 for stock options issued to consultants; and

•	These increases were partially offset by a reduction in bad debt expense of $213,000.

Engineering and Product Development

Engineering and product development expenses for the year ended December 31, 2007 decreased to $799,108 from $1,006,600 for the year ended December 31, 2006. The decrease is primarily due to a decrease in salaries and related benefits of $154,000 due to reduced headcount. During the 2007 and 2006 periods, the engineers at the Carlsbad plant were primarily focused on manufacturing efforts, and therefore, their costs have been reflected in cost of goods sold.

Engineering and product development expenses for the year ended December 31, 2006 decreased to $1,006,600 from $1,127,961 for the year ended December 31, 2005. The decrease was primarily due to a decrease of $117,000 in salaries associated with reduced headcount. During the 2006 and 2005 periods, the engineers at the Carlsbad plant were primarily focused on manufacturing efforts, and therefore, their costs have been reflected in cost of goods sold.

Other Income

Other income for the year ended December 31, 2005 was $1,302,537 reflecting the following components: a litigation settlement, net of expenses, of $968,882, a non-monetary exchange of assets during June 2005 of two depreciable engineering development prototypes in exchange for four product units to be held for sale for $88,667 and the expiration, and therefore reversal, of the liability for SLT subordinated notes of $244,988. There was no other income in the comparable periods in 2007 and 2006.

Refinancing Charge

Refinancing charge for the year ended December 31, 2007 was due to the termination of the lending arrangements with both GE Capital Corporation and Leaf Financial. This included $108,876 for prepayment penalties; $178,699 buyback of previously issued warrants to GE; and $154,381 of unamortized costs for previous draws on the line of credit. These costs were incurred in order to obtain a new credit facility with CIT in terms more favorable to us.

Interest Expense, Net

Net interest expense for the year ended December 31, 2007 increased to $529,489, as compared to $521,768 for the year ended December 31, 2006. The increase in net interest expense was the result of the draws on the lease line of credit during the year ended December 31, 2006 and the first and second quarters of 2007. This was offset by the increase in interest income earned on the funds from the private placement in November 2006.

Net interest expense for the year ended December 31, 2006 increased to $521,768, as compared to $342,299 for the year ended December 31, 2005. The increase in net interest expense was the result of the draws on the lease line of credit during the year ended December 31, 2005 and the first, second and third quarters of 2006.

Net Loss

The aforementioned factors resulted in a net loss of $6,354,246 during the year ended December 31, 2007, as compared to a net loss of $7,492,397 for the year ended December 31, 2006, a decrease of 15.2%. The decrease was primarily due to:

•	The increase in revenues of 16.6% which resulted in an increase in gross margin of $3,927,556 or 26.7%.

•	This increase was offset, in part by increases in personnel for sales and marketing in the Domestic XTRAC segment of the business;

•	A charge to expense of $441,956 due to the costs involved in refinancing of the GE and Leaf Financial Corporation (“Leaf”) credit facilities; and

•	An increase of $622,988 of depreciation, substantially all of which is included in costs of goods sold, and amortization over the comparable period of the prior year.

The following table illustrates the impact of the three components between the periods:

	For the Year ended December 31,
	2007	2006	Change
Net loss	$6,354,246	$7,492,398	$(1,138,152)

Components included in net loss:
Refinancing charge	(441,956)	-	(441,956)
Depreciation and amortization expense	(4,822,035)	(4,199,047)	(622,988)
Stock-based compensation expense	(1,444,880)	(1,437,170)	(7,710)
	$(6,768,871)	$(5,636,217)	$(1,072,654)

The aforementioned factors resulted in a net loss of $7,492,397 during the year ended December 31, 2006, as compared to a net loss of $3,936,044 for the year ended December 31, 2005, an increase of 90.4%. The increase was primarily due to:

●	The result of the other income for the year ended December 31, 2005 of $1,302,537;

●	The increase in cost of sales and resulting decrease in gross margin, due to stock option expense of $1,437,170 following the adoption of SFAS No. 123R; and

●	An increase of $982,110 of depreciation and amortization over the comparable period of the prior year.

	For the Year ended December 31,
	2006	2005	Change
Net loss	$7,492,398	$3,936,044	$3,556,354

Components included in net loss:
Other income	-	1,302,537	(1,302,537)
Depreciation and amortization expense	(4,199,047)	(3,216,937)	(982,110)
Stock-based compensation expense	(1,437,170)	-	(1,437,170)
	$(5,636,217)	$(1,914,400)	$(3,721,817)

Income taxes were immaterial, given our current period losses and operating loss carryforwards.

Liquidity and Capital Resources

We have historically financed our operations with cash provided by equity financing and from lines of credit and, more recently, from positive cash flow generated from operations.

At December 31, 2007, our current ratio was 2.20 compared to 2.66 at December 31, 2006. As of December 31, 2007, we had $13,705,775 of working capital compared to $16,069,615 as of December 31, 2006. Cash and cash equivalents were $9,954,303 as of December 31, 2007, as compared to $12,885,742 as of December 31, 2006. We had $117,000 of cash that was classified as restricted as of December 31, 2007 compared to $156,000 as of December 31, 2006.

We believe that our existing cash balance together with our other existing financial resources, including access to debt financing for capital expenditures, and revenues from sales, distribution, licensing and manufacturing relationships, will be sufficient to meet our operating and capital requirements beyond the second quarter of 2009. The 2008 operating plan reflects increases in per-treatment fee revenues for use of the XTRAC system based on increased utilization of the XTRAC by physicians and on wider insurance coverage in the United States. In addition, the 2008 operating plan calls for increased revenues and profits from our Skin Care business.

On December 31, 2007, we entered into a term-note credit facility from CIT Healthcare and Life Sciences Capital (collectively “CIT”). The credit facility has a commitment term of one year, expiring on December 31, 2008. We account for each draw as funded indebtedness, with ownership in the lasers remaining with us. CIT holds a security interest in the lasers. Each draw against the credit facility has a repayment period of three years. A summary of the activity under the CIT credit facility is presented in Note 9, “Long-term Debt” of the Financial Statements included in this Report.

Net cash used in operating activities was $992,858 for the year ended December 31, 2007, compared to net cash provided by operating activities was $60,984 for the year ended December 31, 2006. The decrease was mostly due to the increases in accounts receivable and inventory.

Net cash provided by operating activities was $60,984 for the year ended December 31, 2006, compared to cash used of $1,729,842 for the same period in 2005. The change was primarily due to a decrease in inventory. In the prior year, significant inventory purchases were made of copper peptide in the skincare products segment and in launching the diode program in the surgical products segment. Increases in sales in these segments in 2006, reduced the inventory levels.

Net cash used in investing activities was $4,558,617 for the year ended December 31, 2007 compared to $5,026,811 for the year ended December 31, 2006. This was primarily for the placement of lasers into service.

Net cash used in investing activities was $5,026,811 for the year ended December 31, 2006 compared to cash provided by investing activities of $1,993,412 for the year ended December 31, 2005. This change was mostly the result of receiving cash of $5,578,416, net of costs, in the acquisition of ProCyte in 2005. Of this increase in cash from the acquisition, we used $3,461,803 for production of our lasers-in-service compared to $4,931,835 in 2006.

When we retire a laser from service, we transfer the laser into inventory and then write off the net book value of the laser, which is typically negligible. Over the last three years, the retirements of lasers from service have been minor or immaterial and, therefore, they are reported with placements on a net basis.

Net cash provided by financing activities was $2,659,036 for the year ended December 31, 2007 compared to $12,292,533 for the year ended December 31, 2006. In the year ended December 31, 2007 we received $3,314,426 from the advances under the lease and term-note lines of credit, net of payments, $85,954 from the exercise of common stock options and a decrease in restricted cash of $39,000. These cash receipts were offset by $784,543 for the payment of certain notes payable and capital lease obligations.

Net cash provided by financing activities was $12,292,533 for the year ended December 31, 2006 compared to $1,254,649 for the year ended December 31, 2005. In the year ended December 31, 2006 we received $10,449,402, net from the issuance of common stock, $2,511,437 from the advances under the lease line of credit, net of payments, $361,469 from the exercise of common stock options and warrants and a decrease in restricted cash of $50,931. These cash receipts were offset by $1,080,706 for the payment of certain notes payable and capital lease obligations.

Off-Balance Sheet Arrangements

At December 31, 2007, we had no off-balance sheet arrangements.

Impact of Inflation

We have not operated in a highly inflationary period, and we do not believe that inflation has had a material effect on sales or expenses.

Nine Month Periods Ended September 30, 2007 and 2008
Results of Operations

Revenues

The following table presents revenues from our four business segments for the periods indicated below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
XTRAC Domestic Services	$3,001,878	$2,025,148	$8,546,583	$6,048,000
International Dermatology Equipment Products	1,096,853	819,442	2,963,031	2,117,213
Skin Care (ProCyte) Products	3,627,940	3,065,905	10,327,189	9,646,312
Total Dermatology Revenues	7,726,671	5,910,495	21,836,803	17,811,525

Surgical Products	1,070,455	1,112,176	4,680,936	3,730,107
Total Surgical Revenues	1,070,455	1,112,176	4,680,936	3,730,107

Total Revenues	$8,797,126	$7,022,671	$26,517,739	$21,541,632

Domestic XTRAC Segment

Recognized treatment revenue for the three months ended September 30, 2008 and 2007 for domestic XTRAC procedures was $1,967,748 and $1,716,383, respectively, reflecting billed procedures of 36,079 and 27,858, respectively. In addition, 1,800 and 1,229 procedures were performed in the three months ended September 30, 2008 and 2007, respectively, without billing from us, in connection with clinical research and customer evaluations of the XTRAC laser. Recognized treatment revenue for the nine months ended September 30, 2008 and 2007 for domestic XTRAC procedures was $5,870,803 and $4,711,075, respectively, reflecting billed procedures of 98,374 and 80,651, respectively. In addition, 4,449 and 3,677 procedures were performed in the nine months ended September 30, 2008 and 2007, respectively, without billing from us, in connection with clinical research and customer evaluations of the XTRAC laser. The increase in procedures in the periods ended September 30, 2008 compared to the comparable periods in 2007 was largely related to our continuing progress in securing favorable reimbursement policies from private insurance plans and to our increased marketing programs. Increases in procedures are dependent upon building market acceptance through marketing programs with our physician partners and their patients that the XTRAC procedures will be of clinical benefit and be generally reimbursed.

We have a program to support certain physicians who may be denied reimbursement by private insurance carriers for XTRAC treatments. In accordance with the requirements of Staff Accounting Bulletin No. 104, we recognize service revenue during this program from the sale of XTRAC procedures or equivalent treatments to physicians participating in this program only to the extent the physician has been reimbursed for the treatments. For the three months ended September 30, 2008, we deferred net revenues of $15,496 (238 procedures) under this program compared to $19,494 (300 procedures) for the three months ended September 30, 2007. For the nine months ended September 30, 2008, we deferred net revenues of $74,343 (1,139 procedures) under this program compared to $173,369 (2,650 procedures) for the nine months ended September 30, 2007. The change in deferred revenue under this program is presented in the table below.

For the three and nine months ended September 30, 2008, domestic XTRAC laser sales were $1,034,130 and $2,675,780, respectively. There were 21 and 51 lasers sold, respectively. For the three and nine months ended September 30, 2007 domestic XTRAC laser sales were $308,765 and $1,336,925, respectively. There were 5 and 28 lasers sold, respectively. Included in the three and nine months ended September 30, 2008 laser sales was a sale of one Omnilux® product for which we are now a distributor. Laser sales are made for various reasons, including costs of logistical support and customer preferences. We are finding that through sales of lasers we are able to reach, at reasonable margins, a sector of the market that is better suited to a sale model than a per-procedure model.

The following table sets forth the above analysis for the Domestic XTRAC segment for the periods reflected below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Total revenue	$3,001,878	$2,025,148	$8,546,583	$6,048,000
Less: laser sales revenue	(1,034,130)	(308,765)	(2,675,780)	(1,336,925)
Recognized treatment revenue	1,967,748	1,716,383	5,870,803	4,711,075
Change in deferred program Revenue	15,496	19,494	74,343	173,369
Change in deferred unused Treatments	367,199	71,893	474,877	392,635
Net billed revenue	$2,350,443	$1,807,770	$6,420,023	$5,277,079
Procedure volume total	37,879	29,087	102,823	84,328
Less: Non-billed procedures	1,800	1,229	4,449	3,677
Net billed procedures	36,079	27,858	98,374	80,651
Avg. price of treatments billed	$65.15	$64.89	$65.26	$65.43
Change in procedures with deferred program revenue, net	238	300	1,139	2,650
Change in procedures with deferred unused treatments, net	5,636	1,108	7,277	6,001

The average price for a treatment may be reduced in some instances based on the volume of treatments performed. The average price for a treatment also varies based upon the mix of mild and moderate psoriasis patients treated by our physician partners. We charge a higher price per treatment for moderate psoriasis patients due to the increased body surface area required to be treated, although there are fewer patients with moderate psoriasis than there are with mild psoriasis.

International Dermatology Equipment Segment

International sales of our XTRAC and VTRAC systems and related parts were $1,096,853 for the three months ended September 30, 2008 compared to $819,442 for the three months ended September 30, 2007. We sold 25 and 15 systems in the three month periods ended September 30, 2008 and 2007, respectively. International sales of our XTRAC and VTRAC systems were $2,963,031 for the nine months ended September 30, 2008 compared to $2,117,213 for the nine months ended September 30, 2007. We sold 63 and 40 systems in the nine months ended September 30, 2008 and 2007, respectively. The average price of dermatology equipment sold internationally varies due to the quantities of refurbished domestic XTRAC systems and VTRACs sold. Both of these products have lower average selling prices than new XTRAC laser systems. However, by adding these to our product offerings along with expanding into new geographic territories where the products are sold, we have been able to increase overall international dermatology equipment revenues.

•
We sell refurbished domestic XTRAC laser systems into the international market. The selling price for used equipment is substantially less than new equipment, some of which may be substantially depreciated in connection with its use in the domestic market. We sold two and six such used lasers in the three and nine months ended September 30, 2008, respectively, at an average price of $32,500 and $31,667, respectively. We sold one and four such lasers in the three and nine months ended September 30, 2007, respectively, at an average price of $44,790 and $36,197, respectively; and

•
In addition to the XTRAC laser system (both new and used) we sell the VTRAC, a lamp-based, alternative UVB light source that has a wholesale sales price that is below our competitors’ international dermatology equipment and below our XTRAC laser. In the three and nine months ended September 30, 2008, we sold nine and nineteen VTRAC systems respectively. In the three and nine months ended September 30, 2007, we sold one and ten VTRAC systems, respectively.

The following table illustrates the key changes in the International Dermatology Equipment segment for the periods reflected below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$1,096,853	$819,442	$2,963,031	$2,117,213
Less: part sales	(138,853)	(112,152)	(530,031)	(381,223)
Laser/lamp revenues	958,000	707,290	2,433,000	1,735,990
Laser/lamp systems sold	25	15	63	40
Average revenue per laser/lamp	$38,320	$47,153	$38,619	$43,400

Skin Care (ProCyte) Segment

For the three months ended September 30, 2008, ProCyte revenues were $3,627,940 compared to $3,065,905 in the three months ended September 30, 2007. For the nine months ended September 30, 2008, ProCyte revenues were $10,327,189 compared to $9,646,312 in the nine months ended September 30, 2007. ProCyte revenues are generated from the sale of various skin, hair care and wound products, from the sale of copper peptide compound and from royalties on licenses, mainly from Neutrogena.

Bulk compound sales decreased by $80,000 for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007. Minimum contractual royalties from Neutrogena expired in November 2007 and as such the royalties decreased $73,387 and $220,200 for the three and nine months ended September 30, 2008, respectively, compared to the same periods in the prior year.

•
Included in Product sales for the three months ended September 30, 2008 were $1,139,204 of revenues from MD Lash Factor, an eyelash conditioning product, as part of an exclusive license to distribute in the United States. For the nine months ended September 30, 2008, there were $2,247,038 revenues from MD Lash Factor. In the comparable periods in 2007 there were only $257,124 revenues as the product was launched in August 2007. The supply chain for this product remains threatened through litigation brought by Allergan. We understand that the domestic supplier for a key ingredient in the product has settled with Allergan and undertaken to cease supplying such ingredient domestically to our licensor. This could disrupt, or even interdict, our ability to be timely and reliably supplied with the product.

The following table illustrates the key changes in the Skin Care (ProCyte) segment for the periods reflected below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Product sales	$3,530,327	$2,894,905	$10,066,389	$9,085,312
Bulk compound sales	96,000	96,000	256,000	336,000
Royalties	1,613	75,000	4,800	225,000
Total ProCyte revenues	$3,627,940	$3,065,905	$10,327,189	$9,646,312

Surgical Products Segment

Surgical Products revenues include revenues derived from the sale of surgical laser systems together with sales of related laser fibers and laser disposables. Laser fibers and laser disposables are more profitable than laser systems, but the sales of laser systems create the recurring revenue stream from fibers and disposables.

For the three months ended September 30, 2008, surgical products revenues were $1,070,455 compared to $1,112,176 in the three months ended September 30, 2007. For the nine months ended September 30, 2008, surgical products revenues were $4,680,936 compared to $3,730,107 in the nine months ended September 30, 2007. The increase in the nine-month periods was mainly due to our OEM contract with AngioDynamics, which had initial shipments in December 2007. Recently, however, AngioDynamics purchased the assets of a competitive diode laser, and if it elects to source its diodes through the assets which it has purchased, our future sales of diode lasers to AngioDynamics may be severely limited. Sales to AngioDynamics were $0 for the three months ended September 30, 2008. Sales to AngioDynamics were $1.4 million for the nine months ended September 30, 2008. There were no comparable sales in the prior year period.

The change in average price per laser between the periods, as set forth in the table below, was largely due to the mix of lasers sold and partly due to the trade level at which the lasers were sold (i.e. wholesale versus retail). Our diode laser has replaced our Nd:YAG laser, which had a higher sales price. Included in laser sales during the three months ended September 30, 2008 and 2007 were sales of 7 and 19 diode lasers, respectively. Included in laser sales during the nine months ended September 30, 2008 and 2007 were sales of 130 and 47 diode lasers, respectively. The diode lasers have lower sales prices than our other types of lasers, and thus the increase in the number of diodes sold reduced the average price per laser. We expect that we will continue to sell more diode lasers than our other types of lasers into the near future.

Fiber and other disposables sales decreased 3% between the comparable nine-month periods ended September 30, 2008 and 2007. We expect that our disposables base may erode over time as hospitals continue to seek outsourcing solutions instead of purchasing lasers and related disposables for their operating rooms.

The following table illustrates the key changes in the Surgical Products segment for the periods reflected below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$1,070,455	$1,112,176	$4,680,936	$3,730,107
Laser systems sold	8	19	134	55
Laser system revenues	$171,393	$285,995	$2,080,133	$1,120,035
Average revenue per laser	$21,424	$15,052	$15,523	$20,364

Cost of Revenues

Our costs of revenues are comprised of product cost of revenues and service cost of revenues. Within product cost of revenues are the costs of products sold in the International Dermatology Equipment segment, the Skin Care segment (with royalties included in the services side of the segment), and the Surgical Products segment (with laser maintenance fees included in the services side of this segment). Product costs also include XTRAC domestic laser sales. Within services cost of revenues are the costs associated with the Domestic XTRAC segment, excluding the laser sales, as well as costs associated with royalties and maintenance.

Product cost of revenues for the three months ended September 30, 2008 was $2,828,986, compared to $2,154,567 in the comparable period in 2007. The $674,419 increase is due to the increases in product cost of sales for domestic XTRAC laser sales in the amount of $271,321 and international dermatology equipment sales in the amount of $130,569, both due to an increased number of laser sales. In addition, there was an increase in product costs in skincare products of $385,258 due to increased product sales. These increases were offset, in part, by a decrease in surgical products of $112,729.

Product cost of revenues for the nine months ended September 30, 2008 was $8,682,917 compared to $6,703,251 for the nine months ended September 30, 2007. The increase of $1,979,666 is proportionate to the increase in product cost of sales for domestic XTRAC laser sales in the amount of $590,315, international dermatology equipment sales in the amount of $441,553 and surgical products of $449,807, all due to increased number of laser sales. In addition, there was an increase in product costs in skincare products of $497,991 due to increased product sales.

Services cost of revenues was $1,240,670 in the three months ended September 30, 2008 compared to $982,786 in the comparable period in 2007 representing an increase of $257,884. The increase is directly related to the increase in Domestic XTRAC segment costs of $257,506.

Services cost of revenues was $3,539,872 in the nine months ended September 30, 2008 compared to $2,979,536 in the comparable period in 2007 representing an increase of $560,336. The increase is directly related to the increase in Domestic XTRAC segment costs of $560,049.

Certain allocable XTRAC manufacturing overhead costs are charged against the XTRAC service revenues. The manufacturing facility in Carlsbad, California is used exclusively for the production of the XTRAC lasers. The unabsorbed costs are allocated to the domestic XTRAC and the international dermatology equipment segments based on actual production of lasers for each segment. Included in these allocated manufacturing costs are unabsorbed labor and direct plant costs.

The following table illustrates the key changes in cost of revenues for the periods reflected below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Product:
XTRAC Domestic	$406,612	$135,291	$1,076,295	$485,980
International Dermatology Equipment	586,865	456,296	1,493,553	1,052,000
Skin Care	1,288,946	903,688	3,429,410	2,931,419
Surgical products	546,563	659,292	2,683,659	2,233,852
Total Product costs	$2,828,986	$2,154,567	$8,682,917	6,703,251

Services:
XTRAC Domestic	$1,213,448	$955,942	$3,458,349	$2,898,300
Surgical products	27,222	26,844	81,523	81,236
Total Services costs	$1,240,670	$982,786	$3,539,872	$2,979,536

Total Costs of Revenues	$4,069,656	$3,137,353	$12,222,789	$9,682,787

Gross Profit Analysis

Gross profit increased to $4,727,470 during the three months ended September 30, 2008 from $3,885,318 during the same period in 2007. As a percent of revenues, gross margin decreased to 53.7% for the three months ended September 30, 2008 from 55.3% for the same period in 2007.

Gross profit increased to $14,294,950 during the nine months ended September 30, 2008 from $11,858,845 during the same period in 2007. As a percent of revenues, gross margin decreased to 53.9% for the nine months ended September 30, 2008 from 55.1% for the same period in 2007.

The following table analyzes changes in our gross profit for the periods reflected below:

Company Profit Analysis	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$8,797,126	$7,022,671	$26,517,739	$21,541,632
Percent increase	25.3%		23.1%
Cost of revenues	4,069,656	3,137,353	12,222,789	9,682,787
Percent increase	29.7%		26.2%
Gross profit	$4,727,470	$3,885,318	$14,294,950	$11,858,845
Gross margin percentage	53.7%	55.3%	53.9%	55.1%

The primary reasons for the changes in gross profit and the gross margin percentage for the three months ended September 30, 2008, compared to the same period in 2007 were as follows

•	XTRAC Domestic deferred revenues increased $291,308 between the periods without any offset in the cost of revenues which is consistent with a procedures-based model.

•
We sold approximately $725,000 worth of additional domestic XTRAC lasers in the three months ended September 30, 2008 at higher margins compared to the same period in 2007. Certain of these lasers were previously being depreciated, since they were previously placements. The margin on these capital equipment sales was 61% in 2008 compared to 56% in 2007.

•
We sold a greater number of XTRAC treatment procedures in 2008 than in 2007. An incremental treatment procedure sold to any particular customer carries negligible variable cost. The increase in procedure volume was a direct result of improving insurance reimbursement and increased marketing efforts.

The primary reasons for the changes in gross profit and the gross margin percentage for the nine months ended September 30, 2008, compared to the same period in 2007 were as follows

•	An increase in depreciation of $394,400 included in the XTRAC Domestic cost of sales as a result of increasing the overall placements.

•	XTRAC Domestic deferred revenues decreased $16,304 between the periods without any offset in the cost of revenues which is consistent with a procedures-based model.

•
We sold approximately $1,339,000 worth of additional domestic XTRAC lasers in the nine months ended September 30, 2008 at lower margins compared to the same period in 2007. Certain of these lasers were previously being depreciated, since they were previously placements. The margin on these capital equipment sales was 60% in 2008 compared to 64% in 2007.

•
We sold a greater number of XTRAC treatment procedures in 2008 than in 2007. An incremental treatment procedure sold to any particular customer carries negligible variable cost. The increase in procedure volume was a direct result of improving insurance reimbursement and increased marketing efforts.

The following table analyzes the gross profit for our Domestic XTRAC segment for the periods presented below:

XTRAC Domestic Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$3,001,878	$2,025,148	$8,546,583	$6,048,000
Percent increase	48.2%		41.3%
Cost of revenues	1,620,060	1,091,233	4,534,644	3,384,280
Percent increase	48.5%		34.0%
Gross profit	$1,381,818	$933,915	$4,011,939	$2,663,720
Gross margin percentage	46.0%	46.1%	46.9%	44.0%

Gross profit increased for this segment for the three and nine months ended September 30, 2008 from the comparable periods in 2007 by $447,903 and $1,348,219, respectively. In addition to the overall higher revenues between the periods, other key factors for the increases were as follows:

•
XTRAC Domestic deferred revenues increased $291,308 between the three-month periods without any offset in the cost of revenues which is consistent with a procedures-based model. XTRAC Domestic deferred revenues decreased $16,304 between the nine-month periods without any offsetting reduction in the cost of revenues which is consistent with a procedures-based model.

•
We sold approximately $725,000 worth of additional domestic XTRAC lasers in the three months ended September 30, 2008 at higher margins compared to the same period in 2007. Certain of these lasers were previously being depreciated, since they were previously placements. The margin on these capital equipment sales was 61% in the three months ended September 30, 2008 compared to 56% in the comparable three- month period in 2007. We sold approximately $1,339,000 worth of additional domestic XTRAC lasers in the nine months ended September 30, 2008 at lower margins compared to the same period in 2007. Certain of these lasers were previously being depreciated, since they were placements. The margin on these capital equipment sales was 60% in the nine months ended September 30, 2008 compared to 64% in the comparable six-month period in 2007.

•
The cost of revenues increased by $528,827 for the three months ended September 30, 2008. This increase is due to an increase in depreciation on the lasers-in-service of $87,500 and an increase in cost of revenues related to the laser sales of $271,300 over the comparable prior three-month period. In addition, there were increases in certain allocable XTRAC manufacturing overhead costs that are charged against the XTRAC service revenues. The depreciation costs will continue to increase in subsequent periods as the business grows.

•
The cost of revenues increased by $1,150,364 for the nine months ended September 30, 2008. This increase is due to an increase in depreciation on the lasers-in-service of $394,400 and an increase in cost of revenues related to the laser sales of $590,300 over the comparable prior nine-month period. The depreciation costs will continue to increase in subsequent periods as the business grows.

•
Key drivers in increasing the fee-per-procedure revenue from this segment are insurance reimbursement and increased direct-to-consumer advertising in targeted territories. Improved insurance reimbursement, together with greater consumer awareness of the XTRAC therapy, increase treatment revenue accordingly. Our clinical support specialists focus their efforts on increasing physicians’ utilization of the XTRAC laser system. Consequently procedure volume increased 30% from 27,858 to 36,079 billed procedures in the three months ended September 30, 2008 compared to the same period in 2007. Procedure volume increased 22% from 80,651 to 98,374 billed procedures in the nine months ended September 30, 2008 compared to the same period in 2007. Price per procedure did not change significantly between the periods. Each incremental treatment procedure carries negligible variable cost.

The following table analyzes the gross profit for our International Dermatology Equipment segment for the periods presented below:

International Dermatology Equipment Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$1,096,853	$819,442	$2,963,031	$2,117,213
Percent increase	33.9%		39.9%
Cost of revenues	586,865	456,296	1,493,553	1,052,000
Percent increase	28.6%		42.0%
Gross profit	$509,988	$363,146	$1,469,478	$1,065,213
Gross margin percentage	46.5%	44.3%	49.6%	50.3%

Gross profit for the three and nine months ended September 30, 2008 increased by $146,842 and $404,265, respectively, from the comparable periods in 2007. The key factors for the increase were as follows:

•
We sold 16 XTRAC laser systems and 9 VTRAC lamp-based excimer systems during the three months ended September 30, 2008 and 14 XTRAC laser systems and 1 VTRAC system in the comparable period in 2007. Consequently, gross profit increased as a result of an increase in the volume of units sold. The gross margin percentage for the VTRAC is higher than the XTRAC.

•
We sold 44 XTRAC laser systems and 19 VTRAC lamp-based excimer systems during the nine months ended September 30, 2008 and 30 XTRAC laser systems and 10 VTRAC systems in the comparable period in 2007. Consequently, gross profit increased as a result of an increase in the volume of units sold. The gross margin percentage for the VTRAC is higher than the XTRAC.

•
International part sales, which have a higher margin percentage than system sales, increased for the three and nine months ended September 30, 2008 by approximately $27,000 and $149,000, respectively compared to the same period in 2007.

The following table analyzes the gross profit for our SkinCare (ProCyte) segment for the periods presented below:

Skin Care (ProCyte) Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Product revenues	$3,530,327	$2,894,905	$10,066,389	$9,085,312
Bulk compound revenues	96,000	96,000	256,000	336,000
Royalties	1,613	75,000	4,800	225,000
Total revenues	3,627,940	3,065,905	10,327,189	9,646,312

Product cost of revenues	1,220,594	835,336	3,247,138	2,699,497
Bulk compound cost of revenues	68,352	68,352	182,272	231,922
Total cost of revenues	1,288,946	903,688	3,429,410	2,931,419
Gross profit	$2,338,994	$2,162,217	$6,897,779	$6,714,893
Gross margin percentage	64.5%	70.5%	66.8%	69.6%

Gross profit increased for the three and nine months ended September 30, 2008 from the comparable periods by $176,777 and $182,886, respectively. In addition to higher revenues between the periods, other key factors for the increases were as follows:

•
The decrease in gross margin percentage is related to the product mix of revenues. For the three months ended September 30, 2008 and 2007 product revenues include $1,139,204 and $257,124, respectively, under a licensing agreement which are manufactured by a third-party supplier. The margin of these licensed products has a lower margin than other brands which we distribute.

•
For the nine months ended September 30, 2008 and 2007 product revenues include $2,247,038 and $257,124, respectively, of products which are manufactured by a third-party supplier in conjunction with a licensing agreement. The margin of these licensed products has a lower margin than other brands which we distribute.

•
Copper peptide bulk compound is sold at a substantially lower gross margin than skincare products, while royalty revenues generated from licensees have no significant costs associated with this revenue stream.

The following table analyzes the gross profit for our Surgical Products segment for the periods presented below:

Surgical Products Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$1,070,455	$1,112,176	$4,680,936	$3,730,107
Percent (decrease)/increase	(3.8)%		25.5%
Cost of revenues	573,785	686,135	2,765,182	2,315,088
Percent (decrease)/ increase	(16.4)%		19.4%
Gross profit	$496,670	$426,041	$1,915,754	$1,415,019
Gross margin percentage	46.4%	38.3%	40.9%	37.9%

Gross profit for the Surgical Products segment in the three and nine months ended September 30, 2008 compared to the same periods in 2007 increased by $70,629 and $500,735, respectively. The key factors impacting gross profit were as follows:

•
This segment includes product sales of surgical laser systems and laser disposables. Disposables are more profitable than laser systems, but the sale of laser systems generates the subsequent recurring sale of laser disposables.

•
Revenues for the three months ended September 30, 2008 decreased by $41,721 from the three months ended September 30, 2007 while cost of revenues decreased by $112,350 between the same periods. There were 11 less laser systems sold in the three months ended September 30, 2008 than in the comparable period of 2007. However, the lasers sold in the 2008 period were at higher prices than those sold in the comparable period in 2007. The increase in average price per laser was largely due to the mix of lasers sold and volume discounts. Included in the laser sales for the three months ended September 30, 2008 and 2007 were sales of $111,000, representing 7 systems, and $286,000, representing 19 systems, of diode lasers, respectively, which have substantially lower list sales prices than the other types of surgical lasers.

•
Revenues for the nine months ended September 30, 2008 increased by $950,829 from the nine months ended September 30, 2007 while cost of revenues increased by $450,094 between the same periods. There were 79 more laser systems sold in the nine months ended September 30, 2008 than in the comparable period of 2007. However, the lasers sold in the 2007 period were at higher prices than those sold in the comparable period in 2008. The decrease in average price per laser was largely due to the mix of lasers sold and volume discounts. Included in the laser sales for the nine months ended September 30, 2008 and 2007 were sales of $1,870,000, representing 130 systems, and $686,000, representing 47 systems, of diode lasers, respectively, which have substantially lower list sales prices than the other types of surgical lasers. The sales of diode systems included 100 sales due to our OEM arrangement. Despite the lower average sales price of the laser systems sold compared to the prior year, the higher manufacturing levels in 2008 caused better absorption of fixed overheads thereby lowering average unit costs resulting in a higher gross margin in 2008 compared to 2007.

•
Additionally there was a decrease in sales of disposables between the periods. Disposables, which have a higher gross margin as a percent of revenues than lasers. Fiber and other disposables sales decreased 3% between the comparable nine-month periods ended September 30, 2008 and 2007.

Selling, General and Administrative Expenses

For the three months ended September 30, 2008, selling, general and administrative expenses increased to $6,209,101 from $5,377,955 for the three months ended September 30, 2007 for the following reasons:

●
The majority of the increase related to a $636,000 increase in salaries, benefits and travel expenses associated with an increase in the sales force, marketing programs and increased revenues which generate higher commission expenses, particularly in the Domestic XTRAC and SkinCare segments.

For the nine months ended September 30, 2008, selling, general and administrative expenses increased to $18,459,602 from $16,523,894 for the nine months ended September 30, 2007 for the following reasons:

●
The majority of the increase related to a $2,400,000 increase in salaries, benefits and travel expenses associated with an increase in the sales force, marketing programs and increased revenues which generate higher commission expenses, particularly in the Domestic XTRAC and SkinCare segments;

●	These increases were offset, in part, by a lawsuit settlement for reimbursement of legal costs of $345,000 and a decrease in option expense of $110,000.

Engineering and Product Development

Engineering and product development expenses for the three months ended September 30, 2008 increased to $224,236 from $202,163 for the three months ended September 30, 2007. Engineering and product development expenses for the nine months ended September 30, 2008 increased to $881,268 from $603,636 for the nine months ended September 30, 2007. The increase for the nine months was due to meeting our financial sponsorship obligations in March 2008 for the severe psoriasis study by John Koo, MD, of the University of California at San Francisco, of $189,000. During the 2008 and 2007 periods, the engineers at the Carlsbad plant were primarily focused on manufacturing efforts, and therefore, their costs have been reflected in cost of goods sold.

Interest Expense, Net

Net interest expense for the three months ended September 30, 2008 increased to $251,883, as compared to $141,562 for the three months ended September 30, 2007. Net interest expense for the nine months ended September 30, 2008 increased to $761,020, as compared to $379,947 for the nine months ended September 30, 2007. The change in net interest expense was the result of the interest earned on cash reserves in the three and nine months ended September 30, 2007 due to the equity financing in November 2006, which offset interest expense in those periods due to draws on the line of credit during the fourth quarter of 2007 and the first, second and third quarters of 2008. The following table illustrates the change in interest expense, net:

	Three Months Ended
	September 30, 2008	September 30, 2007	Change

Interest expense	$276,590	$236,728	$39,862
Interest income	(24,707)	(95,166)	70,459
Net interest expense	$251,883	$141,562	$110,321

	Nine Months Ended
	September 30, 2008	September 30, 2007	Change

Interest expense	$892,932	$700,383	$192,549
Interest income	(131,913)	(320,436)	188,523
Net interest expense	$761,019	$379,947	$381,072

Net Loss

The aforementioned factors resulted in a net loss of $1,787,505 during the three months ended September 30, 2008, as compared to a net loss of $1,652,972 during the three months ended September 30, 2007, an increase of 8.1%. The aforementioned factors resulted in a net loss of $5,936,669 during the nine months ended September 30, 2008, as compared to a net loss of $5,372,211 during the nine months ended September 30, 2007, an increase of 10.5%. The three months ended September 30, 2008 included a change in the loss on sale of discontinued operations of $131,186. The nine months ended September 30, 2008 included a loss on sale of discontinued operations of $414,658.

The following table illustrates the impact of major expenses, namely depreciation, amortization and stock option expense between the periods:

	For the three months ended September 30,
	2008	2007	Change

Net loss	$1,787,505	$1,652,972	$134,533

Select major expenses included in net loss:
Depreciation and amortization	1,038,428	1,231,111	(192,683)
Stock-based compensation	382,228	395,058	(12,830)
Total select major expenses	$1,420,656	$1,626,169	$(205,513)

	For the Nine months ended September 30,
	2008	2007	Change
Net loss	$5,936,669	$5,372,211	$564,458

Select major expenses included in net loss:
Depreciation and amortization	3,447,891	3,563,026	(115,135)
Stock-based compensation	1,087,699	1,197,150	(109,451)
Total select major expenses	$4,535,590	$4,760,176	$(224,586)

Liquidity and Capital Resources

We have historically financed our operations with cash provided by equity financing and from lines of credit and, more recently, occasionally from positive cash flows from operations.

At September 30, 2008, our current ratio was 1.54 compared to 2.20 at December 31, 2007. As of September 30, 2008, we had $7,511,538 of working capital compared to $13,705,775 as of December 31, 2007. Cash and cash equivalents were $6,808,793 as of September 30, 2008, as compared to $9,954,303 as of December 31, 2007. We had $78,000 and $117,000 of cash that was classified as restricted as of September 30, 2008 and December 31, 2007, respectively.

We believe that our existing cash balance together with our other existing potential financial resources and any revenues from sales and distribution, will be sufficient to meet our operating and capital requirements beyond the end of fourth quarter of 2009. The 2008 operating plan reflects anticipated growth from both increased fee revenues for use of the XTRAC system based on increased utilization of the XTRAC by physicians and on wider insurance coverage in the United States. In addition, the 2008 operating plan calls for increased revenues and profits from our Skin Care business, much of which will be based on new products recently introduced to the market.

On December 31, 2007, we entered into a term-note credit facility from CIT Healthcare and Life Sciences Capital (collectively “CIT”). The credit facility has a commitment term of one year, expiring on December 31, 2008. We account for each draw as funded indebtedness, with ownership in the lasers remaining with us. CIT holds a security interest in the lasers and in their revenue streams. Each draw against the credit facility has a repayment period of three years, except for legacy components from GE and Leaf in the first draw. The facility was amended to permit us to make a fourth draw of $1.9 million in the third quarter of 2008; Life Sciences Capital did not participate in the fourth draw. The Company has used its entire availability under the CIT credit facility and is considering multiple written proposals, including from CIT, for additional debt financing, however, no assurance can be given that any such proposal will materialize on terms favorable to us. We also have proposal from Perseus, LLC to fund $5 million of working capital as part of the first tranche of the convertible debt contemplated for its acquisition of Photo Therapeutics. A summary of the terms and activity under the CIT credit facility is presented in Note 9, “Long-term Debt”, of the Financial Statements included in this Report.

Net cash and cash equivalents used in operating activities – continuing operations was $95,661 for the nine months ended September 30, 2008 compared to cash used of $1,450,090 for the nine months ended September 30, 2007. The decrease was mostly due to the increases in accounts payable and other accrued liabilities offset, in part, by increases in accounts receivables.

Net cash and cash equivalents used in investing activities – continuing operations was $4,082,859 for the nine months ended September 30, 2008 compared to $3,268,379 for the nine months ended September 30, 2007. This was primarily for the placement of lasers into service.

When we retire a laser from service, we transfer the laser into inventory and then write off the net book value of the laser, which is typically negligible. Over the last few years, in fact, the retirements of lasers from service have been minor or immaterial and, therefore, they are reported with placements on a net basis.

Net cash and cash equivalents used in financing activities was $1,013,091 for the nine months ended September 30, 2008 compared to $201,005 for the nine months ended September 30, 2007. In the nine months ended September 30, 2008 we repaid $272,316 on the lease and term-note lines of credit, net of advances and $779,775 for the payment of certain notes payable and capital lease obligations.

Commitments and Contingencies

Except for items discussed in Legal Proceedings below, during the three and nine months ended September 30, 2008, there were no other items that significantly impacted our commitments and contingencies as discussed in the notes to our 2007 annual financial statements included in our Annual Report on Form 10-K. In addition, we have no significant off-balance sheet arrangements.

Impact of Inflation

We have not operated in a highly inflationary period, and we do not believe that inflation has had a material effect on sales or expenses.

Financial Statements

Fiscal Years Ended December 31, 2005, 2006 and 2007

PHOTOMEDEX, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and shareholders
PhotoMedex, Inc. and Subsidiaries

We have audited the accompany consolidated balance sheets of PhotoMedex, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007. We also have audited PhotoMedex, Inc.’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). PhotoMedex, Inc.’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting, included in the accompanying consolidated financial statements. Our responsibility is to express an opinion on these financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made my management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PhotoMedex, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, PhotoMedex, Inc. and Subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Internal Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for stock-based compensation in 2006.

/s/ Amper Politziner & Mattia, LLP

March 11, 2008
Edison, New Jersey

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$9,837,303	$12,729,742
Restricted cash	117,000	156,000
Accounts receivable, net of allowance for doubtful accounts of $542,983 and $508,438, respectively	6,759,060	4,999,224
Inventories	7,929,542	7,301,695
Prepaid expenses and other current assets	508,384	534,135
Total current assets	25,151,289	25,720,796

Property and equipment, net	10,143,808	9,054,098
Patents and licensed technologies, net	1,408,248	1,695,727
Goodwill, net	16,917,808	16,917,808
Other intangible assets, net	2,607,625	3,537,625
Other assets	457,925	555,467
Total assets	$56,686,703	$57,481,521

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$129,305	$195,250
Current portion of long-term debt	4,757,133	3,018,874
Accounts payable	3,634,519	3,617,726
Accrued compensation and related expenses	1,581,042	1,529,862
Other accrued liabilities	674,374	657,293
Deferred revenues	668,032	632,175
Total current liabilities	11,444,405	9,651,180

Notes payable, net of current maturities	106,215	133,507
Long-term debt, net of current maturities	5,602,653	3,593,920
Total liabilities	17,153,273	13,378,607

Commitment and contingencies

Stockholders’ Equity:
Common Stock, $.01 par value, 100,000,000 shares authorized; 63,032,207 and 62,536,054 shares issued and outstanding, respectively	630,322	625,360
Additional paid-in capital	132,932,357	131,152,557
Accumulated deficit	(94,029,249)	(87,675,003)
Total stockholders’ equity	39,533,430	44,102,914
Total liabilities and stockholders’ equity	$56,686,703	$57,481,521

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2007	2006		2005

Revenues:
Product sales	$23,626,660		$20,352,905		$16,544,894
Services	15,086,957		12,836,972		11,839,612
	38,713,617		33,189,877		28,384,506

Cost of revenues:
Product cost of revenues	9,539,787		8,628,651		7,219,504
Services cost of revenues	10,528,247		9,843,199		8,456,001
	20,068,034		18,471,850		15,675,505

Gross profit	18,645,583		14,718,027		12,709,001

Operating expenses:
Selling, general and administrative	23,229,276		20,682,056		16,477,322
Engineering and product development	799,108		1,006,600		1,127,961
	24,028,384		21,688,656		17,605,283

Loss from operations	(5,382,801)		(6,970,629)		(4,896,282)

Refinancing charge	(441,956)		-		-
Interest expense, net	(529,489)		(521,768)		(342,299)
Other income, net	-		-		1,302,537

Net loss	$(6,354,246)	$	(7,492,397)	$	(3,936,044)

Basic and diluted net loss per share	$(0.10)		$(0.14)		$(0.08)

Shares used in computing basic and diluted net loss per share	62,810,338		54,188,914		48,786,109

The accompanying notes are an integral part of these consolidated financial statements

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional
			Paid-In	Accumulated	Deferred
	Shares	Amount	Capital	Deficit	Compensation	Total
BALANCE, DECEMBER 31, 2004	40,075,019	$400,750	$90,427,632	$(76,246,562)	$(1,537)	$14,580,283

Exercise of warrants	73,530	735	146,325	-	-	147,060
Exercise of stock options	350,189	3,502	624,329	-	-	627,831
Issuance of stock for ProCyte merger, net of expense	10,540,579	105,406	26,197,732	-	(132,081)	26,171,057
Stock options issued to consultants for services	-	-	123,257	-	-	123,257
Reversal of unamortized portion of deferred compensation for terminated employee	-	-	(1,534)	-	1,534	-
Amortization of deferred compensation	-	-	-	-	76,737	76,737
Issuance of stock for Stern laser assets acquisition, net of expenses	374,977	3,750	723,300	-	-	727,050
Registration expense	-	-	(161,739)	-	-	(161,739)
Issuance of warrants for draws under line of credit	-	-	61,536	-	-	61,536
Net loss	-	-	-	(3,936,044)	-	(3,936,044)
BALANCE, DECEMBER 31, 2005	51,414,294	514,143	118,140,838	(80,182,606)	(55,347)	38,417,028
Reversal of deferred compensation upon adoption of SFAS 123R	-	-	(55,347)	-	55,347	-
Exercise of warrants	140,000	1,400	166,600	-	-	168,000
Exercise of stock options	60,750	607	86,664	-	-	87,271
Sale of stock, net of expenses	9,760,000	97,600	10,449,402	-	-	10,547,002
Amortization of deferred compensation	-	-	55,347	-	-	55,347
Stock options issued to consultants for service	-	-	132,624		-	132,624
Stock-based compensation expense related to employee options	-	-	990,372	-	-	990,372
Issuance of restricted stock	860,000	8,600	314,174	-	-	322,774
Issuance of stock for Azurtec agreement	200,000	2,000	381,273	-	-	383,273
Issuance of stock for Stern laser assets acquisition, net of expenses	101,010	1,010	190,725	-	-	191,735
Stock-based compensation expense related to severance agreement	-	-	195,497	-	-	195,497
Issuance of warrants for draws under line of credit	-	-	104,388	-	-	104,388
Net loss	-	-	-	(7,492,397)	-	(7,492,397)
BALANCE, DECEMBER 31, 2006	62,536,054	625,360	131,152,557	(87,675,003)	-	44,102,914
Exercise of stock options	76,153	762	85,192	-	-	85,954
Stock options issued to consultants for service	-	-	109,107	-	-	109,107
Stock-based compensation expense related to employee options	-	-	955,767	-	-	955,767
Issuance of restricted stock	420,000	4,200	380,007	-	-	384,207
Issuance of warrants for draws under line of credit	-	-	249,727	-	-	249,727
Net loss	-	-	-	(6,354,246)	-	(6,354,246)
BALANCE, DECEMBER 31, 2007	63,032,207	$630,322	$132,932,357	$(94,029,249)	-	$39,533,430

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2007	2006	2005
Cash Flows From Operating Activities:
Net loss	$(6,354,246)	$(7,492,397)	$(3,936,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,822,035	4,199,047	3,217,200
Refinancing charge	441,956	-	-
Loss on disposal of property and equipment	1,922	7,500	101,009
Provision for doubtful accounts	103,064	66,211	373,964
Stock options and warrants issued to consultants for services	109,107	132,624	123,257
Compensatory charge for stock options and restricted stock issued to employees	1,335,773	1,304,546	-
Non-monetary exchange	-	-	(88,667)
Amortization of deferred compensation	-	55,347	76,737
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(1,864,007)	(414,355)	229,768
Inventories	(684,193)	815,766	(782,880)
Prepaid expenses and other assets	817,711	1,138,691	1,011,340
Accounts payable	172,793	45,648	(518,289)
Accrued compensation and related expenses	69,370	315,508	(246,950)
Other accrued liabilities	-	(279,295)	(1,023,921)
Deferred revenues	35,857	166,143	(266,366)

Net cash (used in) provided by operating activities	(992,858)	60,984	(1,729,842)

Cash Flows From Investing Activities:
Purchases of property and equipment	(131,654)	(94,976)	(123,201)
Lasers placed into service	(4,426,963)	(4,931,835)	(3,461,803)
Cash received from acquisition of ProCyte, net of acquisition costs	-	-	5,578,416

Net cash (used in) provided by investing activities	(4,558,617)	(5,026,811)	1,993,412

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net	-	10,547,002	(169,524)
Proceeds from issuance of restricted common stock	4,200	8,600	-
Proceeds from exercise of options	85,954	87,271	627,831
Proceeds from exercise of warrants	-	168,000	147,060
Payments on long-term debt	(96,504)	(179,993)	(263,442)
Payments on notes payable	(688,040)	(900,715)	(882,032)
Net advances on line of credit	3,314,426	2,511,437	1,889,487
Decrease (increase) in restricted cash, cash equivalents and short-term investments	39,000	50,931	(94,731)

Net cash provided by financing activities	2,659,036	12,292,533	1,254,649

Net (decrease) increase in cash and cash equivalents	(2,892,439)	7,326,706	1,518,219

Cash and cash equivalents, beginning of year	12,729,742	5,403,036	3,884,817

Cash and cash equivalents, end of year	$9,837,303	$12,729,742	$5,403,036

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1
The Company and Summary of Significant Accounting Policies:

The Company:

Background
PhotoMedex, Inc. (and its subsidiaries) (the “Company”) is a medical device and specialty pharmaceutical company focused on facilitating the cost-effective use of technologies for doctors, hospitals and surgery centers to enable their patients to achieve a higher quality of life. The Company operates in five distinct business units, or segments (as described in Note 11): three in Dermatology, - Domestic XTRAC®, International Dermatology Equipment, and Skin Care (ProCyte®); and two in Surgical, - Surgical Services (SIS™) and Surgical Products (SLT®). The segments are distinguished by our management structure, products and services offered, markets served or types of customers.

The Domestic XTRAC segment primarily derives revenues from procedures performed by dermatologists in the United States. The Company’s XTRAC laser system is generally placed in a dermatologist’s office without any initial capital cost to the dermatologist, and then the Company charges a fee-per-use to treat skin disease. The Company will also sell an XTRAC system to a new customer or to an established customer, as circumstances may dictate. The International Dermatology Equipment segment was formerly called the International XTRAC segment, but the Company re-named this segment following the addition of the VTRAC™ lamp-based system in 2006. In comparison to the Domestic XTRAC segment, the International Dermatology Equipment segment generates revenues from the sale of equipment to dermatologists outside the United States through a network of distributors. The Skin Care segment generates revenues primarily by selling physician-dispensed skincare products worldwide and by earning royalties on licenses for our patented copper peptide compound.

The Company designed and manufactured the XTRAC laser system to treat psoriasis, vitiligo, atopic dermatitis and leukoderma phototherapeutically. In January 2000, the Company received the first Food and Drug Administration (“FDA”) clearance to market an excimer laser system, the XTRAC® laser system, for the treatment of psoriasis. It was followed by FDA 510(k) clearance to treat vitiligo in March 2001, atopic dermatitis in August 2001, and leukoderma in May 2002. The first XTRAC phototherapy treatment systems were commercially distributed in the United States in August 2000 before any of its procedures had been approved for medical insurance reimbursement. In the last several years, the Company has sought to obtain reimbursement for psoriasis and other inflammatory skin disorders. By the latter part of 2005, the Company had received many approvals for the reimbursement for use of the XTRAC system. In December 2007, the Company received approval from Blue Shield of California. The manufacturing facility for the XTRAC laser system is located in Carlsbad, California.

The Surgical Services segment generates revenues by providing fee-based procedures typically using our mobile surgical laser equipment delivered and operated by a technician at hospitals and surgery centers in the United States. The Surgical Products segment generates revenues by selling laser products and disposables to hospitals and surgery centers both domestically and internationally. The Surgical Products segment also sells other non-laser products.

The Skin Care business resulted from the acquisition of ProCyte Corporation (“ProCyte”) on March 18, 2005. ProCyte, located in Redmond, Washington, markets products for skin health, hair care and wound care. Many of these products incorporate patented copper peptide technologies. (see Note 2).

The Company also develops, manufactures and markets proprietary lasers and delivery systems for both contact and non-contact surgery and provides surgical services utilizing these and other manufacturers’ products. The Montgomeryville facility also serves as the Company’s corporate headquarters.

Liquidity and Going Concern
The Company has incurred significant losses and negative cash flows from operations. As of December 31, 2007, the Company had an accumulated deficit of $94,029,249. The Company has historically financed its activities from operations, the private placement of equity securities and borrowings under lines of credit. To date, the Company has dedicated most of its financial resources to research and development, marketing and general and administrative expenses.

Cash and cash equivalents as of December 31, 2007 were $9,954,303, including restricted cash of $117,000. Management believes that the existing cash balance together with its other existing financial resources, including its credit line facility with a remaining availability of $1,672,675 (see Note 9), and any revenues from sales, distribution, licensing and manufacturing relationships, will be sufficient to meet the Company’s operating and capital requirements through the end of the second quarter of 2009. The 2008 operating plan reflects anticipated growth from an increase in per-treatment fee revenues for use of the XTRAC laser system based on increased utilization and wider insurance coverage in the United States and cost savings from the growth of the Company’s skincare products. The Company believes that it will have the necessary financing to meet its operating and capital requirements through 2008 and into the second quarter of 2009, at a minimum.

The Company’s future success depends in part upon increased patient acceptance of its excimer-laser-based systems for the treatment of a variety of skin disorders. The Company’s ability to introduce successful new products may be adversely affected by a number of factors, such as unforeseen costs and expenses, technological change, economic downturns, increased competition, other factors beyond the Company’s control or excessive costs in order to market the product and thus win patient acceptance. The Company is continuing to implement its rollout strategy for the XTRAC laser system in the United States in selected areas of the country where reimbursement is widely available. The success of the rollout depends on increasing physician and patient demand for the treatment.

Management cannot provide assurance that the Company will market the XTRAC product successfully or operate profitably in the future, or that it will not require significant additional financing in order to accomplish or exceed the objectives of its business plan. Consequently, the Company’s historical operating results cannot be relied on to be an indicator of future performance, and management cannot predict whether the Company will obtain or sustain positive operating cash flow or generate net income in the future.

Summary of Significant Accounting Policies:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and be based on events different from those assumptions. Future events and their effects cannot be perceived with certainty; estimating, therefore, requires the exercise of judgment. Thus, accounting estimates change as new events occur, as more experience is acquired, or as additional information is obtained.

Cash and Cash Equivalents and Restricted Cash
The Company invests its excess cash in highly liquid short-term investments. The Company considers short-term investments that are purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consisted of cash and money market accounts at December 31, 2007 and 2006. Cash that is pledged to secure obligations is disclosed separately as restricted cash. The Company maintains its cash and cash equivalents in accounts in one bank, the balances which at times may exceed federally insured limits.

Accounts Receivable
The majority of the Company’s accounts receivables are due from distributors (domestic and international), hospitals, universities and physicians and other entities in the medical field. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are most often due within 30 to 90 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company does not accrue interest on accounts receivable past due.

Inventories
Inventories are stated at the lower of cost (first-in, first-out basis) or market. Cost is determined to be purchased cost for raw materials and the production cost (materials, labor and indirect manufacturing cost) for work-in-process and finished goods. Throughout the laser manufacturing process, the related production costs are recorded within inventory. Work-in-process is immaterial, given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials.

The Company’s skin disorder treatment equipment will either (i) be placed in a physician’s office and remain the property of the Company or (ii) be sold to distributors or physicians directly. The cost to build a laser, whether for sale or for placement, is accumulated in inventory. When a laser is placed in a physician’s office, the cost is transferred from inventory to “lasers in service” within property and equipment. At times, units are shipped to distributors, but revenue is not recognized until all of the criteria of Staff Accounting Bulletin No. 104 have been met, and until that time, the unit is carried on the books of the Company as inventory. Revenue is not recognized from these distributors until payment is either assured or paid in full. Until this time, the cost of these shipments continues to be recorded as finished goods inventory.

Reserves for slow moving and obsolete inventories are provided based on historical experience and product demand. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trend.

Property, Equipment and Depreciation
Property and equipment are recorded at cost. Excimer lasers-in-service were depreciated on a straight-line basis over the estimated useful life of three years. In reflection of their improved reliability, XTRAC lasers placed in service after December 31, 2005 are depreciated on a straight-line basis over the estimated useful life of five years; other XTRAC lasers-in-service continue to be depreciated over the original useful life of three years. Surgical lasers-in-service are depreciated on a straight-line basis over an estimated useful life of seven years if new, and five years or less if used equipment. The straight-line depreciation basis for lasers-in-service is reflective of the pattern of use. For other property and equipment, depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, primarily three to seven years for computer hardware and software, furniture and fixtures, automobiles, and machinery and equipment. Leasehold improvements are amortized over the lesser of the useful lives or lease terms. Expenditures for major renewals and betterments to property and equipment are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement or disposition, the applicable property amounts are deducted from the accounts and any gain or loss is recorded in the consolidated statements of operations. Useful lives are determined based upon an estimate of either physical or economic obsolescence or both.

Laser units and laser accessories located at medical facilities for sales evaluation and demonstration purposes or those units/accessories used for development and medical training are included in property and equipment under the caption “machinery and equipment”. These units and accessories are being depreciated over a period of up to five years. Laser units utilized in the provision of surgical services are included in property and equipment under the caption “lasers in service” and are depreciated over a five year life, given the additional wear and tear that is incurred with movement from site to site.

Management evaluates the realizability of property and equipment based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to the net realizable value. As of December 31, 2007, no such write-down was required (see Impairment of Long-Lived Assets below).

Patent Costs and Licensed Technologies
Costs incurred to obtain or defend patents and licensed technologies are capitalized and amortized over the shorter of the remaining estimated useful lives or eight to 12 years. Developed technology was recorded in connection with the purchase in August 2000 of the minority interest of Acculase, a former subsidiary of the Company, and is being amortized on a straight-line basis over seven years. Developed technology was also recorded in connection with the acquisition of ProCyte in March 2005 and is being amortized on a straight-line basis over seven years. Other licenses, for example, the AzurTec, Stern and Mount Sinai licenses, are capitalized and amortized over the estimated useful lives of 10 years.

Management evaluates the realizability of intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than net book value of the asset, the asset is written down to fair value. As of December 31, 2007, no such write-down was required (see Impairment of Long-Lived Assets below).

Other Intangible Assets
Other intangible assets were recorded in connection with the acquisition of ProCyte in March 2005. The assets are being amortized on a straight-line basis over 5 to 10 years.

Management evaluates the recoverability of such other intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2007, no such write-down was required.

Goodwill
Goodwill was recorded in connection with the acquisition of ProCyte in March 2005 and the acquisition of Acculase in August 2000.

Management evaluates the recoverability of such goodwill based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2007, no such write-down was required (see Impairment of Long-Lived Assets below).

Accrued Warranty Costs
The Company offers a warranty on product sales generally for a one to three-year period. The Company provides for the estimated future warranty claims on the date the product is sold. The activity in the warranty accrual during the years ended December 31, 2007 and 2006 is summarized as follows:

	December 31,
	2007	2006
Accrual at beginning of year	$123,738	$204,708
Additions charged to warranty expense	270,000	105,000
Expiring warranties	(81,899)	(87,426)
Claims satisfied	(93,252)	(98,544)
Accrual at end of year	$218,587	$123,738

Revenue Recognition
The Company has two distribution channels for its phototherapy treatment equipment. The Company either (i) places the lasers in physicians’ offices (at no charge to the physician) and charges the physician a fee for an agreed upon number of treatments or (ii) to a lesser extent, sells the laser through a distributor or directly to a physician. When the Company sells an XTRAC laser to a distributor or directly to a foreign or domestic physician, revenue is recognized when the following four criteria under Staff Accounting Bulletin No. 104 have been met: (i) the product has been shipped and the Company has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is probable (the “SAB 104 Criteria”). At times, units are shipped, but revenue is not recognized until all of the SAB 104 Criteria have been met, and until that time, the unit is carried on the books of the Company as inventory.

The Company ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will insist upon FOB destination. Among the factors the Company takes into account in determining the proper time at which to recognize revenue are when title to the goods transfers and when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criteria are recognized when invoiced amounts are fully paid or assured full payment.

Under the terms of the Company’s distributor agreements, distributors do not have a unilateral right to return any unit that they have purchased. However, the Company does allow products to be returned by its distributors for product defects or other claims.

When the Company places a laser in a physician’s office, it recognizes service revenue based on the number of patient treatments performed by the physician. Treatments in the form of random laser-access codes that are sold to physicians, but not yet used, are deferred and recognized as a liability until the physician performs the treatment. Unused treatments are deemed to remain an obligation of the Company because the treatments can only be performed on Company-owned equipment. Once the treatments are delivered to a patient, this obligation has been satisfied.

The Company excludes all sales of treatment codes made within the last two weeks of the period in determining the amount of procedures performed by its physician-customers. Management believes this approach closely approximates the actual amount of unused treatments that existed at the end of a period. For the year ended December 31, 2007 and 2006, the Company deferred $563,336 and $506,440, respectively, under this approach.

The Company has a program to support certain physicians in addressing treatments with the XTRAC laser system that may be denied reimbursement by private insurance carriers. The Company recognizes service revenue from the sale of treatment codes to physicians participating in this program only if and to the extent the physician has been reimbursed for the treatments. The Company estimates a contingent liability for potential refunds under this program by reviewing the history of denied insurance claims and appeals processed. At December 31, 2007 and 2006, the Company had net deferred revenues of $72,812 and $80,697, respectively, under this program.

The Company generates revenues from its Skin Care business primarily through three channels. The first is through product sales for skin health, hair care and wound care; the second is through sales of the copper peptide compound, primarily to Neutrogena Corporation, a Johnson & Johnson company; and the third is through royalties generated by our licenses, principally to Neutrogena. The Company recognizes revenues on the products and copper peptide compound when they are shipped, net of returns and allowances. The Company ships the products FOB shipping point. Royalty revenues are based upon sales generated by our licensees. The Company recognizes royalty revenue at the applicable royalty rate applied to shipments reported by our licensee.

The Company generates revenues from its Surgical businesses primarily from two channels. The first is through product sales of laser systems, related maintenance service agreements, recurring laser delivery systems and laser accessories, and the second is through per-procedure surgical services. The Company recognizes revenues from surgical laser and other product sales, including sales to distributors and other customers, when the SAB 104 Criteria have been met.

For per-procedure surgical services, the Company recognizes revenue upon the completion of the procedure. Revenue from maintenance service agreements is deferred and recognized on a straight-line basis over the term of the agreements. Revenue from billable services, including repair activity, is recognized when the service is provided.

Product Development Costs
Costs of research, new product development and product redesign are charged to expense as incurred.

Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, the liability method is used for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse.

The Company’s deferred tax asset has been fully reserved under a valuation allowance, reflecting the uncertainties as to realizability evidenced by the Company’s historical results and restrictions on the usage of the net operating loss carryforwards. Consistent with the rules of purchase accounting, the historical deferred tax asset of ProCyte was valued at zero when the Company acquired ProCyte. If and when components of that asset are realized in future, the goodwill recognized in the acquisition of ProCyte will be reduced. The Company does not believe that its historical or expected tax reporting positions when considered before applications of the valuation allowance will have a material impact on its consolidated financial statements.

Net Loss Per Share
The Company computes net loss per share in accordance with SFAS No. 128, “Earnings Per Share.” In accordance with SFAS No. 128, basic net loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflects the potential dilution from the conversion or exercise of securities into common stock, such as stock options and warrants.

In these consolidated financial statements, diluted net loss per share is the same as basic net loss per share. No additional shares for the potential dilution from the conversion or exercise of securities into common stock are included in the denominator since the result would be anti-dilutive. Common stock options and warrants of 10,279,254, 10,840,382 and 7,177,955 as of December 31, 2007, 2006 and 2005, respectively, were thus excluded from the calculation of fully diluted earnings per share.

Exchanges of Nonmonetary Assets

Exchanges under SFAS No. 153, “Exchanges of Nonmonetary Assets,” are measured based on the fair value of the assets exchanged. Further, SFAS No. 153 eliminates the previous narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” For the years ended December 31, 2007 and 2006, the Company has not recognized any income or expense in accordance with this Statement. For the year ended December 31, 2005, the Company recognized income of $88,667 in accordance with this Statement.

Fair Value of Financial Instruments
The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. The fair values of notes payable and long-term debt are based on borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. The estimated fair values of notes payable and long-term debt approximate the carrying values. Additionally, the carrying value of all other monetary assets and liabilities is estimated to be equal to their fair value due to the short-term nature of these instruments.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. As of December 31, 2007, no such impairment exists.

Share Based Compensation

On January 1, 2006, The Company adopted SFAS No. 123R, “Share-Based Payment,” which requires all companies to measure and recognize compensation expense at fair value for all stock-based payments to employees and directors. SFAS No. 123R is being applied on the modified prospective basis. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based compensation plans for employees and directors under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, and accordingly, the Company recognized no compensation expense related to the stock-based plans for grants to employees or directors. Grants to consultants under the plans were recorded under SFAS No. 123.

Under the modified prospective approach, SFAS No. 123R applies to new grants of options and awards of stock as well as to grants of options that were outstanding on January 1, 2006 and that may subsequently be repurchased, cancelled or materially modified. Under the modified prospective approach, compensation cost recognized for the years ended December 31, 2007 and 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on fair value as of the prior grant-date and estimated in accordance with the provisions of SFAS No. 123R. Prior periods were not required to be restated to reflect the impact of adopting the new standard.

SFAS No. 123R also requires companies to calculate an initial “pool” of excess tax benefits available at the adoption date to absorb any tax deficiencies that may be recognized under SFAS No. 123R. The pool includes the net excess tax benefits that would have been recognized if the Company had adopted SFAS No. 123 for recognition purposes on its effective date. The Company has elected to calculate the pool of excess tax benefits under the alternative transition method described in FASB Staff Position (“FSP”) No. FAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards,” which also specifies the method to calculate excess tax benefits reported on the statement of cash flows. The Company is in a net operating loss position; therefore, no excess tax benefits from share-based payment arrangements have been recognized for the years ended December 31, 2007 and 2006.

The pro-forma information presented in the following table illustrates the effect on net income and net income per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” to stock-based employee compensation for the year ended December 31, 2005:

Year Ended December 31,
2005
Net loss:
As reported	$(3,936,044)
Less: stock-based employee compensation expense included in reported net loss	76,737
Impact of total stock-based compensation expense determined under fair-value-based method for all grants and awards	(1,718,296)
Pro-forma	$(5,577,603)
Net loss per share:
As reported	$(0.08)
Pro-forma	$(0.11)

The Company uses the Black-Scholes option-pricing model to estimate fair value of grants of stock options with the following weighted average assumptions:

Assumptions for Option Grants	Year Ended December 31,
	2007	2006	2005
Risk-free interest rate	4.74%	4.62%	4.04%
Volatility	85.94%	92.48%	97.81%
Expected dividend yield	0%	0%	0%
Expected life	8.1 years	7.50 years	5 years
Estimated forfeiture rate	16%	16%	N/A

The Company calculates expected volatility for a share-based grant based on historic daily stock price observations of our common stock during the period immediately preceding the grant that is equal in length to the expected term of the grant. For estimating the expected term of share-based grants made in the years ended December 31, 2007 and 2006, the Company has adopted the simplified method authorized in Staff Accounting Bulletin No. 107. SFAS No. 123R also requires that estimated forfeitures be included as a part of the estimate of expense as of the grant date. The Company has used historical data to estimate expected employee behaviors related to option exercises and forfeitures. Prior to our adoption of SFAS No. 123R, the Company reduced pro-forma share-based compensation expense, presented in the notes to its financial statements, for actual forfeitures as they occurred.

With respect to both grants of options and awards of restricted stock, the risk-free rate of interest is based on the U.S. Treasury rates appropriate for the expected term of the grant or award.

With respect to awards of restricted stock, the Company uses the Monte-Carlo pricing model to estimate fair value of restricted stock awards made in the first and second quarters 2007 and the first quarter 2006 with the following weighted average assumptions:

Assumptions for Stock Awards	Year Ended December 31, 2007	Year Ended December 31, 2006
Risk-free interest rate	4.52%	4.32%
Volatility	74.64%	70%
Expected dividend yield	0%	0%
Expected Life	5.07 years	4.92 years

The Company calculated expected volatility for restricted stock based on historic daily stock price observations of our common stock during the three-year period immediately preceding the award.

Options that were assumed from ProCyte and that were unvested as of March 18, 2005 were re-measured as of March 18, 2005 under intrinsic-value-based accounting. Unearned or deferred compensation of $132,084 was recorded and was amortized over the remaining vesting period, which is an average of two years. The Company recognized $55,347 and $76,737 of such expense in the years ended December 31, 2006 and 2005, respectively.

Compensation expense for the year ended December 31, 2007 included $955,767 from stock options grants and $380,007 from restricted stock awards. Compensation expense for the year ended December 31, 2006 included $990,372 from stock options grants and $314,174 from restricted stock awards. Compensation expense is presented as part of the operating results in selling, general and administrative expenses. For stock options granted to consultants, an additional selling, general, and administrative expense in the amount of $109,107, $132,624 and $123,257 was recognized during the years ended December 31, 2007, 2006 and 2005, respectively.

Supplemental Cash Flow Information
During the year ended December 31, 2007, the Company financed certain credit facility costs for $149,480, financed insurance policies through notes payable for $594,815 and issued warrants to a leasing credit facility which are valued at $249,727, and which offset the carrying value of debt. In addition, the Company financed vehicle purchases of $71,941 and laser purchases of $156,000 under capital leases.

During the year ended December 31, 2006, the Company financed insurance policies through notes payable for $763,982, financed certain credit facility costs for $160,279, financed a license agreement with a note payable of $77,876 and issued warrants to credit facilities which are valued at $104,388, and which offset the carrying value of debt. In March 2006, the Company issued 101,010 shares of its restricted common stock to Stern Laser srl (“Stern”) due upon achievement of a milestone under the Master Purchase Agreement with Stern. The cost associated with this issuance is included in the license from Stern, which is found in patents and licensed technologies. In March 2006, the Company also issued 200,000 shares of its restricted common stock to AzurTec, Inc. (“AzurTec”) as part of an investment in the capital stock of AzurTec as well as for a license agreement on AzurTec technology, both existing and to be developed in the future.

In connection with the purchase of ProCyte in March 2005, the Company issued 10,540,579 shares of common stock and assumed options to purchase 1,354,973 shares of its own common stock (see Note 2).

During the year ended December 31, 2005, the Company financed insurance policies through notes payable for $978,252. During the year ended December 31, 2005, the Company issued 345,477 shares of its restricted common stock to Stern upon attainment of certain milestones, which is included in patents and licensed technologies.

For the years ended December 31, 2007, 2006 and 2005, the Company paid interest of $913,821, $670,839 and $403,376, respectively. Income taxes paid in the years ended December 31, 2007, 2006 and 2005 were immaterial.

Supplemental Disclosure in Notes

In response to an SEC review of these financial statements in connection with a preliminary proxy filing by the Company, the Company has supplemented its disclosure in the following Notes: Note 8, Notes Payable; Note 12, Stockholders’ Equity at Common Stock Warrants; and Note 14, Significant Alliances/Agreements.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations”, or SFAS No. 141R, which replaces SFAS No. 141. This statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. This statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 141R will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51”, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In December 2007, the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements.” EITF 07-1 provides guidance concerning: determining whether an arrangement constitutes a collaborative arrangement within the scope of the Issue; how costs incurred and revenue generated on sales to third parties should be reported in the income statement; how an entity should characterize payments on the income statement; and what participants should disclose in the notes to the financial statements about a collaborative arrangement. The provisions of EITF 07-1 will be adopted in 2009. The Company is in the process of evaluating the impact, if any, of adopting EITF 07-1 on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for the Company beginning with the first quarter of 2008. The Company has not yet determined the impact of the adoption of SFAS No. 159 on its financial statements and footnote disclosures.

Staff Accounting Bulletin No. 110 (“SAB 110”), “Share-Based Payment” expresses the views of the staff regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB No. 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment”.

Note 2
Acquisitions:

ProCyte Transaction
On March 18, 2005, the Company completed the acquisition of ProCyte Corporation, which was organized in 1986. ProCyte develops, manufactures and markets products for skin health, hair care and wound care.  Many of the Company’s products incorporate its patented copper peptide technologies.

The aggregate purchase price of $28,086,208 consisted of the issuance of 10,540,579 shares of the Company’s common stock valued at $2.29 per share, the assumption of 1,354,973 common stock options valued at $2,033,132 net of deferred compensation of $132,084, and the incurrence of $1,915,150 of transaction costs. The merger consideration was based on a fixed exchange ratio of 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock. As the exchange ratio was fixed, the fair value of PhotoMedex’s common stock for accounting purposes was based on a stock price of $2.29 per share, which was the average of the closing prices on the date of the announcement of the planned merger and the two days prior and afterwards.

Based on the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$6,272,540
Accounts receivable	1,137,413
Inventories	2,845,698
Prepaid expenses and other current assets	134,574
Property and equipment	340,531
Patents and licensed technologies	200,000
Other intangible assets	5,200,000
Other assets	38,277
Total assets acquired	16,169,033

Accounts payable	(605,520)
Accrued compensation and related expenses	(158,610)
Other accrued liabilities	(1,143,761)
Deferred revenues	(95,436)
Other liabilities	(52,883)
Total liabilities assumed	(2,056,210)

Net assets acquired	$14,112,823

The purchase price exceeded the fair value of the net assets acquired by $13,973,385, which was recorded as goodwill. The increase in goodwill recognized in the year ended December 31, 2006 reflects management’s best estimate of pre-acquisition contingencies based upon plans entered into prior to March 18, 2006.

The accompanying consolidated financial statements do not include any revenues or expenses related to the acquisition on or prior to March 18, 2005, the closing date. Following are the Company’s unaudited pro-forma results for the years ended December 31, 2007, 2006 and 2005, assuming the acquisition had occurred on January 1, 2005:

	Year Ended December 31,
	2007	2006	2005

Net revenues	$38,713,617	$33,189,877	$31,354,068
Net loss	$(6,354,246)	$(7,492,397)	$(4,038,193)
Basic and diluted loss per share	$(0.10)	$(0.14)	$(0.08)
Shares used in calculating basic and diluted loss per share	62,810,338	54,188,914	50,932,410

These unaudited pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the acquisition occurred on January 1, 2005, nor to be indicative of future results of operations.

Stern Laser Transaction
On September 7, 2004, the Company closed the transactions provided for in the Master Asset Purchase Agreement (the “Master Agreement”) with Stern. In March 2006, the Company issued an additional 101,010 shares of its restricted common stock to Stern based on a milestone set forth in the Master Agreement. As of December 31, 2006, the Company has issued an aggregate of 589,854 shares of its restricted common stock to Stern in connection with the Master Agreement. The Company does not expect to issue any further shares of stock to Stern, as the time for completing remaining milestones has expired. Stern also has served as the distributor of the Company’s XTRAC laser system in South Africa and Italy since 2000. The primary asset acquired from Stern in the transaction is a license for Stern’s lamp-based technology, which was carried on the Company’s books at $886,383, net, as of December 31, 2007. Amortization of this intangible is on a straight-line basis over 10 years and began in January 2005. In the year ended December 31, 2007, Stern purchased $85,292 of products from the Company.

AzurTec Transaction
On March 30, 2006, the Company closed the transaction provided for in the Investment Agreement with AzurTec. The Company issued 200,000 shares of its restricted common stock in exchange for 6,855,141 shares of AzurTec common stock and 181,512 shares of AzurTec Class A preferred stock, which represents a 14% interest in AzurTec, on a fully diluted basis. In accordance with APB No. 18, and related interpretations, the Company accounts for its investment in AzurTec on the cost basis.

The Company also received a license from AzurTec with respect to its existing and future technology for the MetaSpex Laboratory System. The license gives the Company rights to manufacture and market the ex vivo versions of the MetaSpex product in exchange for certain royalty obligations. The license also provides the Company certain rights on a potential in situ version of the MetaSpex product. AzurTec remains responsible for the development and clinical trial costs of the MetaSpex products, for which AzurTec is committed to raise additional equity capital. AzurTec has contracted with the Company to resume development work of the ex vivo versions of the MetaSpex product. The Company will resume, and be paid for, such work once AzurTec has raised additional equity capital and has settled its prior indebtedness owed to the Company for development work. The Company is considering whether to grant Azurtec an extension of time into 2008 in which to raise the additional investment.

The Company assigned $268,291 as the fair value of the investment in AzurTec. It also assigned $114,982 as the fair value of the license it acquired from AzurTec, which is carried on the Company’s books at $94,860, net at December 31, 2007. Amortization of this intangible is on a straight-line basis over 10 years, which began in April 2006.

Mount Sinai License
On March 31, 2006, the Mount Sinai School of Medicine of New York University granted the Company an exclusive license, effective April 1, 2006, to use Mount Sinai’s patented methodology for utilization of ultraviolet laser light for the treatment of vitiligo. The licensed patent is US Patent No. 6,979,327, Treatment of Vitiligo. It was issued December 27, 2005, and the inventor is James M. Spencer, MD, a member of the Company’s Scientific Advisory Board. The license is carried on the Company’s books at $64,248, net at December 31, 2007. Amortization of this intangible is on a straight-line basis over 10 years, which began in April 2006.

MD Lash Factor License
In July 2007, the Company obtained a marketing license for MD Lash Factor eyelash conditioner. The license is for 5 years and gives the Company, among other things, exclusive rights to market this cosmetic conditioner to physicians in the United States and other countries. A US patent is pending on the key ingredient in the product, which is a unique prostaglandin analogue. The Company pays quarterly royalties over the life of the agreement.

Note 3
Inventories:

Set forth below is a detailed listing of inventories.

	December 31,
	2007	2006
Raw materials and work-in-process	$4,527,708	$4,433,917
Finished goods	3,401,834	2,867,778
Total inventories	$7,929,542	$7,301,695

Work-in-process is immaterial given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials. There are no finished goods as of December 31, 2007 and 2006 for laser systems shipped to distributors, but not recognized as revenue until all the criteria of Staff Accounting Bulletin No. 104 have been met. At times, units are shipped but revenue is not recognized until all of the criteria are met, and until that time, the unit is carried on the books of the Company as inventory. The Company ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will insist on FOB destination. Among the factors the Company takes into account in determining the proper time at which to recognize revenue are when title to the goods transfers and when the risk of loss transfers. Shipments to the distributors that do not fully satisfy the collection criteria are recognized when invoiced amounts are fully paid. As of December 31, 2007 and 2006, the Company carried reserves against its inventories of $1,124,345 and $1,354,444, respectively.

Note 4
Property and Equipment:

Set forth below is a detailed listing of property and equipment.

	December 31,
	2007	2006
Lasers in service	$19,754,416	$16,234,834
Computer hardware and software	341,407	334,490
Furniture and fixtures	364,319	331,379
Machinery and equipment	870,986	738,636
Autos and trucks	454,631	382,690
Leasehold improvements	247,368	247,368
	22,033,127	18,269,397
Accumulated depreciation and amortization	(11,889,319)	(9,215,299)
Property and equipment, net	$10,143,808	$9,054,098

Depreciation expense was $3,595,271 in 2007, $2,939,909 in 2006 and $2,226,933 in 2005. At December 31, 2007 and 2006, net property and equipment included $471,385 and $380,875, respectively, of assets recorded under capitalized lease arrangements, of which $254,178 and $122,717, respectively, of the capital lease obligation was included in long-term debt at December 31, 2007 and 2006 (see Note 9).

Note 5
Patents and Licensed Technologies:

Set forth below is a detailed listing of patents and licensed technologies.

	December 31,
	2007	2006
Patents, owned and licensed, at gross costs of $510,942 and $501,657 net of accumulated amortization of $268,540 and $231,599, respectively	$242,402	$270,058
Other licensed and developed technologies, at gross costs of $2,432,258, net of accumulated amortization of $1,266,412 and $1,006,589 respectively	1,165,846	1,425,669
Total patents and licensed technologies, net	$1,408,248	$1,695,727

Related amortization expense was $296,764, $329,138 and $257,894 for the years ended December 31, 2007, 2006 and 2005, respectively. Included in other licensed and developed technologies is $200,000 in developed technologies acquired from ProCyte and $114,982 for the license with AzurTec (see Note 2). On March 31, 2006, the Company closed the transaction provided for in the License Agreement with Mount Sinai School of Medicine of New York University (“Mount Sinai”). Pursuant to the license agreement, the Company reimbursed $77,876 to Mount Sinai, over the first 18 months of the license term and at no interest, for patent prosecution costs incurred. The Company is also obligated to pay Mount Sinai a royalty on a combined base of domestic sales of XTRAC treatment codes used for psoriasis as well as for vitiligo. In the first four years of the license, however, Mount Sinai may elect to be paid royalties on an alternate base, comprised simply of treatments for vitiligo, but at a higher royalty rate than the rate applicable to the combined base. This technology is for the laser treatment of vitiligo and is included in other licensed and developed technologies.

Estimated amortization expense for amortizable intangible assets for the next five years is $211,000 in 2008, $211,000 in 2009, $211,000 in 2010, $211,000 in 2011, $189,000 in 2012 and $374,000 thereafter.

Note 6
Other Intangible Assets:

Set forth below is a detailed listing of other intangible assets, all of which were acquired from ProCyte and which were initially recorded at their appraised fair market values:

	December 31,
	2007	2006
Neutrogena Agreement, at gross cost of $2,400,000 net of accumulated amortization of 1,338,000 and $858,000, respectively.	$1,062,000	$1,542,000
Customer Relationships, at gross cost of $1,700,000 net of accumulated amortization of $947,739 and $607,743, respectively.	752,261	1,092,257
Tradename, at gross cost of $1,100,000 net of accumulated amortization of $306,636 and $196,632, respectively.	793,364	903,368
	$2,607,625	$3,537,625

Related amortization expense was $930,000 for 2007 and 2006 and $732,375 for 2005. Estimated amortization expense for amortizable intangible assets for the next five years is $930,000 in 2008, $930,000 in 2009, $284,250 in 2010, $110,000 in 2011, $110,000 in 2012 and $243,000 thereafter. Under the Neutrogena Agreement, the Company has licensed to Neutrogena rights to its copper peptide technology and for which the Company receives royalties. Customer Relationships embody the value to the Company of relationships that ProCyte had formed with its customers. Tradename includes the name of “ProCyte” and various other trademarks associated with ProCyte’s products.

Note 7
Other Accrued Liabilities:

Set forth below is a detailed listing of other accrued liabilities.

	December 31,
	2007	2006
Accrued professional and consulting fees	$225,820	$320,331
Accrued warranty	218,587	127,738
Accrued sales taxes and other expenses	229,967	213,224
Total other accrued liabilities	$674,374	$657,293

Note 8
Notes Payable:

Set forth below is a detailed listing of notes payable. The stated interest rate approximates the effective cost of funds from the notes.

	December 31,
	2007	2005	2006
Note payable – unsecured creditor, interest at 5.44%, payable in monthly principal and interest installments of $51,354 through February 2008.	$102,013		$-

Note payable – unsecured creditor, interest at 7.42%, payable in monthly principal and interest installments of $61,493 through February 2007.	-		126,279

Note payable – unsecured creditor, interest at 6%, payable in monthly principal and interest installments of $2,880 through June 2012.	133,507		159,213

Note payable – unsecured creditor, interest at 0%, payable in monthly principal installments of $4,326 through October 2007	-		43,265
	235,520		328,757
Less: current maturities	(129,305)		(195,250)
Notes payable, net of current maturities	$106,215		$133,507

Aggregate maturities of the notes payable as of December 31, 2007 are $129,305 in 2008, $28,975 in 2009, $30,762 in 2010, $32,660 in 2011 and $13,818 thereafter.

Note 9
Long-term Debt:

In the following table is a summary of the Company’s long-term debt.

	December 31, 2007	December 31, 2006
Total borrowings on credit facilities	$10,105,608	$6,490,077
Capital lease obligations (see Note 3)	254,178	122,717
Less: current portion	(4,757,133)	(3,018,874)
Total long-term debt	$5,602,653	$3,593,920

Term-Note Credit Facility

The Company entered into a leasing credit facility with GE Capital Corporation (“GE”) on June 25, 2004. Eleven draws were made against the facility, the last of which was in March 2007. In June 2007, the Company entered a term-note facility with Leaf Financial Corporation (“Leaf”) and made its single draw against that facility. No draw was made in the third quarter of 2007. In December 2007, the Company extinguished its outstanding indebtedness under the GE and Leaf facilities, recognizing as costs (including acceleration of the amortization of debt issuance costs and the debt discount and termination costs) of such extinguishment as a refinancing charge of $441,956, including $178,699 related to the premium paid for the buyback of the warrants, under APB No. 26.

Upon the pay-off of the GE and Leaf facilities, the Company entered a term-note facility with CIT Healthcare LLC and Life Sciences Capital LLC, as equal participants (collectively, “CIT”), for which CIT Healthcare acts as the agent. The facility is for $12 million and is for one year. The stated interest rate for any draw is set as 675 basis points above the three-year Treasury rate. CIT levies no points on a draw. Each draw is secured by XTRAC laser systems consigned under usage agreements with physician-customers.

The first draw had three discrete components: carryover debt attributable to the former GE borrowings, as increased by extinguishment costs (including redemption of the GE warrants) which CIT financed; carryover debt attributable to Leaf, as increased by extinguishment costs which CIT financed; and debt newly incurred to CIT on XTRAC units not pledged to GE or Leaf. The carryover components maintained the monthly debt service payments from GE and Leaf with increases to principal and changes in the stated interest rates causing minor changes in the number of months set to pay off the discrete draws. The third component will be self-amortized over three years.

The beginning principal of each component was $4,724,699, $1,612,626, and $3,990,000, respectively. The effective interest rate for each component was 17.16%, 15.75%, and 15%, respectively. The months to pay off of each component are 27, 30, and 36 months, respectively. After these draws on December 31, 2007, the Company had available $1,672,675 under the credit facility.

In connection with the CIT facility, the Company issued 235,525 warrants to each of CIT Healthcare and Life Sciences Capital. The warrants are treated as a discount to the debt and are amortized under the interest method over the repayment term of 36 months. The Company has accounted for these warrants as equity instruments in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” since there is no option for cash or net-cash settlement when the warrants are exercised. The Company computed the value of the warrants using the Black-Scholes method. The GE warrants were redeemed and reflected as part of the refinancing charge.

The difference between the future minimum payments and the total borrowings recorded under the credit facility at December 31, 2007 is principally the interest payable on the borrowings. The table below reconciles this difference, and also discloses the effect that the warrants have on the disclosed borrowings. The warrants were valued under the Black-Scholes method. Please see Note 12, Stockholders’ Equity at Common Stock Warrants, for details of the parameters underlying the Black-Scholes method for each issuance.

Year Ended December 31,	Borrowings, gross of warrant discount	Warrant Discount	Borrowings, net of warrant discount	Interest	Principal
2008	$5,599,833	$113,487	$5,486,346	$814,535	$4,671,811
2009	3,974,398	77,705	3,896,693	380,837	3,515,856
2010	2,043,392	30,524	2,012,868	94,926	1,917,942
Total minimum payments	11,617,623	$221,716	11,395,907	$1,290,298	$10,105,609

Less: interest	(1,290,298)		(1,290,298)

Less: warrant discount	(221,716)		-

Present value of total minimum obligations	$10,105,609		$10,105,609

Capital Leases

The obligations under capital leases are at fixed interest rates of 7.06% to 10.68% and are collateralized by the related property and equipment (see Note 4).

Future minimum payments for property under capital leases are as follows:

Year Ending December 31,
2008	$97,984
2009	57,032
2010	57,032
2011	57,032
2012	50,438
Total minimum lease obligation	319,518
Less: interest	(65,340)
Present value of total minimum lease obligation	$254,178

Note 10
Warrant Exercises:

In the year ended December 31, 2007, the Company had no warrants that were exercised.

In the year ended December 31, 2006, the Company received $168,000 from the exercise of 140,000 warrants. The warrants were issued in connection with a private placement of securities in June 2002 and bore an exercise price of $2.00.

In the year ended December 31, 2005, the Company received $147,060 from the exercise of 73,530 warrants. The warrants were issued in connection with a private placement of securities in June 2002 and bore an exercise price of $2.00. See also Common Stock Warrants in Note 12.

Note 11
Commitments and Contingencies:

Leases
The Company has entered into various non-cancelable operating leases for personal property that expire at various dates through 2012. Rent expense was $583,372, $601,062 and $558,683 for the years ended December 31, 2007, 2006 and 2005, respectively. The future annual minimum payments under these non-cancelable operating leases are as follows:

Year Ending December 31,
2008	$556,950
2009	505,003
2010	406,096
Thereafter	306,002
Total	$1,774,051

Litigation
In the matter brought by the Company on January 4, 2004, against Ra Medical Systems, Inc. and Dean Irwin in the United States District Court for the Southern District of California, the Company has appealed from the new judge’s grant of summary judgment to the defendants. The Company expects to file its brief in March 2008.

In the matter which Ra Medical and Mr. Irwin brought against the Company on June 6, 2006 for unfair competition and which the Company removed to the United States District Court for the Southern District of California, the Company has filed a petition to file an interlocutory appeal from the new judge’s dismissal, among other things, of the Company’s counterclaim of misappropriation. The plaintiffs have opposed the petition. No decision has been rendered on the petition.

In the action the Company brought on January 3, 2007 against its insurance carrier in the United States District Court for the Eastern District of Pennsylvania, the Company invoked the carrier to defend and indemnify the Company in the malicious prosecution action brought by Ra Medical Systems and its principal. In May 2007, the malicious prosecution case settled. In February 2008, the Court granted the Company’s motion for partial summary judgment and denied the motion of the carrier for summary judgment. The Court ruled that the extent to which the Company’s defense costs, amounting to more than $900,000, would be reimbursable by the carrier under the policy, would be governed by the law of Pennsylvania, based on their reasonableness, and not by the law of California, which would statutorily impose a cap on such fees at a level the carrier would pay in similar cases. A scheduling order has been issued under which the parties will begin discovery on the reasonableness of the fees. The Company is also evaluating other claims that it may have against the carrier, due, among other things, to the carrier’s dilatory handling of the Company’s claim for reimbursement under provisional application the carrier’s own, self-validated hourly rates for defense counsel and its other billing guidelines. The Company’s claim under such provisional application was for approximately $328,000, which the Company recorded as an offset to its expensed defense costs; approximately $100,000 of our claim under the provisional application remains unpaid. The Company has not recognized any possible reimbursements other than the $328,000.

On November 7, 2007, Allergan, Inc. brought a patent infringement suit against PhotoMedex, Inc., as well as against a number of other co-defendants. Suit was brought in the United States District Court for the Central District of California. Allergan alleges that the various eyelash conditioners of the defendants, including MD Lash Factor, were marketed in violation of the claims of US Patent No. 6,262,105. The Company has moved to have the case dismissed on the grounds that Allergan failed to join the owner-inventor of the patent in the suit and that there is no common transaction or occurrence among the various defendants to justify that they should be tried en masse. In January 2008, ProCyte Corporation filed a declaratory judgment action against Allergan and the owner -inventor of the ‘105 patent in the United States District Court for the Western District of Washington. ProCyte has petitioned the court to decide whether its marketing activities of MD Lash Factor infringed the ‘105 patent. Allergan has opposed the actions of PhotoMedex and of ProCyte. The Central District Court has ruled that it will not dismiss the action and will allow Allergan to amend its complaint; nevertheless, that Court has also ruled that the petition in the Western District Court will be recognized by the Central District Court as the first action to be filed in respect of ProCyte. The Western District Court is expected to rule later in March 2008.

On February 19, 2008, Cardiofocus, Inc. brought a patent infringement suit against PhotoMedex, Inc., as well as against a number of other co-defendants. Suit was brought in the United States District Court for Massachusetts. Cardiofocus alleges that the various holmium laser systems of the defendants, including the Company’s LaserPro® CTH holmium laser system, were marketed in violation of the claims of US Patent No. 5,843,073. The Company is presently evaluating its course of action. We believe their claim is without merit.

On February 25, 2008, Bella Bella has brought a patent infringement suit against a number of companies in the United States District Court for the Central District of California. Among the defendants are Johnson & Johnson, L’Oreal, Avon, Sharper Image and PhotoMedex. Bella Bella alleges that the defendants have infringed its U.S. patents dealing with microdermabrasion. The Company is presently evaluating its course of action.

The Company is involved in certain other legal actions and claims arising in the ordinary course of business. The Company believes, based on discussions with legal counsel, the above litigation and claims will likely be resolved without a material effect on our consolidated financial position, results of operations or liquidity.

Employment Agreements
The Company has severance agreements with certain key executives and employees that create certain liabilities in the event of their termination of employment without cause, or following a change in control of the Company. The aggregate commitment under these executive severance agreements, should all covered executives and employees be terminated other than for cause, was approximately $1,734,896 as of December 31, 2007, based on 2007 salary levels. Should all covered executives be terminated following a change in control of the Company, the aggregate commitment under these executive severance agreements at December 31, 2007 was approximately $2,147,706, based on 2007 salary levels.

Restricted Securities and Warrants
If AzurTec succeeds in raising the additional equity capital called for in the Investment Agreement, then the Company may be obliged to issue to AzurTec warrants on 100,000 shares of the Company’s common stock. Such warrants will have a five-year life and be exercisable in full but the first six months of the file; the warrants will have an exercise price equal to 90% of the mean of the closing prices of PhotoMedex common stock on Nasdaq for the 30 trading days preceding the issuance of the warrants.

If an investor participating in the November 2006 private placement exercises a warrant received in the placement, then Cowen & Company is entitled to a 6.5% commission on the gross proceeds to the Company from such exercise. If all such warrants are exercised, then the Company will receive $3,904,000 and will owe Cowen & Company $253,760 in commissions. To date, no such exercises of these warrants has occurred.

Note 12
Stockholders’ Equity:

Common Stock

As of December 31, 2007, the Company had issued 589,864 shares of its restricted common stock in connection with the Asset Purchase agreement with Stern Laser Srl, or Stern, of which 113,877 shares had been issued in September 2004 and 248,395 in June 2005, 126,582 in December 2005 and 101,010 in March 2006.

On June 26, 2007, the stockholders voted to increase the number of authorized shares of common stock from 75,000,000 to 100,000,000 shares.

On November 3, 2006, the Company closed on a private placement for 9,760,000 shares of common stock at $1.17 per share resulting in gross proceeds of $11,419,200. The closing price of the Company’s common stock on November 1, 2006 was $1.27 per share. In connection with this private placement, the Company paid commissions and other expenses of $864,308, resulting in net proceeds of $10,554,892. In addition, the investors received warrants to purchase 2,440,000 shares of common stock at an exercise price of $1.60 per share, and Cowen & Company, the placement agent, received warrants to purchase 244,000 shares of common stock, under the same terms and conditions as the warrants issued to the investors. As such the warrants have a five-year term and will become exercisable on May 1, 2007 (see Common Stock Warrants below). Cowen & Company is entitled to a 6.5% commission on any proceeds to the Company from future exercises by the investors of their warrants. The warrants issued to Cowen & Company were in consideration of its services as the placement agent and have a value under the Black Scholes method of approximately $200,000. The Company has used the proceeds of this financing to pay for working capital and other general corporate purposes. The shares sold in the private placement, including the shares underlying the warrants, have been registered with the Securities and Exchange Commission.

On March 18, 2005, the Company completed the acquisition of ProCyte Corporation, paid through the issuance of 10,540,579 shares of common stock valued at $2.29 per share. The merger consideration resulted in the equivalent of a fixed ratio of 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock.

Common Stock Options
In January 1996, the Company adopted the 1995 Non-Qualified Option Plan (the “1995 Plan”) for key employees, officers, directors, and consultants, and initially provided for up to 500,000 options to be issued there under.

On April 10, 1998, the Company created a stock option plan for outside/non-employee members of the Board of Directors. Pursuant to the stock plan, each outside/non-employee director was to receive an annual grant of options, in addition to any other consideration he or she may receive, to purchase up to 20,000 shares of common stock as compensation, at an exercise price equal to the market price of the common stock on the last trading day of the preceding year. The options granted pursuant to this plan vested at the rate of 5,000 options per quarter during each quarter in which such person had served as a member of the Board of Directors. Since the date of adoption of the Non-Employee Director Stock Option Plan (discussed below), the Company no longer grants options to members of the Board of Directors under this plan. At December 31, 2007, the plan had 15,000 options outstanding.

In May 2000, the Company adopted the 2000 Stock Option Plan (the “2000 Plan”). The 2000 Plan initially reserved for issuance up to 1,000,000 shares of the Company’s common stock, which was increased to 2,000,000 shares pursuant to the affirmative vote of the stockholders on June 10, 2002 and to 3,350,000 shares on December 16, 2003. The reserved shares are to be used for granting of incentive stock options (“ISOs”) to employees of the Company and for granting of non-qualified stock options (“NSOs”) and other stock-based awards to employees and consultants. The option exercise price for ISOs shall not be less than the fair market value of the Company’s stock on the date of grant. All ISOs granted to less than ten-percent stockholders may have a term of up to 10 years, while ISOs granted to greater than ten-percent stockholders shall have a term of up to five years. The option exercise price for NSOs shall not be less than 85% of the fair market value of the Company’s stock on the date of grant. No NSOs shall be exercisable for more than 10 years after the date of the respective grant. The plan became inactive on December 28, 2005, and had 1,933,875 options outstanding at December 31, 2007.

In May 2000, the Company also adopted the Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”). The Non-Employee Director Plan reserved for issuance up to 250,000 shares of the Company’s common stock for the granting of non-qualified options to members of the Company’s Board of Directors. In consideration for services rendered, each director received on each of January 1, 2001 and 2002 an option to purchase 20,000 shares of the Company’s common stock. The Company’s stockholders voted on June 10, 2002 to increase the number of reserved shares to 650,000 and also to increase the annual grant to each director from 20,000 to 35,000. On December 16, 2003, the stockholders voted to increase the number of reserved shares to 1,000,000, on December 28, 2005, they voted to increase the number of reserved shares to 1,400,000 and on June 26, 2007, they voted to increase the number of reserved shares to 2,100,000. The plan is active and had 1,140,000 options outstanding at December 31, 2007.

In March 2005, the Company assumed four option plans from ProCyte: the 2004 Stock Option Plan, the 1996 Stock Option Plan, the 1991 Restated Stock Option Plan for Non-Employee Directors and the 1989 Restated Stock Option Plan. The plans became inactive on December 28, 2005, and had 193,000, 652,795, 22,514 and 167,537 options outstanding at December 31, 2007, respectively.

On December 28, 2005, the stockholders approved the 2005 Equity Compensation Plan, authorizing 3,160,000 shares thereto. The Company’s stockholders voted on June 26, 2007, to increase in the number of shares reserved to 6,160,000. The plan is active and had 1,916,450 options outstanding at December 31, 2007.

On December 28, 2005, the stockholders approved the 2005 Investment Plan, authorizing 400,000 shares thereto. The plan is active and had 12,000 options outstanding at December 31, 2007.

In January 2007 and May 2007, the Company issued 210,000 and 26,250 options, respectively, to purchase common stock to non-employee directors, in accordance with the terms of the Non-Employee Director Plan.

On May 1, 2007, the Company awarded 262,500 restricted shares of our common stock to three of the Company’s executive officers, and on August 13, 2007, 157,500 restricted shares of our common stock to one of the Company’s executive officers.

Also, during the course of 2007, the Company granted an aggregate of 568,250 options to purchase common stock to a number of employees and consultants with a strike price equal to the quoted market value of our stock at the date of grant. The options vest over five years and expire ten years from the date of grant.

In January 2006 and August 2006, the Company issued 175,000 and 17,500 options, respectively, to purchase common stock to non-employee directors, in accordance with the terms of the Non-Employee Director Plan.

On January 15, 2006, the Company awarded 860,000 restricted shares of our common stock to two of the Company’s executive officers, and 200,000 stock options to one of the two executive officers.

Also, during the course of 2006, the Company granted an aggregate of 1,238,500 options to purchase common stock to a number of employees and consultants at the market value at the date of grant. The options vest over five years and expire ten years from the date of grant.

In January 2006, the Company granted 42,000 options to purchase common stock to the various members of the Company’s Scientific Advisory Board for services rendered with a strike price equal to the quoted market value of our stock at the date of grant. The options have an exercise price of $1.72 per share. The options vest upon issuance and will expire ten years from the date of the grant.

In May 2006, the Company granted 9,000 options to purchase common stock to executives in accordance with the terms of the 2005 Investment Plan.

In January 2005, the Company issued 210,000 options to purchase common stock to non-employee directors, in accordance with the terms of the Non-Employee Director Plan.

Also, during the course of 2005, the Company granted an aggregate of 1,182,000 options to purchase common stock to a number of employees with a strike price equal to the quoted market value of our stock at the date of grant. The options vest over four years and expire five years from the date of grant.

In February 2005, the Company granted 18,000 options to purchase common stock to the various members of the Company’s Scientific Advisory Board for services rendered with a strike price equal to the quoted market value of our stock at the date of grant. The options have an exercise price of $2.35 per share. The options vest over three years and will expire five years from the date of the grant. The Company recorded $31,859 of expense relating to these options for the year ended December 31, 2005.

On March 18, 2005, the Company agreed to assume up to 2,063,000 common stock options associated with the acquisition of ProCyte Corporation valued at $2,033,132. These ProCyte common stock options were converted into 1,366,131 common stock options for PhotoMedex common stock.

In July and October 2005, the Company granted 25,000 options, each, to purchase common stock to consultants for services rendered. The options have an exercise price of $2.66 and $2.30 per share, respectively. The options vest over four years and will expire five years from the date of the grant. The Company recorded $49,120 and $42,278, respectively, of expense relating to these options for the year ended December 31, 2005.

A summary of option transactions for all of the Company’s options during the years ended December 31, 2007, 2006 and 2005 is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2004	4,210,540	$3.48
Granted	1,460,000	2.57
Assumed from acquisition	1,366,131	1.73
Exercised	(350,189)	1.80
Expired/cancelled	(1,608,836)	5.83
Outstanding at December 31, 2005	5,077,646	2.11
Granted	1,682,000	1.92
Exercised	(60,750)	1.44
Expired/cancelled	(605,171)	1.92
Outstanding at December 31, 2006	6,093,725	2.09
Granted	804,500	1.12
Exercised	(76,153)	1.13
Expired/cancelled	(692,401)	1.90
Outstanding at December 31, 2007	6,129,671	$2.00
Exercisable at December 31, 2007	4,068,033	$2.01

As of December 31, 2007, 4,068,033 options to purchase common stock were vested and exercisable at prices ranging from $0.74 to $9.50 per share. As of December 31, 2006, 3,670,083 options to purchase common stock were vested and exercisable at prices ranging from $0.74 to $9.50 per share. Options are issued with exercise prices equal to the market price on the date of issue, so the weighted-average exercise price equals the weighted-average fair value price.

The aggregate intrinsic value for options outstanding and exercisable at December 31, 2007 was immaterial.

The weighted average grant date fair value of options was $0.92 and $1.52 for options granted during the years ended December 31, 2007 and 2006, respectively. The total intrinsic value of options exercised during the years ended December 31, 2007 and 2006 was $13,035 and $31,494, respectively.

At December 31, 2007, there was $3,559,917 of total unrecognized compensation cost related to non-vested option grants and stock awards that is expected to be recognized over a weighted-average period of 2.41 years.

The outstanding options, including options exercisable at December 31, 2007, have a range of exercise prices and associated weighted remaining contractual life and weighted average exercise price as follows:

Options Range of Exercise Prices	Outstanding Number of Shares	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Exercisable Number of Shares	Exercisable Weighted Avg. Exercise Price
$0 - $2.50	5,546,418	5.15	$1.86	3,550,905	$1.87
$2.51 - $5.00	488,253	2.67	$2.74	422,128	$2.74
$5.01 - $7.50	80,000	3.01	$5.63	80,000	$5.63
$7.51 - up	15,000	2.34	$9.50	15,000	$9.50
Total	6,129,671	4.92	$2.00	4,068,033	$2.06

The outstanding options will expire as follows:

Year Ending	Number of Shares	Weighted Average Exercise Price	Exercise Price
2008	579,138	$1.71	$0.74 - $2.17
2009	901,823	2.03	$0.99 - $2.70
2010	1,048,174	2.49	$1.07 - $9.50
2011	284,433	2.91	$1.49 - $5.63
2012 and later	3,316,103	1.80	$0.82 - $2.76
	6,129,671	$2.00	$0.74 - $9.50

Common Stock Warrants

In December 2007, the Company issued 235,525 warrants to purchase common stock to each of CIT Healthcare and Life Sciences Capital related to the leasing credit facility of December 31, 2007. The warrants have an exercise price of $1.12 per share and have a five-year term, expiring in December 2012. Also in December 2007, the Company redeemed and cancelled all of the warrants that were previously issued to GE Capital Corporation.

In March 2007, the Company issued 33,297 warrants to purchase common stock to GE Capital Corporation related to the leasing credit facility. The warrants had an exercise price of $1.28 per share and had a five-year term.

In November 2006, in addition to receiving common stock in the Company’s private placement, the investors and placement agent received warrants to purchase 2,684,000 shares of common stock at an exercise price of $1.60 per share. The warrants have a five-year term, expiring in November 2011.

In 2006, the Company issued warrants to purchase common stock to GE Capital Corporation related to the leasing credit facility in the following manner: on March 29, 2006, 20,545 shares at an exercise price of $2.06; on June 30, 2006, 24,708 shares at an exercise price of $1.69 per share; on September 29, 2006, 25,038 shares at an exercise price of $1.53 per share; and on December 28, 2006, 32,057 at an exercise price of $1.20 per share. The warrants had a five-year term.

In 2005, the Company issued warrants to purchase common stock to GE Capital Corporation related to the leasing credit facility in the following manner: on June 28, 2005, 14,714 shares at an exercise price of $2.50 per share; on September 26, 2005, 13,921 shares at an exercise price of $2.29 per share; and on December 27, 2005, 15,830 at an exercise price of $1.90 per share. The warrants had a five-year term.

A summary of warrant transactions for the years ended December 31, 2007, 2006 and 2005 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2004	2,168,599	2.34
Issued	43,765	2.22
Exercised	(73,530)	2.00
Expired/cancelled	(38,525)	13.43
Outstanding at December 31, 2005	2,100,309	1.98
Issued	2,786,348	1.60
Exercised	(140,000)	2.00
Expired/cancelled	-	-
Outstanding at December 31, 2006	4,746,657	1.75
Issued	504,347	1.13
Exercised	-	-
Expired/cancelled	(1,101,421)	1.89
Outstanding at December 31, 2006	4,149,583	$1.64

At December 31, 2007, all outstanding warrants were exercisable at prices ranging from $1.12 to $2.00 per share.

If not previously exercised, the outstanding warrants will expire as follows:

Year Ending December 31,	Number of Warrants	Weighted Average Exercise Price

2008	994,533	$2.00
2009	-	-
2010	-	-
2011	2,684,000	1.60
2012	471,050	1.12
	4,149,583	$1.64

The details underlying the Black-Scholes method and the issuances of the warrants are as follows.

For the December 31, 2007 issuance:

Fair value of warrants	$110,858
Volatility	59.44%
Risk-free interest rate	3.45%
Expected dividend yield	0%
Expected warrant life	5 years

For the March 2007 issuance:

Fair value of warrants	$28,011
Volatility	68.37%
Risk-free interest rate	4.54%
Expected dividend yield	0%
Expected warrant life	5 years

For the 2006 issuances:

	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Fair value of warrants	$27,853	$26,548	$28,103	$21,884
Volatility	87.16%	84.17%	84.52%	72.53%
Risk-free interest rate	4.79%	5.18%	4.59%	4.69%
Expected dividend yield	0%	0%	0%	0%
Expected warrant life	5 years	5 years	5 years	5 years

For the 2005 issuances:

	June 30, 2005	September 30, 2005	December 31, 2005
Fair value of warrants	$23,257	$19,106	$19,067
Volatility	94.60%	93.75%	91.09%
Risk-free interest rate	3.76%	4.11%	4.30%
Expected dividend yield	0%	0%	0%
Expected warrant life	5 years	5 years	5 years

Note 13
Income Taxes:

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 is an asset-and-liability approach that requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Company’s financial statements or tax returns.

The Company recorded no provisions in 2007, 2006 and 2005 due to losses incurred. Any other provisions, including accrual adjustments for prior periods, were completely offset by changes in the deferred tax valuation allowance.

Because the Company acquired ProCyte Corporation on March 18, 2005, the effect of ProCyte’s deferred tax asset is included for 2007, 2006 and only a part of 2005. Income tax expense (benefit) consists of the following:

	Year Ended December 31,
	2007	2006	2005
Federal, including AMT tax:
Current	$-	$-	$-
Deferred	(2,371,000)	(1,805,000)	8,887,000
State:
Current	-	-	-
Deferred	(630,000)	(2,131,000)	68,000
	(3,001,000)	(3,936,000)	8,955,000

Change in valuation allowance	3,001,000	3,936,000	8,955,000
Income tax expense	$-	$-	$-

A reconciliation of the effective tax rate with the Federal statutory tax rate of 34% follows:

	Year Ended December 31,
	2007	2006	2005

Expected Federal tax benefit at statutory rate	$2,160,000	$2,547,000	$1,338,000

Gross change in valuation allowance	(3,001,000)	3,936,000	(8,955,000)

Adjustments of temporary differences and net operating loss expirations and limitations	130,000	(4,460,000)	7,652,000

State income taxes	630,000	278,000	68,000

Other, including adjustment due to State loss carryforwards	81,000	(2,301,000)	(103,000)

Income tax expense	$-	$-	$-

In 2006, the gross deferred tax asset from net operating loss carryforwards was reduced to take into account expirations of state and federal net operating loss carryforwards and cumulative limitations as to the utilization of such loss carryforwards. In 2007, the gross deferred tax asset from net operating loss carryforwards was further adjusted to account for a change of ownership, as defined under the Internal Revenue Code Section 382, deemed to have occurred as of July 31, 2005.

As of December 31, 2007, the Company had approximately $151,491,000 of federal net operating loss carryforwards. Included in the aggregate net operating loss carryforward are approximately $12,361,000 of losses sustained by SLT prior to the tax-free acquisition on December 27, 2002 and approximately $48,589,000 of losses sustained by ProCyte prior to the tax-free acquisition on March 18, 2005. As of December 31, 2007, the Company has estimated that only $3,421,000 of the net operating loss from SLT and $16,426,000 of the loss from ProCyte can be realized upon, based on Federal limitations on the useabililty of such expiring losses. There have been no other changes of ownership identified by management since July 31, 2005 that materially constrain the Company’s utilization of loss carryforwards. If the Company undergoes a change or ownership in the future, the utilization of the Company’s loss carryforwards may be materially constrained.

In addition, the Company had approximately $2,035,000 of Federal tax credit carryforwards as of December 31, 2007. The credit carryforwards have begun, and continue, to expire over the ensuing 20 years. Under Federal rules applicable to the acquisition of SLT and ProCyte, the research credit carryforwards from these companies which are from years prior to their respective acquisitions and which approximate $1,419,000, are subject to severe utilization constraints and accordingly have been ascribed minimal value in the deferred tax asset.

Net deductible, or favorable, temporary differences were approximately $23,353,000 at December 31, 2007.

The changes in the deferred tax asset are as follows.

	December 31,
	2007	2006

Beginning balance, gross	$46,115,000	$50,051,000

Net changes due to:
Operating loss carryforwards	1,955,000	(6,687,000)

Other, including adjustment due to state loss carryforwards and net operating loss limitations and expirations	1,046,000	2,751,000

Ending balance, gross	49,116,000	46,115,000

Less: valuation allowance	(49,116,000)	(46,115,000)

Ending balance, net	$-	$-

The ending balances of the deferred tax asset have been fully reserved, reflecting the uncertainties as to realizability evidenced by the Company’s historical results and restrictions on the usage of the net operating loss carryforwards.

Deferred tax assets (liabilities) are comprised of the following.

	December 31,
	2007	2006

Loss carryforwards	$39,411,000	$37,456,000
Carryforward and AMT credits	831,000	750,000
Accrued employment expenses	830,000	557,000
Amortization and write-offs	1,418,000	1,336,000
Bad debts	206,000	292,000
Deferred R&D costs	3,291,000	3,049,000
Deferred revenues	254,000	240,000
Depreciation	1,970,000	1,533,000
Inventoriable costs	86,000	81,000
Inventory reserves	460,000	567,000
Other accruals and reserves	359,000	254,000
Gross deferred tax asset	49,116,000	46,115,000

Less: valuation allowance	(49,116,000)	(46,115,000)

Net deferred tax asset	$-	$-

Benefits that may be realized from components in the deferred tax asset that were contributed by Acculase from periods prior to the buy-out of the minority interest in August 2000 and that approximate $5,333,000 in benefit, or that were contributed by ProCyte from periods prior to the acquisition in March 2005 and that approximate $7,204,000 in benefit will first be taken to reduce the carrying value of goodwill and other intangibles that were recorded in the respective transactions. Only after such values have been fully reduced will any remaining benefit be reflected in the Company’s Statement of Operations. It is not expected that any material tax benefit from the ProCyte acquisition will be reflected in the Statement of Operations, but a benefit of $2,389,000 from the Acculase acquisition may be realized and reflected in the Statement of Operations. Within the net operating loss carryforward as of December 31, 2007 are approximately $6,651,000 of tax deductions from the exercise of Company stock options. The preponderance of these options were to employees and therefore no book expense was recognized on their grant under APB No. 25.

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statement in accordance with FASB Statement No. 109 Accounting for Income Taxes. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s consolidated financial statements for the year ended December 31, 2007.

Additionally, FIN No. 48 provides guidance on the recognition of interest and penalties related to income taxes. There were no interest or penalties related to income taxes that have been accrued or recognized as of and for the years ended December 31, 2007, 2006 and 2005.

The Company files corporate income tax returns in the United States, both in the Federal jurisdiction and in various state jurisdictions. The Company is subject to Federal income tax examination for calendar tax years 2005 through 2007 and is also subject to various state income tax examinations for calendar years 2002 through 2007.

Note 14
Significant Alliances/Agreements:

GlobalMed
On March 31, 2005, the Company entered into a Sales and Marketing Agreement with GlobalMed (Asia) Technologies Co., Inc. (“GlobalMed”). Under this agreement, GlobalMed acts as master distributor in the Pacific Rim for the Company’s XTRAC excimer laser and for the Company’s LaserPro® diode surgical laser system. The Company’s diode laser will be marketed for, among other things, use in a gynecological procedure pioneered by David Matlock, MD. The Company has engaged Dr. Matlock as a consultant to explore further business opportunities for the Company. In connection with this engagement, Dr. Matlock received options to purchase up to 25,000 shares of the Company’s common stock at an exercise price which was the market value of the Company’s common stock on the date of the grant. In July 2006, the Company broadened the territory covered by the Sales and Marketing Agreement to include the United States and added Innogyn, Inc., a related party of GlobalMed, as co-distributor under the agreement. For the years ended December 31, 2007, 2006 and 2005, sales to GlobalMed were $2,137,200, $1,354,300 and $680,000 respectively.

AzurTec
On March 30, 2006, the Company entered a strategic relationship with AzurTec, Inc. to resume development, and to undertake the manufacture and distribution, of AzurTec's MetaSpex Laboratory System, a light-based system designed to detect certain cancers of the skin. The Company issued 200,000 shares of its restricted common stock in exchange for 6,855,141 shares of AzurTec common stock and 181,512 shares of AzurTec Class A preferred stock, which represent a 14% interest in AzurTec on a fully diluted basis. The Company also received a license from AzurTec with respect to its existing and future technology for the MetaSpex Laboratory System. The license gives the Company rights to manufacture and market the ex vivo versions of the MetaSpex product in exchange for certain royalty obligations. The license also provides the Company certain rights on a potential in situ version of the MetaSpex product. AzurTec remains responsible for the development and clinical trial costs of the MetaSpex products. The Company assigned $268,291 as the fair value of the investment in AzurTec. It also assigned $114,982 as the fair value of the license it acquired from AzurTec, which is carried on the Company’s books at $94,860, net at December 31, 2007. Amortization of this intangible is on a straight-line basis over 10 years, which began in April 2006.

Continuing development of this project requires additional investment by AzurTec, which AzurTec has been attempting to raise based on an in vivo application. The Company will resume development once the additional investment has been raised, and AzurTec has settled its prior indebtedness to the Company for development work. If AzurTec does not raise the additional capital, then the Company will succeed to the MetaSpex technology and apply it for its own uses. The Company deemed that no provision for impairment of the Company’s license or investment in AzurTec has, to date, been required. There have been no royalties paid to AzurTec. The AzurTec alliance has ceased to be material to the Company’s plans.

Mount Sinai School of Medicine
On March 31, 2006, the Mount Sinai School of Medicine of New York University granted the Company an exclusive license, effective April 1, 2006, to use Mount Sinai's patented methodology for utilization of ultraviolet laser light for the treatment of vitiligo. The licensed patent is US Patent No. 6,979,327, Treatment of Vitiligo. It was issued December 27, 2005, and the inventor is James M. Spencer, MD, a member of the Company’s Scientific Advisory Board. The Company is obligated to pay royalties, quarterly, over the life of the agreement.

Pursuant to the license agreement, the Company reimbursed $77,876 to Mount Sinai, over the first 18 months of the license term and at no interest, for patent prosecution costs incurred. The Company is also obligated to pay Mount Sinai a royalty on a combined base of domestic sales of XTRAC treatment codes used for psoriasis as well as for vitiligo. In the first four years of the license, however, Mount Sinai may elect to be paid royalties on an alternate base, comprised simply of treatments for vitiligo, but at a higher royalty rate than the rate applicable to the combined base. This technology is for the laser treatment of vitiligo and is included in other licensed and developed technologies. (See Note 5 Patents and Licensed Technologies). The Company has paid Mount Sinai royalties of $119,560 and $90,174 for the years ended December 31, 2007 and 2006, respectively.

Koo Clinical Trial
On April 14, 2006, the Company entered into a Clinical Trial Agreement protocol with the University of California at San Francisco. The agreement covers a protocol for a phase 4, randomized, double-blinded study to evaluate the safety and efficacy of the XTRAC laser system in the treatment of moderate to severe psoriasis,. John Koo, MD, a member of the Company’s Scientific Advisory Board, is guiding the study using the Company’s high-powered Ultra ™ excimer laser. The Company is committed to contributing up to $200,000 towards the study.

MD Lash Factor
In July 2007, the Company obtained a marketing license for MD Lash Factor eyelash conditioner. The license is for 5 years but is cancelable at yearly intervals. The license gives the Company, among other things, exclusive rights to be supplied with this product and to market it to physicians in the United States. A US patent is pending on the key ingredient in the product, which is a unique prostaglandin analogue. The Company has no carrying value for the license on its balance sheet, as no up-front investment was required and no other costs have otherwise been capitalized. The Company is obligated to pay royalties, quarterly, over the life of the agreement. The Company has paid royalties of $51,861 for the year ended December 31, 2007. Allergan, Inc. has brought a costly patent infringement suit against the Company and other defendants which market prostaglandin-based eyelash conditioners. We understand that the co-defendant domestic supplier for the prostaglandin analogue in MD Lash Factor has settled with Allergan and undertaken to cease supplying such ingredient domestically to our licensor. The Company has been concerned that this could disrupt, or interdict, its ability to be timely and reliably supplied with the product.

AngioDynamics
In September 2007, the Company entered with AngioDynamics, Inc. into a three-year OEM agreement under which the Company manufactures for AngioDynamics, on a non-exclusive basis, a private-label, 980-nanometer diode laser system. The system was designed for use with AngioDynamics’ NeverTouch™ VenaCure® patented endovenous therapy for treatment of varicose veins. The OEM agreement provides that the Company shall supply this laser on an exclusive basis to AngioDynamics, should AngioDynamics meet certain purchase requirements in the first contract year, and in fact AngioDynmanics exceeded the minimum purchase requirement for delivery of lasers over the first contract year. For the year ended December 31, 2007, sales to AngioDynamics were $480,000. The Company has no carrying value for the OEM arrangement on its balance sheet, as no up-front investment was required and no other costs have otherwise been capitalized.

In December 2007, the Company engaged Universal Business Solutions, Inc. (“UBS”) to distribute in the United States the line of spa products of the skin care segment. UBS will be a stocking distributor. The agreement is for 3 years.

Note 15
Significant Customer Concentration:

No one customer represented 10% or more of total revenues for the year ended December 31, 2007, 2006 and 2005.

Note 16
Business Segment and Geographic Data:

Segments are distinguished by the Company’s management structure, products and services offered, markets served and types of customers. The Domestic XTRAC business derives its primary revenues from procedures performed by dermatologists in the United States. The International Dermatology Equipment segment, in comparison, generates revenues from the sale of equipment to dermatologists outside the United States through a network of distributors. The Skin Care (ProCyte) segment generates revenues by selling skincare products and by earning royalties on licenses for the Company’s patented copper peptide compound. The Surgical Services segment generates revenues by providing fee-based procedures typically using the Company’s mobile surgical laser equipment delivered and operated by a technician at hospitals and surgery centers in the United States. The Surgical Products segment generates revenues by selling laser products and disposables to hospitals and surgery centers on both a domestic and international basis. For the years ended December 31, 2007, 2006 and 2005, the Company did not have material revenues from any individual customer.

Unallocated operating expenses include costs incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Unallocated assets include cash, prepaid expenses and deposits. Goodwill that was carried at $2,944,423 at December 31, 2007 and 2006 has been allocated to the domestic and international XTRAC segments based upon its fair value as of the date of the Acculase buy-out in the amounts of $2,061,096 and $883,327, respectively. Goodwill of $13,973,385 at December 31, 2007 from the ProCyte acquisition has been entirely allocated to the Skin Care segment. The following tables reflect results of operations from our business segments for the periods indicated below:

	Year Ended December 31, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$9,141,857	3,256,505	$13,471,973	$7,667,174	$5,176,108	$38,713,617
Costs of revenues	4,654,561	1,646,279	4,208,287	6,581,722	2,977,185	20,068,034
Gross profit	4,487,296	1,610,226	9,263,686	1,085,452	2,198,923	18,645,583

Allocated operating expenses:
Selling, general and administrative	6,189,047	127,325	5,812,185	854,427	614,518	13,597,502
Engineering and product development	-	-	391,928	-	407,180	799,108

Unallocated operating expenses	-	-	-	-	-	9,631,774
	6,189,047	127,325	6,204,113	854,427	1,021,698	24,028,384
Loss from operations	(1,701,751)	1,482,901	3,059,573	231,025	1,177,225	(5,382,801)

Refinancing charge	-	-	-	-	-	(441,956)
Interest expense, net	-	-	-	-	-	(529,489)

Net loss	$(1,701,751)	$1,482,901	$3,059,573	$231,025	$1,177,225	$(6,354,246)

Segment assets	$13,823,060	$2,194,876	$21,269,256	$3,978,773	$4,946,011	$46,211,976
Capital expenditures	$3,324,411	$15,679	$6,917	$328,934	$72,474	$3,748,415

	Year Ended December 31, 2006
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$5,611,387	2,186,424	$12,646,910	$6,944,292	$5,800,864	$33,189,877
Costs of revenues	4,166,199	1,268,080	3,858,944	5,703,925	3,474,702	18,471,850
Gross profit	1,445,188	918,344	8,787,966	1,240,367	2,326,162	14,718,027

Allocated operating expenses:
Selling, general and administrative	4,408,753	77,639	5,580,985	959,848	552,824	11,580,049
Engineering and product development	-	-	498,602	-	507,998	1,006,600

Unallocated operating expenses	-	-	-	-	-	9,102,007
	4,408,753	77,639	6,079,587	959,848	1,060,822	21,688,656
Loss from operations	(2,963,565)	840,705	2,708,379	280,519	1,265,340	(6,970,629)

Interest expense, net	-	-	-	-	-	(521,768)

Net loss	$(2,963,565)	$840,705	$2,708,379	$280,519	$1,265,340	$(7,492,397)

Segment assets	$11,143,750	$1,838,558	$21,750,716	$4,450,302	$4,772,302	$43,955,628
Capital expenditures	$2,933,680	$885	$-	$998,541	$70,215	$4,003,321

	Year Ended December 31, 2005
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$3,498,235	$1,404,096	$10,042,133	$7,719,529	$5,720,513	$28,384,506
Costs of revenues	2,691,506	930,574	3,132,532	5,675,787	3,245,106	15,675,505
Gross profit	806,729	473,522	6,909,601	2,043,742	2,475,407	12,709,001

Allocated operating expenses:
Selling, general and administrative	2,692,388	313,713	5,331,764	1,192,911	582,366	10,113,142
Engineering and product development	-	-	442,367	-	685,594	1,127,961

Unallocated operating expenses	-	-	-	-	-	6,364,180
	2,692,388	313,713	5,774,131	1,192,911	1,267,960	17,605,283
Loss from operations	(1,885,659)	159,809	1,135,470	850,831	1,207,447	(4,896,282)

Interest expense, net	-	-	-	-	-	(342,299)
Other income, net	-	-	-	-	-	1,302,537

Net loss	$(1,885,659)	$159,809	$1,135,470	$850,831	$1,207,447	$(3,936,044)

Segment assets	$8,936,793	$2,523,953	$22,585,592	$4,118,909	$4,176,741	$42,341,988
Capital expenditures	$3,391,376	$14,327	$-	$216,633	$80,552	$3,702,888

	December 31,
Assets:	2007	2006
Total assets for reportable segments	$46,211,976	$43,955,628
Other unallocated assets	10,474,727	13,525,893
Consolidated total	$56,686,703	$57,481,521

For the years ended December 31, 2007, 2006 and 2005, there were no material net revenues attributed to an individual foreign country. Net revenues by geographic area were as follows:

	Year Ended December 31,
	2007	2006	2005
Domestic	$32,026,636	$27,691,157	$24,667,314
Foreign	6,686,981	5,498,720	3,717,192
	$38,713,617	$33,189,877	$28,384,506

Note 17
Quarterly Financial Data (Unaudited):

	For the Quarter Ended
2007	Mar. 31	Jun. 30	Sep. 30	Dec. 31
Revenues	$9,029,000	$9,319,000	$8,922,000	$11,444,000
Gross profit	4,168,000	4,370,000	4,239,000	5,868,000
Net loss	(1,883,000)	(1,836,000)	(1,653,000)	(982,000)
Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.03)	$(0.01)
Shares used in computing basic and diluted net loss per share	62,536,054	62,709,147	62,956,881	63,032,207

2006	Mar. 31	Jun. 30	Sep. 30	Dec. 31
Revenues	$8,081,000	$8,224,000	$8,292,000	$8,593,000
Gross profit	3,373,000	4,000,000	3,633,000	3,712,000
Net loss	(2,350,000)	(1,340,000)	(1,693,000)	(2,109,000)
Basic and diluted net loss per share	$(0.05)	$(0.03)	$(0.03)	$(0.03)
Shares used in computing basic and diluted net loss per share	52,173,618	52,622,189	52,659,132	59,239,878

2005	Mar. 31	Jun. 30	Sep. 30	Dec. 31
Revenues	$4,983,000	$8,055,000	$7,624,000	$7,722,000
Gross profit	2,351,000	3,833,000	3,320,000	3,205,000
Net loss	(1,128,000)	(661,000)	(1,350,000)	(797,000)
Basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.03)	$(0.01)
Shares used in computing basic and diluted net loss per share	41,755,950	50,859,562	51,198,095	51,322,000

Note 18
Valuation and Qualifying Accounts:

	Additions Charged to
Description	Balance at Beginning of Period	Cost and Expenses	Other Accounts (1)	Deductions (2)	Balance at End of Period

For The Year Ended December 31, 2007:

Reserve for Doubtful Accounts	$508,438	$105,796	$-	$71,251	542,983

For The Year Ended December 31, 2006:

Reserve for Doubtful Accounts	$765,440	$66,211	$-	$323,213	508,438

For The Year Ended December 31, 2005:

Reserve for Doubtful Accounts	$736,505	$373,964	$121,633	$466,662	$765,440

(1)	Represents allowance for doubtful accounts related to the acquisition of ProCyte.
(2)	Represents write-offs of specific accounts receivable.

Nine Month Periods Ended September 30, 2007 and 2008

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)	*
ASSETS

Current assets:
Cash and cash equivalents	$6,730,793	$9,837,303
Restricted cash	78,000	117,000
Accounts receivable, net of allowance for doubtful accounts of $521,000 and $526,000, respectively	6,721,994	5,797,620
Inventories, net	7,185,888	6,980,180
Prepaid expenses and other current assets	589,389	508,384
Current assets held for sale	-	1,910,802
Total current assets	21,306,064	25,151,289

Property and equipment, net	9,893,399	8,024,461
Patents and licensed technologies, net	1,307,756	1,408,248
Goodwill, net	16,917,808	16,917,808
Other intangible assets, net	1,910,125	2,607,625
Deferred costs on proposed acquisition	1,762,501	-
Other assets	431,709	448,046
Assets held for sale	-	2,129,226
Total assets	$53,529,362	$56,686,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable	$260,518	$129,305
Current portion of long-term debt	4,997,958	4,757,133
Accounts payable	4,869,361	3,634,519
Accrued compensation and related expenses	1,480,317	1,581,042
Other accrued liabilities	1,045,424	674,374
Deferred revenues	1,140,948	668,032
Total current liabilities	13,794,526	11,444,405
Long-term liabilities:
Notes payable	84,646	106,215
Long-term debt	4,921,364	5,602,653
Total liabilities	18,800,536	17,153,273

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 63,032,207 shares issued and outstanding	630,322	630,322
Additional paid-in capital	134,064,422	132,932,357
Accumulated deficit	(99,965,918)	(94,029,249)
Total stockholders’ equity	34,728,826	39,533,430
Total liabilities and stockholders’ equity	$53,529,362	$56,686,703

* The December 31, 2007 balance sheet was derived from the Company’s audited financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,
	2008		2007

Revenues:
Product sales		$6,789,127		$5,191,918
Services		2,077,999		1,830,753
		8,797,126		7,022,671

Cost of revenues:
Product cost of revenues		2,828,986		2,154,567
Services cost of revenues		1,240,670		982,786
		4,069,656		3,137,353

Gross profit		4,727,470		3,885,318

Operating expenses:
Selling and marketing		3,622,002		2,987,356
General and administrative		2,587,099		2,390,599
Engineering and product development		224,236		202,163
		6,433,337		5,580,118

Loss from continuing operations before interest expense, net		(1,705,867)		(1,694,800)

Interest expense, net		(251,883)		(141,562)

Loss from continuing operations		(1,957,750)		(1,836,362)

Discontinued operations:
Income from discontinued operations, net of nil in taxes		39,059		183,390
Decrease in estimated loss on sale of discontinued operations		131,186		-

Net loss	$	(1,787,505)	$	(1,652,972)

Basic and diluted net loss per share:
Continuing operations		$(0.03)		$(0.03)
Discontinued operations		$(0.00)		$(0.00)
Basic and diluted net loss per share		$(0.03)		$(0.03)

Shares used in computing basic and diluted net loss per share		63,032,207		62,956,881

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended September 30,
	2008		2007

Revenues:
Product sales		$20,549,712		$16,464,329
Services		5,968,027		5,077,303
		26,517,739		21,541,632

Cost of revenues:
Product cost of revenues		8,682,917		6,703,251
Services cost of revenues		3,539,872		2,979,536
		12,222,789		9,682,787

Gross profit		14,294,950		11,858,845

Operating expenses:
Selling and marketing		11,490,801		9,088,150
General and administrative		6,968,801		7,435,744
Engineering and product development		881,268		603,636
		19,340,870		17,127,530

Loss from continuing operations before interest expense, net		(5,045,920)		(5,268,685)

Interest expense, net		(761,020)		(379,947)

Loss from continuing operations		(5,806,940)		(5,648,632)

Discontinued operations:
Income from discontinued operations, net of nil in taxes		284,929		276,421
Loss on sale of discontinued operations		(414,658)		-

Net loss	$	(5,936,669)	$	(5,372,211)

Basic and diluted net loss per share:
Continuing operations		$(0.09)		$(0.09)
Discontinued operations		$(0.00)		$(0.00)
Basic and diluted net loss per share		$(0.09)		$(0.09)

Shares used in computing basic and diluted net loss per share		63,032,207		62,735,569

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(Unaudited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
BALANCE, DECEMBER 31, 2007	63,032,207	$630,322	$132,932,357	$(94,029,249)	$39,533,430
Stock options issued to consultants for services	-	-	78,015	-	78,015
Stock-based compensation expense related to employee options	-	-	698,816	-	698,816
Issuance of restricted stock and amortization of expense for restricted stock	-	-	310,868	-	310,868
Issuance of warrants for draws under line of credit			44,366		44,366
Net loss for the nine months ended September 30, 2008	-	-	-	(5,936,669)	(5,936,669)
BALANCE, SEPTEMBER 30, 2008	63,032,207	$630,322	$134,064,422	$(99,965,918)	$34,728,826

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2008		2007
Cash Flows From Operating Activities:
Net loss	$	(5,936,669)	$	(5,372,211)
Adjustments to reconcile net loss to net cash used in operating activities-continuing operations:
Depreciation and amortization		3,078,475		2,827,620
Loss on sale of discontinued operations		414,658		-
Stock options issued to consultants for services		78,015		93,429
Stock-based compensation expense related to employee options and restricted stock		1,009,684		1,103,721
Provision for bad debts		89,259		103,064
Changes in operating assets and liabilities, net of effects from discontinued operations:
Accounts receivable		(1,013,633)		(919,636)
Inventories		(254,490)		(608,398)
Prepaid expenses and other assets		642,448		649,637
Accounts payable		1,053,352		317,155
Accrued compensation and related expenses		(100,725)		(202,063)
Other accrued liabilities		371,049		91,285
Deferred revenues		472,916		477,930
Other liabilities		-		(11,623)
Net cash used in operating activities – continuing operations		(95,661)		(1,450,090)
Net cash provided by operating activities – discontinued operations		766,328		606,198
Net cash provided by operating activities		670,667		(843,892)
Cash Flows From Investing Activities:
Purchases of property and equipment		(229,942)		(108,640)
Lasers placed into service		(3,852,917)		(3,159,739)
Proceeds from disposition of discontinued operations		3,149,736		-
Deferred costs on proposed acquisition		(1,762,501)		-
Net cash used in investing activities – continuing operations		(2,695,624)		(3,268,379)
Net cash used in investing activities – discontinued operations		(68,462)		(256,993)
Net cash used in investing activities		(2,764,086)		(3,525,372)
Cash Flows From Financing Activities:
Proceeds from issuance of restricted common stock		-		4,200
Proceeds from exercise of options		-		85,954
Payments on long-term debt		(107,376)		(65,033)
Payments on notes payable		(672,399)		(501,884)
Net (repayments)/advances on lease lines of credit		(272,316)		236,758
Decrease in restricted cash and cash equivalents		39,000		39,000
Net cash used in financing activities – continuing operations		(1,013,091)		(201,005)
Net cash used in financing activities – discontinued operations		-		-
Net cash used in financing activities		(1,013,091)		(201,005)
Net decrease in cash and cash equivalents		(3,106,510)		(4,570,269)

Cash and cash equivalents, beginning of period		9,837,303		12,729,742
Cash and cash equivalents, end of period		$6,730,793		$8,159,473

The accompanying notes are an integral part of these consolidated financial statements.

PHOTOMEDEX, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1

Basis of Presentation:

The Company:

Background
PhotoMedex, Inc. (and its subsidiaries) (the “Company”) is a medical device and specialty pharmaceutical company focused on facilitating the cost-effective use of technologies for doctors, hospitals and surgery centers to enable their patients to achieve a higher quality of life. The Company currently operates in four distinct business units, or segments (as described in Note 10): three in Dermatology, - Domestic XTRAC®, International Dermatology Equipment, and Skin Care (ProCyte®); and one in Surgical, - Surgical Products (SLT®). The segments are distinguished by our management structure, products and services offered, markets served or types of customers. A fifth segment of business, the Surgical Services segment, is reported as a discontinued operation, and its related assets as held for sale, in these financial statements.

Surgical Services is a fee-based procedures business using mobile surgical laser equipment operated by Company technicians at hospitals and surgery centers in the United States. After preliminary investigations and discussions, the Board of Directors of the Company decided on June 13, 2008 to develop plans for implementing a disposal of the assets and operations of the business. The Company accordingly classified this former segment as held for sale in accordance with SFAS No. 144. On August 1, 2008, the Company entered into a definitive agreement to sell specific assets of the business including accounts receivable, inventory and equipment, for $3,500,000, subject to certain closing adjustments. See Note 2, Discontinued Operations.

The Surgical Products segment generates revenues by selling laser products and disposables to hospitals and surgery centers both domestically and internationally. The Surgical Products segment also sells other non-laser products (e.g., the ClearESS® II suction-irrigation system).

The Domestic XTRAC segment generally derives revenues from procedures performed by dermatologists in the United States. Under these circumstances, the Company’s XTRAC laser system is placed in a dermatologist’s office without any initial capital cost to the dermatologist, and the Company charges a fee-per-use to treat skin disease. At times, however, the Company sells XTRAC lasers to customers, due generally to customer circumstances and preferences. In comparison to the Domestic XTRAC segment, the International Dermatology Equipment segment generates revenues solely from the sale of equipment to dermatologists outside the United States through a network of distributors. The Skin Care segment generates revenues by selling physician-dispensed skincare products worldwide and, now to a markedly lesser degree, by earning royalties on licenses for our patented copper peptide compound.

The Company designed and manufactured the XTRAC laser system to treat psoriasis, vitiligo, atopic dermatitis and leukoderma phototherapeutically. The Company has received clearances from the U.S. Food and Drug Administration (“FDA”) to market the XTRAC laser system for each of these indications. The XTRAC is approved by Underwriters’ Laboratories; it is also CE-marked, and accordingly a third party regularly audits the Company’s quality system and manufacturing facility. The manufacturing facility for the XTRAC is located in Carlsbad, California.

For the last several years the Company has sought to obtain health insurance coverage for its XTRAC laser therapy to treat inflammatory skin disease, particularly psoriasis. With the addition of new positive payment policies from Blue Cross Blue Shield plans from certain states during the first nine months of 2008, the Company now benefits from the fact that more than 90% of the insured United States population has policies that provide nearly full reimbursement for the treatment of psoriasis by means of an excimer laser (XTRAC). The Company is now focusing its efforts on accelerating the adoption of the XTRAC laser therapy for psoriasis and vitiligo by doctors and patients. Consequently, the Company has increased the size of its sales force and clinical technician personnel together with increased expenditures for marketing and advertising.

Liquidity and Going Concern
As of September 30, 2008, the Company had an accumulated deficit of $99,965,918. Cash and cash equivalents, including restricted cash of $78,000, was $6,808,793. The Company has historically financed its operations with cash provided by equity financing and from lines of credit and, more recently but not yet consistently, from positive cash flow generated from operations. The Company is exploring expressions of interest from third party lenders, including CIT Healthcare, to offer further debt financing for the domestic XTRAC program, though there can be no assurance that any such expressions of interest will materialize on terms favorable to the Company. Management believes that the existing cash balance together with its other existing potential financial resources and any revenues from sales, distribution, licensing and manufacturing relationships, will be sufficient to meet the Company’s operating and capital requirements beyond the end of the fourth quarter of 2009. The 2008 operating plan reflects anticipated growth from both increased fee revenues for use of the XTRAC laser system based on increased utilization and wider insurance coverage in the United States and anticipated growth in revenues of the Company’s skincare products.

Summary of Significant Accounting Policies:

Quarterly Financial Information and Results of Operations
The financial statements as of September 30, 2008 and for the three and nine months ended September 30, 2008 and 2007, are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2008, and the results of operations and cash flows for the three and nine months ended September 30, 2008 and 2007. The results for the three and nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for the entire year. While management of the Company believes that the disclosures presented are adequate to make the information not misleading, these consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The surgical services business segment is presented as discontinued operations for all periods presented.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and be based on events different from those assumptions. Future events and their effects cannot be predicted with certainty; estimating, therefore, requires the exercise of judgment. Thus, accounting estimates change as new events occur, as more experience is acquired, or as additional information is obtained.

See “Summary of Significant Accounting Policies” in the Company’s 2007 Annual Report on Form 10-K for a discussion of the estimates and judgments necessary in the Company’s accounting for cash and cash equivalents, accounts receivable, inventories, property, equipment and depreciation, product development costs and fair value of financial instruments.

Revenue Recognition
The Company has two distribution channels for its phototherapy treatment equipment. The Company either (i) sells the laser through a distributor or directly to a physician or (ii) places the laser in a physician’s office (at no charge to the physician) and charges the physician a fee for an agreed upon number of treatments. In some cases, the Company and the customer stipulate to a quarterly target of procedures to be performed. When the Company sells an XTRAC laser to a distributor or directly to a foreign or domestic physician, revenue is recognized when the following four criteria under Staff Accounting Bulletin No. 104 have been met: (i) the product has been shipped and the Company has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is probable (the “SAB 104 Criteria”). At times, units are shipped, but revenue is not recognized until all of the SAB 104 criteria have been met, and until that time, the unit is carried on the books of the Company as inventory.

The Company ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will insist upon FOB destination. Among the factors the Company takes into account in determining the proper time at which to recognize revenue are when title to the goods transfers and when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criterion are recognized when invoiced amounts are fully paid or fully assured.

Under the terms of the Company’s distributor agreements, distributors do not have a unilateral right to return any unit that they have purchased. However, the Company does allow products to be returned by its distributors for product defects or other claims.

When the Company places a laser in a physician’s office, it recognizes service revenue based on the number of patient treatments performed by the physician. Treatments in the form of random laser-access codes that are sold to a physician, but not yet used, are deferred and recognized as a liability until the physician performs the treatment. Unused treatments remain an obligation of the Company because the treatments can only be performed on Company-owned equipment. Once the treatments are delivered to a patient, this obligation has been satisfied.

The Company excludes all sales of treatment codes made within the last two weeks of the period in determining the amount of procedures performed by its physician-customers. Management believes this approach closely approximates the actual amount of unused treatments that existed at the end of a period. For the three and nine months ended September 30, 2008 and 2007, the Company deferred $1,038,213 and $899,075, respectively, under this approach.

The Company generates revenues from its Skin Care business primarily through two channels. The first is through product sales for skin health, hair care and wound care and the second is through sales in bulk of the copper peptide compound, primarily to Neutrogena Corporation, a Johnson & Johnson company. The Company recognizes revenues on the products and copper peptide compound when they are shipped, net of returns and allowances. The Company ships the products FOB shipping point. Royalty revenues are based upon sales generated by its licensees. The Company recognizes royalty revenue at the applicable royalty rate applied to shipments reported by its licensee.

The Company generates revenues from its Surgical Products business primarily from product sales of laser systems, related maintenance service agreements, recurring laser delivery systems and laser accessories. Domestic sales generally are direct to the end-user, though the Company has some sales to or through a small number of domestic distributors; foreign sales are to distributors. The Company recognizes revenues from surgical laser and other product sales, including sales to distributors and other customers, when the SAB 104 Criteria have been met.

Revenue from maintenance service agreements is deferred and recognized on a straight-line basis over the term of the agreements. Revenue from billable services, including repair activity, is recognized when the service is provided.

Impairment of Long-Lived Assets and Intangibles
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or the fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of Surgical Services segment are classified as held for sale for the December 31, 2007 period and are presented separately in the appropriate asset and liability sections of the balance sheet. As of September 30, 2008 and December 31, 2007, no such impairment existed related to continuing operations.

Patent Costs and Licensed Technologies
Costs incurred to obtain or defend patents and licensed technologies are capitalized and amortized over the shorter of the remaining estimated useful lives or 8 to 12 years. Developed technology was recorded in connection with the acquisition of the skincare business (ProCyte) in March 2005 and is being amortized on a straight-line basis over seven years.

Management evaluates the recoverability of intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As September 30, 2008, no such write-down was required. (See Impairment of Long-Lived Assets and Intangibles).

Other Intangible Assets
Other intangible assets were recorded in connection with the acquisition of ProCyte in March 2005. The assets are being amortized on a straight-line basis over 5 to 10 years.

Management evaluates the recoverability of such other intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of September 30, 2008 no such write-down was required.

Goodwill
Goodwill was recorded in connection with the acquisition of ProCyte in March 2005 and the acquisition of Acculase in August 2000.

Management evaluates the recoverability of such goodwill based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of September 30, 2008 no such write-down was required.

Accrued Warranty Costs
The Company offers a warranty on product sales generally for a one to two-year period. In the case of domestic sales of XTRAC lasers, however, the Company offers longer periods in order to meet competition or meet customer demands. The Company provides for the estimated future warranty claims on the date the product is sold. The activity in the warranty accrual during the nine months ended September 30, 2008 is summarized as follows:

September 30, 2008
Accrual at beginning of period	$218,587
Additions charged to warranty expense	255,600
Expiring warranties	(17,861)
Claims satisfied	(65,518)
Accrual at end of period	$390,808

Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, the liability method is used for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse.

The Company’s deferred tax asset has been fully reserved under a valuation allowance, reflecting the uncertainties as to realization evidenced by the Company’s historical results and restrictions on the usage of the net operating loss carryforwards. Consistent with the rules of purchase accounting, the historical deferred tax asset of ProCyte was written off when the Company acquired ProCyte. If and when components of that asset are realized in the future, the acquired goodwill of ProCyte will be reduced.

Utilization of the Company’s net operating loss carryforwards is subject to various limitations of the Internal Revenue Code, principally Section 382. Utilization of loss carryforwards from previous acquisitions (e.g. Acculase, SLT, ProCyte) have already been limited by this provision by the acquisition itself and by any later changes of ownership in the parent company. If the Company should undergo a further change of ownership under Section 382, the utilization of the Company’s loss carryforwards may be materially limited.

Net Loss Per Share
The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share.” In accordance with SFAS No. 128, basic net loss per share is calculated by dividing net loss available to common stockholders by the weighted average of common shares outstanding for the period. Diluted net loss per share reflects the potential dilution from the conversion or exercise into common stock of securities such as stock options and warrants.

In these consolidated financial statements, diluted net loss per share from continuing operations is the same as basic net loss per share. Thus, no additional shares for the potential dilution from the conversion or exercise of securities into common stock are included in the denominator of this calculation, since the result would be anti-dilutive. Common stock options and warrants of 9,417,772 and 10,267,093 as of September 30, 2008 and 2007, respectively, were excluded from the calculation of fully diluted earnings per share from continuing operations since their inclusion would have been anti-dilutive. The same considerations apply to net loss per share from discontinued operations for the three and nine months ended September 30, 2008. For the three and nine months ended September 30, 2007, however, there was income from discontinued operations, but basic net income per share and diluted net income per share from discontinued operations for these periods were both immaterial.

Share-Based Compensation
The Company measures and recognizes compensation expense at fair value for all stock-based payments to employees and directors as required by SFAS No. 123R applied on the modified prospective basis.

Under the modified prospective approach, SFAS No. 123R applies to new grants of options and awards of stock as well as to grants of options that were outstanding on January 1, 2006, the date of adoption, and that may subsequently be repurchased, cancelled or materially modified. Under the modified prospective approach, compensation cost recognized for the three and nine months ended September 30, 2008 and 2007 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on fair value as of the prior grant-date and estimated in accordance with the provisions of SFAS No. 123R.

The Company uses the Black-Scholes option-pricing model to estimate fair value of grants of stock options with the following weighted average assumptions:

	Three Months Ended September 30,		Nine Months Ended September 30,
Assumptions for Option Grants	2008	2007	2008	2007
Risk-free interest rate	3.86%	4.83%	3.73%	4.78%
Volatility	82.14%	85.39%	84.13%	86.02%
Expected dividend yield	0%	0%	0%	0%
Expected life	8.1 years	8.1 years	8.1 years	8.1 years
Estimated forfeiture rate	12%	12%	12%	12%

The Company calculates expected volatility for a share-based grant based on historic daily stock price observations of its common stock during the period immediately preceding the grant that is equal in length to the expected term of the grant. For estimating the expected term of share-based grants made in the three and nine months ended September 30, 2008 and 2007, the Company has adopted the simplified method authorized in Staff Accounting Bulletin No. 107. SFAS No. 123R also requires that estimated forfeitures be included as a part of the estimate of expense as of the grant date. The Company has used historical data to estimate expected employee behaviors related to option exercises and forfeitures.

With respect to both grants of options and awards of restricted stock, the risk-free rate of interest is based on the U.S. Treasury rates appropriate for the expected term of the grant or award.

With respect to awards of restricted stock, the Company uses the Monte-Carlo pricing model to estimate fair value of restricted stock awards. There were no restricted stock awards for the three and nine months ended September 30, 2008. The awards made in the first and second quarters 2007 were estimated with the following weighted average assumptions:

Assumptions for Stock Awards	Three and Nine Months Ended September 30, 2007
Risk-free interest rate	4.52%
Volatility	74.64%
Expected dividend yield	0%
Expected Life	5.07 years

The Company calculated expected volatility for restricted stock based on a mirror approach, where the daily stock price of our common stock during the seven-year period immediately after the grant would be the mirror of the historic daily stock price of our common stock during the seven-year period immediately preceding the grant.

Compensation expense for the three months ended September 30, 2008 included $262,971 from stock options grants and $103,623 from restricted stock awards. Compensation expense for the three months ended September 30, 2007 included $275,759 from stock options grants and $103,623 from restricted stock awards.

Compensation expense for the nine months ended September 30, 2008 included $698,816 from stock options grants and $310,868 from restricted stock awards. Compensation expense for the nine months ended September 30, 2007 included $827,337 from stock options grants and $276,384 from restricted stock awards.

Compensation expense is presented as part of the operating results in selling, general and administrative expenses. For stock options granted to consultants, an additional selling, general, and administrative expense in the amount of $15,635 and $78,015 was recognized during the three and nine months ended September 30, 2008. For stock options granted to consultants an additional selling, general, and administrative expense in the amount of $15,678 and $93,429 was recognized during the three and nine months ended September 30, 2007.

Supplemental Cash Flow Information
During the nine months ended September 30, 2008, the Company financed certain insurance policies through notes payable for $635,243 and issued warrants to a leasing credit facility which are valued at $44,366, and which offset the carrying value of debt.

During the nine months ended September 30, 2007, the Company financed certain credit facility costs for $36,840, financed insurance policies through notes payable for $606,180 and issued warrants to a leasing credit facility which are valued at $28,011, and which offset the carrying value of debt. In addition, the Company financed vehicle purchases of $71,941 and laser purchases of $156,000 under capital leases.

For the nine months ended September 30, 2008 and 2007, the Company paid interest of $892,932 and $700,383, respectively. Income taxes paid in the nine months ended September 30, 2008 and 2007 were immaterial.

Recent Accounting Pronouncements

In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 was effective for us on September 30, 2008 for all financial assets and liabilities recognized or disclosed at fair value in our Condensed Consolidated Financial Statements on a recurring basis (at least annually).

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP. Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (SAS) No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Unlike SAS No. 69, SFAS No. 162 is directed to the entity rather than the auditor. Statement No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. SFAS No. 162 is not expected to have any material impact on the Company’s results of operations, financial condition or liquidity.

Effective January 1, 2008, the Company adopted SFAS No. 157, "Fair Value Measurements". In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 157-2, "Effective Date of FASB Statement No. 157", which provides a one year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of SFAS No. 157 with respect to its financial assets and liabilities only. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under SFAS No. 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS No. 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The input levels are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The adoption of this Statement did not have a material impact on the Company's consolidated results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”, or SFAS No. 141R. SFAS No. 141R replaces SFAS No. 141. This Statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. This statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This Statement will have an impact on future acquisitions. If, for example, the proposed acquisition of the subsidiaries of Photo Therapeutics Group Ltd. should be consummated after December 31, 2008, then the Company will be obliged to record an estimate of the earn-out payment the Company expects to pay and to expense its costs incurred in the acquisition. As of September 30, 2008, these costs amounted to $1,762,501 and are under the balance sheet caption “deferred costs on proposed acquisition”. If the proposed acquisition is consummated prior to December 31, 2008, the costs incurred in the transaction will be capitalized as part of the purchase price.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51.” SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of this Statement to have a material impact, if any, on the Company's consolidated financial statements.

Note 2
Discontinued Operations:

Surgical Services is a fee-based procedures business using mobile surgical laser equipment operated by Company technicians at hospitals and surgery centers in the United States. The Company decided to sell this division primarily because the growth rates and operating margins of the division have decreased as the business had changed to rely more heavily upon procedures performed using equipment from third-party suppliers, thereby limiting the profit potential of these services. After preliminary investigations and discussions, the Board of Directors of the Company decided on June 13, 2008 to enter into, with the aid of its investment banker, substantive, confidential discussions with potential third-party buyers and began to develop plans for implementing a disposal of the assets and operations of the business. The Company accordingly classified this former segment as held for sale in accordance with SFAS No. 144. On August 1, 2008, the Company entered into a definitive agreement to sell specific assets of the business including accounts receivable, inventory and equipment, for $3,500,000, subject to certain closing adjustments. Such closing adjustments resulted in net proceeds to the Company of $3,149,737. The transaction closed on August 8, 2008. No income tax benefit was recognized by the Company from the loss on the sale of discontinued operations.

The accompanying consolidated financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Prior year financial statements for 2007 have been restated in conformity with generally accepted accounting principles to present the operations of Surgical Services as a discontinued operation. The Company recognized a loss of $414,658 on the sale of the discontinued operations in the nine months ended September 30, 2008, representing the difference between the adjusted net purchase price and the carrying value of the assets being sold.

Revenues from Surgical Services for the three months ended September 30, 2008 and 2007 were $736,298 and $1,899,200, respectively. Income from surgical services for the three months ended September 30, 2008 and 2007 were $39,059 and $183,390, respectively.

Revenues from Surgical Services for the nine months ended September 30, 2008 and 2007 were $4,398,047 and $5,727,528, respectively. Income from surgical services for the nine months ended September 30, 2008 and 2007 were $284,929 and $276,421, respectively. No income tax provision was recognized by the Company against income from Surgical Services over the two comparable nine-month periods.

The net assets of Surgical Services are classified as assets held for sale. The net assets, after recognition of the write-down to estimated recoverable value, were comprised of the following:

December 31, 2007
Current assets held for sale:
Accounts receivable	$961,440
Inventories	949,362
Total current assets held for sale	1,910,802

Long term assets held for sale:
Property, plant and equipment, net	2,119,347
Deposits	9,879
Total long term assets held for sale	2,129,226

Total net assets held for sale	$4,040,028

Note 3
Inventories:

Set forth below is a detailed listing of inventories:

	September 30, 2008	December 31, 2007
Raw materials and work in progress	$4,585,998	$4,527,708
Finished goods	2,599,890	2,452,472
Total inventories	$7,185,888	$6,980,180

Work-in-process is immaterial, given the Company’s typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials. As of September 30, 2008 and December 31, 2007, the Company carried specific reserves for excess and obsolete stocks against its inventories of $1,254,350 and $1,124,345, respectively.

Note 4
Property and Equipment:

Set forth below is a detailed listing of property and equipment:

	September 30, 2008	December 31, 2007
Lasers in service	$18,375,245	$15,055,730
Computer hardware and software	341,407	341,407
Furniture and fixtures	539,885	361,174
Machinery and equipment	836,896	870,986
Leasehold improvements	247,369	247,368
	20,340,802	16,876,665
Accumulated depreciation and amortization	(10,447,403)	(8,852,204)
Property and equipment, net	$9,893,399	8,024,461

Depreciation and related amortization expense was $2,221,936 and $1,886,221 for the nine months ended September 30, 2008 and 2007, respectively.

Note 5
Patents and Licensed Technologies:

Set forth below is a detailed listing of patents and licensed technologies:

	September 30, 2008	December 31, 2007
Patents, owned and licensed, at gross costs of $561,617 and $510,942, net of accumulated amortization of $296,241 and $268,540, respectively.	$265,375	$242,402
Other licensed or developed technologies, at gross costs of $1,603,124 and $1,595,258, net of accumulated amortization of $560,743 and $429,412, respectively.	1,042,381	1,165,846
	$1,307,756	$1,408,248

Related amortization expense was $159,037 and $243,909 for the nine months ended September 30, 2008 and 2007, respectively. Included in other licensed and developed technologies is $200,000 in developed technologies acquired from ProCyte, $114,982 for the license with AzurTec and $85,742 for the license from the Mount Sinai School of Medicine of New York University. The Company is also obligated to pay Mount Sinai a royalty on a combined base of domestic sales of XTRAC treatment codes used for psoriasis as well as for vitiligo. In the first four years of the license, however, Mount Sinai may elect to be paid royalties on an alternate base, comprised simply of treatments for vitiligo, but at a higher royalty rate than the rate applicable to the combined base. This technology is for the laser treatment of vitiligo and is included in other licensed or developed technologies.

Note 6
Other Intangible Assets:

Set forth below is a detailed listing of other intangible assets, all of which were acquired from ProCyte and which recorded at their appraised fair market values at the date of the acquisition:

	September 30, 2008	December 31, 2007
Neutrogena Agreement, at gross cost of $2,400,000 net of accumulated amortization of $1,698,000 and 1,338,000, respectively.	$702,000	$1,062,000
Customer Relationships, at gross cost of $1,700,000 net of accumulated amortization of $1,202,736 and $947,739, respectively.	497,264	752,261
Tradename, at gross cost of $1,100,000 net of accumulated amortization of $389,139 and $306,636, respectively.	710,861	793,364
	$1,910,125	$2,607,625

Related amortization expense was $697,500 for the nine months ended September 30, 2008 and 2007, respectively. Under the Neutrogena Agreement, the Company licenses to Neutrogena rights to its copper peptide technology for which the Company receives royalties. Customer Relationships embody the value to the Company of relationships that ProCyte had formed with its customers. Tradename includes the name of “ProCyte” and various other trademarks associated with ProCyte’s products.

Note 7
Other Accrued Liabilities:

Set forth below is a detailed listing of other accrued liabilities:

	September 30, 2008	December 31, 2007
Accrued warranty	$390,808	$218,587
Accrued professional and consulting fees	427,700	225,820
Accrued sales taxes and other accrued liabilities	226,916	229,967
Total other accrued liabilities	$1,045,424	$674,374

Note 8
Notes Payable:

Set forth below is a detailed listing of notes payable. The stated interest rate approximates the effective cost of funds from the notes:

	September 30, 2008	December 31, 2007
Note Payable – secured creditor, interest at 6%, payable in monthly principal and interest installments of $2,880 through June 2012	$113,191	$133,507

Note Payable – unsecured creditor, interest at 5.44%, payable in monthly principal and interest installments of $51,354 through February 2008	-	102,013

Note Payable – unsecured creditor, interest at 4.8%, payable in monthly principal and interest installments of $65,736 through December 2008	195,657	-

Note Payable – unsecured creditor, interest at 4.8%, payable in monthly principal and interest installments of $12,202 through December 2008	36,316	-
	345,164	235,520
Less: current maturities	(260,518)	(129,305)
Notes payable, net of current maturities	$84,646	$106,215

Note 9
Long-term Debt:

In the following table is a summary of the Company’s long-term debt.

	September 30, 2008	December 31, 2007
Total borrowings on credit facilities	$9,919,322	$10,105,608
Capital lease obligations	-	254,178
Less: current portion	(4,997,958)	(4,757,133)
Total long-term debt	$4,921,364	$5,602,653

Leasing Credit Facility, Term Note Facility
The Company entered into a leasing credit facility with GE Capital Corporation (“GE”) on June 25, 2004. Eleven draws were made against the facility, the last of which was in March 2007. In June 2007, the Company entered a term-note facility with Leaf Financial Corporation (“Leaf”) and made its single draw against that facility. In December 2007, the Company extinguished its outstanding indebtedness under the GE and Leaf facilities, recognizing as costs (including termination costs and acceleration of the amortization of debt issuance costs and the debt discount) of such extinguishments as a refinancing charge under APB No. 26 of $441,956, including $178,699 related to the premium paid for the buyback of its warrants issued to GE. The GE warrants issued through the date of extinguishments were redeemed and reflected as part of the refinancing charge.

In connection with the pay-off of the GE and Leaf facilities, on December 31, 2007, the Company entered a term-note facility with CIT Healthcare LLC and Life Sciences Capital LLC, as equal participants (collectively, “CIT”), for which CIT Healthcare acts as the agent. The facility is for $12 million. The Company may draw against it for one year. The stated interest rate for any draw is set at 675 basis points above the three-year Treasury rate. Each draw is secured by certain XTRAC laser systems consigned under usage agreements with physician-customers and the stream of payments generated from such lasers. Each draw has a repayment period of three years.

The first draw had three discrete components: carryover debt attributable to the former GE borrowings, as increased by extinguishment costs (including redemption of the GE warrants) which CIT financed; carryover debt attributable to former Leaf borrowings, as increased by extinguishment costs which CIT financed; and debt newly incurred to CIT on newly placed XTRAC units not pledged to GE or Leaf. The carryover components maintained the monthly debt service payments from GE and Leaf with increases to principal and changes in the stated interest rates causing minor changes in the number of months set to pay off the discrete draws. The third component will be self-amortized over three years.

The beginning principal of each component was $4,724,699, $1,612,626, and $3,990,000, respectively. The effective interest rate for the first draw was 12.50%. The pay-off of each component is 27, 30, and 36 months, respectively. On March 31, 2008, the Company made a draw under the credit facility for $840,000. This draw is amortized over 36 months at an effective interest rate of 8.55%. On June 30, 2008, the Company made a draw under the credit facility for $832,675 based on the limitations on gross borrowings under the facility. This draw is amortized over 36 months at an effective interest rate of 9.86%.

On September 30, 2008, CIT amended the credit facility to increase the amount the Company could draw on the credit facility by $1,927,534. The interest rate for draws against this amount was set at 850 basis points above the LIBOR rate two days prior to the draw. Each draw is secured by certain XTRAC laser systems consigned under usage agreements with physician-customers and the stream of payments generated from such lasers. Each draw has a repayment period of three years. On September 30, 2008, the Company made a draw under the credit facility for the maximum amount allowable under the credit facility. This draw is amortized over 36 months at an effective interest rate of 12.90%. The Company has used its entire availability under the CIT credit facility and is considering multiple written proposals for additional debt financing but there can be no assurance whether any such proposals will materialize on terms favorable to the Company.

In connection with the CIT facility, the Company issued 235,525 warrants to each of CIT Healthcare and Life Sciences Capital in December 2007. In connection with the amendment to the CIT facility, the Company issued 192,753 warrants to CIT Healthcare in September 2008. The warrants are treated as a discount to the debt and are amortized under the effective interest method over the repayment term of 36 months. The Company has accounted for these warrants as equity instruments in accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" since there is no option for cash or net-cash settlement when the warrants are exercised. The Company computed the value of the warrants using the Black-Scholes method. The key assumptions used to value the warrants are as follows:

	December 2007	March 2008

Number of warrants	235,525	192,753
Exercise price	$1.12	$0.44
Fair Value of warrants	$110,858	$44,366
Volatility	59.44%	60.92%
Risk-free interest rate	3.45%	2.98%
Expected dividend yield	0%	0%
Expected warrant life	5 years	5 years

The following table summarizes the future minimum payments that the Company expects to make for the draws made under the credit facility:

Three months ended December 31, 2008	$1,627,216
Year Ended December 31,
2009	5,375,788
2010	3,444,782
2011	811,059
Total minimum payments	11,258,845

Less: interest	(1,184,561)
Less: warrant discount	(154,962)

Present value of total minimum obligations	$9,919,322

Capital Leases
The obligations under capital leases are at fixed interest rates and are collateralized by the related property and equipment. The Company paid off the capital leases on equipment that the Company sold in connection with its discontinued operations.

Note 10
(a)  Employee Stock Benefit Plans

The Company has three active, stock-based compensation plans available to grant, among other things, incentive and non-qualified stock options to employees, directors and third-party service-providers as well as restricted stock to key employees. As of September 26, 2007, the stockholders approved an increase in the number of shares reserved for the 2005 Equity Compensation Plan and for the Outside Director Plan. Under the 2005 Equity Compensation Plan, a maximum of 6,160,000 shares of the Company’s common stock have been reserved for issuance. At September 30, 2008, 2,103,750 shares were available for future grants under this plan. Under the Outside Director Plan and under the 2005 Investment Plan, 695,000 shares and 388,000 shares, respectively, were available for issuance as of September 30, 2008. The other stock options plans are frozen and no further grants will be made from them.

Stock option activity under all of the Company’s share-based compensation plans for the nine months ended September 30, 2008 was as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, January 1, 2008	6,129,671	$2.00
Granted	1,158,200	0.90
Cancelled	(1,217,902)	1.85
Outstanding, September 30, 2008	6,069,969	$1.82
Options excercisable at September 30, 2008	3,817,591	$2.05

At September 30, 2008, there was $3,175,125 of total unrecognized compensation cost related to non-vested option grants and stock awards that is expected to be recognized over a weighted-average period of 2.36 years. The intrinsic value of options outstanding and exercisable at September 30, 2008 was not significant.

Note 11
Business Segment and Geographic Data:

Segments are distinguished by the Company’s management structure, products and services offered, markets served and types of customers. The Domestic XTRAC business derives its primary revenues from procedures performed by dermatologists in the United States. The International Dermatology Equipment segment, in comparison, generates revenues from the sale of equipment to dermatologists outside the United States through a network of distributors. The Skin Care (ProCyte) segment generates revenues by selling skincare products and by earning royalties on licenses for the Company’s patented copper peptide compound. The Surgical Products segment generates revenues by selling laser products and disposables to hospitals and surgery centers on both a domestic and an international basis. For the three and nine months ended September 30, 2008 and 2007, the Company did not have material revenues from any individual customer.

Unallocated operating expenses include costs that are not specific to a particular segment but are general to the group; included are expenses incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Unallocated assets include cash, prepaid expenses and deposits. Goodwill from the buy-out of Acculase that was carried at $2,944,423 at September 30, 2008 and December 31, 2007 has been allocated to the domestic and international XTRAC segments based upon its fair value as of the date of the buy-out in the amounts of $2,061,096 and $883,327, respectively. Goodwill of $13,973,385 at September 30, 2008 from the ProCyte acquisition has been entirely allocated to the Skin Care segment.

The following tables reflect results of operations from our business segments for the periods indicated below:

	Three Months Ended September 30, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$3,001,878	$1,096,853	$3,627,940	$1,070,455	$8,797,126
Costs of revenues	1,620,060	586,865	1,288,946	573,785	4,069,656
Gross profit	1,381,818	509,988	2,338,994	496,670	4,727,470
Gross profit %	46.0%	46.5%	64.5%	46.4%	53.7%

Allocated operating expenses:
Selling, general and administrative	1,933,848	68,665	1,486,800	151,690	3,641,003
Engineering and product development	-	-	114,336	109,900	224,236

Unallocated operating expenses	-	-	-	-	2,568,098
	1,933,848	68,665	1,601,136	261,590	6,433,337
Income (loss) from operations	(552,030)	441,323	737,858	235,080	(1,705,867)

Interest expense, net	-	-	-	-	(251,883)

(Loss) income from continuing operations	(552,030)	441,323	737,858	235,080	(1,957,750)

Discontinued operations:
Income from discontinued operations	-	-	-	-	39,059
Sale of discontinued operations	-	-	-	-	131,186

Net (loss) income	$(552,030)	$441,323	$737,858	$235,080	$(1,787,505)

	Three Months Ended September 30, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$2,025,148	$819,442	$3,065,905	$1,112,176	$7,022,671
Costs of revenues	1,009,237	538,292	903,688	686,136	3,137,353
Gross profit	1,015,911	281,150	2,162,217	426,040	3,885,318
Gross profit %	50.2%	34.3%	70.5%	38.3%	55.3%

Allocated operating expenses:
Selling, general and administrative	1,496,326	40,809	1,323,172	144,548	3,004,855
Engineering and product development	-	-	103,696	98,467	202,163

Unallocated operating expenses	-	-	-	-	2,373,100
	1,496,326	40,809	1,426,868	243,015	5,580,118
Income (loss) from operations	(480,415)	240,341	735,349	183,025	(1,694,800)

Interest expense, net	-	-	-	-	(141,562)

(Loss) income from continuing operations	(480,415)	240,341	735,349	183,025	(1,836,362)

Discontinued operations:
Income from discontinued operations	-	-	-	-	183,390

Net (loss) income	$(480,415)	$240,341	$735,349	$183,025	$(1,652,972)

	Nine Months Ended September 30, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$8,546,583	$2,963,031	$10,327,189	$4,680,936	$26,517,739
Costs of revenues	4,534,644	1,493,553	3,429,410	2,765,182	12,222,789
Gross profit	4,011,939	1,469,478	6,897,779	1,915,754	14,294,950
Gross profit %	46.9%	49.6%	66.8%	40.9%	54.0%

Allocated operating expenses:
Selling, general and administrative	5,989,789	206,546	4,891,899	459,568	11,547,802
Engineering and product development	168,214	20,790	361,970	330,294	881,268

Unallocated operating expenses	-	-	-	-	6,911,800
	6,158,003	227,336	5,253,869	789,862	19,340,870
Income (loss) from operations	(2,146,064)	1,242,142	1,643,910	1,125,892	(5,045,920)

Interest expense, net	-	-	-	-	(761,020)

(Loss) income from continuing operations	(2,146,064)	1,242,142	1,643,910	1,125,892	(5,806,940)

Discontinued operations:
Income from discontinued operations	-	-	-	-	284,929
Sale of discontinued operations	-	-	-	-	(414,658)

Net (loss) income	$(2,146,064)	$1,242,142	$1,643,910	$1,125,892	$(5,936,669)

	Nine Months Ended September 30, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$6,048,000	$2,117,213	$9,646,312	$3,730,107	$21,541,632
Costs of revenues	3,117,850	1,318,430	2,931,419	2,315,088	9,682,787
Gross profit	2,930,150	798,783	6,714,893	1,415,019	11,858,845
Gross profit %	48.4%	37.7%	69.6%	37.9%	55.1%

Allocated operating expenses:
Selling, general and administrative	4,489,067	110,208	4,090,291	451,085	9,140,651
Engineering and product development	-	-	294,787	308,849	603,636

Unallocated operating expenses	-	-	-	-	7,383,243
	4,489,067	110,208	4,385,078	759,934	17,127,530
Income (loss) from operations	(1,558,917)	688,575	2,329,815	655,085	(5,268,685)

Interest expense, net	-	-	-	-	(379,947)

(Loss) income from continuing operations	(1,558,917)	688,575	2,329,815	655,085	(5,648,632)

Discontinued operations:
Income from discontinued operations	-	-	-	-	276,421

Net (loss) income	$(1,558,917)	$688,575	$2,329,815	$655,085	$(5,372,211)

	September 30, 2008	December 31, 2007
Assets:
Total assets for reportable segments	$44,379,024	$42,171,948
Assets held for sale	-	4,040,028
Other unallocated assets	9,150,338	10,474,727
Consolidated total	$53,529,362	$56,686,703

For the three and nine months ended September 30, 2008 and 2007 there were no material net revenues attributed to any individual foreign country. Net revenues by geographic area were, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Domestic	$6,702,085	$5,333,306	$20,766,092	$16,886,558
Foreign	2,095,041	1,689,365	5,751,647	4,655,074
	$8,797,126	$7,022,671	$26,517,739	$21,541,632

The Company discusses segmental details in its Management Discussion & Analysis found elsewhere in its Form 10-Q for the period ending September 30, 2008.

Note 12
Significant Alliances/Agreements:

The Company continues in alliance with GlobalMed (Asia) Technologies Co., Inc. as well as with the Mount Sinai School of Medicine and with AzurTec, Inc., as described in our Annual Report on Form 10-K for the year ended December 31, 2007.

With respect to the Clinical Trial Agreement protocol with the University of California at San Francisco, Dr. Koo presented the favorable findings of the study at the Hawaii Dermatology Seminar in March 2008. Dr. Koo concluded that the XTRAC Excimer Laser may be appropriate for the majority of moderate to severe psoriasis sufferers. It also allows dermatologists to treat those patients with a high level of safety, as opposed to the use of many systemic products. Other phototherapy treatments such as broadband or narrow band UVB can also be used; however, undesirable aspects of these treatments include exposure of healthy skin to UVB light, and the inconvenience of extended treatment periods, which are often necessary for moderate to severe patients. We expensed $189,000 in the nine months ended September 30, 2008 in payment for this study.

Note 13
Pending Acquisition and Financing:

On August 4, 2008, the Company entered into a Purchase Agreement with Photo Therapeutics Group, Limited (“Photo Therapeutics”) and a Securities Purchase Agreement with an affiliate of Perseus, L.L.C. (“Perseus”). Under the Purchase Agreement with Photo Therapeutics, the Company will acquire from Photo Therapeutics the common stock of its subsidiaries (Photo Therapeutics Limited in the United Kingdom and Photo Therapeutics, Inc. in California) for $13 million in cash at closing, and up to an additional $7 million in cash if certain gross profit milestones are met by the Photo Therapeutics subsidiaries between July 1, 2008 and June 30, 2009, subject to customary adjustments. Under the Securities Purchase Agreement with Perseus, an investment fund managed by Perseus will fund the acquisition of the Photo Therapeutics subsidiaries through a convertible debt investment of up to $25 million (with associated warrants), to be made in two tranches as described below.

Photo Therapeutics had unaudited revenues of approximately $6.3 million for the year ended December 31, 2007 and approximately $6.9 million for the nine months ended September 30, 2008.

The proposed acquisition and investment are subject to customary closing conditions, including approval by the shareholders of Photo Therapeutics of the proposed acquisition and approval by the Company’s stockholders of the proposed investment by Perseus and of a reverse split of the outstanding shares of the Company’s common stock at a ratio as may be agreed between the Company and Perseus. The shareholders of Photo Therapeutics have approved the transaction. The proposed acquisition and the first tranche of the proposed investment by Perseus are expected to close concurrently in the first quarter of 2009. If the closing is held in 2009, then the provisions of SFAS No. 141R will apply, obliging us to estimate and record the expected payment for the earnout and to expense, rather than capitalize, costs related to the acquisition. Such costs amount to $1,762,501 as of September 30, 2008.

The Company has agreed under its Securities Purchase Agreement, subject to stockholder approval, to issue to Perseus (i) convertible promissory notes (the “Notes”) in the aggregate principal amount of up to $25 million, convertible into shares of the Company’s common stock, (ii) warrants to purchase shares of common stock (the “Warrants”), and (iii) 327,521 shares of common stock (the “First Tranche Shares” and together with the Warrants, the Notes and any shares of the Company’s common stock issued upon conversion of the Notes or exercise of the Warrants, the “Securities”), in exchange for Perseus’ payment to the Company of an aggregate purchase price of up to $25 million (the “Financing Transaction”). The consummation of the Financing Transaction will occur in two tranches.

The closing of the first tranche of the Financing Transaction (the “First Tranche Closing”) will occur simultaneously with the closing of the Photo Therapeutics closing. In the event that the First Tranche Closing occurs, in exchange for Perseus’ investment of $18 million, the Company will issue to Perseus (i) a Note in the principal amount of $18 million (the “First Tranche Note”), convertible into 24,411,414 shares of its common stock at a conversion price per share equal to $0.73736 (the “First Tranche Conversion Price”), each subject to adjustment upon certain conditions, (ii) a Warrant to purchase 7,323,424 shares of the Company’s common stock (the “First Tranche Warrant”), at an exercise price per share equal to the First Tranche Conversion Price, each subject to adjustment upon certain conditions, and (iii) the First Tranche Shares. The First Tranche Conversion Price is subject to anti-dilution provisions in connection with certain future issuances of our securities as well as adjustments for stock splits and similar actions. The First Tranche Note will mature on the fifth anniversary of the date of the First Tranche Closing and will accrue interest at 8% per annum. Interest is payable in cash or through our issuance of an additional Note at the Company’s election, on the six-month anniversary of the date of the First Tranche Closing and on each six-month period thereafter.

In the event that the Second Tranche Closing occurs, in exchange for Perseus’ investment of a maximum of $7 million, the Company will issue to Perseus (i) a Note (the “Second Tranche Note”) in the principal amount of the investment amount, convertible into a number of shares of the Company’s common stock at the Second Tranche Conversion Price (as defined below), subject to adjustment upon certain conditions, and (ii) a Warrant to purchase a number of shares of its common stock equal to 30% of the shares of its common stock into which the Second Tranche Note is convertible, at an exercise price per share equal to the Second Tranche Conversion Price, subject to adjustment upon certain conditions (the “Second Tranche Warrant”). The “Second Tranche Conversion Price” will equal the lesser of (i) 150% of the conversion price then in effect with respect to the First Tranche Note, and (ii) the market price of the Company’s common stock measured in accordance with the terms of the Securities Purchase Agreement. The Second Tranche Conversion Price is subject to anti-dilution provisions in connection with certain future issuances of our securities at a lower price per share of common stock as well as adjustments for stock splits and similar actions. The Second Tranche Note will mature on the fifth anniversary of the date of the First Tranche Closing and will accrue interest at 8% per annum. Interest is payable in cash or through our issuance of an additional Note at the Company’s election, on the six-month anniversary of the date of the Second Tranche Closing and on each six-month period thereafter.

Each of the First Tranche Note and the Second Tranche Note will provide that if on any date that occurs 31 trading days after the date of issuance, the market price for the Company’s common stock, as determined in accordance with the terms and conditions of the Securities Purchase Agreement, exceeds 300% of the then-effective conversion price of each Note, then the entire principal amount and all accrued but unpaid interest under such Note will automatically convert into shares of the Company’s common stock at the then-effective conversion price (the “Mandatory Conversion Feature”).

The First Tranche Warrant and the Second Tranche Warrant are exercisable at any time after the issue date for a period of 8 years thereafter.

Pro Forma Financial Information

PhotoMedex, Inc. intends to acquire from Photo Therapeutics Group Ltd. all of the outstanding shares of its three operating subsidiaries. Such subsidiaries are referred to under this heading “Pro Forma Financial Information” as “Photo Therapeutics” or “PTL.” PhotoMedex will accomplish this acquisition through the use of funds to be provided, subject to the approval of the stockholders of PhotoMedex, by Perseus Partners VII, L.P. (the “Investor”). The Investor will invest $18 million in cash at the closing of the first tranche of the financing transaction, and PhotoMedex, Inc. will issue to the Investor (i) a convertible promissory note in the principal amount of $18 million convertible into shares of our common stock, (ii) a warrant to purchase shares of our common stock, and (iii) 327,521 pre-reverse-split shares of common stock. PhotoMedex, Inc. will have approximately $3 million remaining for use as working capital after the Investor’s $18 million investment at the first tranche closing and our payments of $13 million at the closing of the acquisition of Photo Therapeutics Group Ltd.’s subsidiaries and associated transaction expenses of which as of September 30, 2008 were estimated to be approximately $1,763,000. If Photo Therapeutics Group Ltd.’s subsidiaries achieve the earn-out target in the period from July 1, 2008 to June 30, 2009, then PhotoMedex will pay a further $7 million to Photo Therapeutics Group Ltd., and the Investor will fund the $7 million through additional convertible notes and warrants. For a more detailed discussion of the Financing Transaction, see page 38 of this Proxy Statement.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2008 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are based on the historical financial statements of PhotoMedex and PTL, after giving effect to: (1) the acquisition of PTL, and (2) the first tranche of the investment by Perseus, and (3) the 1-for-7 reverse split of PhotoMedex’ shares of common stock. The unaudited pro forma condensed combined financial statements, and accompanying notes, should be read in conjunction with the historical financial statements and related notes of PhotoMedex contained in Annex C to this Proxy Statement and Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2008 and in the Annual Report on Form 10-K for the year ended December 31, 2007, as well as the financial statements and related notes of PTL, which are included in Annex D to this Proxy Statement.

The unaudited pro forma condensed combined financial statements are being presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the acquisition or the costs to achieve these savings, synergies and enhancements.

The unaudited pro forma adjustments and the allocation of the purchase price are based on PhotoMedex’s preliminary estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. These estimates are subject to change based on finalization of the purchase accounting. The preliminary allocation of the purchase price is based on the actual net tangible assets and liabilities of PTL that existed as of September 30, 2008, the date of the accompanying PTL balance sheet.

The unaudited pro forma condensed combined balance sheet as of September 30, 2008 is presented as if the acquisition of PTL and the investment by the Investor had occurred on September 30, 2008, except that August 4, 2008 was deemed to be the commitment date defined under Emerging Issues Task Force Issue No. 00-27 (“EITF 00-27”) and the issue date for the convertible note for certain purposes, including without limitation, the determination of the Investor’s carrying value of the note. The carrying value of the PTL assets on the unaudited pro forma condensed combined balance sheet as of September 30, 2008 was determined by estimating the fair value of such assets as of September 30, 2008. The fair value of the PTL assets and the convertible note as of the closing date of the acquisition may be significantly different from such estimate.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are presented as if the acquisition of PTL and the investment by the Investor had occurred on January 1, 2007. For the purposes of the calculation of amortization and depreciation of the assets of PTL to be acquired, and the calculation of interest expense associated with the convertible note, during the period of the statements of operations, the estimated fair value of such assets and of such note as of September 30, 2008 (as discussed above) was deemed to be the carrying value of such assets as of January 1, 2007.

PTL’s historical consolidated financial statements are unaudited, are presented in UK pounds sterling and are prepared in accordance with UK GAAP, which differs in certain respects from US GAAP as described in Annex D. PhotoMedex’s consolidated financial statements are presented in US dollars and are prepared in accordance with US GAAP . UK pound sterling amounts for PTL as of September 30, 2008 and for the year ended December 31, 2007 and the nine months ended September 30, 2008 have been translated into US dollars, consistent with Rule 3-20, using exchange rates of 1 pound sterling = $1.81745 (the rate as of the balance sheet date); 1 pound sterling = $2.000965 (an average rate for 2007 statement of operations), and 1 pound sterling = $1.94894 (an average rate for the nine-month stub period statement of operations), respectively. PTL’s historical consolidated financial statements have been adjusted to US GAAP and certain additional conforming presentation adjustments have also been made to the financial statements of PTL to conform with PhotoMedex’s presentation under US GAAP.

The financial statements of PTL only nominally include the parent company, Photo Therapeutics Group Ltd.  The assets and liabilities of the parent entity were intercompany accounts with its subsidiaries, and the profit and loss accounts for the parent entity were similarly reflected in intercompany accounts, subject to the following exception. All such intercompany accounts were eliminated in PTL’s financial statements that are presented herein. It is a condition of the acquisition that all such intercompany accounts be eliminated prior to the closing of the acquisition, with one exception: that any expenses incurred by PTL on behalf of the parent company in connection with the consummation of the acquisition are not eliminated, but are reflected as owing by the parent entity to PTL. As of September 30, 2008, this receivable amounted to $449,197 and is reflected in the pro forma balance sheet under “Accounts receivable”, which is the counterpart to “Debtors” under UK classification.

Unaudited Pro Forma Condensed Combined Balance Sheet
At September 30, 2008
US GAAP (US dollar)

	PhotoMedex	PTL	Pro-forma Debt Adjustment (BS Entry a)	Pro-forma Intangibles Adjustment (BS Entry b)	Pro-forma Purchase Adjustment (BS Entry c)	Adjusted Combined Balance Sheet
			(See entry a)		(See entry b)
ASSETS
Current assets
Cash, cash equivalents, restricted cash	$6,808,793	$752,323	$18,000,000		$(13,000,000)	$12,561,116
Accounts receivable, net and prepaid expenses	7,311,383	1,810,451				9,121,834
Inventories	7,185,888	1,359,115				8,545,004
Total current assets	21,306,064	3,921,890	18,000,000		(13,000,000)	30,227,954

Property and equipment, net	9,893,399	89,280				9,982,679
Patents, licensed technologies, other specific intangible assets, net	1,307,756				8,500,000	9,807,756
Goodwill, net	16,917,808	702,801		(702,801)	4,219,329	21,137,137
Other assets	4,104,335				(1,762,501)	2,341,834

Total assets	$53,529,362	$4,713,971	$18,000,000	$(702,801)	$(2,043,172)	$73,497,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portions of notes, long-term debt	$5,258,476					$5,258,476
Accounts payable, accrued expenses and deferred revenue	8,536,050	1,967,998				10,504,048
Total current liabilities	13,794,526	1,967,998				15,762,524

Notes payable and long-term debt, net of current maturities and discount, and other non-current liabilities	5,006,010		12,500,072			17,506,082
Total liabilities	18,800,536	1,967,998	12,500,072			33,268,606

Stockholders’ Equity
Common stock	630,322	686,678	3,275		(686,678)	633,597
Additional paid-in capital	134,064,422	27,927,388	5,496,653		(27,927,388)	139,561,075
Accumulated deficit	(99,965,918	(25,868,093)		(702,801)	26,570,894	(99,965,918)
Total stockholders’ equity	34,728,826	2,745,973	5,499,928	(702,801)	(2,043,172)	40,228,754
Total liabilities and stockholders’ equity	$53,529,362	$4,713,971	$18,000,000	$(702,801)	$(2,043,172)	$73,497,360

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ending December 31, 2007
US GAAP (US dollar)

	PhotoMedex*	PTL	Combined Historical Results	Pro Forma Interest Adjustment:	Pro-Forma Amortization Adjustment	Pro-Forma Combined Results
				(PL Entry a)	(PL Entry b)
Revenues	$38,713,617	$6,260,699	$44,974,316			$44,974,316
Cost of sales	20,068,034	2,578,225	22,646,259		610,000	23,256,259
Gross profit	18,645,583	3,682,474	22,328,057		(610,000)	21,718,057

Operating expenses	24,028,384	6,177,269	30,205,653		240,000	30,445,653

Loss from operations	(5,382,801)	(2,494,795)	(7,877,596)		(850,000)	(8,727,596

Refinancing charge	(441,956)	-	(441,956)			(441,956)
Interest (expense)/income, net	(529,489)	87,396	(442,093)	(2,385,662)		(2,827,755)

Net loss from continuing operations before income tax	(6,354,246)	(2,407,399)	(8,761,645)	(2,385,662)	(850,000)	(11,997,307)

Basic and diluted net loss per share	$(0.71)					$(1.33)

Shares used in computing basic and diluted net loss per share (post reverse split)	8,972,905					9,019,694

*Included in the results of operations of PhotoMedex for the year ended December 31, 2007 is the loss of $231,025 from its Surgical Services segment, which was treated as part of the continuing operations of PhotoMedex. In June 2008, however, PhotoMedex began specific plans to sell the segment, and therefore for the nine months ended September 30, 2008, the results for the Surgical Services segment ceased to be treated as part of the Company’s continuing operations, but rather as a discontinued operation.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ending September 30, 2008
US GAAP (US dollar)

	PhotoMedex*	PTL	Combined Historical Results	Pro-Forma Interest Adjustment	Pro-Forma Amortization Adjustment	Pro-Forma Combined Results
				(PL Entry a)	(PL Entry b)
Revenues	$26,517,739	$6,640,684	$33,158,423			$33,158,423

Cost of sales	12,222,789	2,532,858	14,755,647		457,500	15,213,147
Gross profit	14,294,950	4,107,826	18,402,776		(457,500)	17,945,276

Operating expenses	19,340,870	4,846,988	24,187,858		180,000	24,367,858

Loss from continuing operations before interest expense	(5,045,920)	(739,163)	(5,785,083)		(637,500)	(6,422,583)

Interest (expense)/income, net	(761,020)	32,421	(728,599)	(1,835,907)		(2,564,506)

Loss from continuing operations before income tax	(5,806,940)	(706,742)	(6,513,682)	(1,835,907)	(637,500)	(8,987,089)

Basic and diluted net loss per share from continuing operations	$(0.64)					$(0.99)
Shares used in computing basic and diluted net loss per share, post reverse split	9,004,601					9,051,389
						(PL Entry c )

*Included in the results of operations of PhotoMedex for the year ended December 31, 2007 is the loss of $231,025 from its Surgical Services segment, which was treated as part of the continuing operations of PhotoMedex. In June 2008, however, PhotoMedex began specific plans to sell the segment, and therefore for the nine months ended September 30, 2008, the results for the Surgical Services segment ceased to be treated as part of the Company’s continuing operations, but rather as a discontinued operation.

The accompanying notes are an integral part of these pro-forma financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Purchase Price

The following table summarizes the components of the estimated total consideration determined for accounting purposes under Statement of Financial Accounting Standards No. 141 for these pro forma condensed combined financial statements and reflects the allocation of the purchase consideration based on a valuation of the PTL assets and liabilities as of September 30, 2008, except that August 4, 2008 was deemed to be the commitment date and the issue date for the convertible note for certain purposes, including without limitation, the determination of the Investor’s carrying value of the note.

Components of consideration:
Cash to be paid to Photo Therapeutics Group Ltd. at closing		$13,000,000
PTGL liabilities to be assumed by PHMD		1,967,998
Acquisition costs (see note (a) below)		1,762,501
Gross consideration at closing		16,730,499
Less: fair value of non-intangible acquired assets		(4,011,169)
Step-up in cost of assets, allocable to:		12,719,330
Patents	$5,600,000
Developed technology	500,000
Trademarks	2,100,000
Customer relationships	300,000
Goodwill	4,219,330

Allocation of consideration
Cash, net		$752,323
Accounts receivable, net		1,810,451
Inventories, net		1,359,115
Tangible fixed assets, net		89,280

Fair value of non-intangible acquired assets		4,011,169
Other specific intangible fixed assets to be specifically recorded in acquisition		8,500,000
Goodwill to be recorded in acquisition		4,219,330
Gross assets		16,730,499
Less: current liabilities		(1,967,998)

Net assets to be acquired		$14,762,501

Note (a): Direct acquisition costs are estimated to be $1,762,501 as of September 30, 2008, consisting of investment banking fees, legal and accounting fees and other external costs directly related to the acquisition. The total costs are anticipated to be approximately $2 million by the time of closing, which is expected to be in the first quarter of 2009.

Management reviewed the recorded book values of PTL’s net assets, valued and deemed to be acquired as of September 30, 2008, but for the convertible note which was deemed to be issued as of August 4, 2008, and believes that, other than goodwill from the Raymond Anthony, Inc. (“RAI”) acquisition in January 2007, the carrying amounts of the acquired net assets approximate their current fair values. The goodwill attributable to RAI acquisition is written off, preparatory to a revaluation of the intangibles that will be acquired in the transaction.

Purchase consideration was allocated based on preliminary estimates of fair value of identifiable intangible assets acquired and liabilities assumed in the acquisition. An allocation of the purchase price has been made to patents, development costs, trademarks and customer relationships. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The preliminary allocations will be updated when PhotoMedex completes the acquisition and the necessary valuations. The acquisition of PTL is based on management’s consideration of past and expected future performance as well as the potential strategic fit with the long-term goals of PhotoMedex. The expected long-term growth, market position and expected synergies to be generated by PTL and PhotoMedex are the primary factors that gave rise to an acquisition price which resulted in the recognition of goodwill.

The fair value of intangible assets was based on a preliminary valuation. PhotoMedex intends to engage a third-party appraiser who will use various approved methodologies to determine the fair values. Estimated useful lives for the identifiable assets will be based on historical experience with product and customer relationship life cycles, and PhotoMedex’s intended use of the intangible assets. Intangible assets are expected to be amortized using a straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed. The patents for the hand-held LED devices are a key barrier to entry in an emerging consumer market; developed technology is an outgrowth of the patent rights. The PTL trademarks are expected to lead to new sales and strong customer relationships, and out of those relationships PhotoMedex intends to build on PTL’s efforts to establish a continuing revenue stream.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, the Company will incur a charge for the amount of impairment during the fiscal quarter in which such determination is made.

2.	Third party investment in the Company to finance the acquisition.

In connection with the acquisition, PHMD entered into a Securities Purchase Agreement with the Investor. The agreement provides for two tranches of investment, as discussed on page 38 of this Proxy Statement.

Management valued the first tranche for purposes of this pro forma as of August 4, 2008, the date on which the Securities Purchase Agreement was entered into by the parties and therefore the commitment date. The stock to be issued to the Investor is valued at $0.60, representing an average of the closing price of PHMD stock as of August 4, 2008 and the 30 days prior and subsequent to August 4, 2008. The warrants to be issued are valued under the Black-Scholes method, under the following parameters: the fair value of the stock underlying the warrants was taken to be $0.60, consistent with the approach for the stock to be issued outright; the volatility was 82.41%, based on the historical volatility of PHMD’s common stock for the 8 years preceding the deemed date of issuance; the expected life of the warrants was their contractual life of 8 years; the risk-free rate was 3.332%, based on the rate of treasury bills that had a maturity most closely tracking the expected life of the warrants. A discount to the note in the amount of $2,717,741 was determined to be attributable to the stock and warrants. It may prove to be the case that the fair value as of the actual closing date may be greater or less than the discount estimated in this pro forma presentation. These fair values will be updated to reflect actual results as of the closing date. Finally, an embedded beneficial conversion feature, amounting to $2,782,187, was determined to exist as of the commitment date of the convertible notes (August 4, 2008), and calculated under an intrinsic value method. The closing price was as of the commitment date was $0.74000, whereas the conversion price was set, by the Securities Purchase Agreement, at $0.73736. The fair values ascribed to the stock, the warrants and the embedded conversion feature are discounts to the face of the convertible note, and such discount is accreted under the effective interest method over the five-year life of the note in the pro forma calculation. The effective cost of interest under the note in the pro forma, taking into consideration the accretion of the discount and the semi-annual payment of 8% interest on the non-amortizing principal balance, preliminarily computed to 16.79%.

No effect is given in this pro forma presentation to the incurrence of additional convertible debt in favor of the Investor in respect of the second tranche and the earn-out of the purchase price by PTL. No inference, positive or negative, should be drawn from the fact that only the initial tranche of convertible debt is portrayed here.

3.	Pro Forma Adjustments

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2008 are as follows:

BS(a):
To record incurrence of convertible debt under the initial tranche. The stock and warrants have fair values of $190,800 and $2,526,941, respectively. The embedded conversion feature has an intrinsic value of $2,782,187. The aggregate discount to the face of the convertible note is therefore 5,499,928.

BS(b):	To eliminate PTL’s goodwill acquired from the RAI transaction.

BS(c):
To purchase assets and assume liabilities of PTL and eliminate PHMD’s capitalized acquisition costs. Patents and developed technology are recorded at $5,600,000 and $500,000 respectively. Trademarks and customer relationships are recorded at $2,100,000 and $300,000, respectively. Goodwill is recorded at $4,219,330.

Explanations of the adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are as follows:

PL(a):
Interest expense associated with the convertible notes. The pro forma interest expense is reflected as if the investment by the Investor had been made on January 1, 2007. A portion of the expense is attributable to payment of the 8% coupon rate; the other portion is attributable to the accretion of discount against the note. Interest expense in 2007 would amount to the accreted discount of $945,662 and the paid interest of $1,440,000, for a total of $2,385,662. Interest expense for the nine months ended September 30, 2008 would amount to the accreted discount of $755,907 and paid and accrued interest of $1,080,000, for a total of $1,835,907.

PL(b):
Amortization of the estimated fair value of acquired, specifically identified intangibles. The estimated fair value of PTL’s patents ($5,600,000) and developed technology ($500,000) is amortized to cost of goods sold, as these intangibles relate to the manufacture of the LED devices of PTL. Patents and developed technology have been preliminarily ascribed an estimated useful life of 10 years. The monthly, straight-line amortization is $50,833.

The estimated fair value of PTL’s trademarks and customer relationships is amortized to selling expense, as these intangibles relate to the marketing and selling of the LED devices of PTL. Trademarks and customer relationships have been preliminarily valued by PhotoMedex at $2,100,000 and $300,000, respectively, and ascribed an estimated useful life of 10 years. The monthly, straight-line amortization is $20,000.

PL(c):

Pro forma shares outstanding. We give effect to the intended 1-for-7 reverse split on the face of the pro forma statements. 46,789 shares (pre-split 327,521 shares) will have been issued to the Investor in partial exchange for the convertible notes, and under the pro forma they are then deemed to have issued as of January 1, 2007. No conversions or warrant exercises were recognized, for they would have had an anti-dilutive effect. Had the 1-for-7 reverse split not been given effect, the number of shares deemed outstanding for the combined company for the year ended December 31, 2007 and for the nine months ended September 30, 2008 would have been, approximately: 63,137,859 and 63,359,728, respectively, and the net loss per share for the year ended December 31, 2007 and for the nine months ended September 30, 2008 for the combined company would have been ($0.19) and ($0.14), respectively.

Annex D

Information Regarding Photo Therapeutics Group Limited

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Financial Statements and related notes included elsewhere in this Annex D.

INTRODUCTION and BACKGROUND
The aesthetic medical market is one of the fastest growing industries in the medical devices sector. There is a strong underlying trend away from traditional surgical procedures with long patient recovery periods and toward increasingly efficacious procedures that offer better results with less discomfort and downtime.

The aesthetic medical market may be divided into surgical and non-surgical procedures, and the non-surgical procedures may be further divided into invasive and non-invasive procedures. Some of the most common surgical aesthetic procedures include plastic surgery, facelifts, liposuction and breast implants, while some of the most common non-surgical aesthetic procedures include light-based hair removal and skin rejuvenation, and injectable treatments such as Botox and collagen.

The market for non-invasive aesthetic procedures includes light, laser and radiofrequency ("RF") based applications. Some aesthetic conditions, such as skin wrinkles, may be treated using either light-based treatments, such as skin rejuvenation or resurfacing, or minimally invasive procedures such as Botox or chemical peels. Because of the suitability of multiple procedures to address an indication, combination therapies utilizing multiple technologies are becoming increasingly popular.

Although the market for professional aesthetic devices has become well-established in recent years, it represents a small fraction of the total global market for aesthetic products. For example, professional skin rejuvenation devices represented approximately $366 million in sales in 2006, while home skin rejuvenation topicals and products represented approximately $6.5 billion in sales during the same period. In response to significant demand to bring professional technologies into the comfort of the home, the home-use market for aesthetic devices is quickly emerging as the fastest growing subset of the overall aesthetics device market. Although very few solutions exist in the market today, the home-use market is projected to overtake the professional market in the near-term and result in light-based, home-use devices comprising a significant portion of the overall global market for aesthetic products.

Photo Therapeutics competes in the professional aesthetics device market for LED aesthetic medical procedures. In addition, the Company has recently developed a line of consumer devices to address the exciting home-use market opportunity. An FDA OTC clearance has been issued for one of these consumer devices; the other clearance is pending.

Photo Therapeutics is a leading developer and provider of non-laser light aesthetic devices for the treatment of a range of clinical and non-clinical dermatological conditions. Since its founding in 1998, the Company has built an extensive portfolio of independent, experimental research that supports the efficacy and safety of its Omnilux™ technology system. Based on a patented technology platform comprising a unique LED array, this technology delivers narrow-band, spectrally pure light of specific intensity, wavelength and dose to achieve clinically proven results via a process called photo bio-modulation. Importantly, since this technology generates no heat, a patient feels no pain or discomfort which results in improved regime compliance and likelihood of repeat procedures; this is in direct contrast to the current laser light-based technologies serving the aesthetics market today.

To date, the Company has incorporated this technology offering into a range of products targeting both the professional based sector and the potentially more lucrative home-use market. Therefore, the Company's current portfolio of products is divided into three types: professional products comprising the Omnilux systems for the medical market, the Lumiere™ systems to address the non-medical professional market, and home-use products to address the consumer market.

Professional Use System: Launched in 2002, the Company's Omnilux and Lumiere product offerings are targeted to the professional use aesthetics market, specifically physicians and beauty salons. Omnilux's ease of use and non invasive, pain-free treatment regimes have generated significant brand equity amongst professionals and end-users; the Company has an installed base of over 2,600 systems. Comprised of four inter-related technology offerings, the Omnilux system is currently used to treat a wide range of dermatological conditions including acne, photo-damage, skin rejuvenation, psoriasis, wound healing post elective surgery and non-melanoma skin cancers, and has been proven to significantly enhance the effects of common aesthetic treatments including Botox and dermal fillers. Furthermore, the Company is currently researching Omnilux's use in a range of additional dermatological conditions including melasma.

Home-Use Device: The Company has developed and recently launched the Omnilux New-U™ hand-held device for over the counter (OTC), home use. It is for the skin rejuvenation and wrinkle reduction market. The other hand-held device for home use, the Clear-U™, is pending OTC clearance from the FDA; it is for the acne market. Based on its core LED array technology, the Company's home use products deliver comparable clinical results as the well-established professional technology offering, enabling individuals to self-administer treatments in the home. FDA OTC clearance combined with clinical studies demonstrating the products' efficacy and ease of use will allow the Company to support marketing efforts with specific claims regarding efficacy in acne and wrinkle reduction.

Skin Care Consumables: The Company's line of photoceuticals further enhances the effects of its professional and home-use devices. To augment this product portfolio, the Company acquired in 2007 the “Tanology” branded skin care line. This broad consumable product portfolio offers the Company the ability to generate significant incremental, recurring revenue per end-user. In the US, Photo Therapeutics has a direct sales and customer service operation complemented by an independent representative network. In Europe and Asia, the Company has developed a distributor network. The recent launch of one of its home-use devices, plus ongoing improvements in the Company's European and Asian distributor sales channels are expected to increase the Company’s product sales and roll-out plan. In addition, due to Photo Therapeutics’ intellectual property position and technology expertise, the Company's technology has been incorporated into the product of a leading US beauty and spa equipment provider and the Company is in discussion with a leading European beauty and spa equipment provider to effect the same in Europe.

PRODUCT OVERVIEW
Omnilux Product Offering. Photo Therapeutics’ proprietary technology platform is based on the principles of photo bio-modulation and photo-dynamic therapy rather than photo-thermolysis employed by laser and IPL systems. Specifically, the Company's Omnilux technology delivers a specific dose of pure light that positively affects the skin's cellular and biochemical characteristics, resulting in improved skin morphology. Conversely, photo-thermolysis involves the delivery of high-intensity, non-specific heat and light energy that arbitrarily destroys skin cells. In this instance, any improvement in skin morphology is dependent upon a correct and complete wound healing response.

Photo Therapeutics is the leading provider of clinically proven systems that deliver photo bio-modulation and photo-dynamic light therapy treatments, which are now well-characterized and accepted principle in the promotion of skin health. Furthermore, the Company's light source technology delivers a pure, narrow band of light at the ideal wavelength, intensity and duration to maximize morphological effects, without the associated pain and discomfort of laser and IPL photo-thermolysis systems. This benefit has proven to greatly reduce a patient's down-time, increase treatment compliance, and increase the likelihood of repeat procedures.

In addition to the perceived clinical benefits of employing photo-modulating rather than photo-thermolyzing techniques, the Company's Omnilux systems further address the disadvantages of lasers and IPL systems. Namely, Omnilux is a highly efficient, non-laser continuous light source and therefore does not require the large and cumbersome power supplies and the associated cooling systems, nor are highly trained personnel required to operate the technology.

The Company's Omnilux technology is comprised of a single base platform device, onto which one of three heads can be attached and operated, namely Omnilux Blue, Omnilux Revive or Omnilux Plus. Each of the three heads delivers a different wavelength of pure band light, each clinically proven to promote photo bio-modulation with differing clinical effects, either alone or in combination (including photo-dynamic therapy) with additional Omnilux treatment regimes, or additional aesthetic treatments such as Botox or peels.

While each Omnilux head unit can be used as a sole photo-modulator or, in the case of Omnilux Blue and Omnilux Revive, as a photo-dynamic therapy device, the Company believes that when used in combination, a far greater clinical result can be obtained across a wider range of dermatological indications. This has allowed the Company to enhance its product acceptance by professionals, who now typically purchase all three heads at once with the base unit, rather than one or two heads for isolated treatment regimes.

Non-Medical Product Offering Lumiere light therapy was approved by the FDA for sale to non-medical customers in 2004, and was launched in November of that year to the US indoor tanning market. This floor-standing version of the Omnilux Revive is designed for self-use by a customer either at the salon or at home, typically in combination with custom-made cosmetic products, to deliver "clearing", "firming" or "repairing" regimes.

The product successfully addresses the needs of an industry that is increasingly looking to move into the "spa" market but without having the staff available to deliver conventional spa treatments. It is also a therapy that is being embraced by the Indoor Tanning Association of America as a means of addressing the issue of diversity for the industry and giving the ability to offer a safe, all year-round treatment since Photo Therapeutics has the clinical data demonstrating the cellular repairing properties of the Lumiere's light wavelength and intensity combination.

Home-Use Product Offering Omnilux is a highly efficient, non-laser, continuous light-source and therefore does not require large and cumbersome power supplies and the associated cooling systems. This has made the Company's patent-protected LED system ideally suited for miniaturization, and conversion into hand-held, home-use, self-administering devices.

The Company has completed the development of the Omnilux New-U™ for wrinkle reduction and the Omnilux Clear-U for acne reduction. The Company has recently received FDA OTC clearance for the New-U and has applied for FDA OTC clearance for the Clear-U and anticipates receiving clearance during the first quarter of 2009. Having successfully completed clinical trials and selected a US manufacturing partner, the Company has fully launched the Omnilux New-U™.

Photo Therapeutics has commenced distribution of the New-U™ through N.V. Perricone M.D., a leader in the prestige beauty market. Perricone MD has introduced the New-U in conjunction with its cosmeceuticals under its LIGHT Renewal™ treatment regime. Perricone is one of the most reputable and fastest-growing skin care lines in the world. Perricone skincare products are sold in many high-end skincare outlets such as Sephora, Nordstrom and Bloomingdale’s. In addition, PhotoTherapeutics has entered into an agreement with CVS/pharmacy to distribute the New-U in the Healthy Skin Centers found in nearly 600 of its stores.

Discussions are at the pre-contract stage with a potential partner with the capability for mass distribution of the Clear-U hand-held device. Given that clinical data and dose ranging has proven that both wavelength and intensity are critical to deliver efficacy, it is believed that no other LED hand-held product can deliver efficacy without infringing the Photo Therapeutics’ intellectual property.

TECHNOLOGY
The Company is at the forefront of non-laser-light aesthetic medical technology and has utilized its unique understanding of the science behind these treatments to develop differentiated technologies. The Company continuously develops new products to incorporate the latest technologies and meet market demands, and regularly releases new system platforms, upgrades and therapies.

The Company's technology was developed through 15 years of research into the photobiology of the skin. The Company has an unrivalled library of clinical data and a new generation of phototherapeutic treatments revolutionizing the treatment of skin diseases such as cancer and acne. New technologies were developed to realize the full potential of these new modalities, which previously had only been possible with costly light sources such as lasers. The Company's products incorporate innovative designs using solid-state matrix integration, aerospace technologies and high-density turbulent cooling. This enables the replacement of traditional products, with cumbersome and costly liquid cooling, with a much more cost-effective and simplified air-cooled design, to deliver a far more effective range of patent-protected products.

The Company's product superiority is due to its use of proprietary "High Intensity Solid- State LED Technology," or a custom-built matrix of narrow-band LEDs. This unique design offers medical practitioners and home users a new and powerful tool, which is both extremely flexible and versatile for a wide range of cosmetic and medical procedures. The main benefits and advantages of the Company's LED technology are:

Flexibility Of Use The Omnilux professional range is a single platform that can drive multiple, interchangeable treatment heads. This greatly extends the range of treatment indications possible from a single platform and allows the user to select the treatment head most suitable for the indication to be treated. Furthermore, the Company's home-use devices employ the same technology in a miniaturized format, and the Lumiere technology enables the indoor tanning market to deliver self-treatments safely with un-paralleled efficacy with skincare ranges offering additional repeat revenue opportunities. All of the Company's professional products are hands-off, allowing multiple customers or patients to be treated simultaneously.

Large Treatment Surface Area Each Omnilux professional head consists of a large array of LEDs which allows the operator to treat all areas of the body (e.g. face, torso or legs). Conversely, since Lasers or IPL systems can only treat small skin areas of 2 -3cm2, while the Omnilux treatment area is greater than 400cm2.

Flexibility of Design Each professional head can be flexed or contoured to match the geometry or shape of the treatment area. This ensures the correct light dose is consistently delivered to the skin regardless of the skin's geometry.

Spectral Purity The LEDs emit a quasi-monochromatic light, the critical properties of which were determined during 15 years of research at the Paterson Institute of Cancer Research in Manchester. Matching product output wavelengths with specific cellular targets and taking the photo-characteristics of epidermal and dermal components into consideration, has produced significantly superior clinical results in the shortest treatment time possible leading to higher patient satisfaction.

Precise Dosimetry The correct light intensity (or the rate at which light is delivered), and dose (or the amount of light energy delivered to the tissue) are both essential in achieving an effective tissue response. It is essential to deliver enough light to photo-acceptors in the skin in order to initiate a cellular response in as short a time as possible. The Company's products deliver light doses ranging from about 48J/cm2 to 126J/ cm2, whereas competitor systems only deliver 0.1 J/ cm2 of light and at less effective wavelengths (580/590nm) thereby significantly reducing light-molecule interactions and ultimately tissue response. In addition, high-intensity light sources, including all pulsed lasers and IPLs, thermally damage the skin or photo-bleach the target chromophore (a biomolecule capable of absorbing light), rendering these aggressive technologies incapable of delivering light therapy.

Continuous Illumination The majority of competitors deliver significantly less effective pulsed light on the treatment area. These sources employ very short duty cycles (i.e. very short pulses), in order to produce a thermal shock to the target but limit the collateral damage to surrounding tissue. By definition, this leaves a vast amount of treatment time wasted during which the target chromophores or photo-acceptors in the skin are not being stimulated by light at all. However, if the tissue is constantly illuminated, as in the case of the Omnilux, the cells remain bathed in energy and are continuously stimulated throughout the treatment to a far greater extent than any pulsed system.

Uniformity All treatment heads are precisely populated with a dense matrix of LEDs. This produces an output intensity of high uniformity which not only ensures an even illumination of the target area, but also ensures no area is left untreated, a vital requirement in the treatment of skin cancer, and a preferred objective in the highly critical world of aesthetics.

Ease Of Use The product is simple to operate, with the home-use product only requiring a flick of the 'on' switch. The professional product is backed by training and comprehensive documentation and is hands-free, with no need for operator presence, and thus frees up valuable clinic time which appeals to clinicians and aestheticians.

Rapid Response To Market Since the world of aesthetic treatments is volatile and fashions can rapidly change, the Omnilux platform was specifically designed with detachable heads. Thus, as demands change, the range of treatments offered by the Omnilux system can be varied accordingly, such that new heads and treatments can be introduced very rapidly.

Safety Omnilux light therapy is non-invasive, non-ablative and safe for patients, clients, home-users and operators alike. Omnilux stimulates cells athermally and can photo-excite topically-applied drugs without causing any thermal damage to the skin (epidermis or dermis). Competitor technologies, such as pulsed Lasers and IPLs rely on multiple thermal wounds to evoke their scarring tissue response. Another key disadvantage for competitor technologies, therefore, is the resultant downtime for patients or unwanted side effects (e.g. erythema, peeling or blistering). The inherent safety of the Omnilux products means the end-user is not severely restricted by health and safety regulations. This also means that obtaining national regulatory approvals is less costly and time consuming than other technologies such as Lasers or IPLs. Consequently, Omnilux has full worldwide regulatory approval (Medical CE marking, IS013485), FDA, Shonin (Japan), SFDA (China), KFDA (Korea), TGA (Australia), Sante (Canada).

Maximum Efficacy The Company's products produce superior clinical results and fewer treatment sessions as proven and published in clinical trials. The product is so designed to ensure that the right light dose is delivered to the tissue; the right wavelength is used to activate the target cells; and the right intensity is used. Not only does this result in high patient satisfaction, but also avoids possible side-effects through, for instance, inefficient tissue responses such as collateral damage common with competitors' use of inappropriate or inefficient technologies.

TREATMENT REGIMES
The Company's Omnilux product range can be used either as a sole use system, or in combination with additional treatments to target a wide range of dermatological conditions. The following provide a number of examples of the clinical efficacy of the Company's Omnilux systems, either used on an individual basis or combined with other Omnilux systems or in other, commonly used aesthetic treatments.

Acne Treatment
A combination of dead skin cells and increased sebum production due to hormonal changes results in a blocked skin pore. The blocked pore creates a favorable environment for the P. Acnes bacterium, which thrives in an oxygen- depleted environment. Photo Therapeutics' Omnilux Blue system emits blue light at 415 nm, which penetrates the skin to a depth of 0.8mm and triggers an intracellular photo-sensitizer called coproporphyrin III, provided by P. Acnes and contained with in the bacterium, to release oxygen radicals. These oxygen radicals then attack and destroy the acne bacteria. Alternating red light therapy with the Company's Omnilux Revive system at a wavelength of 633 nm, triggers the deeper lying coproporphyrin III, stimulates an anti-inflammatory response that helps minimize the redness of acne lesions, and stimulates fibroblast proliferation to help repair previously damaged tissue and give an excellent complete outcome.

To date, the Company's systems have been used to treat all skin types with very successful results: a typical light therapy treatment course averages 8 20-minute sessions over a 4-week period of alternating Blue and Red therapies. Due to its excellent efficacy, ease of use, lack of pain and discomfort, the treatment regime enjoys good patient compliance, and repeatedly demonstrates an average acne lesion clearance rate of over 80% 8 weeks after completion of treatment.

Skin Rejuvenation
As the skin ages, various environmental factors such as chemicals and UV-A and UV-B   radiation lead to its degeneration and imperfections such as age spots, vascular lesions, fine lines and wrinkles. This loss of skin firmness and elasticity is correlated with a reduction in the amount of collagen contained within the dermis of the skin, a protein that forms and maintains the skin's structural integrity.

Omnilux Revive delivers a pure source of light at a wavelength of 633 nm, which has been clinically proven to promote the body's natural skin repair mechanisms. Specifically, it stimulates fibroblast activity, the cell population responsible for collagen production and maintenance. This light source has also been clinically proven to promote cell vitality by promoting ATP production, a cell's natural energy source. In studies using Omnilux Revive alone, an average of 91% of volunteers reported visible changes to their skin, of whom 64% reported a reduction in fine lines and wrinkles and a perception of softer skin and 68% of whom reported smoother skin. In addition, when combined with Omnilux Plus therapy, additional benefits are generated through the promotion of better lineated collagen fibers. In a recent independent study, 83% of all subjects reported a softening of fine lines and wrinkles after a course of Omnilux Plus and Omnilux Revive combination therapy. Over 75% of the subjects reported a marked improvement in skin softness and smoothness. Digital profilometry supported the subjective responses with significant improvements in skin roughness and wrinkle depth.

A further randomized, placebo-controlled, split-face skin rejuvenation study of 76 subjects has been completed by the National Medical Center of Korea. The study investigated the histological, ultra-structural changes and alteration in the enzymatic and cytokine status after Omnilux therapy. Assessments were carried out at baseline and 2, 4, 8 and 12 weeks post-therapy; assessments included subjective patient response, objective blinded-clinician review of the clinical photography, and objective profilometry. Additionally, punch biopsies were taken 2 weeks post-therapy from the treatment area. Routine histological and Transmission Electron Microscopy were performed on each sample. The study concluded that the severity of wrinkles was reduced, and elasticity also improved.

Due to Omnilux Revive's stimulation of the skin's natural repair mechanisms and promotion of increased blood flow, the Company has found that it can enhance the use of other skin treatments.

Compared to the alternative treatments available today, the Company believes that its products offer compelling advantages, namely increased efficacy with reduced side effects.

Wound Healing
In a similar manner to the Company's skin rejuvenation system described above, a combination of Omnilux Plus and Revive has been clinically proven to enhance wound healing. As reported in ten independent clinical studies, of which four have been published, study physicians have reported greatly improved wound healing responses after surgical procedures (including blepharoplasty and mammoplasty), laser ablation, fractional resurfacing, and burns. One study, for example, concluded that the healing time post-laser resurfacing was halved for those patients treated with Omnilux combination wavelengths, reducing the probability of infection and enabling a much quicker return to normal life.

Non-Melanoma Skin Cancer
Photodynamic therapy (PDT) is currently used routinely as a treatment modality by clinicians who recognize the advantages that PDT holds over conventional therapies in the treatment of oncological and non-oncological skin conditions, particularly those lesions presenting in anatomically difficult, cosmetically sensitive and poor healing sites.

With over 14 years of UK trials, Photo Therapeutics has optimized and clinically proven its PDT therapy. Specifically, a photo-sensitizer is applied to a lesion and covered with an occlusive dressing for between 3 hours and 6 hours (depending on the lesion being treated) before illumination with Omnilux Revive. This combination of a photo-sensitizer and light activation results in the production of highly localized oxygen radicals that destroy the tumor cells. Subsequent Revive light therapy then acts to promote wound healing and skin rejuvenation. The Company has successfully treated Bowen's disease, basal cell carcinoma and actinic keratosis with this methodology in Europe, South Africa and Australia.

The Company believes that no other technology can compare with the long-term efficacy of Omnilux in PDT. 34 peer-reviewed publications confirm: complete response rate (crr) of 100% at 12 months for actinic keratoses; 90% crr beyond 60 months for Bowen's Disease; and over 90% crr up to 73 months for basal cell carcinoma.

The Company believes that no other manufacturers in the US offer devices equally capable of treating non-melanoma skin cancer through PDT.

SALES AND MARKETING
Photo Therapeutics' initial sales model was based on a distributor network comprising key specialist distributors serving the European, North American, South East Asian and Rest of World markets. Management was originally oriented toward medical applications, and focused on expanding clinical data to create awareness and demand from medical professionals.

The Company began aggressively marketing Omnilux for aesthetic applications in 2005, when clinical data on acne, rejuvenation and wound healing studies first appeared in peer-reviewed journals. These were the very first publications proving the efficacy of LED, drug-free light therapy, which was critical when attempting to introduce new therapies into new markets. It is important to note that very little independent data has been published by other LED manufacturers; the Company believes this to be the case largely because Photo Therapeutics' patents make it difficult to develop competitive, effective light sources.

Distributor Network - Europe, South East Asia and ROW The Company's distributor network consists of distributors operating in more than 25 countries. The Company provides its distributors with sales and marketing tools, technical and clinical training, and promotes international clinical trial activity. Photo Therapeutics works closely with its distributors on marketing and branding efforts and approves all marketing material. Distributors are also required to attend industry exhibitions and invest in service equipment. Minimum sales commitments must be maintained in order to retain exclusivity.

CUSTOMERS
Photo Therapeutics' end customers for its professional devices are physicians and beauty salons. The number of physicians using light-based aesthetic devices is growing as non-traditional practitioners, e.g. general physicians, ear, nose and throat specialists (ENTs) and gynecologists, are increasingly purchasing medical aesthetic devices and offering treatments to expand their practices. The Company's sales split between physicians and beauty salons varies between territories. The Company believes that sales world-wide for its professional products are reasonably evenly split between physicians and beauty salons (53%/47%).

INTELLECTUAL PROPERTY
Since its inception, Photo Therapeutics has filed for, prosecuted and received patents worldwide for its technologies. The Company has 17 patents granted and in force around the world, of which 5 patents are in the United States, 2 patents are in Europe and have been nationalized in selected countries, 5 patents are in the UK, 1 patent is in Australia, and 3 patents are in South Africa and 1 patent is in South Korea; there are 20 pending patent applications worldwide.

Photo Therapeutics relies on a combination of patent, copyright, and trademark laws to establish and protect its proprietary rights. The Company also relies on trade secret laws, confidentiality procedures, and licensing arrangements to establish and protect its technology rights. In addition, the Company seeks to protect its proprietary rights by using confidentiality and assignment of invention agreements with employees, consultants, advisers, and others.

MANUFACTURING OVERVIEW
Photo Therapeutics currently out-sources the manufacturing of its products. The professional product offerings are currently manufactured by an OEM manufacturer in the UK with tooling provided and owned by Photo Therapeutics. The Company believes that the manufacturing capacity of this partner is more than adequate for anticipated requirements. Quality control is performed at source and at Photo Therapeutics' facilities in the UK and the US. The hand-held devices and the consumable products are manufactured by an OEM manufacturer in Carlsbad, CA. Photo Therapeutics is currently reliant on a single supplier for LEDs. It has not had any difficulties in product supply to date but is actively seeking an alternate supplier.

GROWTH STRATEGIES
The Company believes that the aesthetic device market offers significant growth opportunities. The Company's strategies to capitalize on these opportunities include:

Expand Sales & Marketing Capability
The market for aesthetic LED devices is a relatively new market. As a result, until recently Photo Therapeutics management was primarily focused on working with clinical thought leaders to demonstrate the efficacy and build awareness of the Company's LED technology. Management is now seeking to expand its sales efforts by strengthening its sales presence in the U.S. and other key markets, strengthening its distribution network by electing new international distributors in new and existing geographies.

Leverage Technological Advantage to Launch Consumer Devices
LED-based products are uniquely well-suited for home-use applications due to their potential for efficacy, inherent safety (LED devices do not burn, and eye safety standards can be met) and elimination of pain and discomfort. In addition, the Company's devices are significantly smaller and less expensive to manufacture than laser and IPL devices as they require less power, eliminating the need for large power supplies and cooling systems. The Company has developed a portfolio of OTC consumer products addressing skin rejuvenation/wrinkle reduction and acne. The Company's consumer products demonstrate comparable efficacy and clinical results across the treated area that are comparable to its professional products. The Company has completed the development of the Omnilux New-U™ for wrinkle reduction and the Omnilux Clear-U™ for acne reduction.

The Company has recently received FDA OTC clearance for the New-U and has applied for FDA OTC clearance for the Clear-U™, which it anticipates receiving during the first quarter of 2009. Having successfully completed clinical trials and selected a US manufacturing partner, the Company has fully launched the Omnilux New-U™.

Photo Therapeutics has commenced distribution of the New-U through N.V. Perricone M.D., a leader in the prestige beauty market. Perricone MD has introduced the New-U in conjunction with its cosmeceuticals under its LIGHT Renewal™ treatment regime. Perricone MD is one of the most reputable and fastest growing skin care lines in the world. Perricone skincare products are sold in many high-end skincare outlets such as Sephora, Nordstrom and Bloomingdale’s. In addition, Photo Therapeutics has entered into an agreement with CVS/pharmacy to distribute the New-U in its Healthy Skin Centers found in nearly 600 of its stores.

Discussions are at the pre-contract stage with a potential partner with the capability for mass distribution of the Clear-U OTC hand-held device. Given that clinical data and dose ranging has proven that both wavelength and intensity are critical to deliver efficacy, it is believed that no other LED hand-held product can deliver efficacy without infringing on Company intellectual property.

Selectively License the Company's Intellectual Property
As the proliferation of LED technology addressing medical aesthetic applications is in its infancy, the Company will seek licensing for its patents that will result in helping to build awareness and grow the market for LED based devices.

Position Devices as Ideal Complementary Procedure to Popular Aesthetic and Medical Procedures
Medical aesthetic practitioners have increasingly begun using the Company's devices to stimulate wound healing and reducing downtime and discomfort following semi-ablative and ablative non-invasive procedures (such as fractional and traditional skin resurfacing), and minimally invasive and invasive procedures (such as with Botox, dermal fillers and aesthetic surgery). For example, fractional skin resurfacing is the fastest-growing light-based procedure available today due to the excellent results and reduced downtime relative to traditional skin resurfacing. However, downtime resulting from fractional resurfacing is still between three to eight days and is associated with significant discomfort during the recovery period. Treatment with the Company's devices significantly reduces the recovery period.

In addition, the Company's devices are commonly used with topical treatments to activate the medical agent and increase penetration deep within the skin. For example, in the field of photo dynamic therapy (PDT), Omnilux Blue and particularly Omnilux Revive are clinically proven to be among the most effective of all devices on the market. Physicians worldwide commonly combine the Company's products with 5-ALA to treat non-melanoma skin cancers, and also to deliver a more aggressive form of treatment for photo-damage.

The Company recognizes the significant potential of the non-medical market, and is focusing resources on this sector to distinguish the Company's products from the proliferation of very poor quality LED devices currently being offered. This sector is anticipated to provide significant growth over the next several years.

Grow Consumables Business Leveraging Installed Base
The Company's Lumiere brand, addressing the fast-growing spa and med-spa market, includes both an LED device and a line of lotions, creams and topicals. The Tanology brand is specially formulated to aid indoor-tanning and minimize the risk of burning.

Currently, four Lumiere treatment regimes are sold, namely clearing, vitalizing, repairing and firming. These consumables are sold by spas for in-salon and at-home use. Management is also planning the distribution of these products with the hand-held devices, rather than recommend the use of third-party products.

In addition, the Company’s Tanology product line provides a range of high-quality tanning lotions for sale to the indoor tanning market. Management anticipates a significant increase in skincare sales following the launch of the home-use acne and rejuvenation lamps.

Growth Through Combining Resources of Photo Therapeutics and PhotoMedex

The Company shares the belief with PhotoMedex that if the two companies combine their resources, they will each be better able to realize upon growth opportunities. The Company also believes that the risk that is inherent in the integration of combining companies’ resources is less significant in the case of Photo Therapeutics and PhotoMedex. The reasons are as follows:

a.
Photo Therapeutics has only 21 employees and a relatively simple corporate structure and organization. Manufacturing is out-sourced, and it is intended that it will continue that way for the foreseeable future.

b.
Management believes that Photo Therapeutics will benefit from access to PhotoMedex’s significantly greater United States direct sales and marketing organization. Photo Therapeutics’ historical revenues prior to 2007 have been derived mostly from outside the United States. The professional use products can be sold by PhotoMedex through both its Skin Care and its XTRAC® sales representatives. Consequently, enhanced US distribution of the Photo Therapeutics professional product line can be achieved without incurring substantial additional costs of hiring its own sales force and marketing support personnel.

c.
PhotoMedex intends to take advantage of the extensive international network of distributors that Photo Therapeutics has established and seek opportunities to sell its existing products into this distribution network.

d.
PhotoMedex intends to capitalize upon the relationships and expertise that Photo Therapeutics has developed in commercializing its hand-held devices in the OTC market. Management believes that several of PhotoMedex’s current product offerings are conducive to the OTC market.

e.	PhotoMedex intends to capitalize on Photo Therapeutics relationships established in the tanning, spa and medi-spa markets.

DISCUSSION and ANALYSIS

Following is management’s discussion and analysis of the fiscal years ended December 31, 2006 and 2007.

In January 2007, the Company acquired the assets and related business of Raymond Anthony Inc. (“RAI”), a distributor of the Company in the US. RAI has a line of cosmetics that can be an effective complement to the Company’s product offerings, especially for the tanning salon market. The Company now has a strategic alliance with the biggest sun bed manufacturer in the US to incorporate the Company’s technology into their tanning beds.

The following table compares the Company’s profit and loss account (unaudited) for 2007 and 2006.

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)
Turnover	£3,128,840	£3,619,266
Cost of sales	(1,288,491)	(1,285,966)
Gross profit	1,840,349	2,333,300
Other operating expenses (net)	(3,150,350)	(2,547,405)
Operating loss	(1,310,001)	(214,105)
Interest receivable and similar income	43,677	48,023
Loss on ordinary activities before taxation	(1,266,324)	(166,082)
Tax on loss on ordinary activities	29,391	19,203
Retained loss for the financial year	£(1,236,933)	£(146,879)

For the year ended December 31, 2007 turnover declined by £490,000, or 14%. Omnilux product sales declined by £1,368,000 from £3,325,000 to £1,957,000. This was offset by sales of the Lumiere Product which increased by £540,000 from £129,000 to £669,000 and by sales of consumer Skincare Products which increased by £309,000 from £60,000 to £369,000.

Turnover in the US increased by £516,000 following the acquisition of RAI. Offsetting this increase was a decrease in turnover of £652,000 in Japan, where our distributor entered into an unauthorized exclusive agreement with a customer essentially restricting the growth of our products and resulting in the dismissal of the relationship with the Japanese distributor. Also offsetting the increase in the US was a decrease of £347,000 in Australia where our distributor encountered regulatory and personnel problems. 56% of turnover in 2007 was derived from the US versus 34% in 2006. Global competitive pressures continue to grow, especially from competitors in LED technology who travel in our wake with cheaper, less effective offerings.

Gross margins improved over the year as a result of direct selling in the US market but the gross profit percentage declined overall from 64% to 59% due to reduced turnover and to an increase in the provision for obsolete and slow-moving inventory in both Photo Therapeutics Ltd. (at £140,000) and Photo Therapeutics, Inc. (at £180,000).

Operating expenses increased by £603,000 due to increased marketing, sales commission and consultancy costs in the US. The Company also incurred increased legal fees associated with a patent infringement defense in the UK.

The retained loss of the Company for 2006 was £146,879; for 2007, the retained loss was eight times greater, or £1,236,933. As of December 31, 2007, the net asset position of the Company had deteriorated over the year by £993,000.

The Company is exposed to currency fluctuations. The majority of its sales are invoiced in either euros or US dollars. On the other hand, product costs and the overheads of the UK offices are incurred in pounds sterling. Reducing this exposure is the establishment of our US office, with its operating costs in US dollars and also the outsource manufacturing of hand-held devices in the US. The Company has not hedged its foreign currency exposure

The Company is experiencing liquidity pressure with cash balances declining by £532,000 during 2007 from £1,259,000 to £727,000 due to operating losses. The principal source for cash inflows remains activity from operations, and not from external infusions of equity or debt capital. For this reason, the Company intends to be conservative in increasing its overheads and to be active in seeking partners and allies which have a customer base that will readily accept the Company’s products and which may therefore shoulder more of the costs that accompany sales growth.

Following is management’s discussion and analysis of the nine-month periods ended September 30, 2007 and 2008.

The following table compares the Company’s profit and loss account (unaudited) for the first nine months of 2007 and 2008.

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)

Turnover	£3,517,750	£2,365,130
Cost of sales	(1,351,431)	(892,602)
Gross profit	2,166,319	1,472,528
Other operating expenses (net)	(2,425,439)	(2,478,439)
Operating loss	(259,120)	(1,005,911)
Interest receivable and similar income	16,635	37,457
Loss on ordinary activities before taxation	(242,485)	(968,454)
Tax on loss on ordinary activities	-	24,263
Retained loss for the financial year	£(242,485)	£(944,191)

In the nine months ended September 30, 2008, turnover increased by £1,153,000, or 49%. The New-U and Clear-U products accounted for £550,000 of this increase, there being no sales in the comparable period in 2007. The Rejuvesan Panel product accounted for £237,000 of this increase, there also being no sales in the comparable period in 2007. Skincare accounted for £187,000 of this increase, moving from £286,000 to £473,000. The Lumiere product line accounted for £114,000 of this increase, moving from £417,000 to £531,000. Omnilux and Lumiere Spa products accounted for £30,000 of this increase, moving from £1,573,000 to £1,603,000. In the nine months ended September 30, 2008, 71% of revenue was derived from the US compared with 57% in the comparable period in 2007.

Gross margins remained constant over the periods, at 62%

Operating expenses decreased by £53,000, or 2%. The decreases were primarily due to Foreign Exchange gains of £219,000 in 2008 compared with losses of £13,000 in 2007. Marketing decreased by £104,000 and Travel and Subsistence decreased by £73,000. Salaries and Professional Fees increased by £133,000 and £139,000 respectively. The professional fees increase was due principally to £247,000 of fees associated with contract negotiations with PhotoMedex incurred on behalf of the parent company and as such are expenses incurred by the parent company of the group. The salaries increase was due principally amounts paid in relation to the termination of employment of an officer of the Company.

The retained loss of the Company for the nine months ended September 30, 2008 was £242,485; for the comparable period in 2007, the retained loss was £944,191. As of September 30, 2008, the net asset position of the Company had deteriorated over the nine months by £330,823.

The Company is exposed to currency fluctuations. The majority of its sales are invoiced in either euros or US dollars. On the other hand, product costs and the overheads of the UK offices are incurred in pounds sterling. Reducing this exposure is the establishment of our US office, with its operating costs in US dollars and also the outsource manufacturing of hand-held devices in the US. The Company has not hedged its foreign currency exposure.

The Company continues to experience liquidity pressure with cash balances declining by £313,220 from £727,164 to £413,944 over the nine months to September 30, 2008, due to operating losses which included the payment of £189,000 in professional fees incurred in contract negotiations with PhotoMedex and in relation to the termination of employment of an officer of the Company. The principal source for cash inflows remains activity from operations, and not from external infusions of equity or debt capital. For this reason, the Company will continue to be conservative in increasing its overheads and to be active in seeking partners and allies which have a customer base that will readily accept the Company’s products and which may therefore shoulder more of the costs that accompany sales growth.

Financial Statements

The financial statements of Photo Therapeutics Group Ltd. are presented as unaudited. The parent company, Photo Therapeutics Group, Ltd. has no direct, material profit and loss activity, nor any assets or liabilities that are not attributable to the activities of its subsidiaries except for professional fees for contract negotiations which were incurred on behalf of the parent company.

Also presented in the unaudited financial statements are reconciliations from UK GAAP to US GAAP. The material differences between UK GAAP and US GAAP that apply to the financial statements can be put into four categories: (a) Photo Therapeutics amortizes its goodwill over five years, while no amortization of goodwill is permitted under US GAAP; (b) Photo Therapeutics expensed certain professional fees incurred in an acquisition in 2007, while under US GAAP such fees are to be capitalized into the cost of the acquired assets; (c) Photo Therapeutics in certain instances has capitalized certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred; and (d) Photo Therapeutics has preliminarily recognized sales made in the third quarter of 2008 that are subject to return and full refund at the unilateral demand of the buyer. Under US GAAP, such sales are not recognized until the right of return and refund has lapsed, or the refund can be reliably estimated at the time of sale.

Fiscal Year Ended December 31, 2007
Group profit and loss account
For the year ended 31 December 2007

	Notes	2007	2006
		£	£

Turnover	1	3,128,840	3,619,266
Cost of sales		(1,288,491)	(1,285,966)
Gross profit		1,840,349	2,333,300
Other operating expenses (net)	2	(3,150,350)	(2,547,405)
Operating loss		(1,310,001)	(214,105)
Interest receivable and similar income		43,677	48,023
Loss on ordinary activities before taxation	3	(1,266,324)	(166,082)
Tax on loss on ordinary activities	6	29,391	19,203
Retained loss for the financial year	16,17	(1,236,933)	(146,879)

All activity arose from continuing operations.

There are no recognized gains or losses in either year other than the loss for that year. Accordingly, a statement of total recognized gains and losses has not been presented.

Group balance sheet
31 December 2007

	Notes	2007	2006
		£	£

Fixed assets
Intangible assets	8	313,221	8,962
Tangible assets	9	49,237	52,769
		362,458	61,731
Current assets
Stocks	11	577,124	706,663
Debtors	12	459,034	994,169
Cash at bank and in hand		727,164	1,259,371
		1,763,322	2,960,203
Creditors: Amounts falling due within one year	13	(453,151)	(375,996)
Net current assets		1,310,171	2,584,207
Total assets less current liabilities		1,672,629	2,645,938
Provisions for liabilities and charges	14	(135,443)	(115,285)
Net assets		1,537,186	2,530,653

Capital and reserves
Called-up share capital	15	377,825	364,751
Share premium account	16	15,366,248	15,135,856
Profit and loss account	16	(14,206,887)	(12,969,954)
Shareholders’ funds	17	1,537,186	2,530,653

The financial statements were approved by the Board of Directors on 12th May 2008 and signed on its behalf by:

/s/ Sue D’Arcy

Sue D’Arcy
 Company balance sheet
31 December 2007

	Notes	2007	2006
		£	£

Fixed assets
Investments	10	304,016	304,016
Current assets
Debtors	12	1,700,997	1,457,531
Creditors: Amounts falling due within one year	13	(57)	(57)
Net current assets		1,700,940	1,457,474
Total assets less current liabilities		2,004,956	1,761,490
Net assets		2,004,956	1,761,490

Capital and reserves
Called-up share capital	15	377,825	364,751
Share premium account	16	1,627,131	1,396,739
Shareholders funds		2,004,956	1,761,490

The financial statements were approved by the Board of Directors on 12th May 2008 and signed on its behalf by:

/s/ Sue D’Arcy

Sue D’Arcy

Group cash flow statement
For the year ended 31 December 2007

	Notes	2007	2006
		£	£
Net cash (outflow)/inflow from operating activities	18	(513,066)	122,011
Returns on investments and servicing of finance	19	43,677	48,023
Taxation	19	93,252	-
Net capital expenditure and financial investment	19	(156,070)	(1,021)
Net cash (outflow)/inflow before financing		(532,207)	169,013
Financing		-	-
(Decrease)/Increase in cash in the year	20	(532,207)	169,013

Notes to the 2007 Financial Statements
Statement of accounting policies
The principal accounting policies are summarized below. They have all been applied consistently throughout the year and the preceding year.

Basis of accounting
The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

Basis of consolidation
The group financial statements consolidate the financial statements of Photo Therapeutics Group Limited and its subsidiary undertakings drawn up to 31 December each year.

Intangible assets - research and development
Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortized over the period during which the group is expected to benefit. This period is three to five years. Provision is made for any impairment.

Tangible fixed assets
Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset on a straight-line basis over its expected useful life, as follows:

Computer equipment	3 to 4 years
Furniture and other	4 to 5 years
Omnilux Lamps	3 years
Paterson Lamps and Enlighten Machines	3 years

Residual value is calculated on prices prevailing at the date of acquisition.

Paterson Lamps, Enlighten Machines and Omnilux lamps
The group’s main products, Omnilux Lamps, are accounted for within stocks during their assembly. If a lamp is placed with a customer on a “pay -as-you-treat” basis, the asset is transferred to fixed assets at the cost of manufacture, at which point it begins to attract depreciation. If ownership transfers to the customer, the associated costs are treated as cost of sales. Provision is made for any impairment.

When units that have previously been treated as fixed assets are sold to customers, this is shown as a fixed asset disposal, with the cost of the unit, net of accumulated deprecation, being recognized within cost of sales.

Goodwill
Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separate net assets acquired) arising on the acquisition of business combinations is capitalized and written off on a straight line basis over its useful economic life, which is 5 years. Provision is made for any impairment.

Investments
Fixed asset investments are shown at cost less any provision for impairment.

Stocks
Stocks are stated at the lower of cost and net realizable value. Net realizable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

Taxation
Current tax, including UK corporation tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the group’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognized in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date, Deferred tax is measured on a non-discounted basis.

Turnover
Turnover represents amounts receivable for goods provided in the normal course of business, net of VAT, and is recognized when significant risks and rewards of ownership are transferred to the customer.

Pension costs and other post-retirement benefits
The group contributes to employees’ private pension schemes. Annual contributions paid are charged to the profit and loss account as incurred.

Leases
Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

Share options
Equity-settled share leased payments are measured at fair value at the date of the grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group’s estimate of shares that will eventually vest and be adjusted for the effect of non-market-based vesting conditions.

Fair value is measured by use of the Black-Scholes pricing model. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations.

Specific Notes to the financial statements
1 Turnover
Turnover during the year arose in relation to the group’s principal activity as follows:

	2007	2006
	£	£

United Kingdom	107,465	232,057
Europe	652,399	521,915
Rest of world	2,368,976	2,865,294
	3,128,840	3,619,266

2 Other operating expenses (net)

	2007	2006
	£	£

Selling and distribution costs	1,253,254	1,405,850
Administrative expenses	1,897,096	1,141,555
	3,150,350	2,547,405

3 Loss on ordinary activities before taxation
Loss on ordinary activities before taxation is stated after charging/(crediting):

	2007	2006
	£	£

Depreciation and amounts written off tangible fixed assets
- owned	48,860	55,678
Profit on disposal of fixed assets	(4,912)	-
Amortization of goodwill	63,803	-
Research and development
- current year expenditure	117,819	114,879
- amortization and amounts written off deferred expenditure	12,160	5,683
Operating lease rentals
- plant and machinery	2,557	14,609
- other	162,310	82,836
Auditors’ remuneration for audit services	30,000	21,000

Amounts payable to Deloitte & Touche LLP by the group in respect of non-audit services were £3,950 (2006 - £4,000).

4 Staff costs
The average monthly number of employees (including executive directors) was:

	2007	2006
	Number	Number

Sales and administration	20	19

	2007	2006
	£	£

Their aggregate remuneration comprised:

Wages and salaries	932,326	976,524
Social security costs	108,665	106,159
Other pension costs	66,941	72,470
	1,107,932	1,155,153
5 Directors’ remuneration

Aggregate remuneration
The total amounts for directors’ remuneration and other benefits were as follows:

	2007	2006
	£	£

Emoluments	263,096	274,876
Contributions to money purchase pension schemes	28,700	28,700
	291,796	303,576

The above amounts for remuneration include the following in respect of the highest-paid director:

	2007	2006
	£	£

Emoluments	120,435	128,471
Contributions to money purchase pension schemes	15,400	15,400
	135,835	143,871

Two directors are members of money purchase schemes (2006  –  two). Photo Therapeutics Group Limited did not have any employees during the year or the preceding year other than the directors. Directors are remunerated by other group companies.

6 Tax on (loss)/profit on ordinary activities
The tax credit or the year comprises:

	2007	2006
	£	£
Current tax
UK corporation tax	(31,844)	(19,203)
Foreign tax	37	-
Adjustment in respect of prior periods	2,416	-
	(29,391)	(19,203)

The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the (loss)/profit before tax is as follows:

	2007	2006
	£	£
(Loss)/profit on ordinary activities before tax	(1,266,324)	(166,082)
Tax on (loss)/profit on ordinary activities at standard UK corporation tax rate of 30% (2006 – 30%)	(379,897)	(49,824)
Effects of:
Expenses not deductible for tax purposes	25,425	(11,521)
Depreciation in excess of capital allowances	9,634	(79,015)
Increase in tax losses	317,252	160,640
Research and development tax credit receivable	(19,902)	(19,203)
Other timing differences	15,681	(2,182)
Foreign exchange differences	-	(18,098)
Adjustment in respect of prior periods	2,416	-
Current tax credit for the year	(29,391)	(19,203)

A deferred tax asset amounting to £3,019,731 (2006 -£2,427,563) for trading losses has not been recognized because in the opinion of the directors there will be no suitable taxable profits available in the foreseeable future.

7 Profit attributable to Photo Therapeutics Group Limited
The profit for the financial year dealt within the financial statements of the parent company, Photo Therapeutics Group Limited, was £nil (2006- £nil). As permitted by Section 230 of the Companies Act 1985, no separate profit and loss account is presented in respect of the parent company.

8 Intangible fixed assets

		Development
	Goodwill	costs	Total
Group	£	£	£
Cost
At 1 January 2007	-	45,826	45,826
Additions	345,287	34,435	379,722
At 31 December 2007	345,287	80,261	425,548

Depreciation
At 1 January 2007	-	36,864	36,864
Charge for the year	63,303	12,160	75,463
At 31 December 2007	63,303	49,024	112,327

Net book value
At 31 December 2007	281,984	31,237	313,221
At 31 December 2006	-	8,962	8,962

Development costs have been capitalized in accordance with SSAP 13 and are therefore not treated, for dividend purposes, as realized losses.

On 31 January 2007 Photo Therapeutics Inc. entered into an asset purchase agreement with Raymond Anthony, Inc., a California corporation, to acquire certain assets and liabilities of the company.

The purchase was funded by cash and a share issue, with Photo Therapeutics Group Limited issuing 823,274 ordinary shares of £0.01 each by way of initial consideration and recognizing a further 484,086 share of £0.01 each by way of contingent consideration.

The following table sets out the book and fair value of the assets and liabilities acquired:

£
Tangible fixed assets	27,651
Stock	174,619
Debtors	8,777
Liabilities	(203,998)
Net assets	7,049
Consideration:
Cash	108,870
Shares	243,466
352,336
Goodwill	345,287

9 Tangible fixed assets

			Paterson
			Lamps and
	Computer	Furniture	Enlighten	Omnilux
Group	equipment	and other	Machines	Lamps	Total
Cost	£	£	£	£	£
At 1 January 2007	194,798	451,481	1,398,515	102,316	2,147,110
Additions	24,435	24,164	-	-	48,599
Disposals	-	(24,335)	-	(2,519)	(26,854)
At 31 December 2007	219,233	451,310	1,398,515	99,797	2,168,855
Depreciation
At 1 January 2007	184,060	409,450	1,398,515	102,316	2,094,341
Charge for the year	10,181	38,679	-	-	48,860
Disposals	-	(21,064)	-	(2,519)	(23,583)
At 31 December 2007	194,241	427,065	1,398,515	99,797	2,119,618
Net book value
At 31 December 2007	24,992	24,245	-	-	49,237
At 31 December 2006	10,738	42,031	-	-	52,769

10 Fixed asset investments
Subsidiary undertakings

Company Cost and net book value	£
At 1 January 2007 and 31 December 2007	304,016

Principal group investments
The parent company has investments in the following subsidiary undertakings, which principally affected the losses and net assets of the group.

	Country of incorporation	Type of shares	Holding %

Photo Therapeutics Limited	England and Wales	0.0lp ordinary shares	100
Photo Therapeutics Inc	USA	$1 ordinary shares	100
LightSource Laboratories Limited*	England and Wales	£1 ordinary shares	100
*indirect holding

The principal activity of the subsidiary undertakings consists of the application of non-coherent light sources in the cosmetic and clinical markets.

11 Stocks

	Company		Group
	2007	2006	2007	2006
	£	£	£	£
Raw materials and consumables	-	-	275,239	385,881
Finished goods and goods for resale	-	-	301,885	320,782
	-	-	577,124	706,663

12 Debtors

	Company		Group
	2007	2006	2007	2006
	£	£	£	£
Amounts falling due within one year:

Trade debtors	-	-	173,232	696,542
Amounts owed by group undertakings	1,700,997	1,457,531	-	-
VAT	-	-	59,361	93,187
Corporation tax recoverable	-	-	48,654	112,515
Other debtors	-	-	-	5,410
Prepayments and accrued income	-	-	177,787	86,515
	1,700,997	1,457,531	459,034	994,169

13 Creditors: Amounts falling due within one year
	Company		Group
	2007	2006	2007	2006
	£	£	£	£
Trade creditors	-	-	325,626	239,386
Amounts owed to group undertakings	57	57	-	-
Other taxation and social security	-	-	57,707	41,761
Other creditors	-	-	10,272	7,272
Accruals and deferred income	-	-	59,546	87,577
	57	57	453,151	375,996

14 Provisions for liabilities and charges

Product warranty provision	2007	2006
Group	£	£
At I January	115,285	121,504
Charged to the profit and loss account	55,700	84,650
Utilized in the year	(35,542)	(90,869
At 31 December	135,443	115,285

15 Called-up share capital

	2007	2006
Group and company	£	£
Authorized
50,000,000 ordinary shares of 1p	500,000	500,000

Allotted, called-up and fully paid
37,782,456 ordinary shares of 1p (2006: 36,475,096)	377,825	364,751

During the year the company issued 1,307,360 ordinary shares of 1 pence each at 18.6 pence each. The resulting share premium of £230,392 was created.

Share options
The company has a share option scheme for some of its employees. Options are exercisable at a price equal to the market value of the company’s shares at the date of the grant. The vesting periods are noted below.

No change was made to the profit and loss account during the year or the previous year as the change is not material.

Approved options have been granted under the company’s EMI scheme to subscribe for ordinary shares of the company as follows:

Number of shares	Subscription price
under option	per share	Exercise period
21,186	0.24	10 November 2001 – 10 November 2010
21,187	0.24	10 November 2002 – 10 November 2010
21,187	0.24	10 November 2003 – 10 November 2010
40,000	1.00	28 October 2003 – 28 October 2012
19,230	1.00	28 October 2002 – 28 October 2012
1,519,230	0.13	28 October 2002 – 20 October 2012
400,000	0.13	28 October 2003 – 28 October 2012
325,000	0.13	2 October 2003 – 2 October 2013
100,000	0.25	13 January 2004 – 13 January 2014
25,000	0.25	1 December 2006 – 1 December 2016
25,000	0.25	9 February 2008 – 9 February 2018

15. Called up share capital (continued)

Unapproved share options have been granted to subscribe for ordinary shares of the company as follows:

Number of shares	Subscription price
under option	per share	Exercise period
180,770	1.00	5 December 2001 – 5 December 2011
730,770	0.13	28 October 2002 –28 October 2012
1,025,000	0.25	13 January 2004 – 13 January 2009
25,000	0.25	*

*	These options are exercisable from 13 January 2004 until the option holder ceases to be associated with the Group in an advisory capacity.

16 Reserves

	Share
	premium	Profit and
	account	loss account	Total
Group	£	£	£
At 1 January 2007	15,135,856	(12,969,954)	2,165,902
Retained loss for the year	-	(1,236,933)	(1,236,933)
Shares issued during the year	230,392	-	230,392
At 31 December 2007	15,366,248	(14,206,887)	1,159,361

Share
premium
account
Company	£
At 1 January 2007	1,396,739
Additions in year	230,392
At 31 December 2007	1,627,131

17 Reconciliation of movements in group shareholders’ funds

	2007	2006
	£	£
Loss for the financial year	(1,236,933)	(146,879)
Share issue	243,466	-
Net reduction in shareholders’ funds	(993,467)	(146,879)
Opening shareholders’ funds	2,530,653	2,677,532
Closing shareholders’ funds	1,537,186	2,530,653

18 Reconciliation of operating loss to operating cash flows

	2007	2006
	£	£
Operating loss	(1,310,001)	(214,105)
Depreciation and amortization	124,323	62,749
Profit on disposal of fixed assets	(4,912)	-
Decrease in stocks	304,158	207,047
Decrease in debtors	480,051	266,849
lncrease/(decrease) in creditors and provisions	(106,685)	(200,529)
Net cash (outflow)/inflow from operating activities	(513,066)	122,011

19 Analysis of cash flows

	2007	2006
	£	£
Returns on investments and servicing of finance
Interest received	43,677	48,023
Net cash inflow	43,677	48,023

Taxation
UK corporation tax received	93,252	-
Net cash inflow	93,252	-

Capital expenditure and financial investment
Purchase of tangible fixed assets	(20,948)	(1,021)
Proceeds from the sale of tangible fixed assets	8,183	-
Purchase of intangible fixed assets	(34,435)	-
	(47,200)	(1,021)
Acquisitions
Asset purchase agreement (see note 8)	(108,870)	-
Net cash outflow	(156,070)	(1,021)

20 Analysis and reconciliation of net funds

	1 January		31 December
	2007	Cash flow	2007
	£	£	£
Cash in hand, at bank	1,259,371	(532,207)	727,164

	2007	2006
	£	£
(Decrease)/Increase in cash in the year	(532,207)	169,013
Net funds at 1 January	1,259,371	1,090,358
Net funds at 31 December	727,164	1,259,371

21 Financial commitments
Operating leases

Annual commitments under non–cancellable operating leases are as follows:

	2007		2006
	Land and		Land and
	buildings	Other	buildings	Other
	£	£	£	£
Group
Expiry date
- within one year	16,370	1,490	-	14,609
- between two and five years	67,514	28,130	51,986	30,850
	83,884	29,620	51,986	45,459

22 Reconciliation from UK GAAP to US GAAP

Presented below are reconciliations of the foregoing financial statements from UK GAAP to US GAAP. The material differences between UK GAAP and US GAAP that apply to the financial statements can be put into three categories: (a) Photo Therapeutics amortizes its goodwill over five years, while no amortization of goodwill is permitted under US GAAP; (b) Photo Therapeutics expensed certain professional fees incurred in an acquisition in 2007, while under US GAAP such fees are to be capitalized into the cost of the acquired assets; and (c) Photo Therapeutics in certain instances has capitalized certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred. Detailed explanations of these adjustments follow below.

(a) Photo Therapeutics amortizes its goodwill over five years, while no amortization of goodwill is permitted under US GAAP. Photo Therapeutics amortized goodwill in the amount of nil and £63,303 for the years ended December 31, 2006 and December 31, 2007, respectively. In the year ended 2007, in order to convert to US GAAP, therefore, the balance sheet was adjusted by increasing goodwill by £63,303, and decreasing retained loss for the period by £63,303. No entry was required for the year ended 2006, as there was no goodwill.

The statement of operations for the years ended December 31, 2006 and December 31, 2007 were adjusted by eliminating amortization expense for goodwill in the amount of nil and £63,303, respectively.

(b) Photo Therapeutics expensed certain professional fees incurred in an acquisition in 2007, while under US GAAP such fees are to be capitalized into the cost of the acquired assets. In the year ended 2007, in order to convert to US GAAP, goodwill was therefore increased by £22,178, and the retained loss was decreased by £22,178.

(c) Photo Therapeutics has capitalized the expenses related to certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred. Photo Therapeutics had a standing balance of £9,444 for capitalized development costs as of December 31, 2005. These costs were eliminated by a charge to prior years’ retained loss, effective January 1, 2006. Photo Therapeutics amortized capitalized development costs in the amount of £5,683 and £12,159, for the year ended December 31, 2006 and December 31, 2007, respectively. In the year ended 2006, therefore, the balance sheet was further converted to US GAAP by eliminating £5,683 of amortization expense and charging capitalized development costs by £5,683 (to bring the balance to nil). In the year ended 2007, the balance sheet was converted to US GAAP by eliminating the amortization expense of £12,159 and then eliminating the gross cost of projects capitalized in 2007, amounting to £34,435. The opening carrying value of costs capitalized prior to 2007 amounted to £3,761; these costs were eliminated and a charge was made to retained loss as of January 1, 2007.

The statement of operations for the years ended December 31, 2006 and December 31, 2007 sustained amortization expense of capitalized development projects in the amounts of £5,683 and £12,159, respectively. To convert the 2006 statement to US GAAP, amortization expense was credited by £5,683 and was charged to retained loss as of January 1, 2006. To convert the 2007 statement, £12,159 of amortization expense was credited; of this, £3,761 was credited to retained loss as of January 1, 2007 and £8,398 was credited to current retained loss. A charge was then made to development expense for the development costs that were newly capitalized in the period in the amount of £34,435.

The following tables reconcile the adjustments. The first table reconciles the profit and loss statement.

For the Year Ended December 31, 2007
Pds sterling

Current loss per UK GAAP	£(1,236,933)
Less: professional fees to cost of goodwill	22,178
Less: amortization of goodwill	63,303
Less: amortization of capitalized development costs	12,159
Plus: expense development costs	(34,435)
Current loss per US GAAP	£(1,173,728)

The next table reconciles the adjustments to net assets of the balance sheet.

At December 31,2007
Pds sterling

Net assets per UK GAAP	£1,537,186
Plus: add professional fees to cost of goodwill	22,178
Plus: reverse accumulated amortization of goodwill	63,303
Plus: current period amortization of capitalized development costs	12,159
Less: opening carrying value of capitalized development costs, charged to current period	(34,435)
Less: opening carrying value of capitalized development costs, charged to prior period	(3,761)
Net assets per US GAAP	£1,596,630

If the foregoing accounts had been maintained in accordance with US GAAP, then – with one exception — they would have resulted in the same presentation in the cash flow statement, inasmuch as the effect on amortization of goodwill and capitalized research and development costs would have had a zero net effect on net cash outflow or inflow from operating activities. The exception is that in the cash flow statement for December 31, 2007, net cash outflow from operating activities would have increased by £17,457, and net cash outflow from net capital expenditures would have decreased by £17,457, owing to the decapitalization of certain development costs, offset by the capitalization of certain expenses into goodwill.

Fiscal Year Ended December 31, 2006

Group profit and loss account
For the year ended 31 December 2006

	Notes	2006	2005
		£	£
Turnover	1	3,619,266	3,585,012
Cost of sales		(1,285,966)	(1,453,243)
Gross profit		2,333,300	2,131,769
Other operating expenses (net)	2	(2,547,405)	(2,689,921)
Operating loss		(214,105)	(556,152)
Interest receivable and similar income		48,023	48,125
Loss on ordinary activities before taxation	3	(166,082)	(510,027)
Tax on loss on ordinary activities	6	19,203	93,312
Retained loss for the financial year	16	(146,879)	(416,715)

All activity arose from continuing operations. There are no recognized gains or losses in either year other than the loss for that year.

Group balance sheet
31 December 2006

	Notes	2006	2005
		£	£
Fixed assets
Intangible assets	8	8,962	14,645
Tangible assets	9	52,769	108,814
		61,731	123,459

Current assets
Stocks	11	706,663	913,710
Debtors	12	994,169	1,241,815
Cash at bank and in hand		1,259,371	1,090,358
		2,960,203	3,245,883
Creditors: Amounts falling due within one year	13	(375,996)	(570,306)
Net current assets		2,584,207	2,675,577
Total assets less current liabilities		2,645,938	2,799,036
Provisions for liabilities and charges	14	(115,285)	(121,504)
Net assets		2,530,653	2,677,532

Capital and reserves
Called-up share capital	15	364,751	364,751
Share premium account	16	15,135,856	15,135,856
Profit and loss account	16	(12,969,954)	(12,823,075)
Equity shareholders’ funds		2,530,653	2,677,532

The financial statements were approved by the Board of Directors on 17 th Oct 2007 and signed on its behalf by:

/s/Phillip Charlton

Company balance sheet
31 December 2006

	Notes	2006	2005
		£	£
Fixed assets
Investments	10	304,016	304,016
Current assets
Debtors	12	1,457,531	1,457,531
Creditors: Amounts falling due within one year	13	(57)	(57)
Net current assets		1,457,474	1,457,474
Total assets less current liabilities		1,761,490	1,761,490
Net assets		1,761,490	1,761,490

Capital and reserves
Called–up share capital	15	364,751	364,751
Share premium account	16	1,396,739	1,396,739
Equity shareholders’ funds		1,761,490	1,761,490

The financial statements were approved by the Board of Directors on 17th Oct 2007 and signed on its behalf by:

/s/Phillip Charlton

Group cash flow statement
For the year ended 31 December 2006

	Notes	2006	2005
		£	£
Net cash inflow/(outflow) from operating activities	18	122,011	(1,302,703)
Returns on investments and servicing of finance	19	48,023	48,125
Taxation	19	-	125,341
Net capital expenditure and financial investment	19	(1,021)	(35,308)
Net cash inflow/(outflow) before financing		169,013	(1,164,545)
Financing	19	-	1,457,531
Increase in cash in the year	20	169,013	292,986

Notes to the 2006 Financial Statements
Statement of accounting policies
The principal accounting policies are summarized below. They have all been applied consistently throughout the year and the preceding year.

Basis of accounting
The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

Basis of consolidation
The group financial statements consolidate the financial statements of Photo Therapeutics Group Limited and its subsidiary undertakings drawn up to 31 December each year.

Intangible assets - research and development
Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortized over the period during which the group is expected to benefit. This period is three to five years. Provision is made for any impairment.

Tangible fixed assets
Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset on a straight–line basis over its expected useful life, as follows:

Computer equipment	3 to 4 years
Furniture and other	4 to 5 years
Paterson Lamps and Enlighten Machines	3 years
Omnilux Lamps	3 years

Residual value is calculated on prices prevailing at the date of acquisition.

Paterson Lamps, Enlighten Machines and Omnilux Lamps
The group’s main products, Omnilux Lamps, are accounted for within stocks during their assembly. If a lamp is placed with a customer on a “pay-as-you-treat” basis, the asset is transferred to fixed assets at the cost of manufacture, at which point it begins to attract depreciation. If ownership transfers to the customer, the associated costs are treated as cost of sales. Provision is made for any impairment.

When units that have previously been treated as fixed assets are sold to customers, this is shown as a fixed asset disposal with the cost of the unit, net of accumulated deprecation, being recognized within cost of sales.

Investments
Fixed asset investments are shown at cost less any provision for impairment.

Stocks
Stocks are stated at the lower of cost and net realizable value. Net realizable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for-obsolete, slow-moving or defective items where appropriate.

Taxation
Current tax, including UK corporation tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the group’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognized in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

Turnover
Turnover represents amounts receivable for goods provided in the normal course of business, net of VAT, and is recognized when significant risks and rewards of ownership are transferred to the customer.

Pension costs and other post-retirement benefits
The group contributes to employees’ private pension schemes. Annual contributions paid are charged to the profit and loss account as incurred.

Leases
Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

Share options
Equity-settled share leased payments are measured at fair value at the date of the grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group’s estimate of shares that will eventually vest and be adjusted for the effect of non-market-based vesting conditions.

Fair value is measured by use of the Black-Scholes pricing model. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations.

Specific Notes to the financial statements
1 Turnover
Turnover during the year arose in relation to the group’s principal activity as follows:

	2006	2005
	£	£
United Kingdom	232,057	310,599
Europe	521,915	513,812
Rest of world	2,865,294	2,760,601
	3,619,266	3,585,012

2 Other operating expenses (net)

	2006	2005
	£	£
Selling and distribution costs	1,405,850	1,337,195
Administrative expenses	1,141,555	1,352,726
	2,547,405	2,689,921

3 Loss on ordinary activities before taxation
Loss on ordinary activities before taxation is stated after charging:

	2006	2005
	£	£
Depreciation and amounts written off tangible fixed assets
- owned	55,678	112,759
Research and development
- current year expenditure	114,879	285,429
- amortization and amounts written off deferred expenditure	5,683	5,667
Operating lease rentals
- plant and machinery	14,609	54,158
- other	82,836	81,345
Auditors’ remuneration for audit services	21,000	20,000

Amounts payable to Deloitte & Touche LLP by the group in respect of non-audit services were £4,000 (2005 - £3,750).

4 Staff costs
The average monthly number of employees (including executive directors) was:

	2006	2005
	Number	Number
Sales and administration	19	20

	2006	2005
	£	£
Their aggregate remuneration comprised:
Wages and salaries	976,524	910,540
Social security costs	106,159	107,767
Other pension costs	72,470	77,508
	1,155,153	1,095,815

5 Directors’ remuneration

Aggregate remuneration
The total amounts for directors’ remuneration and other benefits were as follows:

	2006	2005
	£	£
Emoluments	274,876	239,192
Contributions to money purchase pension schemes	28,700	28,700
	303,576	267,892

The above amounts for remuneration include the following in respect of the highest-paid director:

	2006	2005
		££
Emoluments	128,471	128,133
Contributions to money purchase pension schemes	15,400	15,400
	143,871	143,533

Two directors are members of money purchase schemes (2005 - 2). Photo Therapeutics Group Limited did not have any employees during the year or the preceding year other than the directors. Directors are remunerated by other group companies.

6 Tax on loss on ordinary activities
The tax credit for the year comprises:

	2006	2005
	£	£
Current tax
UK corporation tax	19,203	93,312

The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the loss before tax is as follows:

	2006	2005
	£	£

Loss on ordinary activities before tax	(166,082)	(510,027)

Tax at 30%	(49,824)	(153,008)

Effects of:
Expenses not deductible for tax purposes	(11,521)	184,932
Capital allowances in excess of depreciation	(79,015)	(95,614)
Creation/(utilization) of tax losses	160,640	65,746
Movement in short term timing differences	(2,182)	(2,056)
Research and development tax credit	(19,203)	(93,312)
Foreign exchange differences	(18,098)	-
Current tax charge for period	(19,203)	(93,312)

A deferred tax asset amounting to £2,427,563 (2005 - £3,207,897) for trading losses has not been recognized because in the opinion of the directors there will be no suitable taxable profits available in the foreseeable future.

7 Profit attributable to Photo Therapeutics Group Limited
The profit for the financial year dealt within the financial statements of the parent company, Photo Therapeutics Group Limited, was £Nil (2005 - £nil). As permitted by Section 230 of the Companies Act 1985, no separate profit and loss account is presented in respect of the parent company.

8 Intangible fixed assets

Development
costs
Group	£
Cost
At beginning of year	45,826

Depreciation
At beginning of year	31,181
Charge for the year	5,683
At end of year	36,864

Net book value
At end of year	8,962
At beginning of year	14,645

Development costs have been capitalized in accordance with SSAP 13 and are therefore not treated, for dividend purposes, as realized losses.

9 Tangible fixed assets

Group	Computer equipment	Furniture and other	Paterson Lamps and Enlighten Machines	Omnilux Lamps	Total
Cost	£	£	£	£	£
At beginning of year	194,798	450,460	1,398,515	103,704	2,147,477
Additions	-	1,021	-	-	1,021
Disposals	-	-	-	(1,388)	(1,388)
At end of year	194,798	451,481	1,398,515	102,316	2,147,110

Depreciation
At beginning of year	181,002	355,913	1,398,515	103,233	2,038,663
Charge for the year	3,058	53,537	-	471	57,066
Disposals	-	-	-	(1,388)	(1,388)
At end of year	184,060	409,450	1,398,515	102,316	2,094,341

Net book value
At end of year	10,738	42,031	-	-	52,769
At beginning of year	13,796	94,547	-	471	108,814

10 Fixed asset investments
Subsidiary undertakings

Company
Cost and net book value	£
At beginning of year and end of the year	304,016

Principal group investments
The parent company has investments in the following subsidiary undertakings, which principally affected the losses and net assets of the group.

	Country of incorporation	Type of shares	Holding %
Photo Therapeutics Limited	England and Wales	0.01 p ordinary shares	100
Photo Therapeutics Inc	USA	$1 ordinary shares	100
LightSource Laboratories Limited*	England and Wales	£1 ordinary shares	100
*indirect holding

The principal activity of the subsidiary undertakings consists of the application of non-coherent light sources in the cosmetic and clinical markets.

11 Stocks

	Group
	2006	2005
	£	£
Raw materials and consumables	385,881	248,682
Finished goods and goods for resale	320,762	665,028
	706,663	913,710

12 Debtors

	Company		Group
	2006	2005	2006	2006
	£	£	£	£
Amounts falling due within one year:

Trade debtors	-	-	696,542	743,979
Amounts owed by group undertakings	1,457,531	1,457,531	-	-
VAT	-	-	93,187	125,836
Corporation tax recoverable	-	-	112,515	93,312
Other debtors	-	-	5,410	209,785
Prepayments and accrued income	-	-	86,515	68,903
	1,457,531	1,457,531	994,169	1,241,815

13 Creditors: Amounts falling due within one year

	Company		Group
	2006	2005	2006	2006
	£	£	£	£
Trade creditors	-	-	239,386	363,313
Amounts owed to group undertakings	57	57	-	-
Other taxation and social security	-	-	41,761	37,224
Other creditors	-	-	7,272	7,837
Accruals and deferred income	-	-	87,577	161,932
	57	57	375,996	570,306

14 Provisions for liabilities and charges

	Product Warranties 2006	Product Warranties 2005
	£	£
Group
At beginning of year	121,504	97,956
Charged to the profit and loss account	84,650	88,250
Released unused	-	(37,217)
Utilized in the year	(90,869)	(27,485)
At end of year	115,285	121,504

15 Called-up share capital

	2006	2005
Group and company	£	£
Authorized
50,000,000 ordinary shares of 1p	500,000	500,000
Allotted, called-up and fully paid
36,475,096 ordinary shares of 1p	364,751	364,751

During the prior year the company issued 26,079,216 ordinary shares of I pence each at 25 pence. The resulting share premium of £1,459,012 was created. Issue costs of £62,273 were charged against the share premium.

Share options

The company has a share option scheme for some of its employees. Options are exercisable at a price equal to the market value of the company’s shares at the date of the grant. The vesting period s are noted below.

No change was made to the profit and loss account during the year or the previous year as the change is not material.

Approved options have been granted under the company’s EMI scheme to subscribe for ordinary shares of the company as follows:

Number of shares under option	Subscription price per share	Exercise period

28,249	0.24	10 November 2001 – 10 November 2010
28,249	0.24	10 November 2002 – 10 November 2010
28,249	0.24	10 November 2003 – 10 November 2010
8,333	1.00	28 October 2002 – 20 August 2011
8,333	1.00	20 August 2003 – 20 August 2011
8,334	1.00	20 August 2004 – 20 August 2011
40,000	1.00	28 October 2003 – 28 October 2012
19,230	1.00	28 October 2002 – 28 October 2012
600,000	0.13	28 October 2003 – 28 October 2012
1,519,230	0.13	28 October 2002 – 28 October 2012
225,000	0.13	2 October 2003 – 2 October 2013
100,000	0.25	13 January 2004 – 13 January 2009
25,000	0.25	23 February 2005 – 23 February 2010
250,000	0.25	1 October 2005 – 1 October 2010
100,000	0.25	6 December 2005 – 6 December 2010
25,000	0.25	1December 2006 – 1 December 2011

Unapproved share options have been granted to subscribe for ordinary shares of the company as follows:

Number of shares under option	Subscription price Per share	Exercise period
180,770	1.00	5 December 2001 - 5 December 2011
730,770	0.13	28 October 2002 - 28 October 2012
1,025,000	0.25	13 January 2004 - 13 January 2009
25,000	0.25	*
50,000	0.25	**

*	These options are exercisable from 13 January 2004 until the option holder ceases to be associated with the Group in an advisory capacity.
**
These options are exercisable from 13 January 2004 until the option holder ceases to be employed by his current employer, Cosmeceuticals Limited, or the Group ceases to be associated with Cosmeceuticals Limited, which ever is earlier.

16 Reserves

Group	Share Premium Account £	Profit and loss account £	Total £
At beginning of year	15,135,856	(12,823,075)	2,312,781
Retained loss for the year	-	(146,879)	(146,878
At end of year	15,135,856	(12,969,954)	2,165,903

Company	Share premium account £
At beginning of year and end of year	1,396,739

17 Reconciliation of movements in group shareholders’ funds

	2006 £	2005 £
Loss for the financial year	(146,879)	(416,715)
Net proceeds from share issue	-	1,457,531
Opening shareholder’s funds	2,677,532	1,636,716
Closing shareholder’s funds	2,530,653	2,677,532

18 Reconciliation of operating loss to operating cash flows

	2006 £	2005 £
Operating loss	(214,105)	(558,152)
Depreciation and amortization	62,749	118,426
Loss on disposal of fixed assets	-	72
Decrease/(increase) in stocks	207,047	(359,136)
Decrease/(increase) in debtors	266,849	(99,829)
Decrease in creditors and provisions	(200,529)	(404,084)
Net cash inflow/(outflow) from operating activities	122,011	(1,302,703)

19 Analysis of cash flows

	2006 £	2005 £
Returns on investments and servicing of finance
Interest received	48,023	48,125
Net cash inflow	48,023	48,125

Taxation
UK corporation tax received	-	125,341
Net cash inflow	-	125,341

Capital expenditure and financial investment
Purchase of tangible fixed assets	(1,021)	(35,308)

Financing
Issue of ordinary share capital	-	1,457,531
Net cash inflow	-	1,457,531

20 Analysis and reconciliation of net funds

	1 January 2006 £	Cash flow £	31 December 2006 £
Cash in hand, at bank	1,090,358	169,013	1,259,371

	2006 £	2005 £
Increase in cash in the year	169,013	292,986
Net funds at beginning of year	1,090,358	797,372
Net funds at end of year	1,259,371	1,090,358

21 Financial commitments

Operating leases

Annual commitments under non-cancellable operating leases are as follows:

	2006		2005
	Land and buildings £	Other £	Land and buildings £	Other £
Group
Expiry date	-	14,609	-	-
- within one year	51,986	30,850	52,830	63,234
- between two and five years	51,986	45,459	52,830	63,234

22 Reconciliation from UK GAAP to US GAAP
Presented below are reconciliations of the financial statements from UK GAAP to US GAAP. The material difference between UK GAAP and US GAAP in the fiscal year ended December 31, 2006 is that Photo Therapeutics in certain instances has capitalized certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred. There was no goodwill on the books of Photo Therapeutics in this fiscal year and therefore there were no adjustments necessary on account of goodwill between UK and US GAAP.

Photo Therapeutics had a standing balance of £9,444 for capitalized development costs as of December 31, 2005. These costs were eliminated by a charge to prior years’ retained loss, effective January 1, 2006. Photo Therapeutics amortized capitalized development costs in the amount of £5,683 for the year ended December 31, 2006. In the year ended 2006, therefore, the balance sheet was further converted to US GAAP by eliminating £5,683 of amortization expense and charging capitalized development costs by £5,683 (to bring the balance to nil).

The statement of operations for the year ended December 31, 2006 sustained amortization expense of capitalized development projects in the amounts of £5,683. To convert the 2006 statement to US GAAP, amortization expense was credited by £5,683 and was charged to retained loss as of January 1, 2006.

The table below reconciles the adjustment to the profit and loss statement.

For the Year Ended December 31, 2006
Pds sterling

Current loss per UK GAAP	£(146,879)
Less: professional fees to cost of goodwill	0
Less: amortization of goodwill	0
Less: amortization of capitalized development costs	5,683
Plus: expense development costs	0
Current loss per US GAAP	£(141,196)

The next table reconciles the adjustment to the net assets of the balance sheet.

At December 31,2006
Pds sterling

Net assets per UK GAAP	£2,530,651
Plus: add professional fees to cost of goodwill	0
Plus: reverse accumulated amortization of goodwill	0
Plus: current period amortization of capitalized development costs	5,683
Less: opening carrying value of capitalized development costs, charged to current period	0
Less: opening carrying value of capitalized development costs, charged to prior period	(9,444)
Net assets per US GAAP	£2,526,890

Nine months ended September 30, 2008 and September 30, 2007

Set forth below, in comparative format, are the unaudited balance sheets for Photo Therapeutics Group Limited at September 30, 2008 and September 30, 2007, and the statements of operations and cash flow statements for the nine months ended September 30, 2008 and September 30, 2007. The statements are presented under UK GAAP. Selected notes accompany the statements in order to help explain significant policies and transactions.
Presented below are the balance sheets.

PHOTO THERAPEUTICS GROUP LIMITED
BALANCE SHEETS
(UK GAAP)

	September 30, 2008	September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)
Fixed assets :
Intangible assets	£270,728	£338,988
Tangible assets	49,124	59,900
	319,852	398,888

Current assets
Stocks	695,992	757,085
Debtors	859,410	393,172
Cash at bank and in hand	413,944	766,894
	1,969,346	1,917,151
Creditors : amounts falling due within one year	(887,230)	(383,051)
Net current assets	1,082,116	1,534,100
Total assets less current liabilities	1,401,9678	1,932,988
Provisions for liabilities and charges	(195,605)	(138,207)
Net assets	£1,206,363	£1,794,781
Capital and reserves
Called-up share capital	£377,825	£377,825
Share premium account	15,366,248	15,366,248

Profit and loss account	(14,537,710)	(13,949,292)
Shareholders’ funds	£1,206,363	£1,794,781

Presented below are the statements of operations:

PHOTO THERAPEUTICS GROUP LIMITED
STATEMENTS OF OPERATIONS
(UK GAAP)

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)

Turnover	£3,517,750	£2,365,130
Cost of sales	(1,351,431)	(892,602)
Gross profit	2,166,319	1,472,528
Other operating expenses (net)	(2,425,439)	(2,478,439)
Operating loss	(259,120)	(1,005,911)
Interest receivable and similar income	16,635	37,457
Loss on ordinary activities before taxation	(242,485)	(968,454)
Tax on loss on ordinary activities	-	24,263
Retained loss for the financial year	£(242,485)	£(944,191)

Presented below are the statements of cash flow:

PHOTO THERAPEUTICS GROUP LIMITED
STATEMENTS OF CASH FLOWS
(UK GAAP)

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)

Net cash (outflow)/inflow from operating activities	£(312,401)	£(452,988)

Returns on investments and servicing of finance	16,635	37,457
Taxation	-	93,435
Net capital expenditure and financial investment	(17,454)	(170,381)
Net cash (outflow)/inflow before financing	(313,220)	(492,477)
Financing	-	-
(Decrease)/increase in cash in the year	£(313,220)	£(492,477)

The accompanying notes are an integral part of these financial statements.

Selected Notes for the financial statements at, and for the nine months ended, September 30, 2008
The following selected notes are provided to explain key principles and significant events embodied in the unaudited financial statements. For further explanation, one may refer to the unaudited financial statements for the year ended December 31, 2007.

Accounting Policies
Basis of accounting
The unaudited financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom standards. They have not been prepared under International Financial Reporting Standards (“IFRS”).

Basis of consolidation
The unaudited financial statements have been presented for the combined results of Photo Therapeutics Ltd. (including dormant Light Source Laboratories Ltd.) and Photo Therapeutics, Inc. Intercompany accounts with the parent company, Photo Therapeutics Group Ltd. have been eliminated, but for a receivable in favor of Photo Therapeutics Ltd. by which Photo Therapeutics Group Ltd. will reimburse Photo Therapeutics Ltd. for certain expenses incurred on behalf of the parent company in connection with the acquisition of the subsidiaries by PhotoMedex, Inc.

Intangible assets
Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortized over the period during which the group is expected to benefit. This period is three to five years. Provision is made for impairment.

Goodwill
Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separate net assets acquired) arising on the acquisition of business combinations is capitalized and written off on a straight line basis over its useful economic life, which is 5 years. Provision is made for any impairment.

Stocks
Stocks are stated at the lower of cost and net realizable value. Net realizable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

Turnover
Turnover represents amounts receivable for goods provided in the normal course of business, net of VAT, and is recognized when significant risks and rewards of ownership are transferred to the customer.

Pension costs and other post-retirement benefits
The group contributes to employees’ private pension schemes. Annual contributions pad are charged to the profit and loss account as incurred.

Notes
1 Turnover
Turnover during the nine months ended September 30, 2008 arose in relation to the group’s principal activity as follows:

United Kingdom	£87,095
Europe	478,687
United States	2,509,155
Rest of world	442,813
£3,517,750

2 Profit attributable to Photo Therapeutics Group Limited
In the nine months ended September 30, 2008, Photo Therapeutics Group Limited incurred £247,158 in expense related to the pending acquisition by PhotoMedex, Inc. of the subsidiaries of the group, which now is recorded under the parent company’s account Creditors falling due within one year, and which is recorded as due to Photo Therapeutics Ltd. under the subsidiary company’s account Debtors. Otherwise there was no material profit or loss account on the books of the parent company.

3 Intangible fixed assets
Photo Therapeutics Ltd. had a beginning balance of capitalized development costs equal to £31,237. Amortization of £9,909 reduced the balance to £21,328; there was no provision for impairment. No development costs were newly capitalized in the nine months ended September 30, 2008.

Photo Therapeutics Inc. had a beginning balance of goodwill equal to £281,984. Amortization of £51,815 reduced the balance to £230,169, before other adjustments; there was no provision for impairment. The goodwill was recorded in connection with an asset purchase agreement dated January 31, 2007 with Raymond Anthony, Inc. No goodwill costs were newly capitalized in the nine months ended September 30, 2008.
4 Provisions for liabilities and charges
In addition to product warranty expense of £47,751, Photo Therapeutics Ltd. recorded a non-recurring, employment-related provision of £108,000. No provision was made in the nine months ended September 30, 2008 for excess, slow-moving or defective product.

5 Subsequent event - Pending acquisition by PhotoMedex
On August 27, 2008, the shareholders of the parent company voted in favor of selling the ordinary shares of stock held by the parent company in its subsidiaries. The maximum selling price is $20 million, payable $13 million in cash at closing, and $7 million in cash subject to the subsidiaries fulfilling certain earn-out requirements. The parent company entered into a Purchase Agreement with PhotoMedex, Inc. on August 4, 2008. Closing of the purchase is subject to review by the US Securities and Exchange Commission and to approval by PhotoMedex’ stockholders, among other things, of the means by which PhotoMedex proposes to finance the purchase. If such approval is secured, then closing is anticipated to be in January or February 2009.

For reconciliation from UK GAAP to US GAAP, please see Note 5 of the Selected Notes for the nine months ended September 30, 2007.

Selected Notes for the financial statements at, and for the nine months ended, September 30, 2007
The following selected notes are provided to explain key principles and significant events embodied in the unaudited financial statements. For further explanation, one may refer to the unaudited financial statements for the year ended December 31, 2006.

Statement of Accounting Policies
Basis of accounting
The unaudited financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom standards. They have not been prepared under International Financial Reporting Standards (“IFRS”).

Basis of consolidation
The unaudited financial statements have been presented for the combined results of Photo Therapeutics Ltd. (including dormant Light Source Laboratories Ltd.) and Photo Therapeutics, Inc. Intercompany accounts with the parent company, Photo Therapeutics Group Ltd. have been eliminated.

Intangible assets
Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortized over the period during which the group is expected to benefit. This period is three to five years. Provision is made for any impairment.

Goodwill
Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separate net assets acquired) arising on the acquisition of business combinations is capitalized and written off on a straight line basis over its useful economic life, which is 5 years. Provision is made for any impairment.

Stocks
Stocks are stated at the lower of cost and net realizable value. Net realizable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

Turnover
Turnover represents amounts receivable for goods provided in the normal course of business, net of VAT, and is recognized when significant risks and rewards of ownership are transferred to the customer.

Pension costs and other post-retirement benefits
The group contributes to employees’ private pension schemes. Annual contributions paid are charged to the profit and loss account as incurred.

Notes
1 Turnover
Turnover during the nine months ended September 30, 2007 arose in relation to the group’s principal activity as follows:

United Kingdom	£150,816
Europe	444,265
United States	1,354,559
Rest of world	415,490
2,365,130

2 Profit attributable to Photo Therapeutics Group Limited
In the nine months ended September, 2007, Photo Therapeutics Group Limited earned no profit nor incurred any expense. However, shares of ordinary stock of the parent company were issued to the shareholders of Raymond Anthony, Inc., a California corporation, in connection with the purchase of certain assets of that company.

3 Intangible fixed assets
Photo Therapeutics Ltd. had a beginning balance of capitalized development costs equal to £8,962. Development costs incurred in the nine months ended September 30, 2007, amounting to £39,635, were capitalized and thereafter monthly amortization was recognized over a useful life of five years. Amortization of £8,857 thus reduced the balance to £39,740; there was no provision for impairment.

Photo Therapeutics Inc. had a beginning balance of goodwill equal to nil. Goodwill was recorded in connection with an asset purchase agreement dated January 31, 2007 with Raymond Anthony, Inc. By September 30, 2007, goodwill amounting to £345,287 had been recorded. Amortization of £46,039 was recognized in the nine months ended September 30, 2007.

4 Provisions for liabilities and charges
No material provision for excess, slow-moving or defective product was made in the nine months ended September 30, 2007.

5 Reconciliation from UK GAAP to US GAAP
Presented below are reconciliations of the financial statements from UK GAAP to US GAAP for the nine month periods ended September 30, 2007 and September 30, 2008. The material differences between UK GAAP and US GAAP that apply to the financial statements can be put into four categories: (a) Photo Therapeutics amortizes its goodwill over five years, while no amortization of goodwill is permitted under US GAAP; (b) Photo Therapeutics expensed certain professional fees incurred in an acquisition in 2007, while under US GAAP such fees are to be capitalized into the cost of the acquired assets; (c) Photo Therapeutics in certain instances has capitalized certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred; and (d) Photo Therapeutics has preliminarily recognized sales made in the third quarter of 2008 that are subject to return and full refund at the unilateral demand of the buyer. Under US GAAP, such sales are not recognized until the right of return and refund has lapsed, or the refund can be reliably estimated at the time of sale.

In the following paragraphs are more detailed explanations.

(a) Photo Therapeutics amortizes its goodwill over five years, while no amortization of goodwill is permitted under US GAAP. Photo Therapeutics amortized goodwill in the amount of £46,039 and £51,815, for the nine-month periods ended September 30, 2007 and September 30, 2008, respectively. In the nine-month period ended September 30, 2007, goodwill was increased by £46,039, and the retained loss for the period was decreased by £46,039. In the nine-month period ended September 30, 2008, the balance sheet was adjusted by increasing goodwill by £115,118, and decreasing retained loss by £115,118.

The statement of operations for the nine-month periods ended September 30, 2007 and September 30, 2008 were adjusted by eliminating amortization expense for goodwill in the amount of £46,039 and £51,815, respectively.

(b) Photo Therapeutics expensed certain professional fees incurred in an acquisition in 2007, while under US GAAP such fees are to be capitalized into the cost of the acquired assets. In the period ended September 30, 2007, in order to convert to US GAAP, goodwill was therefore increased by £22,178, and the retained loss was decreased by £22,178. A similar entry was made for the nine months ended September 30, 2008.

(c) Photo Therapeutics has capitalized the expenses related to certain development expenses and amortized such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred.

The balance sheet for the nine-month period ended September 30, 2007 was converted to US GAAP by eliminating the amortization expense of £8,857and charging retained loss by the adjusted carrying value of capitalized development costs at the beginning of the period in the amount of £38,196, of which £34,435 went to current retained loss, and £3,761 went to prior retained loss. The balance sheet for the nine-month period ended September 30, 2008 was converted to US GAAP by eliminating amortization expense of £9,909 and by charging prior retained loss by the adjusted carrying value of capitalized development cost at the beginning of the period in the amount of £31,237.

The statements of operations for the nine-month periods ended September 30, 2007 and September 30, 2008 sustained amortization expense of capitalized development projects in the amounts of £8,857 and £9,909, respectively. To convert these statements to US GAAP, the loss for the periods was reduced by £8,857 and £9,909, respectively. The opening balances for capitalized development costs for the periods ended September 30, 2007 and September 30, 2008 were thus adjusted to £38,196 and £31,237, respectively. The opening balances of costs capitalized in the 2007 period were then charged to current profit and loss in the amount of £34,435 and the balance of costs capitalized in an earlier period was charged to retained loss as of January 1, 2007 in the amount of £3,761. The opening balances of capitalized development costs were then charged to retained loss as of January 1, 2008 in the amount of £31,237.

(d) Sales amounting to £110,419, with related cost of goods sold amounting to £51,823, were made in the third quarter of 2008 that were subject to return and refund. Sales and Debtors were reduced by £110,419; cost of goods sold was reduced by £51,823, and Stocks were increased by £51,823. The net impact was £58,596.

The following tables reconcile these adjustments. The profit and loss statements reconcile as follows:

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)

Current loss per UK GAAP	£(242,485)	£(944,191)
Less: professional fees to cost of goodwill	0	22,178
Less: amortization of goodwill	51,815	46,039
Less: amortization of capitalized development costs	9,909	8,857
Plus: expense development costs	0	(34,435)
Less: contingent sales	(58,596)	0
Current loss per US GAAP	£(239,357)	£(901,552)

The balance sheets reconcile as follows:

	At September 30, 2008	At September 30, 2007
	Pds sterling	Pds sterling
	(Unaudited)	(Unaudited)

Net assets per UK GAAP	£1,206,363	£1,794,781
Plus: add professional fees to cost of goodwill	22,178	22,178
Plus: reverse accumulated amortization of goodwill	115,118	46,039
Plus: current period amortization of capitalized development costs	9,909	8,857
Less: carrying value of capitalized development costs, charged to current period	0	(34,435)
Less: opening carrying value of capitalized development costs, charged to prior period	(31,237)	(3,761)
Less: net impact of sales subject to refund	(58,596)	0
Net assets per US GAAP	£1,263,735	£1,833,659

Annex E

Acquisition Agreement

PURCHASE AGREEMENT

Dated as of August 4, 2008

among

PHOTO THERAPEUTICS GROUP LIMITED,

PHOTOMEDEX, INC.

and

NEIL CRABB

E-i

E-ii

E-iii

E-iv

List of Exhibits

A	Voting Agreement
B	Form of Escrow Agreement

List of Schedules

Schedule 2.1	Purchase Price Allocation
Schedule 4.3	Subsidiary Officers and Directors
Schedule 4.5	Consents and Approvals
Schedule 4.6	Financial Statements; Exceptions
Schedule 4.7	Operations Since Financial Statements Date
Schedule 4.8	Taxes
Schedule 4.10	Real Property
Schedule 4.11	Intellectual Property
Schedule 4.12	Assets Contributed to Subsidiaries
Schedule 4.13	Court Orders
Schedule 4.14	Material Contracts
Schedule 4.15	Environmental Compliance
Schedule 4.16	Employee Benefits
Schedule 4.17	Customer and Supplier Relations
Schedule 4.18	Insurance Coverage
Schedule 11.1	Specific Indemnification Matters

E-v

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of August 4, 2008 (this “Agreement”), among Photo Therapeutics Group Limited, a private limited company incorporated in England and Wales (“Seller”), PhotoMedex, Inc., a Delaware corporation (“Buyer”), and Neil Crabb.

PRELIMINARY STATEMENT:

WHEREAS, Seller is in the business through the Subsidiaries of developing and selling non-laser light devices and associated skin care products for the treatment of clinical and aesthetic dermatological conditions (the “Business”);

WHEREAS, in connection with the execution and delivery of this Agreement and as a condition to Buyer’s willingness to enter into this Agreement, certain shareholders of Seller have entered into Voting Agreements, each substantially in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which such shareholders of Seller have agreed to vote in favor of the transactions contemplated hereby and to take certain other actions in furtherance of the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of Photo Therapeutics Limited, a private limited company incorporated in England and Wales (“PTL”), and Photo Therapeutics, Inc., a Delaware corporation, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Affected Employees” has the meaning specified in Section 7.1(a).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Anti-Kickback Act” has the meaning specified in Section 4.13(e).

“Arbitration Firm” has the meaning specified in Section 2.4(c).

“Benefit Plans” means any material non-statutory and non-salary plan, program or arrangement including deferred compensation, bonus compensation, incentive or other compensation, share option or purchase, severance, change in control policies, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, pension or supplemental pension, retirement compensation, group registered retirement savings, deferred profit sharing, employee profit sharing, savings, retirement or supplemental retirement savings, and any other similar plan, program, arrangement, obligation or practice, whether or not legally enforceable, to provide benefits, other than currently-paid salary, as compensation for services rendered, whether funded or unfunded, formal or informal, that is maintained, contributed to, or required to be maintained or contributed to, by Seller or the Subsidiaries, or to which Seller or the Subsidiaries is a party, or bound by, or under which Seller or the Subsidiaries has any liability, for the benefit of its current and former directors, officers, consultants, independent contractors and employees and their dependents.

“Business” has the meaning specified in the first recital of this Agreement.

“Business Intellectual Property” means (i) Owned Intellectual Property that is necessary in the conduct of the Business as currently conducted and (ii) all Intellectual Property that Seller or the Subsidiaries are licensed to use in the conduct of the Business.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Buyer Group Member” means (i) Buyer and its Affiliates, (ii) the directors, officers and employees of Buyer and its Affiliates and (iii) the respective successors and assigns of each of the foregoing.

“Buyer Proxy Statement” has the meaning specified in Section 6.8(a).

“Buyer SEC Documents” has the meaning specified in Section 5.5(a).

“Buyer Stockholder Approval” has the meaning specified in Section 5.2(b).

“Buyer Stockholders Meeting” has the meaning specified in Section 6.8(b).

“CERCLA” has the meaning specified in Section 4.15.

“Change in Law” means the adoption, promulgation, modification or reinterpretation of any law, rule, regulation, ordinance or order or any other Requirement of Law of any Governmental Body which occurs subsequent to the date of this Agreement.

“Claim Notice” has the meaning specified in Section 11.3.

“Closing” means the closing of the transfer of the Shares from Seller to Buyer.

“Closing Date” has the meaning specified in Section 3.1.

“Closing Date Cash Payment” has the meaning specified in Section 2.2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

“Confidentiality Agreement” means that certain letter agreement dated September 13, 2007 between William Blair International, Ltd., on behalf of Seller, and Buyer.

“Contract” means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property.

“Copyrights” means rights associated with works of authorship including software, tools, machine readable texts and files, and literary property rights, including but not limited to documentation, reports, drawings, charts, graphics, and other written documentation, registered and unregistered copyrights, and pending applications to register the same.

“Court Order” means any judgment, order, award or decree of any court or tribunal and any award in any arbitration proceeding.

“Deal Expenses” any fees and expenses of Seller’s counsel and financial advisors arising out of or incurred by Seller or any Subsidiary in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

“Debt” has the meaning specified in Section 2.2(b)(i)(C).

“Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

“Degrouping Election” has the meaning specified in Section 7.5(f).

“Documentation” has the meaning specified in Section 6.9.

“Earnout Accounting Principles” means U.S. GAAP (including applicable currency translation principles as provided therein); provided, however, that, with respect to any matter as to which there is more than one principle of U.S. GAAP, Earnout Accounting Principles means the principles applied by Buyer in the preparation of its financial statements to the extent applicable.

“Earnout Amount” has the meaning specified in Section 2.5(d)(ii).

“Earnout Escrow Cap” means $700,000.

“Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Environmental Laws” means all statutes, regulations, ordinances and other provisions having the force or effect of law, in each case concerning worker health and safety and pollution or protection of the environment.

“Environmental Matter” means any matter relating to violations of or Liabilities arising under applicable Environmental Laws.

“Environmental Permit” means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, together with a Subsidiary, is or was at any time in the past six (6) years treated as a single employer under section 414 of the Code or section 4001 of ERISA.

“Escrow Account” has the meaning specified in Section 2.3.

“Escrow Agent” has the meaning specified in Section 2.3.

“Escrow Agreement” has the meaning specified in Section 2.3.

“Escrow Amount” means $1,000,000.

“Escrow Release Date” has the meaning specified in Section 11.8.

“Estimated Working Capital” has the meaning specified in Section 2.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” has the meaning specific in Section 6.7(b).

“Expenses” means any and all reasonable out-of-pocket expenses incurred in connection with defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals).

“FCPA” has the meaning specified in Section 4.13(e).

“Fee Credit” means an amount equal to $300,000.

“Final Working Capital” has the meaning specified in Section 2.4(c).

“Financial Statements” means the unaudited consolidated balance sheet of Seller and the Subsidiaries as of the Financial Statements Date, and the related statement of income for the three months then ended, included in Schedule 4.6.

“Financial Statements Date” means March 31, 2008.

“Financing” has the meaning specified in Section 5.4.

“Fundamental Representations” means the representations and warranties set forth in Section 4.1, Section 4.2 and Section 4.3.

“Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

“Governmental Permits” has the meaning specified in Section 4.9.

“Gross Profit” means the consolidated gross profit of Seller from the period from July 1, 2008 through, and including, the Closing Date combined with the gross profit of the Business from the Closing Date through June 30, 2009, in each case calculated in accordance with Earnout Accounting Principles.

“Gross Profit Statement” has the meaning specified in Section 2.5(a).

“Hazardous Material” means any hazardous, toxic or radioactive substance, material or waste which is regulated as of the Closing Date by any applicable state or local governmental authority or, in relation to any activity occurring in the United States of America or real property situated in the United States of America, the United States of America.

“Indemnified Party” has the meaning specified in Section 11.3.

“Intellectual Property” means registered, and applications to register, Copyrights, Patent Rights and Trademarks and all material unregistered Copyrights, Trademarks, Trade Secrets and Software.

“Indemnitor” has the meaning specified in Section 11.3.

“Key Employee” means Andrew Bailey, Steve Baker, Phillip Charlton, Susan D’Arcy, Steve Hutson and Colin Whitehurst.

“Key Intellectual Property Employee” means Susan D’Arcy, Steve Baker, Colin Whitehurst and Steve Hutson.

“Knowledge of Buyer” means, as to a particular matter, the actual knowledge of Jeffrey F. O’Donnell, Dennis M. McGrath or Michael R. Stewart following due inquiry of his immediate reports.

“Knowledge of Seller” means, as to a particular matter, the actual knowledge of Andrew Bailey, Steve Baker, Neil Crabb, Susan D’Arcy, Steve Hutson, Jim Fish and Colin Whitehurst following due inquiry of his or her immediate reports.

“Liability” means any direct or indirect liability, indebtedness, obligation, expense, claim, loss or damage, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Lightsource” has the meaning set forth in Section 4.2(b).

“Losses” means any and all out-of-pocket losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, it being understood that Losses shall not include exemplary or punitive damages (except as otherwise provided herein).

“LS Shares” has the meaning set forth in Section 4.2(b).

“Material Adverse Effect” means any change, effect or occurrence that has had a material adverse effect on the assets, results of operations or financial condition of Seller and the Subsidiaries taken as a whole, other than effects or changes relating to: (i) generally applicable economic conditions or Seller’s and the Subsidiaries’ industry in general, except where any such effects or changes disproportionately affect in any material respect Seller and the Subsidiaries more than they affect other entities operating in such industry, (ii) any failure by Seller and the Subsidiaries to meet internal forecasts or budgets (but not the underlying facts or circumstances giving rise to the failure to meet such internal forecasts or budgets) except where such failure is attributable to a breach of this Agreement by Seller, (iii) the public disclosure of the transactions contemplated by this Agreement, (iv) the execution of this Agreement or the consummation of the transactions contemplated hereby, (v) a Change in Law other than a Change in Law that, to the Knowledge of Seller, is pending as of the date of this Agreement, except where any such effects or changes disproportionately affect in any material respect Seller and the Subsidiaries more than they affect other entities operating in Seller’s and the Subsidiaries’ industry in general, or (vi) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism.

“Material Contracts” has the meaning specified in Section 4.14(a).

“Outside Date” means February 28, 2009.

“Owned Intellectual Property” means all registered, and applications to register, Copyrights, Patent Rights and Trademarks and all material unregistered Copyrights, Trademarks, Trade Secrets and Software owned by Seller or the Subsidiaries.

“Parties” means the parties to this Agreement.

“Patent Rights” means patents, patent applications, continuations, continuations-in-part, divisions, re-examinations or reissues, industrial designs, industrial models, utility models, certificates of invention, and other indicia of invention ownership, and equivalent or similar rights in inventions and discoveries.

“PAYE” means Pay As You Earn.

“Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) Encumbrances identified on the Schedules to this Agreement, (d) source code escrow agreements for Software owned by Seller or the Subsidiaries either identified on the Schedules to this Agreement or related to immaterial Software and (e) other Encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

“Perseus” has the meaning specified in Section 5.4.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Products” has the meaning specified in Section 4.19(a).

“PTL” has the meaning specified in the fourth recital of this Agreement.

“Purchase Price” has the meaning specified in Section 2.2(a).

“Requirements of Law” means any laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

“Schedules” has the meaning specified in the preamble to Article IV.

“SEC” means the Securities and Exchange Commission.

“Section 338 Election” has the meaning specified in Section 7.5(e).

“Section 338 Taxes” means any Taxes that would not have been imposed but for the Section 338 Election or any elections under state, local or other Tax law that are required to be made or deemed to have been made as a result of any Section 338 Election.

“Securities Act” means the Securities Act of 1933.

“Securities Purchase Agreement” has the meaning specified in Section 5.4.

“Seller” has the meaning specified in the first paragraph of this Agreement.

“Seller Group Member” means (i) each Seller and its Affiliates, (ii) the directors, officers and employees of each Seller and its Affiliates and (iii) the respective successors and assigns of each of the foregoing.

“Seller Proxy Statement” has the meaning specified in Section 4.21.

“Seller Representative” has the meaning specified in Section 11.10(a).

“Seller Representative Confidentiality Agreement” means a Confidentiality Agreement among Seller, the Seller Representative and Buyer, dated as of the date hereof.

“Seller Shareholder Approval” has the meaning specified in Section 4.5(b).

“Seller Shareholders Meeting” has the meaning specified in Section 6.8(b).

“Shares” means all of the issued and outstanding shares of PTL and Photo Therapeutics, Inc., a Delaware corporation.

“Software” means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level “proprietary” languages, related documentation and materials, whether in source code, object code or human readable form; provided, however, that Software does not include software that is available generally through consumer retail stores, distribution networks or is otherwise subject to “shrink-wrap” license agreements including any software pre-installed in the ordinary course of business as a standard part of hardware purchased by Seller or any Subsidiary.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiaries” means LightSource Laboratories Limited, a private limited company incorporated in England and Wales, PTL and Photo Therapeutics, Inc., a Delaware corporation.

“Tax” (and, with correlative meaning, “Taxes”) means any income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, property (or unclaimed property), stamp duty, social security charge, national insurance contribution, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body and including any liability for the payment of the foregoing obligations of another Person as a result of (a) being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group of corporations; (b) being or having been a party to any tax sharing agreement or any express or implied obligation to indemnify any Person; and (c) being or having been a transferee, successor, or otherwise assuming the obligations of another Person to pay the foregoing amounts.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“TCGA” means the Taxation of Chargeable Gains Act of 1992.

“Threshold Profit” has the meaning specified in Section 2.5(d)(i).

“Total Indemnity Amount” means the Escrow Amount plus the amount of the Earnout Amount paid to the Escrow Agent pursuant to Section 2.5(e), if any.

“Trademarks” means registered and unregistered trademarks, service marks, logos, trade dress, internet addresses (URLs), trade names, and service names, whether or not registered, and pending applications to register the foregoing and the goodwill associated therewith.

“Trade Secrets” means confidential information and ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information that provides the owner with a competitive advantage.

“Transferred Employee” has the meaning specified in Section 6.7(a).

“TUPE Regulations” has the meaning specified in Section 6.7(a).

“U.K. GAAP” means United Kingdom generally accepted accounting principles, consistently applied by Seller.

“U.S. GAAP” means United States generally accepted accounting principles.

“Vacation List” has the meaning specified in Section 4.16(f).

“Working Capital” means an amount equal to the excess of (i) the value of the combined current assets of the Subsidiaries (after eliminating all intercompany adjustments and giving effect to the contribution in accordance with Section 6.7) as of the Closing, determined in accordance with U.K. GAAP, over (ii) the value of the combined current liabilities of the Subsidiaries (after eliminating all intercompany adjustments and giving effect to the contribution in accordance with Section 6.7) as of the Closing, determined in accordance with U.K. GAAP (excluding all deferred Tax liabilities and any Section 338 Taxes) (it being understood that no accrual for vacation or holiday pay shall be taken into account in calculating Working Capital as provided under U.K. GAAP); provided that all calculations of Working Capital shall be made in U.S. dollars using the currency exchange rates published by The Wall Street Journal on the business day immediately preceding the Closing Date; provided further that all liabilities related to the matters disclosed on Schedule 11.1, Excluded Liabilities and the Debt will be excluded from any calculations of Working Capital as Seller is responsible for such matters pursuant to Section 11.1(a)(vii), Section 11.1(a)(v) and Section 2.2(b)(i)(C), respectively.

“Working Capital Statement” has the meaning specified in Section 2.4(b).

ARTICLE II
PURCHASE AND SALE; PURCHASE PRICE

Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase and accept from Seller, all of the Shares. The Purchase Price for such Shares shall be paid as set forth in this Article II. The Purchase Price, as adjusted pursuant to this Agreement, shall be allocated among the Shares of each Subsidiary and the covenant set forth in Section 8.1 for all purposes (including for Tax and financial accounting purposes) as set forth on Schedule 2.1.

Section 2.2 Purchase Price.

(a) General. The aggregate purchase price for the Shares (the “Purchase Price”) shall, subject to adjustment pursuant to Section 2.4, be equal to:

(i) the Closing Date Cash Payment, as adjusted in accordance with Section 2.4; plus

(ii) the Escrow Amount; plus

(iii) the payments of the Earnout Amount, if any, under Section 2.5.

(b) Closing Date Payment. At the Closing, Buyer shall:

(i) pay an amount (the “Closing Date Cash Payment”) equal to (A) $13,000,000 less (B) the Escrow Amount less (C) the unpaid principal amount of, and any accrued interest on, any indebtedness for borrowed money of the Subsidiaries as of the Closing (including any prepayment penalties or fees) (the “Debt”) less (D) the amount, if any, by which the Estimated Working Capital is less than $1,642,155 plus (E) the amount, if any, by which the Estimated Working Capital exceeds $2,463,232 plus (F) the Fee Credit less (G) an amount equal to five times the amount of any cash dividends or cash distributions paid (or the value of any assets distributed) by the Subsidiaries to Seller from the Financial Statements Date prior to or at the Closing (it being acknowledged by Seller that it has no current intention of causing any such divided to be paid or any such distributions to be made) by wire transfer of immediately available funds to the bank account or bank accounts identified by Seller in writing on or before the Closing Date;

(ii) deposit the Escrow Amount with the Escrow Agent by wire transfer of immediately available funds to the bank account identified by the Escrow Agent in writing on or before the Closing Date.

Section 2.3 Escrow Agreement. At the Closing, Buyer, Seller, Seller Representative and Mellon Trust of New England, N.A., as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B hereto (the “Escrow Agreement”), providing for the establishment of an escrow account (the “Escrow Account”) with the Escrow Agent to secure any payments to be made to Buyer pursuant to Section 2.4 or Article XI hereof. At the Closing, Buyer shall deposit into the Escrow Account the Escrow Amount. Following the Closing, Buyer shall deposit into the Escrow Account the amount of the Earnout Amount paid to the Escrow Agent pursuant to Section 2.5(e), if any. The Escrow Amount and the amount of the Earnout Amount paid to the Escrow Agent pursuant to Section 2.5(e), if any, shall be held, invested and disbursed in accordance with the terms, conditions and provisions hereof and of the Escrow Agreement. 50% of the Escrow Agent’s scheduled fees shall be paid by Buyer, and the remaining 50% of the Escrow Agent’s scheduled fees shall be paid by Seller (and Seller shall make reasonable provision for such payment in any dissolution of Seller following the Closing).

Section 2.4 Post-Closing Adjustment to the Purchase Price. The Purchase Price shall be subject to adjustment, if any, at and after the Closing Date as set forth below.

(a) Estimated Working Capital Statement. Not less than five (5) business days prior to the Closing Date, Seller shall deliver to Buyer a statement setting forth its good faith estimate as of such date of Working Capital, along with reasonably detailed supporting calculations (the “Estimated Working Capital”).

(b) Working Capital Statement. As promptly as reasonably practicable but in any event within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to the Seller Representative an unaudited combined balance sheet showing the combined current assets and combined current liabilities of the Subsidiaries as of the Closing, together with a statement (the “Working Capital Statement”) setting forth Buyer’s calculation of Working Capital.

(c) Dispute. Within 30 days following receipt by the Seller Representative of the Working Capital Statement, the Seller Representative shall deliver written notice to Buyer of any dispute it has with respect to the preparation or content of the Working Capital Statement. If the Seller Representative does not notify Buyer of a dispute with respect to the Working Capital Statement within such 30-day period, the Working Capital amount set forth therein will be considered final and binding for purposes of this Agreement. In the event of such notification of a dispute, Buyer and the Seller Representative shall negotiate in good faith to resolve such dispute. If Buyer and the Seller Representative, notwithstanding such good faith effort, fail to resolve such dispute within 15 days after the Seller Representative advises Buyer of its objections, then within 15 days thereafter Buyer and the Seller Representative jointly shall engage the firm of Grant Thornton LLP (the “Arbitration Firm”) to resolve such dispute. Within 30 days thereafter, Buyer and the Seller Representative shall each prepare and submit a presentation to the Arbitration Firm. Within 30 days thereafter, Buyer and the Seller Representative shall cause the Arbitration Firm to issue a statement setting forth its calculation of Working Capital, based solely upon the presentation by Buyer and the Seller Representative. Buyer and Seller shall each pay 50% of all fees and expenses of the Arbitration Firm (and Seller shall make reasonable provision for such payment in any dissolution of Seller following the Closing). All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties. The Working Capital as finally determined in accordance with this Section 2.4(c) shall be the “Final Working Capital.”

(d) Access. For purposes of complying with the terms set forth in this Section 2.4, the Parties shall cooperate with and make available on a reasonably timely basis to the other Party and their respective representatives all information, records, data and working papers including the working papers of their auditors, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes thereunder.

(e) Adjustment.

(i) If Final Working Capital is less than Estimated Working Capital and:

(A) Estimated Working Capital is less than $1,642,155, then the Purchase Price will be adjusted downward by the difference between Final Working Capital and Estimated Working Capital, and the Escrow Agent shall pay to Buyer such amount in cash by wire transfer of immediately available funds from the Escrow Account to an account designated in writing by Buyer to the Escrow Agent.

(B) Estimated Working Capital is greater than $2,463,232, then the Purchase Price will be adjusted downward by the sum of (x) difference between (1) the greater of Final Working Capital and $2,463,232 and (2) Estimated Working Capital and (y) the amount, if any, by which Final Working Capital is less than $1,642,155, and the Escrow Agent shall pay to Buyer such sum in cash by wire transfer of immediately available funds from the Escrow Account to an account designated in writing by Buyer to the Escrow Agent.

(C) Estimated Working Capital is between $1,642,155 and $2,463,232 and Final Working Capital is less than $1,642,155, and then the Purchase Price will be adjusted downward by the difference between Final Working Capital and $1,642,155, and the Escrow Agent shall pay to Buyer such amount in cash by wire transfer of immediately available funds from the Escrow Account to an account designated in writing by Buyer to the Escrow Agent.

(ii) If Final Working Capital is greater than Estimated Working Capital and:

(A) Estimated Working Capital is greater than $2,463,232, then the Purchase Price will be adjusted upward by the difference between Final Working Capital and Estimated Working Capital, and Buyer shall deposit such amount in cash with the Escrow Agent for immediate payment as directed by the Seller Representative.

(B) Estimated Working Capital is less than $1,642,155, then the Purchase Price will be adjusted upward by the sum of (x) difference between (1) the lesser of Final Working Capital and $1,642,155 and (2) Estimated Working Capital and (y) the amount, if any, by which Final Working Capital is greater than $2,463,232, and Buyer shall deposit such sum in cash with the Escrow Agent for immediate payment as directed by the Seller Representative.

(C) Estimated Working Capital is between $1,642,155 and $2,463,232 and Final Working Capital is greater than $2,463,232, then the Purchase Price will be adjusted upward by the difference between Final Working Capital and $2,463,232, and Buyer shall deposit such amount in cash with the Escrow Agent for immediate payment as directed by the Seller Representative.

(iii) If Final Working Capital is equal to the Estimated Working Capital or if both Final Working Capital and Estimated Working Capital are between $1,642,155 and $2,463,232, then the Purchase Price will not be adjusted pursuant to this Section 2.4(e).

(iv) All payments pursuant to this Section 2.4(e) shall be made within five (5) business days of the date on which Final Working Capital is determined pursuant to Section 2.4(c).

Section 2.5 Earnout Payments.

(a) Gross Profit Statement. Promptly following the completion of Buyer’s financial statements for the period ending June 30, 2009, but in no event later than the earlier of August 31, 2009 and the tenth business day following the filing of Buyer’s quarterly report on Form 10-Q for the period ended June 30, 2009, Buyer shall prepare and deliver to the Seller Representative an unaudited statement of Gross Profit, together with a statement (the “Gross Profit Statement”) setting forth Buyer’s calculation of the Earnout Amount. Within 30 days after receipt of such statement, the Seller Representative will deliver to Buyer a written statement describing any questions or objections to the Gross Profit Statement. If the Seller Representative does not raise any questions or objections within such period the Earnout Amount will be considered final and binding for purposes of this Agreement. If the Seller Representative does raise any such questions or objections within such period, Buyer and the Seller Representative shall negotiate in good faith to resolve all such questions and objections and, if any such questions or objections cannot be resolved through the good faith negotiation of Buyer and Seller within 30 days of the delivery of such Gross Profit Statement, then the disputed amount of the Earnout Amount will be determined using the procedures set forth in Section 2.4(c) (with “Gross Profit” substituted for each instance of “Working Capital,” and with “Gross Profit Statement” substituted for each instance of “Working Capital Statement”).

(b) Interim Reports. As an interim measure for informational purposes during the period prior beginning on the Closing Date and ending on June 30, 2009, Buyer shall prepare and deliver to the Seller Representative within 30 days after the filing of Buyer’s quarterly report on Form 10-Q for each fiscal quarter or Form 10-K for the fiscal year, as applicable, a statement setting forth the gross profit of the Business for such fiscal quarter, which may be distributed by the Seller Representative in accordance with the Seller Representative Confidentiality Agreement.

(c) Access. For purposes of complying with the terms set forth in this Section 2.5, the Parties shall cooperate with and make available on a reasonably timely basis to the other Party and their respective representatives all information, records, data and working papers including the working papers of their auditors, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of Gross Profit, the Gross Profit Statement, the calculation of the Earnout Amount and the resolution of any disputes related thereto.

(d) Determination of Earnout Amount.

(i) If Gross Profit is less than or equal to $7,100,000 (the “Threshold Profit”), then Buyer shall not be required to make any payment of the Earnout Amount to Seller.

(ii) If Gross Profit exceeds the Threshold Profit, Buyer shall pay in accordance with Section 2.5(e) an amount in cash equal to the product of (y) two and eight-tenths (2 8/10) multiplied by (z) the amount by which Gross Profit exceeds the Threshold Profit (the “Earnout Amount”); provided, however, the maximum Earnout Amount Buyer shall be obligated to pay shall be $7,000,000.

(e) Payment of Earnout Amount.

(i) To the extent that the Earnout Amount is less than or equal to the Earnout Escrow Cap, Buyer shall deposit the Earnout Amount with the Escrow Agent to be held in the Escrow Account pursuant to the terms of the Escrow Agreement. Any payment deposited pursuant to this Section 2.5(e)(i) (or the remainder thereof, if any, on the Escrow Release Date) shall be released from the Escrow Account on the Escrow Release Date in accordance with Section 11.8.

(ii) To the extent that the Earnout Amount exceeds the Earnout Escrow Cap, Buyer shall (A) deposit the amount by which the Earnout Amount exceeds the Earnout Escrow Cap with the Escrow Agent for immediate payment as directed by the Seller Representative and (B) deposit the Earnout Escrow Cap with the Escrow Agent to be held in the Escrow Account pursuant to the terms of the Escrow Agreement. Any payment deposited pursuant to clause (B) of this Section 2.5(e)(ii) (or the remainder thereof, if any, on the Escrow Release Date) shall be released from the Escrow Account on the Escrow Release Date in accordance with Section 11.8.

(iii) All payments in accordance with Sections 2.5(d) and (e) shall be made within ten (10) business days of the final determination of Gross Profit pursuant to Section 2.5(a) by wire transfer of immediately available funds.

(iv) Notwithstanding anything to the contrary set forth herein, in the event that William Blair International, Ltd. is entitled to any fees or expenses in connection with the payment of any Earnout Amount, all such fees or expenses shall be the distributed out of the Earnout Amount paid by Buyer pursuant to this Section 2.5, provided that William Blair International, Ltd. shall only be entitled to a portion of the payment, if any, made pursuant to clause (B) of Section 2.5(e)(ii) or upon the ultimate release of any funds on the Escrow Release Date, and Buyer shall have no other obligation or liability with respect thereto.

(f) Operational Control of Buyer. Buyer acknowledges its current intention to use commercially reasonable efforts to pursue and support the Business in good faith after the Closing in such a manner that will provide Seller the reasonable opportunity to maximize the Earnout Amount. Without limiting the generality of the foregoing, Buyer agrees to (i) use commercially reasonable efforts to assist Seller (and the Business following the Closing) with developing commercial relationships with the parties identified on Schedule 2.5(f), and (ii) report on a periodic basis with respect to, and provide reasonable access to the Seller Representative to observe and participate in any meetings regarding, strategic planning for the Business during the period from the Closing through June 30, 2009. Subject to the foregoing but notwithstanding any other provision to the contrary contained herein, Seller acknowledges that (i) the power and right to the control of the Business on and after the Closing as well as the operations of Buyer and its subsidiaries will rest ultimately with Buyer and its board of directors and stockholders; (ii) Buyer intends to exercise or refrain from exercising such power and right as it may in good faith deem appropriate and in the best overall interests of Buyer and the operations as a whole of the Subsidiaries (following the Closing) taking into account the Subsidiaries’ conditions and prospects from time to time; and (iii) Buyer’s good faith operation of the Business following the Closing may impact the timing of income and expenses in a manner that could decrease Gross Profit for any period.

ARTICLE III
CLOSING

Section 3.1 Closing Date. The Closing shall be consummated on a date and at a time agreed upon by Buyer and Seller, but in no event later than the third business day after the conditions set forth in Articles IX and X have been satisfied or waived. The Closing shall be consummated at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or at such other time and place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held is referred to herein as the “Closing Date.”

Section 3.2 Payments on the Closing Date. At the Closing Buyer shall make the payments and take the actions set forth in Section 2.2(b).

Section 3.3 Buyer’s Additional Closing Date Deliveries. At the Closing Buyer shall deliver to Seller all of the following:

(a) The certificates contemplated by Section 10.1 and Section 10.2, duly executed by a duly authorized officer of Buyer;

(b) A counterpart of the Escrow Agreement, duly executed by a duly authorized officer of Buyer;

(c) An opinion from Morgan, Lewis & Bockius LLP, counsel to Buyer, dated the Closing Date, in form and substance agreed to by Seller prior to the date hereof; and

(d) Such other documents, instruments, certificates and agreements as may be reasonably required by Seller to consummate and give effect to the transactions contemplated by this Agreement.

Section 3.4 Seller’s Closing Date Deliveries. At the Closing Seller shall cause to be delivered to Buyer all of the following:

(a) A certificate of the Secretary of Seller, given on behalf of Seller and not in an individual capacity, certifying as to the resolutions of the board of directors of Seller authorizing the transfer of the Shares to Buyer (or its nominee);

(b) Duly executed transfers of the Shares in favor of Buyer, together with the share certificates (or an indemnity in respect of any lost or destroyed share certificate) relating to the Shares;

(c) A power of attorney in the agreed form in respect of the exercise of the rights attaching to the Shares pending registration of the transfer of the Shares;

(d) A counterpart of the Escrow Agreement, duly executed by Seller and the Seller Representative;

(e) The common seal (if any), statutory books and other organizational record books of each Subsidiary;

(f) The certificates contemplated by Sections 9.1, 9.2 and 9.3 duly executed by a duly authorized officer of Seller;

(g) The written resignations or other evidence of removal (by shareholder or board action) of each director and officer of the Subsidiaries specified in writing by Buyer;

(h) An opinion from Sidley Austin LLP, counsel to Seller, dated the Closing Date, in form and substance agreed to by Buyer prior to the date hereof;

(i) Certificate of PTL, in form and substance reasonably acceptable to Buyer, to the effect that PTL is not a “U.S. real property holding corporation” for purposes of Section 897 and 1445 of the Code and the regulations promulgated thereunder; and

(j) Such other documents, instruments, certificates and agreements as may be reasonably required by Buyer to consummate and give effect to the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth in the disclosure schedules attached hereto (the “Schedules”), Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization and Authority. Seller has been duly organized and is validly existing under the laws of England and Wales. Seller has the requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized and approved by Seller’s board of directors and do not require any further authorization or consent of Seller (assuming the receipt of the Seller Shareholder Approval). This Agreement has been duly authorized, executed and delivered by Seller and is (assuming the valid authorization, execution and delivery by Buyer) the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

Section 4.2 Title to Shares. (a) Seller is the sole record and beneficial owner of the Shares to be sold and delivered to Buyer pursuant to this Agreement, free and clear of all Encumbrances, and does not own any other shares of capital stock or other equity interests in the Subsidiaries other than the Shares. The Shares represent all of the issued and outstanding shares of capital stock or equity interests in the Subsidiaries (including any convertible or exercisable securities). All of the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights and were not issued in violation of the terms of any Contract binding upon Seller or any Subsidiary, and were issued in compliance with all applicable organization documents of Seller or any Subsidiary and all applicable securities laws and regulations. Except for this Agreement, there are no agreements, arrangements, warrants, options, puts, rights or other commitments, plans or understandings of any character assigned or granted by Seller or any Subsidiary or to which Seller or any Subsidiary is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any of the Shares.

(b) PTL is the sole record and beneficial owner of all the shares of capital stock or other equity interests (the “LS Shares”) in LightSource Laboratories Limited, a private limited company incorporated in England and Wales (“LightSource”), free and clear of all Encumbrances, and does not own any other shares of capital stock or other equity interests in Lightsource. The LS Shares represent all of the issued and outstanding shares of capital stock or equity interests in Lightsource (including any convertible or exercisable securities). The LS Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights and were not issued in violation of the terms of any Contract binding upon Seller or any Subsidiary, and were issued in compliance with all applicable organization documents of Seller or any Subsidiary and all applicable securities laws and regulations. Except for this Agreement, there are no agreements, arrangements, warrants, options, puts, rights or other commitments, plans or understandings of any character assigned or granted by Seller or to which Seller is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any of the LS Shares.

Section 4.3 Subsidiaries; Power and Authority.  (a) Each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Subsidiaries is duly qualified in all material respects to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary. Each of the Subsidiaries has the requisite power and authority to own or lease and operate its assets and to carry on the Business in the manner that it was conducted immediately prior to the date of this Agreement. The officers and directors of the Subsidiaries are set forth on Schedule 4.3.

(b) The authorized share capital or capital stock, as applicable, of (i) LightSource Laboratories Limited consists of 1,000 ordinary shares, par value £1.00 per share, of which 302 shares are issued and outstanding; (ii) PTL consists of 250,000,000 ordinary shares, par value 0.01p per share, of which 30,395,880 shares are issued and outstanding and (iii) Photo Therapeutics, Inc. consists of 100 shares of common stock, par value, $1.00 per share, of which 100 shares are issued and outstanding.

Section 4.4 Investments. Except for ownership of capital stock or, as the case may be, ordinary shares, of the Subsidiaries, Seller does not, directly or indirectly, own, of record or beneficially, any outstanding equity interests in any corporation, partnership, joint venture or other entity.

Section 4.5 Consents and Approvals. (a) Except as set forth in Schedule 4.5, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby (i) will contravene or violate any Requirement of Law or Court Order which is applicable to Seller or any Subsidiary, (ii) will result in a material Default under, or require the consent or approval of any party to, any Material Contract relating to the Business or its assets or by which Seller or any Subsidiary is a party or otherwise bound, or (iii) require Seller or any Subsidiary to notify or obtain any consent from any Governmental Body.

(b) The only vote or consent of holders of any class or series of shares of Seller necessary to consummate the transactions contemplated hereby is the approval of the transactions contemplated hereby by the affirmative vote of the holders of at least 75% of the outstanding ordinary shares of Seller that are entitled to vote and present, in person or by proxy, at the special meeting (the “Seller Shareholder Approval”). Prior to the date of this Agreement, Seller has duly called and given notice of a meeting of its shareholders (the “Seller Shareholders Meeting”) in the Seller Proxy Statement for the purpose of obtaining the Seller Shareholder Approval. In the Seller Proxy Statement, Seller, through its board of directors, has recommended to its shareholders that they approve the transactions contemplated hereby. The shareholders of Seller that are party to a Voting Agreement as of the date of this Agreement, hold shares of capital stock of Seller such that a quorum of the shareholders of Seller will be present, in person or by proxy, at the Seller Shareholders Meeting (in accordance with Seller’s Memorandum and Articles of Association).

Section 4.6 Financial Statements. (a) Schedule 4.6 contains (i) the audited consolidated balance sheet of Seller and the Subsidiaries as of December 31, 2007 and the audited consolidated statements of income and cash flow of Seller and the Subsidiaries for the year then ended, and the audit report of the auditors of Seller and the Subsidiaries with respect thereto, and (ii) the unaudited consolidated balance sheet of Seller and the Subsidiaries as of the Financial Statements Date and the unaudited consolidated statement of income of Seller and the Subsidiaries for the three month period then ended. Except as set forth therein and except as set forth in Schedule 4.6, such balance sheet and statements of income and cash flows have been prepared in conformity, in all material respects, with U.K. GAAP, and such balance sheets and related statements of income and cash flows present fairly in accordance with U.K. GAAP, in all material respects, the financial position and results of operations of Seller and the Subsidiaries, as of its date and for the period covered thereby, subject, in the case of the unaudited financial statements, to (i) the absence of footnote disclosure, and (ii) changes resulting from normal year end adjustments, none of which, individually or in the aggregate, are material. Except as described in Schedule 4.6, all material Liabilities of Seller and the Subsidiaries as of the Financial Statements Date required to be reflected or reserved for by U.K. GAAP on a consolidated balance sheet of Seller and the Subsidiaries as of the Financial Statements Date are reflected or reserved in the balance sheet of Seller and the Subsidiaries as of the Financial Statements Date contained in Schedule 4.6.

(b) Seller and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with UK GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) All Liabilities of Seller to be contributed to the Subsidiaries, in accordance with Section 6.7, are set forth on Schedule 4.6(c)

Section 4.7 Operations Since Financial Statements Date. Except as set forth on Schedule 4.7, since the Financial Statements Date, Seller and the Subsidiaries have conducted the Business only in the ordinary course and there has not been with respect to the Business or Seller and the Subsidiaries:

(a) any change that has had or is reasonably likely to have a Material Adverse Effect;

(b) except as has occurred in the ordinary course of business and consistent as to timing and amount with past practices or as pursuant to applicable Requirements of Law or the terms of any Benefit Plan: (i) any increase in the compensation payable or to become payable to or for the benefit of any of its employees; (ii) any increased security or tenure of employment with respect to any of its employees; (iii) any increase in the amount payable to any of its employees upon the termination of such persons’ employment; or (iv) any increase, augmentation or improvement in benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement;

(c) any sale, assignment or transfer of material assets, or any additions to or transactions involving any material assets;

(d) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

(e) any distributions or payments to any Affiliate of Seller or any Subsidiary;

(f) any capital expenditure involving in any individual case more than $100,000 (or the equivalent thereof in any other currency);

(g) any declaration or payment of any dividend or other distribution on the capital stock of Seller; or

(h) any incurrence of any debts for money borrowed.

Section 4.8 Taxes. Except as set forth on Schedule 4.8, (a) Seller and each Subsidiary have filed all material Tax Returns required to have been filed on or before the date hereof with respect to Seller or the Subsidiaries and such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (b) all Taxes owed by Seller and each Subsidiary (whether or not shown on any Tax Return) have been timely paid; (c) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; (d) all Tax deficiencies asserted in writing or Tax assessments made in writing as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full; (e) to the Knowledge of Seller, there is no current or threatened investigation of Seller or any of the Subsidiaries with respect to the Tax liability of any of them in any jurisdiction; (f) the Subsidiaries have, in accordance with U.K. GAAP or U.S. GAAP, as the case may be, provided for, in their books of account and related records, liability for all unpaid Taxes, being current Taxes not yet due and payable; (g) to the Knowledge of Seller, no claim has ever been made by a taxing authority in a jurisdiction other than that in which Seller or the relevant Subsidiary is incorporated that Seller or the relevant Subsidiary is or may be subject to taxation by that jurisdiction; (h) there are no material liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Seller or the Subsidiaries; (i) all material related party transactions involving Seller, and any of its Subsidiaries or Affiliates, have been on terms commensurate with arm’s length terms; (j) neither Seller nor any of its Subsidiaries has entered into any transaction that is or would be under the Code either a “listed transaction” or one that Seller believes in good faith is a “reportable transaction” (each as defined in Treas. Reg. § 1.6011-4) and (k) all documents in the possession of any Subsidiary and which any Subsidiary may need (as determined by Seller acting reasonably) to enforce, defend or produce in a Court of England or Wales, or to present to a UK tax authority, and which are subject to stamp duty have been duly stamped.

Section 4.9 Governmental Permits. Seller and the Subsidiaries own, hold or possess all material licenses, franchises, permits, privileges, immunities, approvals and other material authorizations from a Governmental Body that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct the Business and to manufacture and sell the Products, each as conducted immediately prior to the date of this Agreement (herein collectively called “Governmental Permits”). Each of Seller and the Subsidiaries has complied in all material respects with all terms and conditions of the Governmental Permits and is not in material Default, nor since January 1, 2005 has it received any written notice of, any claim of material Default with respect to the Governmental Permits.

Section 4.10 Real Property. Neither Seller nor any of the Subsidiaries owns any real or freehold property or holds any option to acquire any real or freehold property. Schedule 4.10 sets forth the leasehold interests held by Seller and the Subsidiaries. Neither Seller nor any of the Subsidiaries is in material Default under any such lease, nor has Seller or any of the Subsidiaries received notice of any Default under any such lease. Seller has paid all rents and other material charges to the extent due and payable under each lease. There are no leases, subleases, licenses, concessions or any other contracts or agreements granting to any person or entity other than Seller or the Subsidiaries any right to the possession, use, occupancy or enjoyment of any real property leased by Seller or the Subsidiaries or any portion thereof.

Section 4.11 Intellectual Property. (a) Seller and the Subsidiaries either: (i) own the entire right, title and interest in and to the Intellectual Property that is necessary in the conduct of the business as currently conducted, free and clear of any Encumbrance or (ii) have a valid contractual right or license to use all Intellectual Property that is necessary in the conduct of the Business.

(b) Schedule 4.11(b) sets forth a true, complete and accurate list of (i) all Owned Intellectual Property, including the name of the entity that owns each item scheduled, and (ii) all agreements pursuant to which Seller or any Subsidiaries license any Owned Intellectual Property or Business Intellectual Property.

(c) (i) All Owned Intellectual Property and Business Intellectual Property are in force or pending and in good standing and, to the Knowledge of Seller, all Owned Intellectual Property and Business Intellectual Property are valid, all without challenge of any kind and (ii)  Seller and the Subsidiaries have the sole right to bring actions for infringement or unauthorized use of the Owned Intellectual Property.

(d) To the Knowledge of Seller, as of the date of this Agreement, (i) no infringement, misappropriation or other violation by Seller or the Subsidiaries of any Copyrights, Patent Rights, Trademarks, Trade Secrets and Software of any other Person has occurred or resulted in any way from the conduct of the Business, and (ii) except as set forth in Schedule 4.11(d)(ii), no written notice of a claim of any infringement of any Copyrights, Patent Rights, Trademarks and Trade Secrets of any other Person has been made or asserted to Seller or the Subsidiaries in respect of the conduct of the Business.

(e) No proceedings are pending or, to the Knowledge of Seller, threatened against Seller or the Subsidiaries which challenge the validity or ownership of any Owned Intellectual Property. To the Knowledge of the Seller, there are no proceedings pending or threatened against Seller or the Subsidiaries which challenge the validity, ownership or the Seller’s or the Subsidiaries’ use of Intellectual Property that Seller or the Subsidiaries are licensed to use in the conduct of the Business.

(f) To the Knowledge of Seller, Schedule 4.11(f) sets forth a true, complete and accurate list of all Third Parties who infringe, misappropriate or otherwise violate Owned Intellectual Property or Business Intellectual Property, including information reflecting which Third Parties have been contacted by Seller and the Subsidiaries regarding such infringements.

(g) Schedule 4.11(g) sets forth a true, complete and accurate list of all Third Parties who have provided written notice of Copyrights, Patent Rights, Trademarks, Trade Secrets and Software to Seller and the Subsidiaries.

(h) Seller and the Subsidiaries have taken commercially reasonable precautions in all material respects to protect material Owned Intellectual Property and the Seller’s or the Subsidiaries’ use of Business Intellectual Property in accordance with industry practices.

(i) Except as set forth in Schedule 4.11(i), each Key Intellectual Property Employee of Seller or the Subsidiaries has entered into a confidentiality and intellectual property assignment agreement, in the form provided to Buyer prior to the date hereof.

Section 4.12 Title to Property. Except for assets disposed of in the ordinary course of business: (a) as of the date hereof Seller and the Subsidiaries have valid title to each item of equipment and other tangible personal property reflected on the Financial Statements as owned by Seller and the Subsidiaries, free and clear of all Encumbrances, except for Permitted Encumbrances; and (b) as of the Closing Date, the Subsidiaries will have valid title to each item of equipment and other tangible personal property reflected on the Financial Statements as owned by Seller and the Subsidiaries, free and clear of all Encumbrances, except for Permitted Encumbrances. All assets of Seller which are necessary for the conduct of the Business and required to be contributed to the Subsidiaries, in accordance with Section 6.7, are set forth on Schedule 4.12. At the Closing, the assets of the Subsidiaries will be sufficient for the conduct and operation of the Business, as currently conducted, by Buyer following the Closing, in all material respects in the same manner as conducted and operated by Seller or the Subsidiaries on or prior to the Closing Date. Except pursuant to leases described on any Schedule hereto: (a) as of the date hereof, no Person other than Seller and the Subsidiaries owns any material item of equipment and other tangible personal property situated on the facilities used by Seller and the Subsidiaries in the Business (other than immaterial items of personal property owned by Seller’s and the Subsidiaries’ employees) which are necessary to the operation of the Business; and (b) as of the Closing Date, no Person other than the Subsidiaries will own any material item of equipment and other tangible personal property situated on the facilities used by Seller and the Subsidiaries in the Business (other than immaterial items of personal property owned by Seller’s and the Subsidiaries’ employees) which are necessary to the operation of the Business.

Section 4.13 No Violation, Litigation or Regulatory Action.

(a) Seller and the Subsidiaries have complied in all material respects with all applicable Requirements of Law and Court Orders and all Court Orders to which Seller or any Subsidiary is a party are listed on Schedule 4.13.

(b) Seller and the Subsidiaries have made all material filings or notifications required to be made by them under any Requirements of Law and Court Orders applicable to the Business, Seller or any Subsidiary, or Seller’s or the Subsidiaries’ assets.

(c) There are no material lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller or any of the Subsidiaries.

(d) There is no action, suit or proceeding pending or, to the Knowledge of Seller, threatened that questions the legality of the transactions contemplated by this Agreement.

(e) Neither Seller nor any Subsidiary has otherwise taken any action that would cause Seller or any Subsidiary to be in violation in any material respect of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the Anti-Kickback Act of 1986 (“Anti-Kickback Act”), laws restricting the payment of contingent fee arrangements, or any applicable Requirements of Laws of similar effect. There is no material charge, proceeding or, to the Knowledge of Seller, investigation by any Governmental Body with respect to a violation of the FCPA or Anti-Kickback Act that is now pending or, to the Knowledge of Seller, has been asserted or threatened with respect to Seller or any Subsidiary.

Section 4.14 Contracts. (a) Schedule 4.14 lists all of the following Contracts (collectively, the “Material Contracts”):

(i) each Contract or group of related Contracts under which Seller or any Subsidiary has agreed to provide products or services and which contain a commitment on the part of any Person or Persons to make future payments during any twelve (12) month period to Seller or any Subsidiary for such services in an aggregate amount in excess of $100,000 (or the equivalent thereof in any other currency);

(ii) each collective bargaining agreement or Contract with any labor union;

(iii) each Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance (other than Permitted Encumbrances) on any portion of the assets of Seller or any Subsidiary;

(iv) each guaranty by Seller or any Subsidiary of any obligation for borrowed money or other guaranty of an obligation or liability of a third party;

(v) each Contract or group of related Contracts with the same party under which Seller or any Subsidiary has agreed to purchase products or services and which contain a commitment on the part of Seller or any Subsidiary to make future payments to any Person or Persons for such services in an aggregate amount in excess of $100,000 (or the equivalent thereof in any other currency);

(vi) each Contract that restricts the ability of Seller or any Subsidiary to conduct any business anywhere in the world, including any arrangement that (A) purports to restrict or impair the right of Seller or any Subsidiary to compete with any Person or solicit or hire any Person for employment (other than mutual non-solicitation covenants contained in agreements with customers or subcontractors entered into in the ordinary course of business), or (B) includes covenants restricting the development, marketing or distribution of the products or services of Seller or any Subsidiary;

(vii) each Contract that establishes a partnership, joint venture or other similar arrangement;

(viii) any Contract that is an exclusive dealing, requirements or take-or-pay contract or pursuant to which Seller or any Subsidiary has granted, or agreed to grant, to another Person exclusive rights with respect to any goods or services, items of the Owned Intellectual Property or Business Intellectual Property, or territory or pursuant to which Seller or any Subsidiary has granted, or agreed to grant, any customer right to “most favored nation” pricing terms;

(ix) any Contract that provides for the sale or lease of any assets of Seller or any Subsidiary with a book value in excess of $100,000 (or the equivalent thereof in any other currency);

(x) any other material Contract that is otherwise not required to be listed in this Schedule 4.14 and is not cancelable by Seller or any Subsidiary (without penalty, cost or other liability) upon thirty (30) days’ notice.

(b) Neither Seller nor any of the Subsidiaries is in material Default under any Material Contract and, to the Knowledge of Seller, no other Person that is party to any Material Contract is in Default under such Material Contract. Each Material Contract constitutes a legal, valid and binding obligation of Seller or the Subsidiary, as applicable, and to the Knowledge of Seller, each other Person that is party to any Material Contract, enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

Section 4.15 Environmental Compliance. Except as disclosed on Schedule 4.15 and except as would not reasonably be expected to result in a material Liability to Seller or the Subsidiaries, with respect to Seller, the Subsidiaries and the Business, there are and have been: (a) to the Knowledge of Seller, no releases of Hazardous Materials at or from any property during the period it was owned or leased by Seller or any Subsidiary, (b) to the Knowledge of Seller, no judicial or administrative proceedings, order, judgment, decree or settlement alleging or addressing a violation of or liability under any applicable Environmental Law by Seller or the Subsidiaries, (c) no underground storage tanks owned by Seller, or located at any facility owned or operated by Seller or any Subsidiary, (d) to the Knowledge of Seller, no facts, circumstances, or conditions that could reasonably be expected to restrict, under any Environmental Law or Environmental Permit in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any property now owned, operated, leased or otherwise used by Seller or any Subsidiary, (e) no requests received by Seller or any Subsidiary under any of the applicable Environmental Laws for information relating to any of the property now or at any time owned, operated, leased or otherwise used by Seller, (f) no unsatisfied financial assurance or closure requirements under the applicable Environmental Laws pertaining to any property on account of Seller’s or any Subsidiary’s use or ownership of such property, (g) to the Knowledge of Seller, no contaminant levels resulting from any releases of Hazardous Materials at or from the properties now owned, operated, leased or otherwise used by Seller or any Subsidiary that do not meet applicable remediation standards under applicable Environmental Law, (h) in relation to real property situated in the United States of America, to the Knowledge of Seller, no properties owned, operated, leased or otherwise used by Seller or any Subsidiary that are now or have in the past been listed on the National Priorities List of sites under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.) (“CERCLA”) or the CERCLA Information System, (i) to the Knowledge of Seller, no asbestos-containing material, lead-based paint or equipment containing polychlorinated biphenyls located at any of the facilities or properties now used by Seller or any Subsidiary, (j) to the Knowledge of Seller, no information provided by or to any applicable governmental authority of any actual, threatened or suspected releases of Hazardous Materials at or from the properties now owned, operated, leased or otherwise used by Seller or any Subsidiary, or, in respect of Seller properties, any violation of an Environmental Permit, term or other requirement of applicable Environmental Laws and (k) no liability under applicable Environmental Laws with respect to the cleanup or investigation at any facility or property owned, operated, leased or otherwise used by Seller or any Subsidiary resulting from the disposal or treatment (with a transporter or otherwise) of Hazardous Materials by Seller. This Section 4.15 contains the sole representations and warranties made by Seller with respect to applicable Environmental Laws or any other Environmental Matter, and no representation or warranty as to Environmental Laws or any other Environmental Matter is intended, or shall be implied, from any of the other provisions in this Agreement.

Section 4.16 Employee Relations and Agreements. (a) Schedule 4.16(a) contains a materially accurate and complete list of all Benefit Plans and Seller and the Subsidiaries have no current liability, directly or indirectly as a result of an ERISA Affiliate, with respect to any other benefit plan or arrangement and have no commitment or obligation to establish any other benefit plan or arrangement. Seller and the Subsidiaries have made available to Buyer copies of all material documents (including, as applicable, material employment agreements to which Seller or the Subsidiaries are party, the most recent plan document, all plan amendments, the most recent summary plan description and the most recent determination or opinion letter from any Governmental Body) embodying the Benefit Plans. Other than Seller and the Subsidiaries, there are no other ERISA Affiliates.

(b) Schedule 4.16(b) lists each of the officers, directors, consultants and employees employed or engaged by Seller or the Subsidiaries and the aggregate base salary paid by Seller or each of the Subsidiaries to officers, directors, consultants and employees. Seller and the Subsidiaries have made available to Buyer true and correct copies of the standard terms and conditions of employment applicable to employees in the United Kingdom of Seller and the Subsidiaries. Seller and the Subsidiaries have made available to Buyer copies of the terms and conditions of employment applicable to Key Employees and the offer letters with respect to employees of Seller or the Subsidiaries in the United States, including, in each case, the terms and conditions of any bonus opportunities or commissions applicable to such Key Employee or employee. Except as set forth on Schedule 4.16(b), all employees of Seller and the Subsidiaries as of the date hereof may be terminated by not more than three months’ contractual notice of termination and without payment of damages or compensation (other than a statutory redundancy payment).

(c) As of the date hereof: (i) no employees of Seller or any Subsidiary are represented by a labor union or organization, (ii) no labor union or organization has been certified or recognized as a representative of any employee of Seller or any Subsidiary, (iii) there are no pending or, to the Knowledge of Seller, threatened representation campaigns, elections or proceedings concerning union representation involving any employees of Seller or any Subsidiary and (iv) other than in the ordinary course of business with respect to the Benefit Plans, there are no claims, demands, arbitrations or material grievances pending or, to the Knowledge of Seller, threatened, between any of Seller and the Subsidiaries, on the one hand, and any of their respective employees or any actual or claimed representative thereof, on the other hand.

(d) Except as set forth in Schedule 4.16(d), as of the date hereof, (i) there are no employees of Seller or any Subsidiary who are currently on a leave of absence which is anticipated to last more than three (3) months; (ii) Seller and the Subsidiaries have not given or received notice to terminate the employment or engagement of any employee or independent contractor as of a date following the date of this Agreement; (iii) there is no person previously employed by Seller or the Subsidiaries who now has a statutory or contractual right to return to work or be reinstated or re-engaged by the Subsidiaries; (iv) Seller and the Subsidiaries have not made any assurance or undertaking to any of their employees as to any future change to their remuneration or benefits in connection with this Agreement, (v) all contracts between Seller and the Subsidiaries and their employees in the United Kingdom materially complies with the relevant statutory requirements; (vi) no employee is currently subject to any discipline or grievance proceedings; and (vii) Seller and the Subsidiaries do not use the services of agency workers, independent contractors or “leased employees” as defined in section 414(n) of the Code (or comparable provision of any applicable Requirements of Law).

(e) Except as set forth on Schedule 4.16(e), within the period of one year ending on the date of this Agreement, Seller and the Subsidiaries have not (i) made or started implementation of any collective dismissals that are reasonably expected to require notification to any Governmental Body or notification to or consultation with any trade union, works council, staff association or other body representing employees or (ii) been a party to any transfer of a business or undertaking that is reasonably expected to require notification to or consulting with any trade union, works council, staff association or other body representing employees.

(f) No material amounts due to, or in respect of, any of the employees or any former employee of Seller or any Subsidiary other than amounts not yet due for payment, including salary, expenses to be reimbursed, holiday pay, PAYE, National Insurance, pension contributions, other levies or contributions in any jurisdiction, are in arrears or unpaid. Seller has delivered to Buyer a list of the vacation entitlement of each employee of Seller or any Subsidiary as of the Financial Statements Date (the “Vacation List”). Except as set forth on Schedule 4.16(f), other than loans under employee benefit plans or unreimbursed business expenses, neither Seller nor the Subsidiaries have made any loan or advance to any employee or any future or former director, officer or employee of Seller or the Subsidiaries which is outstanding.

(g) All Benefit Plans are in compliance with all applicable Requirements of Laws in all material respects and, if applicable, have received all required approvals from the relevant Governmental Body and have been operated in accordance with their respective terms in all material respects. There are no underfunded liabilities under or in respect of the Benefit Plans which are pension plans and subject to funding requirements, and all contributions or other payments required to be made to or in respect of the Benefit Plans prior to the date of this Agreement have been made. No action is pending, or to the Knowledge of Seller, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of Seller, no fact or event exists that would reasonably be expected to give rise to any such action.

(h) None of the Benefit Plans provides for payment of “parachute payments” (as defined in section 280G(b)(2) of the Code), separation, severance, termination or similar type benefits to any Person or obligates Seller or the Subsidiaries to pay separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of an event occurring under section 280G(b)(2)(A)(i) of the Code. Except as required by applicable Requirements of Law, none of the Benefit Plans provides for retiree medical, disability or life insurance benefits for any current or former employee, officer or director of Seller, the Subsidiaries or any Affiliate. No Benefit Plan is an “employee stock ownership plan” (as defined in section 4975(e)(7) of the Code). Neither Seller nor the Subsidiaries has declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

(i) To the Knowledge of Seller, (i) all Persons classified by the Subsidiaries as independent contractors in the United States satisfy the applicable Requirements of Law to be so classified, (ii) the Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so, and (iii) the Subsidiaries have no obligation to provide benefits with respect to such Persons under Benefit Plans or otherwise.

(j) Each Benefit Plan that is subject to section 409A of the Code has been maintained and operated in material, good faith compliance with the proposed and/or final regulations and related guidance issued with respect to section 409A of the Code and has been, or will be prior to the Closing Date, amended to comply with section 409A of the Code and no Benefit Plan subject to section 409A of the Code triggers the imposition of penalty taxes under section 409A of the Code.

(k) To the Knowledge of Seller, there has been no prohibited transaction (within the meaning of section 406 of ERISA or section 4975 of the Code or comparable provision of any other applicable Requirements of Law) with respect to any Benefit Plan (for which an exemption does not exist under section 408 of ERISA or section 4975(d) of the Code or comparable provision of any other applicable Requirements of Law), which would reasonably be expected to result in the imposition of any material liability on such Benefit Plan, Seller or the Subsidiaries. Neither Seller nor the Subsidiaries has incurred any material liability for any penalty or tax arising under sections 4971, 4972, 4980 or 4980B of the Code (or comparable provision of any other applicable Requirements of Law), and, to the Knowledge of Seller, no fact or event exists which would reasonably be expected to give rise to any such liability.

Section 4.17 Customer and Supplier Relations. Schedule 4.17 sets forth: (a) each customer that accounted for $100,000 (or the equivalent thereof in any other currency) or more of Seller’s and the Subsidiaries’ total sales during the twelve month period ending on March 31, 2008; and (b) each supplier from which Seller or any Subsidiary purchased $100,000 (or the equivalent thereof in any other currency or more of supplies during the twelve month period ending on March 31, 2008. Since the Financial Statements Date, no customer or supplier of Seller or any Subsidiary identified on Schedule 4.17 has terminated or has given written notice to Seller or any Subsidiary prior to the date hereof of an intention or plan to terminate any of its Contracts with Seller or any Subsidiary, or reduce or change all or a substantial portion of its business relationship with Seller or any Subsidiary in any material respect.

Section 4.18 Insurance. Seller’s and the Subsidiaries’ current insurance coverage is listed on Schedule 4.18. All material insurance policies owned or held by or on behalf of Seller or any Subsidiary are reasonably believed to be adequate for the businesses engaged in by Seller and the Subsidiaries. All insurance policies maintained by Seller and the Subsidiaries are in full force and effect in all material respects and provide insurance in such amounts and against such risks as the management of Seller reasonably has determined to be prudent in accordance with industry practices or as is required by law or regulation, and all premiums due and payable thereon have been paid. Neither Seller nor any Subsidiary is in material breach or default of any of such insurance policies. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will violate or require consent under any insurance policies maintained by Seller and the Subsidiaries.

Section 4.19 Warranties and Products Liability. (a) There are no written warranties outstanding with respect to any products currently or formerly manufactured, sold, distributed, provided, shipped or licensed by Seller or the Subsidiaries (“Products”), beyond those set forth in the standard conditions of sale or service. Each Product sold, distributed, provided, shipped or licensed by Seller or any of the Subsidiaries has been in conformity with all applicable contractual commitments and warranties in all material respects. To the Knowledge of Seller, there are no material design, manufacturing or other defects with respect to any Products. Each Product that has been sold, distributed, provided, shipped or licensed by Seller or any Subsidiary prior to Closing contains all material warnings or other disclosures required by the Requirements of Law.

(b) Seller and each of the Subsidiaries have complied in all material respects with all Requirements of Law in the manufacture, sale and distribution of its Products. Seller has not received any notice from any Governmental Body claiming that a Product is not currently in compliance with any relevant requirement of such Governmental Body.

Section 4.20 Products. (a) Since January 1, 2005, neither Seller nor any Subsidiary has received from any applicable Governmental Body a rejection letter, refusal to file letter, not approvable letter or any similar correspondence relating to any permits or licenses required for the Products (other than such letters or correspondence that relate to matters subsequently resolved to the satisfaction of such Governmental Body by the action of Seller or any Subsidiary and not by Seller’s or any Subsidiary’s abandonment of or modification to such permit or license that materially impairs the Business as currently conducted).

(b) Since January 1, 2005, neither Seller nor any Subsidiary has received any written notice from any Governmental Body claiming that a Product is not currently in compliance in any material respect with any relevant requirement of such Governmental Body.

(c) Seller has at all material times complied in all material respects with adverse event reporting requirements with respect to each Product.

Section 4.21 Information Supplied. None of the information supplied or to be supplied by Seller specifically for inclusion or incorporation by reference in the Buyer Proxy Statement or the proxy materials delivered to the shareholders of Seller (the “Seller Proxy Statement”) will at the time it is first mailed to the shareholders or stockholders of Seller or Buyer and at the time of the Seller Shareholders Meeting and the Buyer Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication by Seller with respect to the solicitation of proxies for the Seller Shareholders Meeting and the Buyer Stockholder Meeting which has become false or misleading.

Section 4.22 No Brokers. Except for the services of William Blair International, Ltd., neither Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. The Subsidiaries have no obligation to William Blair International, Ltd. with respect to any fee or expenses payable to it in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

Section 5.1 Organization of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

Section 5.2 Authority; Approvals. (a) Buyer has the corporate power and corporate authority to execute, deliver and perform this Agreement and the Escrow Agreement. The execution, delivery and performance of this Agreement and the Escrow Agreement by Buyer have been duly authorized and approved by Buyer’s board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by the other parties hereto) is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and the Escrow Agreement has been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by the other party or parties thereto) a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(b) The only vote or consent of holders of any class or series of capital stock of Buyer necessary to approve and adopt this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby is the approval of the Financing, including the securities issuable in the Financing, by the affirmative vote of a majority of the shares of common stock of Buyer present in person and voting on the issue or represented by proxy and voting on the issue at the Buyer Stockholders Meeting (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal) (the “Buyer Stockholder Approval”).

Section 5.3 No Violation, Litigation or Regulatory Action. (a) As of the date of this Agreement, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer or its subsidiaries which are reasonably expected to have a material adverse effect on Buyer or the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

(b) As of the date of this Agreement, there is no action, suit or proceeding pending or, to the Knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement.

(c) Buyer and its subsidiaries have complied with all applicable Requirements of Law and Court Orders, other than those instances of noncompliance which would not reasonably be expected to have a material adverse effect on Buyer.

Section 5.4 Financing. Buyer has delivered to Seller a true and complete copy of the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof to be entered into concurrently with this Agreement by and between Buyer and Perseus Partners VII, L.P. (“Perseus”), that will provide for convertible debt financing in an aggregate amount set forth therein (the “Financing”). Other than the Securities Purchase Agreement (including any agreements ancillary thereto and the related letter of intent), there are no side letters or other agreements or arrangements relating to the Financing to which Buyer or any of its Affiliates is a party. Except for the Buyer Stockholder Approval, there are no conditions precedent or other similar contractual contingencies related to the funding of the full amount of the Financing, other than as set forth in the Securities Purchase Agreement. The aggregate proceeds contemplated by Securities Purchase Agreement will be sufficient for Buyer to pay the Purchase Price, including the maximum Earnout Amount as contemplated by Article II.

Section 5.5 SEC Filings; Financial Information. (a) Buyer has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by Buyer since January 1, 2007 (the “Buyer SEC Documents”). As of their respective dates of filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of Buyer included in the Buyer SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

Section 5.6 Operations Since Financial Statements Date. From the date of the most recent consolidated financial statements included in the Buyer SEC Documents to the date hereof, Buyer has conducted its business only in the ordinary course and there has not been any change, effect or occurrence that has had or is reasonably likely to have a material adverse effect on Buyer.

Section 5.7 Investment Intent. Buyer is acquiring the Shares as an investment for its own account and not with a view to the distribution thereof. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Shares in the absence of registration under, or pursuant to an applicable exemption from, all applicable state securities laws.

Section 5.8 No Brokers. Except for the services of Cowen and Company, LLC, neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE VI
ACTIONS PRIOR TO THE CLOSING DATE

The respective parties hereto covenant and agree to take the following actions between the date of this Agreement and the Closing Date:

Section 6.1 Access to Information. Seller shall afford to the officers, employees and authorized representatives of Buyer (including independent public accountants, financing sources, financial advisors and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, employees and business and financial records of Seller and the Subsidiaries to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning Seller or the Subsidiaries as shall be reasonably requested; provided, however, that neither Seller nor any Subsidiary shall be required to violate any obligation of confidentiality or any Requirements of Law (including the U.K. Data Protection Act of 1998 (as amended) to which Seller or any Subsidiary is subject or to waive any privilege which it may possess in discharging its obligations pursuant to this Section 6.1. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller or the Subsidiary.

Section 6.2 Notifications. Each of Buyer and Seller shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. From the date hereof until the Closing Date, each of Buyer and Seller shall disclose to the other in writing any material variances from their respective representations and warranties contained herein promptly upon discovery thereof. If a party fails to notify the other party under this Section 6.2, (i) such non-breaching party shall only be entitled to seek indemnification for breach of this Section 6.2 if and to the extent such non-breaching party is otherwise entitled to indemnification pursuant to Article XI for breach of a representation and warranty and the limits set forth in Article XI shall apply to any such indemnification and (ii) a failure to comply with this Section 6.2 shall not cause the failure of any condition set forth in Article IX or Article X to be satisfied unless the underlying change, event or development would independently result in the failure of a condition set forth in Article IX or Article X to be satisfied.

Section 6.3 Consents of Third Parties; Governmental Approvals. (a) Buyer and Seller will use commercially reasonable efforts to obtain in a timely manner, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other party, required to be obtained under any Requirement of Law to consummate the transactions contemplated by this Agreement

(b) During the period prior to the Closing Date, Buyer shall act in a commercially reasonable manner, and Seller, upon the request of Buyer, shall use its commercially reasonable efforts to cooperate with Buyer, in attempting to secure any consents and approvals of any Governmental Body required to be obtained by Buyer in order to permit the consummation of the transactions contemplated by this Agreement.

(c) Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur.

Section 6.4 Operations of Seller Prior to the Closing Date. From the date of this Agreement until the Closing, Seller shall (and shall cause each Subsidiary to) (i) use its commercially reasonable efforts to conduct the Business in the ordinary course; (ii) use its commercially reasonable efforts to duly comply with all Requirements of Law; (iii) maintain its corporate or entity existence in good standing in the jurisdictions of its incorporation and its due qualification in good standing in all jurisdictions in which it is so qualified; (iv) maintain all of its books and records in the usual, regular and ordinary manner on a basis consistent with past practices; (v) maintain all of the properties used or useful in the Business in good operating condition and repair (ordinary wear and tear excepted); and (vi) maintain all insurance covering the Business, employees, directors and assets in fully force and effect until 12:01 A.M. on the first day following the Closing Date with responsible companies, substantially comparable in amount, scope and coverage to that in effect on the date hereof; it being understood that Seller shall be permitted to take steps consistent with this Agreement prior to the Closing to allow it to liquidate and dissolve as soon as reasonably practicable following the Closing, including convening a meeting of its shareholders to vote upon any necessary resolutions related thereto, and Seller shall provide Buyer with a copy of the notice of any such meeting contemporaneously with such notice being provided to Seller’s shareholders. Without limiting the generality of the foregoing, from the date hereof until the Closing, Seller shall not declare or pay any cash dividends or cash distributions to its shareholders, and except as otherwise contemplated by this Agreement, required by Requirements of Law or consented to in writing by Buyer (which Buyer agrees (1) shall not be unreasonably withheld or delayed and (2) shall be deemed to have been granted if Buyer does not, within five (5) business days of a written request for a consent by Seller expressly referencing that such request is for purposes of this Section 6.4(b) and providing all of the material terms and conditions of the matter which is the subject of the request, respond to such a request), Seller shall not (and shall not permit any Subsidiary to):

(a) issue, sell or deliver any shares of share capital of any Subsidiary or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of share capital of any Subsidiary;

(b) effect any recapitalization, reclassification, share split or like change in the capitalization of any Subsidiary;

(c) amend the Memorandum and Articles of Association (or equivalent organizational or formation documents) of any Subsidiary;

(d) make any redemption or purchase of any shares of the share capital of any Subsidiary;

(e) sell, rent, lease or otherwise dispose of any of its material assets, except in the ordinary course of business consistent with past practice;

(f) except in the ordinary course of business consistent with past practice or pursuant to applicable Requirements of Law, (1) incur any indebtedness for money borrowed or lend money to any third Person, (2) make any capital expenditures or commitments for capital expenditures in excess of $100,000 (or the equivalent thereof in any other currency), (3) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (4) create or suffer to exist any material new Encumbrance, (5) enter into any employment contract, increase the rate of compensation payable or to become payable by it to any officer or any other executive employee or make any increase in the compensation or rate of compensation payable or to become payable to hourly employees or salaried employees or (6) adopt, terminate or materially amend or modify any Benefit Plan, except that Seller may make modifications to its existing equity compensation plans, or issue new equity or equity-like participation rights, so long as the Subsidiaries have no obligations with respect to such modifications or new rights;

(g) make any material Tax election (except as taken into account in the preparation of the Financial Statements or the calculation of Working Capital or elections made in accordance with Section 7.5(f), materially change any method of Tax accounting or settle any material claim for Taxes;

(h) enter into any Contract that if entered into prior to the date hereof would have been a Material Contract other than in the ordinary course consistent with past practice; or

(i) agree to do any of the foregoing.

Section 6.5 No Solicitation, Etc. Prior to the Closing:

(a) Seller shall not, and shall not permit any Subsidiary to, directly or indirectly, make, solicit, initiate, consider or encourage submission of proposals or offers from any persons relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or Shares or any equity interest in, Seller or any Subsidiary or any other similar transaction or business combination; it being understood that Seller shall be permitted to take steps consistent with this Agreement prior to the Closing to allow it to liquidate and dissolve as soon as reasonably practicable following the Closing, including convening a meeting of its shareholders to vote upon any necessary resolutions related thereto , and Seller shall provide Buyer with a copy of the notice of any such meeting contemporaneously with such notice being provided to Seller’s shareholders. Seller shall, and shall cause the Subsidiaries to cease immediately and cause to be terminated all contracts, negotiations and communications with third Persons with respect to the foregoing, if any, existing on the date hereof. Seller shall cause the financial and other advisors and representatives of them and Seller to comply with each of the covenants contained in this Section 6.5; and

(b) Seller shall not, and shall not permit the Subsidiaries to participate, directly or indirectly, in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist, any effort or attempt by any other Person to do or seek any of the activities referred to in Section 6.5(a) hereof. Should Seller or any Subsidiary receive any proposal, inquiry or contact about the sale of the Shares or any of the other activities referred to in Section 6.5(a) hereof, Seller shall within two (2) business days give written notice thereof to Buyer and also shall promptly provide Buyer with a summary in reasonable detail of such information regarding such proposal, inquiry or contact.

Section 6.6 Contact with Customers, Suppliers and Others. Buyer hereby agrees that it is not authorized to and shall not (and shall not permit any of its employees, agents, representatives or Affiliates to) contact any supplier, customer, distributor or other material business relation of Seller or any Subsidiary prior to the Closing without the prior written consent of Seller.

Section 6.7 Contribution. (a) Prior to the Closing, Seller shall contribute all of its right, title and interest in, to and under all of its assets (other than the Shares) to PTL and PTL shall assume all of the liabilities of Seller (other than the Excluded Liabilities) on an “as is, where is” basis pursuant to a contribution agreement reflecting the terms set forth in this Section 6.7. Notwithstanding the foregoing, Seller may elect, in its sole discretion, to release any or all obligations owed to it by a Subsidiary in lieu of contributing such obligations to PTL. No other consideration shall be paid for such contribution and assumption. In connection with such contribution and assumption, the parties agree and intend that the Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE Regulations”) shall apply to transfer the sole employee of Seller to PTL (the “Transferred Employee”) unless such employee is employed by Buyer at the Closing. By reason of and in accordance with the TUPE Regulations the contracts of employment of the sole employee employed by Seller and all of Seller’s rights, powers, duties and liabilities in connection with such contract of employment shall transfer automatically to PTL as at the date of transfer of Seller’s assets (other than the Shares) to PTL.

(b) Notwithstanding Section 6.7(a), none of the Subsidiaries shall assume or otherwise be responsible for any of the following (collectively, the “Excluded Liabilities”):

(i) any indebtedness for borrowed money of Seller, if any and any Liabilities related thereto;

(ii) any Liabilities related to the issuance or ownership of capital stock or securities exchangeable for capital stock of Seller;

(iii) any Contract entered into in connection with the sale of, or related to the issuance or ownership of, Seller’s capital stock or securities exchangeable for capital stock of Seller, and any Liability in connection therewith;

(iv) any Liabilities of Seller or any of its officers, directors or securityholders (a) arising from this Agreement or any of the transactions and documents contemplated by this Agreement and any distributions of the proceeds of such transactions to Seller’s securityholders, arising from or related to Seller’s dissolution and plan of liquidation, arising from or related to Seller’s and its officers, directors or securityholders’ approvals, actions or omissions in connection with the foregoing, except in each case to the extent properly included in Working Capital with respect to expenses (other than Deal Expenses) incurred with respect to the foregoing; or (b) incurred as a result of any action, suit, proceeding or other claim by any officer, director or securityholder of Seller in its capacity as such against Seller, any Subsidiary, Buyer or any of their respective directors or officers, the basis for which is that Seller has entered into this Agreement or consummated the transactions contemplated hereby or consummated its dissolution and liquidation or otherwise arising out of this Agreement or the transactions contemplated hereby or such dissolution and liquidation;

(v) any Liabilities of Seller to the Seller Representative; and

(vi) any Deal Expenses, including any Deal Expenses incurred by Seller after the Closing Date.

Section 6.8 Buyer Proxy Statement; Shareholder/Stockholder Votes. (a) As promptly as practicable after execution and delivery of this Agreement but in no event later than forty-five (45) days from the date hereof, Buyer and Seller shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials relating to the Buyer Stockholders Meeting and the votes of the stockholders of Buyer with respect to the Financing and any other matters requiring approval of Buyer’s stockholders in connection therewith (“Buyer Proxy Statement”). Seller shall furnish all information about Seller and the Subsidiaries, and the Business to Buyer as may reasonably be requested in connection with the preparation of the Buyer Proxy Statement.

(b) Buyer shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Buyer Stockholders Meeting”), for the purpose of obtaining the Buyer Stockholder Approval and any other matters requiring approval of Buyer’s stockholders in connection therewith. In accordance with the terms and conditions of the Securities Purchase Agreement and, except as otherwise required by the exercise of its fiduciary duties, Buyer shall, through its board of directors, recommend to its stockholders that they approve the Financing and any other matters requiring approval of Buyer’s stockholders in connection therewith and not withdraw, modify, amend or qualify its recommendation in any manner adverse to Seller. Buyer shall include its recommendation set forth above in its proxy statements and submit proposals to approve the Financing to its stockholders at the Buyer Stockholders Meeting, for the purpose of obtaining the Buyer Stockholder Approval.

(c) Except as otherwise required by the exercise of its duties under applicable Requirements of Law, Seller shall, through its board of directors, recommend to its shareholders that they approve the transactions contemplated hereby and not withdraw, modify, amend or qualify its recommendation in any manner adverse to Buyer. Seller shall submit proposals to approve the transactions contemplated hereby to its shareholders at the Seller Shareholders Meeting, for the purpose of obtaining the Seller Shareholder Approval.

(d) Notwithstanding the foregoing, to the extent Buyer determines that no approval of its stockholders is required to consummate the transactions contemplated hereby, either because Buyer has made alternative financing arrangements not requiring a stockholder vote or otherwise, Buyer shall notify Seller and shall no longer be required hereunder to hold the Buyer Stockholders Meeting.

Section 6.9 Documentation of Trade Secrets. Seller and the Subsidiaries shall: (i) use best efforts to document or cause to be documented all Trade Secrets relating to Business Intellectual Property and Owned Intellectual Property that Buyer in good faith considers to be material (“Documentation”) in such way and within such time frames as reasonably requested by Buyer at or prior to the dissolution of Seller. Documentation shall be in all material respects current, accurate and sufficient in detail and content to identify and explain such Trade Secrets, and to allow full and proper use of such Trade Secrets by Buyer without reliance on the knowledge or memory of any individual and transfer or cause to be transferred to Buyer any and all such Documentation; (ii) use best efforts to work with Buyer and allow Buyer to have full and property use of the Trade Secrets and Documentation, including, if so requested by Buyer, providing for Seller’s and/or Subsidiaries’ personnel to attend meetings with and actively educate Buyer; and (iii) do all such other acts and things regarding the transfer of Documentation as reasonably requested by Buyer.

Section 6.10 Assignment Agreement. Seller shall use commercially reasonable efforts to cause the Key Employees to enter into a confidentiality and intellectual property assignment agreement prior to the Closing Date, in such customary form as may be mutually agreed upon by Buyer and Seller as soon as practicable following the date of this Agreement.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.1 Employee Matters. (a) For a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date, Buyer shall take any action necessary so that (i) all employees of Seller and the Subsidiaries on the Closing Date (the “Affected Employees”) shall continue to receive base wages and salaries at rates no less favorable to such employee than the rates of wages and salaries paid by Seller or any of the Subsidiaries to such Affected Employees immediately prior to the Closing Date, and (ii) all Affected Employees who remain employed with a Subsidiary (or Buyer or one of its Affiliates) after the Closing Date shall be provided with benefits, in the aggregate, that are substantially comparable to those offered to employees of Seller or the Subsidiaries immediately prior to the Closing Date (excluding equity incentive benefit programs), subject to the terms and conditions of employment of each Affected Employee and Requirements of Law. Buyer shall grant to such Affected Employees service credit under Buyer’s employee benefit plans for eligibility, vesting, and for benefit calculation purposes for benefits where seniority increases the benefit to which an employee is entitled (but not for purposes of benefit accrual under a defined benefit or defined contribution retirement plan) equal to years of service with Seller and the Subsidiaries for such Affected Employees. In the event Buyer does not continue the Benefit Plans for the 12-month period following the Closing Date and instead causes the Affected Employees to participate in employee benefit programs sponsored or maintained by Buyer or its Affiliates, Buyer shall, to the extent permissible under its employee benefit programs, including any applicable insurance contracts: (A) waive all limitations as to preexisting condition exclusions and waiting periods with respect to Affected Employees under Buyer’s employee benefit programs (including medical, dental and disability coverage) and (B) cause Affected Employees to be credited with any amounts paid under employee benefit plans and programs maintained by any of the Subsidiaries prior to the Closing Date toward satisfaction of the applicable deductible amounts and co-payment minimums under such programs. Nothing in this Section 7.1(a) shall negate either party’s obligations or duties pursuant to the TUPE Regulations with respect to the Transferred Employee or require Buyer to put into place a replacement share option scheme.

(b) Buyer shall cause the Subsidiaries to recognize all unused vacation as of the Closing Date (in the amounts reflected in the listing of vacation entitlement of each employee of Seller or any Subsidiary, as provided by Seller to Buyer on the Closing Date, to the extent consistent with the Vacation List other than updates thereto for any additional vacation entitlement that becomes due consistent with past practice between the date hereof and the Closing Date), and for the 12-month period following the Closing Date, Buyer shall cause the Subsidiaries to provide such paid vacation, in accordance with the terms of the Subsidiaries vacation policy as in effect immediately prior to the Closing Date. Thereafter, the Affected Employees shall be permitted to take accrued vacation, subject to the terms of Buyer’s vacation policy and vacation shall be subject in all respects to the terms of Buyer’s vacation policy, as then in effect, and the prior service crediting provided in Section 7.1(a), subject to the terms and conditions of employment of each Affected Employee and Requirements of Law. Buyer shall cause the Subsidiaries to recognize the bonus programs for Affected Employees existing as of the Closing Date and to pay to the Affected Employees the bonuses they have accrued under such programs at the end of the bonus determination period, or earlier if so determined by Buyer and permitted under the applicable Requirements of Law.

(c) Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of employment of each Affected Employee and Requirements of Law, the Parties expressly acknowledge and agree that (i) this Agreement is not intended to create a Contract between Buyer, Seller, any Subsidiary, or any of their ERISA Affiliates on the one hand and any United States Affected Employee, and no United States Affected Employee may rely on this Agreement as the basis for any breach of contract claim against Buyer, Seller, any Subsidiary, or any of their ERISA Affiliates; (ii) any Affected Employee who is employed by the Subsidiaries (or Buyer or one of its Affiliates) on or after the Closing Date in the United States shall be an at-will employee, who shall be subject to the Subsidiaries’ (or Buyer or one of its Affiliates) policies and procedures; (iii) nothing in this Agreement shall be deemed or construed to require Buyer, any Subsidiary, or any of their ERISA Affiliates to continue to employ any particular employee of Seller, the Subsidiaries, or their ERISA Affiliates for any period either prior to or after Closing; (iv) nothing in this Agreement shall be deemed or construed to limit the Subsidiaries’ (or Buyer’s or one of its Affiliates’) right to terminate the employment of any Affected Employee after Closing; and (v) nothing in this Agreement shall modify or amend any Benefit Plan or other agreement, plan, program or document (save for any right to participate in any Seller employee share option plan). Notwithstanding anything contained in this Section 7.1(c), nothing shall restrict, limit or otherwise alter the rights of the Affected Employees under any employment agreement with Buyer, Seller, any Subsidiary, or any of their ERISA Affiliates.

Section 7.2 Securities Law Legends. Buyer agrees and understands that the Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state or foreign jurisdiction and that the Shares may be sold or disposed of only in one or more transactions registered under the Securities Act and all applicable securities laws or as to which an exemption from the registration requirements of the Securities Act and all applicable securities laws is available. Buyer acknowledges and agrees that no person has any right to require Seller to cause the registration of any of the Shares. The certificates representing the Shares shall contain a legend similar to the following and other legends necessary or appropriate under applicable state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SHARES MAY BE SOLD IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

Section 7.3 Indemnification of Directors and Officers. For a period of six years after the Closing Date, Buyer shall cause the Subsidiaries to indemnify and hold harmless each present and former director or officer of any Subsidiary to the fullest extent allowed by applicable law or under the Subsidiaries Memorandum and Articles of Association or Certificate of Incorporation (or equivalent organizational or formation documents) in respect of acts or omissions arising out of such director’s or officer’s service as a director or officer of a Subsidiary occurring at or prior to the Closing Date; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

Section 7.4 Financing Efforts. (a) Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Financing on the terms and conditions described in the Securities Purchase Agreement, including using commercially reasonable efforts to (i) maintain in effect the Securities Purchase Agreement and enforce its rights thereunder, (ii) satisfy on a timely basis all conditions applicable to Buyer to obtaining the Financing set forth therein and (iii) consummate the Financing at or prior to Closing. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Securities Purchase Agreement, including because the Buyer Stockholder Approval is not obtained at a meeting of Buyer’s stockholders convened to approve the Financing, Buyer shall use its commercially reasonable efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event but no later than the business day prior to the Outside Date. Buyer shall give Seller prompt notice of any material breach by any party other than Buyer to the Securities Purchase Agreement of which Buyer becomes aware, or if Buyer receives written notice from Perseus of a material breach by Buyer of the Securities Purchase Agreement, or any termination of the Securities Purchase Agreement. Buyer shall keep Seller informed on a reasonably current basis of the status of the Financing and provide copies of all material documents related to the Financing to Seller.

(b) Seller and each Subsidiary shall each use its commercially reasonable efforts to take such actions as reasonably requested by Buyer in connection with the Financing

Section 7.5 Tax Matters.

(a) Straddle Period Taxes. For purposes of this Agreement, the amount of Taxes attributable to the Pre-Closing Tax Period of any Straddle Period shall be determined based on an interim closing of the books as of the close of the Closing Date, except that the amount of any such Taxes that are imposed on a periodic basis shall be determined by reference to the relative number of days in the Pre-Closing Tax Period of such Straddle Period.

(b) Tax Returns. (i) Seller (or, if applicable, the Seller Representative) shall be responsible for the timely filing of all Tax Returns required to be filed by Seller or any of the Subsidiaries on or prior to the Closing Date. Seller shall file such Tax Returns in a manner consistent with past practices to the extent consistent with applicable laws.

(ii) Buyer shall be responsible for the timely filing of all Tax Returns required to be filed by the Subsidiaries after the Closing Date, other than those Tax Returns which Seller is required to file pursuant to Section 7.5(b)(i), and with respect to any such Tax Returns for a Pre-Closing Tax Period or Straddle Period, Buyer must obtain the consent and approval of Seller or, if applicable, the Seller Representative, which consent and approval shall not be unreasonably withheld or delayed and shall be deemed made if objection to such Tax Returns has not been received by Buyer within 15 Business Days of receipt by Seller of such Tax Returns.

(c) Tax Refunds. Seller shall be entitled to any refunds (including any interest received thereon) in respect of any Taxes of the Subsidiaries relating to the Pre-Closing Tax Period, except to the extent that any such refund is reflected as a current asset on the calculation of Working Capital. In the event Buyer receives any such refund to which Seller is entitled, Buyer shall cause such refund to be paid as directed by the Seller Representative within 15 days following the receipt of such refund.

(d) Transfer Taxes. Notwithstanding anything herein to the contrary, Buyer shall pay, and agrees to indemnify and hold harmless each Seller Group Member from and against, any and all real property transfer Taxes, sales Taxes, use Taxes, stock transfer Taxes, or other similar Taxes imposed on the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, any stamp duty, stamp duty reserve tax or other stamp taxes (including interest and penalties) payable in respect of the transactions contemplated by this Agreement shall be borne by Buyer; provided that nothing set forth in this Section 7.5(d) shall impose any obligation or Liability on Buyer with respect to income Taxes of any Seller Group Member for any Pre-Closing Tax Period.

(e) US Tax Elections. (i) The parties hereto acknowledge that Buyer may make the election pursuant to Section 338(g) of the Code (or any similar election under any applicable US state or local income Tax law) with respect to the purchase of the Shares of all or any of the Subsidiaries (collectively, the “Section 338 Election”). Within fifteen (15) days of making the Section 338 Election, Buyer shall provide the Seller Representative with written notice of the Section 338 Election.

(ii) Seller, Buyer, and the Subsidiaries agree that the Purchase Price and the Liabilities of each Subsidiary (plus all other relevant items) will be allocated to the assets of each Subsidiary to the extent the Section 338 Election is made with respect to such Subsidiary for all U.S. purposes (including Tax and financial accounting purposes) in a manner consistent with Code Sections 338 and 1060 and the regulations thereunder, as determined by a third-party appraisal performed prior to the Closing Date (at Buyer’s sole expense) and utilizing the fair market value principles set forth in Schedule 7.5 attached hereto, prepared by Buyer. Seller, Buyer and the Subsidiaries shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with this Section 7.5.

(iii) Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and Section 338 Taxes.

(f) Degrouping Election. (i) Prior to Closing, or, in any event within six months of the Closing, Seller shall, at its own cost, enter into such valid elections pursuant to section 179A TCGA and/or paragraph 66 of Schedule 29 to the Finance Act 2002 (as appropriate), so far as is permitted by law, with the relevant Subsidiary, in respect of the whole of any chargeable gain or any assessable income which is treated as accruing to any Subsidiary pursuant to section 179(3) TCGA and/or paragraph 58 of Schedule 29 to the Finance Act 2002 related to the actions of Seller pursuant to Section 6.7(a) of this Agreement (each such election being the “Degrouping Election”) as will result in the whole of such chargeable gain or assessable income (if any) being treated as accruing to Seller.

(ii) Seller shall not revoke, withdraw or otherwise amend any Degrouping Election made pursuant to this Section 7.5 except if required by law or following a written request by Buyer.

(g) Continuation of Trading. Buyer shall cause the Subsidiaries to continue their trading activities in the ordinary course substantially consistent with past practice for a period of not less than one (1) business day following the Closing Date.

Section 7.6 Power of Attorney and Declaration of Trust. At and following the Closing:

(a) in order to secure Buyer’s interests under this Agreement, Seller hereby irrevocably appoints Buyer to be its attorney pending Buyer’s registration as a member of the Subsidiaries (at which time the power granted hereunder will expire and be of no further effect) with power on that Seller’s behalf to execute and deliver all deeds and documents and to do all acts and things and exercise all rights which Buyer would be entitled to execute, deliver and do and exercise if Buyer was registered as the holder of the Shares with power to sub-delegate this power and power to appoint a substitute attorney in addition to Buyer. Further, Seller hereby irrevocably declares and acknowledges that for the period starting from the Closing Date and ending when Buyer is registered as a member of the Subsidiaries, they shall on a joint and several basis, hold the Shares on bare trust for the benefit of Buyer, who shall be the sole beneficial owner thereof.

(b) Seller agrees that for so long as any of the Shares remain registered in its name it will:

(i) not exercise any of its rights as a member of record of any Subsidiary or appoint any other person to exercise such rights;

(ii) hold on trust for and pay or deliver to Buyer any distributions or notices, documents or other communications which may be received after the date of this deed by that Seller in its capacity as a member of record of any Subsidiary from such Subsidiary or any third party; and

(iii) on request by Buyer ratify all documents executed and acts done by Buyer as its attorney for the purpose of this Section 7.6.

Section 7.7 Delegation of Buyer Subsidiary or Affiliate. Seller acknowledges that Buyer may designate one or more subsidiaries or Affiliates to acquire the Shares at the Closing; it being understood that such assignment shall not relieve Buyer of any of its obligations hereunder.

Section 7.8 Datasite. Seller acknowledges that effective as of the date prior to the date hereof, no additional documentation or filings has been posted on that certain Internet-based datasite administered by IntraLinks, Inc. designed to provide access to Buyer to documents and information relating to Seller and the Subsidiaries. Seller acknowledges that such datasite shall continue to be maintained, and Buyer continue to have access to the datasite, until the Closing Date.

ARTICLE VIII
POST-CLOSING COVENANTS

Section 8.1 Covenant Not to Compete. Seller shall not, and shall cause each of its Affiliates that it controls not to, at any time within the 24-month period following the Closing Date, directly or indirectly, engage in, or have any interest on behalf of itself or others in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages in, anywhere in the world any of those business activities in which Seller or any Subsidiary has been engaged in the last 12 months, including information technology management consulting services. In the event of lawsuits, claims, suits, proceedings or investigations pending involving this Agreement, if a court of competent jurisdiction determines that the scope of this Section 8.1 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. Seller acknowledges, however, that this Section 8.1 has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to Seller and the Business.

Section 8.2 Confidential Information. For an indefinite period after the Closing, Seller shall not divulge, communicate or use in any way, any confidential information, including any formula, pattern, list, compilation, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, of the Business.

Section 8.3 Nonsolicitation. Seller agrees, for the 24-month period following the Closing Date, not to directly or indirectly, call on or solicit for the purpose of selling the services offered by Seller or any Subsidiary during the 12-month period prior to the Closing Date, or divert or take away from any Subsidiary (including, by divulging to any competitor or potential competitor of the Business the name of), any Person, who or which at the Closing Date was, or at any time during the 12-month period prior to the Closing Date had been, a customer of Seller or any Subsidiary or whose identity is known to Seller at the Closing Date as one whom Seller or any Subsidiary had intended to solicit within the succeeding year. Nothing contained in this Section 8.3 shall be deemed to limit or impair, or be limited or impaired by, any other provision of this Agreement.

Section 8.4 Hiring of Employees. During the 24-month period following the Closing Date, Seller shall not (directly or indirectly) solicit for employment, or hire or offer employment to, (a) any employee of Seller or any Subsidiary whose employment is continued by Buyer (or one of its Affiliates, including the Subsidiaries) after the Closing Date unless Buyer (or its relevant Affiliate) first terminates the employment of such employee, or (b) any person not employed by Seller or the Subsidiaries on the Closing Date who at any time during the 180 day period prior to the Closing was an employee of Seller or any Subsidiary. Nothing contained in this Section 8.4 shall affect or be deemed to affect in any manner any other provision of this Agreement.

Section 8.5 Equitable Relief. In the event of any breach or threatened breach by either Party of any provision of this Article VIII, the other Parties shall be entitled to injunctive or other equitable relief to enforce the respective obligations under this Article VIII. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 9.1 No Misrepresentation or Breach of Covenants and Warranties. There shall not have been any material breach by Seller in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Seller contained in this Agreement other than those contained in the Fundamental Representations, disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar standard or qualifications, shall be true and correct on the Closing Date as though made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date, which shall be true and correct on that date), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by this Agreement and other than breaches of representations and warranties which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect; each of the representations and warranties of Seller contained in the Fundamental Representations, disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar standard or qualifications, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date, which shall be true and correct on that date); and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed by a duly authorized officer of Seller.

Section 9.2 Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect, and there shall be no conditions existing or, to the Knowledge of Seller, threatened, which might be reasonably expected to have a Material Adverse Effect in the future, and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed by a duly authorized officer of Seller.

Section 9.3 Closing Actions. Since the date of this Agreement, there shall be no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller or any of the Subsidiaries that are reasonably likely to (i) result in a Liability to the Subsidiaries at any time in excess of $3,000,000, (ii) result in a reduction in annual gross sales of the Business in an amount equal to or greater than 20% of annual gross sales of the Business for the fiscal year ended December 31, 2007, or (iii) materially impair the right to use or the ownership of the Owned Intellectual Property or Business Intellectual Property. There shall have been delivered to Buyer a certificate to the effect of the matters set forth in this Section 9.3, dated the Closing Date, signed by a duly authorized officer of Seller.

Section 9.4 Seller Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

Section 9.5 Buyer Stockholder Approval. The Buyer Stockholder Approval shall have been obtained; it being understood that this condition shall no longer be applicable if (i) alternative financing is obtained and the Parties determine that the Buyer Stockholder Approval is no longer required as a condition to the consummation of the transactions contemplated hereby; or (ii) Buyer determines that the Buyer Stockholder Approval is no longer required to be obtained in connection with the consummation of the transactions contemplated hereby.

Section 9.6 No Restraint or Action. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. No action shall be pending or threatened before any court or other Governmental Body (a) seeking to prevent consummation of the transactions contemplated by this Agreement, (b) seeking to impose any material limitation on the right of Buyer to own the Shares and to control the Subsidiaries or (c) seeking to restrain or prohibit Buyer’s ownership or operation of all or any material portion of the Business or the assets of the Subsidiaries, in each case, that has a reasonable success on the merits.

Section 9.7 Governmental Approvals. Buyer shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Law.

Section 9.8 Opinions. Buyer shall have received opinion(s) from Sidley Austin LLP, counsel to Seller, dated the Closing Date, in form and substance agreed to by Buyer prior to the date hereof.

ARTICLE X
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 10.1 No Misrepresentation or Breach of Covenants and Warranties. There shall not have been any breach by Buyer in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Buyer contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, material adverse effect or similar standard or qualifications, shall be true and correct on the Closing Date as though made on and as of the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement and other than breaches of representations and warranties which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer or on Buyer’s ability to consummate the transactions contemplated hereby; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

Section 10.2 Material Adverse Effect. Since the date of this Agreement, there shall have been no material adverse effect on Buyer, and there shall be no conditions existing or, to the Knowledge of Buyer, threatened, which might be reasonably expected to have a material adverse effect on Buyer in the future, and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

Section 10.3 Seller Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

Section 10.4 Buyer Stockholder Approval. The Buyer Stockholder Approval shall have been obtained; it being understood that this condition shall no longer be applicable if alternative financing is obtained and the Parties determine that the Buyer Stockholder Approval is no longer required as a condition to the consummation of the transactions contemplated hereby.

Section 10.5 No Restraint or Action. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. No action shall be pending or threatened before any court or other Governmental Body (a) seeking to prevent consummation of the transactions contemplated by this Agreement, (b) seeking to impose any material limitation on the right of Buyer to own the Shares and to control the Subsidiaries or (c) seeking to restrain or prohibit Buyer’s ownership or operation of all or any material portion of the Business or the assets of the Subsidiaries, in each case, that has a reasonable success on the merits.

Section 10.6 Governmental Approvals. Seller shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Law.

Section 10.7 Opinions. Seller shall have received opinion(s) from Morgan, Lewis & Bockius LLP, counsel to Buyer, dated the Closing Date, in form and substance agreed to by Seller prior to the date hereof.

ARTICLE XI
INDEMNIFICATION

Section 11.1 Indemnification by Seller.  (a)  From and after the Closing, Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

(i) any breach of any warranty or the inaccuracy of any representation of Seller contained in Article IV of this Agreement;

(ii) any breach by Seller of, or failure by Seller to perform, any of its covenants or obligations contained in this Agreement;

(iii) any Liabilities of Seller to any holder of equity interests (including any convertible or exercisable securities) in Seller;

(iv) any Liability or obligation which relates to, or which involves any claim based on a design defect, manufacturing defect, failure to warn, or other product liability claim related to production, sale, distribution, marketing or placing in a “chain of supply” to the Products, to extent that such liability or obligation relates to or arises out of any activity occurring, condition existing, omission to act or other matter existing prior to or at the Closing (except to the extent reflected as a current liability on the calculation of Final Working Capital);

(v) any Excluded Liability;

(vi) any Tax (other than Section 338 Taxes) imposed on or relating to Seller or any of its Subsidiaries with respect to (except to the extent reflected as a current liability on the calculation of Final Working Capital):

(A) any Pre-Closing Tax Period;

(B) any affiliated group of corporations of which Seller or any of its Subsidiaries (or any predecessor) is or was a member pursuant to Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or foreign Law); and

(C) the status of Seller or any of its Subsidiaries as a transferee or successor, or an obligation to pay the Taxes of another Person by contract, or otherwise.

(vii) the matters disclosed on Schedule 11.1.

provided, however, that Seller shall be required to indemnify and hold harmless the Buyer Group Members only to the extent that:

(A) the aggregate amount of such Losses and Expenses under Sections 11.1(a)(i) and (iv) exceeds $100,000 (it being understood that such $100,000 shall be a deductible for which Seller shall bear no indemnification responsibility); and

(B) the aggregate amount required to be paid by Seller pursuant to Section 11.1(a) shall not exceed the Total Indemnity Amount, and in no event shall Seller be obligated to provide indemnification in excess of the funds held in the Escrow Account from time to time.

(b) The indemnification provided for in Section 11.1(a) shall terminate on the date that is eighteen (18) months after the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.1(a) thereafter), except that the indemnification by Seller shall continue as to any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Seller in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of Seller shall continue solely with respect to the specific matters in such Claim Notice until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI. Notwithstanding anything to the contrary set forth in this Agreement, the limitation set forth in Section 11.1(a)(A) shall not apply to claims under Section 11.1(a)(i) with respect to the Fundamental Representations or claims under Sections 11.1(a)(ii), (iii), (v), (vi) and (vii).

Section 11.2 Indemnification by Buyer. (a) From and after the Closing, Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

(i) any breach of any warranty or the inaccuracy of any representation of Buyer contained in Article V of this Agreement;

(ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement;

(iii) any Section 338 Taxes; and

(iv) any Tax or any amount on account of Tax for which Seller or a Seller Group Member is liable as a result of the failure, following the Closing, of a Subsidiary or any other Buyer Group Member to pay Tax, other than any Tax in respect of which Seller would be liable under Section 11.1(a)(vi), unless a payment has been made in respect thereof by or on behalf of Seller and such Tax was not paid to the relevant Governmental Body by or on behalf of the relevant Subsidiary (in which case this undertaking of Buyer will still apply).

(b) The indemnification provided for in Sections 11.2(a)(i) and 11.2(a)(ii) shall terminate on the date that is eighteen (18) months after the Closing Date (and no claims shall be made by any Seller Group Member under Sections 11.2(a)(i) and 11.2(a)(ii) thereafter), except that the indemnification by Buyer shall continue as to any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Buyer shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI.

Section 11.3 Notice of Claims.  Any Buyer Group Member or Seller Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced. The failure to give notice as provided in this Section 11.3 shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

Section 11.4 Determination of Amount. (a) In calculating any Loss or Expense there shall be deducted any insurance proceeds recovered in respect thereof, after reduction for any costs or expenses incurred in connection therewith, including any deductible, retroactive or retrospective premium adjustments, experience-based premium adjustments, and indemnification obligations. Buyer and Seller agree that, for purposes of computing the amount of any indemnification payment under this Article XI attributable to the relevant Subsidiaries, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

(b) After the giving of any Claim Notice pursuant to Section 11.3, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

Section 11.5 Third Person Claims. (a) As to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party will notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within ten (10) days after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five (5) business days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party shall notify the Indemnitor with a copy of the complaint within five (5) business days after receipt thereof and shall deliver to the Indemnitor within seven (7) business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. If such notice is not given within such (5) business day period, the Indemnitor shall still be required to provide indemnity and defense unless the Indemnitor has in fact been prejudiced in its defense by such tardy notice.

(b) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from another party under the provisions of this Article XI, the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnitor. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based, the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim. In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the right after the receipt of notice, at its option and at its own expense, to be represented by counsel satisfactory to the Indemnified Party and to participate in any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder, provided, however, that the Indemnified Party shall retain control of the proceeding. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier’s check within 30 days after the date of such notice.

Section 11.6 Limitations. (a) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article XI, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

(b) The liability for any inaccuracy in or breach of any representation, warranty, covenant or agreement by Seller or any other indemnification or other obligation hereunder shall not be limited if Buyer or any of its officers, employees, counsel or other representative had any knowledge on or before the Closing Date of the facts as a result of which such representation, warranty, covenant or agreement was inaccurate or breached or with respect to which the indemnification or other obligation relates.

(c) Notwithstanding anything to the contrary as set forth herein, except for remedies that cannot be waived as a matter of law and injunctive and provisional relief:

(i) if the Closing occurs, this Article XI shall be the exclusive remedy of the Parties, and no claim shall be made by any Buyer Group Member against any Person other than Seller or made by any Seller Group Member against any Person other than Buyer, for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement) or otherwise in respect of the sale of the Shares contemplated hereby;

(ii) after the Closing Date, no party may seek the rescission of the transactions contemplated by this Agreement; and

(iii) following the Closing the Escrow Account shall be the sole and exclusive remedy for any and all claims for indemnification made by Buyer Group Members against Seller.

(d) No party hereto shall have any liability for any exemplary or punitive damages suffered or incurred by any Buyer Group Member or Seller Group Member, as the case may be; provided, however, in the event that an Indemnified Party’s Loss incurred as a result of a third Person claim includes any Liability for any exemplary or punitive damages, the Indemnitor shall have Liability hereunder for such exemplary or punitive damages.

(e) Notwithstanding anything to the contrary set forth herein, none of the limitations on the indemnification obligations of the Parties or the limitations of this Section 11.6 shall apply in the event of fraud or willful misconduct.

Section 11.7 Release from Escrow Account. On the date that is eighteen (18) months following the Closing Date (the “Escrow Release Date”), the Escrow Agent shall release immediately and automatically such account(s) as provided by the Seller Representative (without any action or impairment by any party) the remaining amount of funds held in the Escrow Account less the aggregate amount of all Losses and Expenses that are specified in any then-unresolved good faith claims for indemnification made by Buyer Group Members pursuant to this Article XI. To the extent that on the Escrow Release Date any amount has been reserved and withheld from distribution from the Escrow Account on account of an unresolved claim for indemnification and, subsequent to such Escrow Release Date, such claim is resolved, the parties shall immediately direct the Escrow Agent to release (a) to the Buyer Group Members the amount of Losses and Expenses, if any, due in respect of such claim as finally determined and (b) to such account(s) as provided by the Seller Representative an amount equal to the excess, if any, of the amount theretofore reserved and withheld from distribution at such Escrow Release Date in respect of such claim over the payment, if any, made pursuant to the foregoing clause (a).

Section 11.8 Seller Representative. (a) The “Seller Representative” shall be Neil Crabb, who may be replaced by Seller prior to the Closing Date. Following the dissolution of Seller, the Seller Representative shall be constituted and appointed as the true and lawful attorney-in-fact and exclusive agent for and on behalf of Seller and the former shareholders of Seller, with the full power of substitution or resubstitution, to give and receive notices and communications, to authorize delivery to Buyer from the Escrow Account in satisfaction of claims by Buyer Group Members, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims’ determination, to incur expenses and retain counsel, to receive service of process in connection with any claims under this Agreement, to execute and deliver all documents (including the Escrow Agreement) in connection with the transactions contemplated hereby or amendments thereto and to take any and all actions necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing. Any action taken by the Seller Representative must be in writing and must be signed by the Seller Representative. The appointment of the Seller Representative hereunder shall be deemed coupled with an interest and shall be irrevocable.

(b) The Seller Representative shall not be liable to any shareholder of Seller, any Seller Group Member or any Buyer Group Member for any act done or omitted hereunder or under the Escrow Agreement as the Seller Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith; provided, however, that the Seller Representative may be liable for damages arising from willful violation of applicable law or gross negligence in the performance of such duties under this Agreement.

(c) In the event that Neil Crabb dies, becomes legally incapacitated or resigns from his position as Seller Representative, Claes Hultman shall select a replacement Seller Representative, which replacement Seller Representative shall be deemed to be the Seller Representative for all purposes of this Agreement. No bond shall be required of the Seller Representative, and the Seller Representative shall receive no compensation for his services. Any expenses incurred by the Seller Representative in connection with his services hereunder shall be reimbursed by Seller.  Buyer shall have no Liability with respect to any expenses or compensation of the Seller Representative in connection with the Seller Representative’s duties and services provided hereunder.

(d) Any decision, act, waiver, consent or instruction of the Seller Representative shall constitute a decision of Seller and shall be final, binding and conclusive, and the Escrow Agent and Buyer may conclusively and absolutely rely, without inquiry, upon any decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of Seller.

ARTICLE XII
TERMINATION

Section 12.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual consent of Buyer and Seller;

(b) by Buyer in the event of any breach by Seller of any of its agreements, representations or warranties contained herein which has resulted in (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby; provided, however, that if such breach is curable by Seller through the exercise of commercially reasonable efforts prior to the Outside Date, for so long as Seller continues to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 12.1(b) during such period;

(c) by Seller in the event of any breach by Buyer of any of Buyer’s agreements, representations or warranties contained herein which has resulted in a material adverse effect on Buyer or on Buyer’s ability to consummate the transactions contemplated hereby; provided, however, that if such breach is curable by Buyer through the exercise of commercially reasonable efforts prior to the Outside Date, for so long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 12.1(c) during such period;

(d) by Buyer or Seller if any court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e) by Buyer if (i) it fails to receive proceeds sufficient to pay the Closing Date Cash Payment from the transactions contemplated by the Securities Purchase Agreement or any alternative financing arrangement within 2 business days after the satisfaction or waiver of all conditions to the consummation of such transactions, or (ii) it fails to receive the Buyer Stockholder Approval at a meeting duly called for the purpose of approving the Financing; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(e) shall not be available to Buyer if its failure to fulfill its obligations under this Agreement, including Section 7.4, has been the cause or resulted in the failure to receive such proceeds;

(f) by Seller if the Buyer Stockholder Approval is not obtained at a meeting duly called for the purpose of approving the Financing and Buyer has not identified within ten (10) business days of such meeting alternative financing arrangements sufficient to pay the Purchase Price that are reasonably likely to be capable of consummation prior to the Outside Date; provided, however, Buyer shall have no obligation to identify such alternative financing arrangement except in accordance with Section 7.4; or

(g) by Buyer or Seller if the Closing shall not have occurred on or before the Outside Date (or such later date as may be mutually agreed in writing by Buyer and Seller); provided, however, that no termination may be made under this Section 12.1(g) if the failure to close on or prior to such date shall be caused by the action or inaction of the terminating party.

Section 12.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice of such termination to the other party to this Agreement.

Section 12.3 Effect of Termination. (a) If this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections 12.3(b), 12.4, 13.2, 13.3 and 13.10) shall be terminated without further liability of any party to the other; provided, however, that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

(b) In the event that this Agreement is terminated by Buyer pursuant to Section 12.1(e) or by Seller pursuant to Section 12.1(f), then Buyer shall reimburse Seller for all out-of-pocket costs and expenses incurred by it in connection with the negotiation and preparation of this Agreement (including the fees, expenses and disbursements of its counsel, financial advisors and independent public accountants) by wire transfer of immediately available funds to an account designated in writing by Seller on the date of such termination; provided, however, the maximum amount required to be paid by Buyer under this Section 12.3(b) shall not exceed $400,000. Buyer acknowledges that the agreement set forth in this Section 12.3(b) is an integral part of the transactions contemplated by this Agreement, and that without this agreement, Seller would not enter into this Agreement; accordingly, if Buyer fails to timely pay the amount due pursuant to this Section 12.3(b), and, in order to obtain the payment, Seller commences a suit which results in a judgment against Buyer for the payment set forth in this Section 12.3(b), Buyer shall pay Seller its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit. For the avoidance of doubt, upon the payment of the amount due pursuant to this Section 12.3(b), Buyer shall have no further obligation to Seller under this Agreement (other than pursuant to this Section 12.3(b), Section 12.4, Section 13.2, Section 13.3 or Section 13.10).

Section 12.4 Non-Solicitation. In the event this Agreement is terminated, during the two-year period commencing on the date of termination, Buyer and its Affiliates shall not (and shall not assist or encourage others to), directly or indirectly, solicit the services, as employee, consultant or otherwise, of any employee of Seller or any Subsidiary; provided, however, that Buyer and its Affiliates shall not be restricted or precluded from making generalized searches for employees through general advertisements or trade publications. Without limiting the rights of Seller to pursue all other legal and equitable rights available for a violation of this Section 12.4 by Buyer or its Affiliates, it is agreed that other remedies cannot fully compensate Seller for such a violation and that Seller shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made for such representations and warranties pursuant to Article XI (at which time such representations and warranties shall terminate). If applicable, covenants shall survive the Closing in accordance with their terms.

Section 13.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York. Each of the Parties irrevocably submit to the jurisdiction of the State Courts of the State of New York or any court of the United States located in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the Parties further agree that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 13.4 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence and Seller hereby irrevocably appoints the Seller Representative (and agrees to take any and all necessary action to maintain such appointment) as its agent for service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 13.4 and agrees that any such process, summons, notice or document delivered shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence Each of the Parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any State Court of the State of New York or any court of the United States located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.3 No Public Announcement; Confidential Nature of Information. (a) Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and the SEC disclosure obligations or the rules of any stock exchange.

(b) Each party hereto agrees that all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents shall be kept strictly confidential pursuant to the Seller Representative Confidentiality Agreement and the Confidentiality Agreement; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and the SEC disclosure obligations or the rules of any stock exchange.

Section 13.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

If to Buyer, to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attention: President and CEO
Facsimile: (215) 619-3209

with a copy to:

Morgan, Lewis & Bockius, LLP
1701 Market Street,
Philadelphia, PA 19103
Attention: Stephen M. Goodman
Facsimile: (215) 963 - 5001

If to Seller or to the Seller Representative, to:

Photo Therapeutics Group Limited
Station House Stamford New Road
Altrincham, Cheshire
WA14 1EP
United Kingdom
Attention: Chief Executive Officer
Facsimile: +44 (0) 1619 255 628

for purposes of Section 13.2 only:

[omitted]

United Kingdom
Attention: Neil Crabb

with a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention: Robert L. Verigan
Facsimile: (312) 853-7036

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

Section 13.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party to this Agreement may assign its rights prior to the Closing or delegate its obligations under this Agreement without the express prior written consent of the other parties to this Agreement. Following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5 and pursuant to Sections 7.1, 7.4 and 8.5 and Article XI any right, remedy or claim under or by reason of this Agreement.

Section 13.6 Access to Records after Closing. For a period of six (6) years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Subsidiaries to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Subsidiaries prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 13.6. If Buyer or the Subsidiaries shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller’s expense, to segregate and remove such books and records as Seller may select.

Section 13.7 Entire Agreement; Amendments. This Agreement, the Exhibits and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

Section 13.8 Interpretation. For purposes of this Agreement: (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (iv) the words “material” and “materiality” and words of similar import, when used in this Agreement, are to be understood by reference to the businesses, assets and properties of Seller and the Subsidiaries taken as a whole. Unless the context otherwise requires, references herein to: (i) Articles, Sections and Schedules mean the Articles and Sections of, and the Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder, in each case through the date of this Agreement; and (iv) to dollars or “$” means U.S. dollars. Articles, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement and the Escrow Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

Section 13.9 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 13.10 Expenses. Except as expressly set forth herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

Section 13.11 Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 13.12 Execution in Counterparts. This Agreement may be signed in any number of counterparts, including any counterpart delivered via facsimile, “.pdf” or other similar format, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by all other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 13.13 Further Assurances. On and after the Closing Date, each party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm Seller’s or the Subsidiaries’ ownership of Owned Intellectual Property and/or the transfer of the Shares to Buyer in accordance with the terms of this Agreement. Without limiting the provisions of Section 6.3, upon the terms and subject to the conditions herein, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 13.14 Disclaimer of Warranties. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATES DELIVERED BY ANY PARTY PURSUANT TO THIS AGREEMENT, EACH OF THE PARTIES HERETO DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED. EACH OF THE PARTIES HERETO MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PHOTO THERAPEUTICS GROUP LIMITED

By:	/s/ Andrew M. MacKenzie
Name:	Andrew M. MacKenzie
Title:	Director

PHOTOMEDEX, INC.

By:	/s/ Jeffrey F. O’Donnell
Name:	Jeffrey F. O’Donnell
Title:	President & Chief Executive Officer

/s/ Neil Crabb
NEIL CRABB

[Signature Page to PHMD/PTL Purchase Agreement]

Exhibit A

Voting Agreement

EXHIBIT A

To:	PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936

Date:                          , 2008

Dear Sirs,

The undersigned refers to the proposed transactions (the "Proposals") to be effected pursuant to a Purchase Agreement (the "Purchase Agreement") to be entered into by and among Photo Therapeutics Group Limited, a private limited company incorporated under the laws of England and Wales with registered number 04197580 (the "Company"), and PhotoMedex, Inc., a Delaware corporation ("Buyer"). We note that the Proposals will be subject to the approval of the Company's shareholders at a general meeting (the "General Meeting").

The Proposals involve the sale of each of the subsidiaries of the Company for a cash payment of Thirteen Million United States Dollars (US$13,000,000) and a potential earnout payment of up to an additional Seven Million United States Dollars (US$7,000,000) (the “Payments”). The Payments will be subject to adjustment and deferral based on deal expenses, working capital levels at closing and potential indemnity claims by the Buyer to be negotiated by the Company and the Buyer.

By this deed the undersigned hereby confirms (in the case of paragraph 1 below), represents and warrants (in the case of paragraph 3.1 below), acknowledges (in the case of paragraph 3.2 below), covenants and irrevocably undertakes in the terms set out below.

1.	The undersigned confirms that:

(a)
the number of ordinary shares of £0.01 each in the capital of the Company specified below (the "Shares") are, as at the date of this undertaking, legally and beneficially owned by the undersigned free from any charge, security interest, option, lien, equity, restriction or any other encumbrance whatsoever:

Number of Shares ______________

(b)
the number of ordinary shares of £0.01 each in the capital of the Company specified below (the "Option Shares") are, as at the date of this undertaking, subject to options to purchase such ordinary shares legally and beneficially owned by the undersigned free from any charge, security interest, option, lien, equity, restriction or any other encumbrance whatsoever, other than any applicable vesting provisions:

Number of Shares Subject to Options ______________

(c)
we have full discretionary right, capacity and authority to control the exercise of all voting rights attached to the Shares and, upon issuance of Option Shares, the Option Shares; there are no other shares in the capital of the Company in which we have any interest or have any such rights.

2.1	At the General Meeting at which shareholders will be asked to consider and approve the Proposals, we undertake that:

(a)
we shall vote (either personally or by proxy) in respect of the Shares and, if any Option Shares have been issued, such Option Shares in favour of the resolution required to implement the Proposals (the "Resolution") which is to be proposed at the General Meeting (or any adjournment thereof);

(b)
we shall vote against any proposal at the General Meeting, or otherwise, which is contrary to the Resolution, and against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of the Company in the Purchase Agreement;

(c)	we shall vote against any proposed adjournment of the General Meeting put to the meeting other than by the Chairman;

(d)	(subject to paragraph (e) below) we shall not join in demanding a poll unless such a poll is to be taken forthwith;

(e)	if the Resolution is defeated on a show of hands, we shall call for and join in demanding a poll on the Resolution; and

(f)	we shall not revoke or otherwise withdraw any form of proxy submitted by us or on our behalf in accordance with the provisions of paragraph (a) above.

2.2
We acknowledge and agree that we have delivered along with this undertaking a complete and duly executed power of attorney in the form attached hereto as the Appendix (the "Power of Attorney") granting a power of attorney to Buyer, to Davis Woodward, the designee of Buyer, in such capacity (and allowing Buyer to appoint a substitute or delegate its power), to execute a proxy in relation to the General Meeting (the "Proxy"), such that the Proxy shall provide an authority to Buyer or its authorised representative to vote in accordance with the terms of paragraph 2.1 above in respect of the votes attaching to the Shares which are capable of being cast at the General Meeting.

In addition, we shall, no later than 6.00 pm, London time, on the tenth Business Day after the despatch to the shareholders of the Company of notice of the General Meeting, together with the accompanying form of proxy for holders of shares in relation to the General Meeting (the "Form of Proxy"), fully complete, duly execute and deliver the Form of Proxy (or procure that this is done), in accordance with the procedure set out in the materials related to the General Meeting and on the Form of Proxy, so that such completed, executed and delivered Form of Proxy shall provide an authority to Buyer or its authorised representative to vote in accordance with the terms of paragraph 2.1 above in respect of the votes attaching to the Shares which are capable of being cast at the General Meeting.

2.3
At or prior to the General Meeting, we shall not (without the prior consent of Buyer) do anything which restricts the voting rights of any of the Shares or Option Shares nor shall we exercise the voting rights attaching to the Shares or Option Shares in any manner, or take any other action, in each case which impedes or frustrates the Proposals (including, but without limitation, by voting in favour of any competing proposal or any action or agreement which is contrary to the Resolutions or which would result in a breach of any representation, warranty, covenant or obligation of the Company in the Purchase Agreement) or the passing of the Resolution.

3.1	The undersigned represents and warrants to you that:

(a)	the undersigned has the legal capacity to execute and deliver this undertaking, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)
this undertaking has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors; rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)
the execution and delivery of this undertaking by the undersigned does not, and the performance of the obligations of the undersigned under this undertaking and the consummation by the undersigned of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the undersigned or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract to which the undersigned is a party;

(d)
the execution and delivery of this undertaking by the undersigned does not, and the performance of the obligations of the undersigned under this undertaking will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official; and

(e)
we are a sophisticated investor with respect to our Shares (and Option Shares, if any) and have independently and without reliance upon Buyer and based on such information as we have deemed appropriate, made our own analysis and decision to enter into this undertaking.

3.2
The undersigned acknowledges that Buyer has not made, and does not make, any representation or warranty, whether express or implied, of any kind or character whatsoever to us. However, this shall not prejudice or limit in any way the terms of any representations or warranties given by Buyer under the Purchase Agreement.

4.
The undersigned agrees that the undersigned shall not (a) sell, transfer, grant security in respect of, or otherwise dispose of any interest in, the Shares or the Option Shares (or any rights arising in relation to the Shares or the Option Shares) or (b) enter into any agreement or understanding with any person or party to vote or give any instructions inconsistent with this undertaking or that otherwise conflicts with this undertaking; in each case at any time prior to the Closing Date (as defined in the Purchase Agreement) or the date on which the Purchase Agreement is terminated in accordance with its terms.

5.
The undersigned agrees that, if the undersigned fails to vote or act in accordance with this undertaking or breach any of its obligations in this undertaking, damages would not be an adequate remedy and, accordingly, Buyer shall be entitled to the remedy of specific performance or injunctive relief in any court of competent jurisdiction. Nothing contained in this undertaking shall be construed as prohibiting any person from pursuing any other remedies available to it, either at law or in equity, in relation to such breach of this undertaking.

6.	The terms of this undertaking shall terminate and cease to be of any further effect upon the earliest of:

(a)	the Closing Date (as defined in the Purchase Agreement); or

(b)	the termination of the Purchase Agreement in accordance with its terms,

and where this undertaking does so terminate it is acknowledged that no person shall have any claim against any other person pursuant to the terms of this undertaking save in respect of any prior breaches of such terms. For the avoidance of doubt, if this undertaking is terminated prior to the General Meeting but after the submission of our Form of Proxy, the undersigned shall be entitled to withdraw its Form of Proxy and shall be entitled to cast the votes attaching to the Shares or the Option Shares which are capable of being cast at the General Meeting at the undersigned’s sole discretion.

7.
The undersigned shall, as promptly as practicable, notify Buyer of the number of any new shares in the capital of the Company acquired by the undersigned, if any and including any Option Shares, after the date hereof and prior to the General Meeting. Any such shares shall be subject to the terms of this undertaking as though beneficially owned by the undersigned on the date hereof. The undersigned agrees that the undersigned will promptly notify Buyer in writing upon any representation or warranty of the undersigned in this undertaking becoming untrue in any material respect or upon an obligation of the undersigned not being complied with in any material respect.

8.
The undersigned authorises you to refer to this undertaking in any document, announcement or medium which you are required to release in order to complete the Proposals or to disclose it to any persons, if you are required to so disclose by law, regulation or any competent judicial or regulatory body or stock exchange or trading market.

9.
Any time, date or period mentioned in this undertaking may be extended by mutual agreement in writing between the undersigned and Buyer but time shall be of the essence as regards any time, date or period mentioned in this undertaking or as extended by mutual agreement.

10.
If any term or provision contained in this undertaking shall be held to be illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, that term or provision shall to that extent be deemed not to form part of this undertaking and the enforceability of the remainder of this undertaking shall be unaffected.

11.
This undertaking shall be governed by, and construed in accordance with, the laws of England and Wales and the undersigned hereby submits to the non-exclusive jurisdiction of the English courts as regards any claim or matter arising in relation to this undertaking.

12.
All notices, requests, claims, demands and other communications under this undertaking shall be in writing and shall be deemed given (a) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed), (b) on the day after delivery, by registered or certified mail (postage prepaid, return receipt requested), or (c) one business day after having been sent by express mail through a nationally recognised overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the undersigned, to the address of the undersigned set forth on the signature page hereto,

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Robert Verigan
Fax: +1.312.853.7036

if to Buyer, to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attention: President and CEO
Facsimile: 215-619-3209

with a copy (which copy shall not constitute notice) to:

Morgan, Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Stephen M. Goodman
Facsimile: +1.215.963.5001

13.	Capitalised terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

14.	If the Purchase Agreement is not executed by both the Company and Buyer by August 31, 2008, this undertaking shall have no further force or effect.

IN WITNESS whereof this undertaking has been duly executed by us as a deed on the date first stated above.

[For shareholder which is a company]

EITHER

Executed as a deed by ______________ acting by ______________ and ______________

Director	Director/Secretary

OR:

Executed as a deed by ______________ acting by ______________

Director

In the presence of	Witness signature

Name

Address

Occupation

[For shareholder who is a natural person]

Executed as a deed by ______________

In the presence of	Witness signature

Name

Address

Occupation

[Signature Page of Voting Agreement]

Countersigned by way of agreement with the terms of this undertaking.

Authorised signatory for

PHOTOMEDEX, INC.

APPENDIX
POWER OF ATTORNEY

A. Company/corporation as grantor

BY THIS POWER OF ATTORNEY made on

1.
We, _________________, a company incorporated in _________________ (registered no. _________________), whose registered office is at _________________ (the "Shareholder") APPOINT PhotoMedex, Inc. of 147 Keystone Drive; Montgomeryville, PA 18936 USA ("Buyer") and Davis Woodward of PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936 USA, as the designee of Buyer, jointly and severally, to be its attorneys (the "Attorneys") for the following purposes:

(a)
to complete and execute a form of proxy (the "Proxy") in favour of the chairman of the General Meeting of Photo Therapeutics Group Limited to be held in connection with the Proposals, pursuant to which Buyer or its authorised representative will be instructed to vote upon the resolutions before the meeting in accordance with the obligations of the Shareholder pursuant to Clause 2.1 of the Voting Agreement dated _________________ between the Shareholder and Buyer (the "Voting Agreement"); and

(b)	to deliver the Proxy in accordance with the instructions printed thereon and, in any event, no later than 48 hours before the stated time for the commencement of the General Meeting.

2.
An Attorney may appoint one or more persons to act as substitute or substitutes in his or its place for all or any of the purposes referred to in this power of attorney and may revoke any such appointment at any time.

3.	An Attorney may delegate to one or more persons all or any of the powers referred to in Clause 1 on such terms as he or it thinks fit and may revoke any delegation at any time.

4.	The Company undertakes to ratify whatever the attorney does or lawfully causes to be done under the authority or purported authority of this power of attorney.

5.	This power of attorney is irrevocable from the date on which it is executed until the date upon which the Voting Agreement is terminated.

6.	Capitalised terms used herein and not defined shall have the meanings given to them in the Voting Agreement.

7.	This power of attorney is governed by, and shall be construed in accordance with, English law.

IN WITNESS of which this instrument is executed as a deed and delivered on the date first stated above.

EITHER:

SIGNED as a DEED by	)___________________Director
LIMITED/PLC acting by	)___________________Director/Secretary
_________________, a	)
director, and	)
_________________, a	)
director/secretary	)

OR:

SIGNED as a DEED by	)___________________Director
LIMITED/PLC acting by	)
_________________, a director	)

In the presence of:	Witness signature

Name

Address

Occupation

[Signature Page of Power of Attorney]

POWER OF ATTORNEY

B. Natural person as grantor

BY THIS POWER OF ATTORNEY made on

1.
I, _________________ of _________________ (the "Shareholder") APPOINT PhotoMedex, Inc. of 147 Keystone Drive; Montgomeryville, PA 18936 USA ("Buyer") and Davis Woodward of PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936 USA, as the designee of Buyer, jointly and severally, to be my attorneys (the "Attorneys") for the following purposes:

(a)
to complete and execute a form of proxy (the "Proxy") in favour of the chairman of the General Meeting of Photo Therapeutics Group Limited to be held in connection with the Proposals, pursuant to which the chairman as proxy will be instructed to vote upon the resolutions before the meeting in accordance with the obligations of the Shareholder pursuant to Clause 2.1 of the Voting Agreement dated _________________ between the Shareholder and Buyer (the "Voting Agreement"); and

(b)	to deliver the Proxy in accordance with the instructions printed thereon and, in any event, no later than 48 hours before the stated time for the commencement of the General Meeting.

2.
An Attorney may appoint one or more persons to act as substitute or substitutes in his or its place for all or any of the purposes referred to in this power of attorney and may revoke any such appointment at any time.

3.	An Attorney may delegate to one or more persons all or any of the powers referred to in Clause 1 on such terms as he or it thinks fit and may revoke any delegation at any time.

4.	This power of attorney is irrevocable from the date on which it is executed until the date upon which the Voting Agreement terminates.

5.	Capitalised terms used herein and not defined shall have the meanings given to them in the Voting Agreement.

6.	This power of attorney is governed by, and shall be construed in accordance with, English law.

IN WITNESS of which this instrument is executed as a deed and delivered on the date first stated above.

SIGNED as a DEED by	)___________________
_________________	)

In the presence of:	Witness signature

Name

Address

Occupation

Exhibit B

Form of Escrow Agreement

EXHIBIT B

ESCROW AGREEMENT

This Escrow Agreement, dated as of August [___], 2008 (this “Agreement”), is by and among Photo Therapeutics Group Limited, a private limited company incorporated in England and Wales having its principal place of business at Station House, Stamford New Road, Altrincham, Cheshire, WA14 1EP (“Seller”), PhotoMedex, Inc., a Delaware corporation having its principal place of business at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936 (“Buyer” and, together with Seller, the “Escrow Parties”), and BNY Mellon, N.A. , a national banking association with its principal place of business at BNY Mellon Center, 201 Washington Street, Boston, MA 02108 (the “Escrow Agent”).

WHEREAS, Seller, Buyer and Neil Crabb (“Seller Representative”), Flat 5, 105 Wapping Lane, London EW1 2RR, have entered into that certain Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Buyer will purchase at the closing of the transactions contemplated thereby (the “Closing”) all of the issued and outstanding equity securities of Seller’s subsidiaries;

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Buyer has agreed to deliver to the Escrow Agent the following amounts, which amounts are to be held by the Escrow Agent under the terms of this Agreement: (i) an aggregate sum of US $1,000,000 pursuant to Section 2.3 of the Purchase Agreement (the “Closing Amount”), and (ii) an amount, if any, to be deposited and held in escrow pursuant to Section 2.5(e) of the Purchase Agreement (the “Earnout Escrow Amount” and together with the Closing Amount, the “Escrow Amount”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Buyer has agreed to deliver to the Escrow Agent to be distributed as directed by Seller Representative on behalf of Seller amounts, if any, pursuant to Section 2.4(e) and 2.5(e) of the Purchase Agreement (collectively, the “Distribution Amounts”); and

WHEREAS, the parties hereto desire to set forth their understandings with regard to the escrow account and distribution procedures established by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	Appointment of Escrow Agent; Seller Representative.

(a) The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) and the Distribution Amounts in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

(b) Seller appoints Seller Representative on Seller’s behalf to take any and all actions and make any decisions required or permitted to be made by Seller or Seller Representative under this Agreement. Seller represents and warrants to the Escrow Agent that Seller has the power and authority to enter into this Agreement and perform the obligations of Seller hereunder.

(c) Buyer represents and warrants to the Escrow Agent that it has the power and authority to enter into this Agreement and perform the obligations of Buyer hereunder.

2.	Establishment of Escrow.

(a) On or prior to the date hereof, Buyer shall, in accordance with the terms and conditions of the Purchase Agreement, cause the Closing Amount to be deposited with the Escrow Agent. Subject to the terms and conditions of the Purchaser Agreement, after the date hereof, Buyer shall cause to be deposited with the Escrow Agent the Earnout Escrow Amount, if any, and the Distribution Amounts, if any. Buyer and Seller Representative shall jointly designate whether any amounts deposited after the date hereof constitute a payment of the Earnout Escrow Amount or a Distribution Amount in accordance with the terms of the Purchase Agreement. Escrow Agent shall, upon request of the Escrow Parties or Seller Representative, or any of them, promptly acknowledge to the Escrow Parties or Seller Representative, or any of them, receipt of any funds so deposited. On or prior to the date hereof, each of the Escrow Parties shall deliver one fully executed original of this Agreement to the Escrow Agent in accordance with Section 12 below, with a copy to the Escrow Agent’s attorney.

(b) The Escrow Amount and all additional amounts now or hereafter deposited with the Escrow Agent other than the Distribution Amounts, together with all interest and other income earned, shall be referred to collectively as the “Escrow Fund.” The Escrow Parties acknowledge that the sum held in escrow hereunder may be reduced from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the term “Escrow Fund” shall refer both to the aggregate amounts of the Closing Amount and the Earnout Escrow Amount and to such lesser or greater amount as may be held pursuant hereto at any point during the term hereof, as the case may be, but shall not include the Distribution Amounts. The term “Distribution Amounts” shall include all interest and other income earned on the amounts designated by Buyer and Seller Representative as Distribution Amounts as provided herein.

(c) Each of Seller and Buyer intend that the Escrow Fund shall not be taxable to Seller or Seller Representative unless and to the extent actually released and paid as directed by Seller Representative pursuant to this Agreement and this Agreement shall be interpreted and applied in a manner consistent with such intent. In furtherance thereof, Seller and Buyer acknowledge and agree that the Escrow Fund and amounts deposited and earned thereon shall be treated as owned by Buyer (and not Seller or Seller Representative) for tax purposes unless and until actually released and paid to Seller Representative pursuant to this Agreement.

3.	Customer Identification and TIN Certification.

(a) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity.

(b) At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9 or FORM W-8BEN, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies. In the event that any Escrow Party fails to provide any such organizational documents or documents establishing authority, or any individual executing this Agreement on behalf of an Escrow Party fails to provide to the Escrow Agent an acceptable form of identification, within ten (10) calendar days after the Escrow Agent requests the same, the Escrow Agent is authorized, not withstanding any other provision of this Agreement to the contrary, to place the Escrow Fund in a non-interest bearing deposit account until such documents are received by the Escrow Agent. The Escrow Agent is hereby authorized and directed to assign the tax identification number certified by Buyer to said account.

(c) The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 information provided to the Escrow Agent by Buyer. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Initial Deposit.

(d) The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund as the Escrow Agent is required to prepare and file in the ordinary course of its business.

4.             Deposit of the Funds. The Escrow Agent shall deposit the Escrow Fund and Distribution Amounts in one or more deposit accounts at BNY Mellon, N.A. in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by Seller Representative. In the event that the Escrow Agent does not receive written instructions, the Escrow Agent shall deposit the Escrow Fund and Distribution Amounts in money market accounts at BNY Mellon, N.A. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund and Distribution Amounts are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the bad faith, gross negligence or willful misconduct of the Escrow Agent.

5.	Release of the Escrow Fund and Payment of Distribution Amounts.

(a) The Escrow Amount shall be used to pay all amounts due and owing to Buyer, if any, pursuant to the terms and conditions of Section 2.4(e)(i) and Article XI of the Purchase Agreement. At any time prior to 11:59 pm New York time on the 18-month anniversary of the date of this Agreement (the “Termination Date”), upon a determination that Buyer is entitled to a payment in accordance with Section 2.4(e)(i) and Article XI of the Purchase Agreement, Buyer and Seller (or Seller Representative on its behalf) shall promptly (and in any event no later than five (5) business days following such determination) deliver joint written instructions substantially in the form attached hereto as Exhibit A, signed by Buyer and Seller (or Seller Representative, as the case may be), to the Escrow Agent instructing the Escrow Agent to pay to Buyer the appropriate amount from the Escrow Fund (the “Joint Written Instructions”). Upon receipt of the Joint Written Instructions, the Escrow Agent shall pay to Buyer such amount by wire transfer of immediately available funds.

(b) As promptly as is practicable following receipt of written instructions signed by Seller or Seller Representative, substantially in the form of Exhibit A hereto, setting forth the account or accounts or the payee or payees to which the Distribution Amounts should be distributed, the Escrow Agent shall pay such amounts, together with all interest, dividends and other income, if any, earned thereon, in accordance with such instructions; it being understood that Buyer shall have no rights to receive the Distribution Amounts or object to the distribution of the Distribution Amounts following their deposit with the Escrow Agent hereunder and the Escrow Agent shall be entitled to rely on the written instructions of Seller or Seller Representative with respect thereto; provided, however, that Buyer shall have no obligation or liability in connection with the written instructions of Seller or Seller Representative.

(c) Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.

(d) Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Fund, the Escrow Agent shall release the balance of such account and shall have no liability or responsibility to the Escrow Parties for any deficiency.

(e) As promptly as is practicable after the Termination Date, upon receipt of Joint Written Instructions, the Escrow Agent shall distribute the balance, if any, of the remaining Escrow Fund (the “Escrow Termination Release”).

6.             Methods of Payment. All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by cashier’s check, as elected by the party to receive such payment as set forth herein. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties (or, with respect to Seller, Seller Representative). The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

7.	Responsibilities and Liability of Escrow Agent.

(a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent’s duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b) Limitations on Liability of Escrow Agent.

(i) Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (1) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (2) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent’s duties, has been duly authorized to do so, and (3) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

(ii) In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (1) any Escrow Party or other person, including Seller Representative, providing such instructions, including without limitation errors as to the amount, bank information or bank account number, or (2) any other person or entity, including, without limitation, any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

(iii) Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

(iv) In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in Section 7(c) or Section 7(d) below, institute or defend such proceedings.

(c) Indemnification of Escrow Agent. Each of Seller and Buyer jointly and severally agree to indemnify the Escrow Agent for, and the same agree to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.

(d) Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

(e) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

8.             Termination. This Agreement and all the obligations of the Escrow Agent shall terminate upon (a) the distribution of all Distribution Amounts delivered to the Escrow Agent and (b) the earliest to occur of (i) the release of the entire Escrow Fund prior to the Termination Date by the Escrow Agent in accordance with this Agreement, (ii) the release of the Escrow Termination Release following the Termination Date, or (iii) the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9.             Removal of Escrow Agent. The Escrow Parties (including Seller Representative on Seller’s behalf) acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Fund and any Distribution Amounts to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund and any such Distribution Amounts, the successor escrow agent shall be bound by all of the provisions of this Agreement.

10.            Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days’ prior written notice of such resignation to Buyer, Seller and Seller Representative, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, Buyer and Seller agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) calendar days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Buyer and Seller Representative designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund and any Distribution Amounts held by it to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund and any such Distribution Amounts, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11.            Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to Buyer and Seller Representative at the addresses set forth under Section 12 below.

12.            Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the business day on which such notice is deposited with a courier for delivery, postage paid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received:

If to Buyer, to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attention: Chief Financial Officer
Facsimile: (215) 619-3208

with a copy to:

Morgan, Lewis & Bockius, LLP
1701 Market Street,
Philadelphia, PA 19103
Attention: Stephen M. Goodman
Facsimile: (215) 963 - 5001

If to Seller, Seller Representative or to its agent, to:

Photo Therapeutics Group Limited
Station House Stamford New Road
Altrincham, Cheshire
WA14 1EP
United Kingdom
Attention: Chief Executive Officer
Facsimile: +44 (0) 1619 255 628

and

Neil Crabb
[omitted]
Facsimile: +44 207 4883714

with a copy to:

Sidley Austin
One South Dearborn Street
Chicago, Illinois 60603
Attention: Robert Verigan
Facsimile: (312) 853-7036

If to the Escrow Agent:

BNY Mellon, N.A.
BNY Mellon Center
201 Washington Street
Boston, Massachusetts 02108
Facsimile: (617) 722-7641
Attention:	Art Wasserman, First Vice President
Matt Romero, Escrow Administrator
Erin Riley, Private Banking Relationship Assistant

Copy (which shall not constitute notice to the Escrow Agent) to:

Bruce D. Berns, Esq.
Abendroth, Berns & Warner LLC
47 Church Street, Suite 301
Wellesley, MA 02482
Facsimile: (781) 237-8891

Any notice, except notice to the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.

To facilitate the performance by the Escrow Agent of its duties and obligations hereunder, including resolving any issues arising hereunder (but not the giving of notice as provided above), the Escrow Parties agree that the Escrow Agent may contact the following representatives of each the Escrow Parties identified below, or such other individuals as any of the Escrow Parties may identify by written notice to the Escrow Agent:

Buyer:

Name:	Davis Woodward
Telephone:	(215) 619-3278
E-mail:	adw@photomedex.com

Seller:

Name:	Neil Crabb
Telephone:	[_____________]
E-mail:

13.            Escrow Agent Fees, Costs, and Expenses. The Escrow Agent shall charge an administrative fee of $0.00 and shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and Distribution Amounts and any delivery charges or other out of pocket expenses incurred in connection with the Escrow Fund and Distribution Amounts. Buyer and Seller Representative shall each pay 50% of any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall provide written invoices of any fees, expenses or other amounts owed in connection with the Escrow Agent’s services provided hereunder to the Escrow Parties. The Escrow Parties agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

14.            Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of Buyer, Seller (or Seller Representative on its behalf) and the Escrow Agent. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

15.            Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

16.            Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.

17.            Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

18.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principles of conflicts of law.

19.            Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

20.            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

PHOTO THERAPEUTICS GROUP LIMITED

By:
Name: Title:

PHOTOMEDEX, INC.

By:
Name: Title:

BNY MELLON, N.A.

By:
Name: Title:

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW AMOUNT

Pursuant to Section 5(a) of the Escrow Agreement dated as of ________ ___, 2008, by and among Photo Therapeutics Group Limited, a private limited company incorporated in England and Wales, PhotoMedex, Inc., a Delaware corporation, and BNY Mellon, N.A., a national banking association (the “Escrow Agent”) the undersigned hereby instruct the Escrow Agent to release $___________ from the Escrow Fund in accordance with the following instructions:

[Wire Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Bank Check:

Payee Name:
Mailing Address:

	]	[1]

SELLER REPRESENTATIVE	PHOTOMEDEX, INC.

By:
Neil Crabb		Name: Title:

Date: _____________________

1 Additional account or payee information to be added by schedule, if necessary.

Annex F

Securities Purchase Agreement

Securities Purchase Agreement

Dated as of August 4, 2008

between

PhotoMedex, Inc.

and

Perseus Partners VII, L.P.

F-i

F-ii

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF WARRANT
EXHIBIT C	FORM OF MANAGEMENT RIGHTS LETTER
EXHIBIT D	FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT E	FORM OF TRANSFER AGENT INSTRUCTIONS

F-iii

Index of Defined Terms

Acquisition Agreement	1
Additional Securities	49
Additional Securities Notice	49
Affiliate	1
Aggregate Perseus Ownership	1
Agreement	1
Alternative Proposal	39
Anti-Bribery Laws	31
Anti-Money Laundering/OFAC Laws	2
Board	2
Business Day	2
Bylaws	17
CERCLA	2
Certificate of Incorporation	17
Change of Control	2
Common Stock	2
Common Stock Equivalents	2
Company	1
Company Option Event	12
Company Stockholders Meeting	37
Condition	2
Confidential Information	50
Contingent Obligation	3
Conversion Shares	3
Convertible Securities	3
Environmental Laws	3
Environmental Liabilities	3
Environmental Permit	3
Equity Securities	4
ERISA	4
Exchange Act	4
FDA	4
FDCA	4
First Tranche Closing	12
First Tranche Closing Date	12
First Tranche Common Shares	4
First Tranche Conversion Price	4
First Tranche Issuance	12
First Tranche Market Price	4
First Tranche Note	4
First Tranche Note Amount	4
First Tranche Warrant	4
Foreign Corrupt Practices Act	4
Fourth Anniversary	49
GAAP	17
Governmental Entity	4
Incentives	50
Incentives Modifications	50
Indebtedness	4
indemnified party	61
Insolvent	33
Intellectual Property Rights	20
Last 10-K	14
Last 10-Q	14
Latest Balance Sheet	18
Law	5
Leased Improvements	29
Leased Properties	29
Leases	29
Liens	5
Liquid Securities	5
Losses	60
Majority Holder	8
Manage	5
Management	5
Management Rights Letter	5
Market Price	5
Material Adverse Effect	6
Material Contracts	6
Nasdaq	7
Notes	7
OFAC	7
Options	7
Order	7
Outside Date	58
PATRIOT Act	7
PCBs	8
Permit	7
Permitted Indebtedness	7
Permitted Liens	7
Perseus	8
Perseus Director	8
Perseus Directors	8
Perseus Observer	41
Person	8
Photo Therapeutics	1
Plan	25
Plans	25

F-iv

Pollutant	8
Prepayment Notice	49
Principal Holder	8
Proceeding	19
Proxy Statement	16
PT Acquisition	1
PT Earnout	8
PT Earnout Amount	8
PT Subsidiaries	1
Purchaser	1
Purchaser Indemnified Persons	60
Qualified Earnout Financing	8
Qualified Independent Director	42
RCRA	9
Reference SEC Reports	14
Registered	35
Registration	35
Registration Rights Agreement	9
Release	9
Remedial	9
Removal	9
Response	9
Reverse Stock Split	9
Rule 144	9
SEC	9
SEC Reports	17
Second Tranche Closing	13
Second Tranche Closing Date	13
Second Tranche Conversion Price	9
Second Tranche Issuance	12
Second Tranche Market Price	9
Second Tranche Measurement Date	9
Second Tranche Note	10
Second Tranche Note Amount	9
Second Tranche Warrant	10
Securities	10
Securities Act	10
Significant Customer	29
Significant Supplier	29
Specified Change of Control	10
Specified Representations	56
Stockholder Approval	10
Subsidiary	10
Superior Proposal	39
Surgical Innovations Sale Agreement	11
Termination Fee	60
Third Party Claim	61
Trading Day	11
Trading Market	11
Transaction Documents	11
Transaction Expenses	48
Transfer Agent	11
Transfer Agent Instructions	11
Warrant Shares	11
Warrants	11

F-v

Securities Purchase Agreement, dated as of August 4, 2008 (this "Agreement"), by and between PhotoMedex, Inc., a Delaware corporation (the "Company"), and Perseus Partners VII, L.P., a Delaware limited partnership (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Article I.

Introduction

The Company has agreed to acquire all of the outstanding shares of capital stock of each of Photo Therapeutics Limited, a company organized under the laws of England and Wales, and Photo Therapeutics, Inc., a Delaware corporation (collectively, the "PT Subsidiaries"), each a wholly owned Subsidiary of Photo Therapeutics Group Limited, a company organized under the laws of England and Wales ("Photo Therapeutics"), pursuant to a Purchase Agreement, dated as of the date hereof (including all exhibits and the disclosure schedules thereto, the "Acquisition Agreement"), among Photo Therapeutics and the Company (the "PT Acquisition").

In connection with the PT Acquisition, and on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Securities (as defined below).

In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
Definitions

Section 1.1 Definitions.  The following capitalized terms have the following meanings:

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

"Aggregate Perseus Ownership" means, at any time from and after the First Tranche Closing, the sum of (i) the aggregate number of First Tranche Common Shares issued at the First Tranche Closing, (ii) the aggregate number of Conversion Shares that are issuable (as of the date of issuance of the relevant Notes) upon conversion in full of all Notes that have been or should have been issued to the Purchaser at or prior to such time, and (iii) the aggregate number of Warrant Shares that are issuable (as of the date of issuance of the relevant Warrants) upon exercise in full of all Warrants that have been or should have been issued to the Purchaser at or prior to such time, in each case as adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the First Tranche Closing Date, and, in the case of the Notes and the Warrants and without duplication, any adjustments to the conversion ratio of the Notes or exercise ratio of the Warrants provided for by the terms thereof.

"Anti-Money Laundering/OFAC Laws" means any regulations contained in 31 C.F.R., Subtitle B, Chapter V.

"Board" means the Board of Directors of the Company.

"Business Day" means any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

"Common Stock" means the common stock, par value $0.01 per share, of the Company.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations and standards issued thereunder.

"Change of Control" means the occurrence of any of the following events: (i) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Company or any Subsidiary, in which the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination; (ii) the sale of all, or substantially all, of the assets of the Company or any Subsidiary (other than the sale of the Acquired Assets (as defined in the Surgical Innovations Sale Agreement)) to a third party not wholly owned, directly or indirectly, by the Company; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Purchaser becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (iii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding capital stock of the Company; (iv) individuals who as of the First Tranche Closing Date constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors as of the First Tranche Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

"Condition" means any condition that results in or otherwise relates to an Environmental Liability.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (as a whole or in part) against loss with respect thereto.

"Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of a Note.

"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

"Eligible Market" means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market. (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

"Environmental Laws" means all current and future Laws which address, are related to, or are otherwise concerned with pollution, the environment, natural resources, or health or safety (including occupational safety and health), including without limitation any of the foregoing pertaining to (i) the presence, receipt, manufacture, processing, generation, use, distribution, transport, recycling, shipment, treatment, handling, storage, labeling, removal or remediation of any Pollutant; (ii) indoor and outdoor air, water (including ground, surface and drinking water), wetlands, land surface or subsurface strata, biota, noise, or odor pollution; (iii) the exposure to or the Release or threatened Release into the environment of any Pollutant; (iv) the protection of natural resources, including without limitation wildlife, marine sanctuaries, wetlands and all endangered and threatened species; (v) storage tanks, vessels and containers whether above- or underground, abandoned, disposed or discarded barrels, containers and other closed receptacles; or (vi) health and safety of employees and other persons.

"Environmental Liabilities" means any obligations or liabilities (whether asserted or unasserted, known or unknown, contingent or fixed, including any notices, claims, demands, complaints, suits or other assertions of obligation or liability) that are: (i) related to any environmental, health or safety issues, and (ii) based upon or related to any provision of Environmental Law. The term "Environmental Liabilities" includes (without limitation) (A) fines, penalties, judgments, awards, settlements, Losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements relating to or arising under any Environmental Law; (B) defense and other response to an administrative or judicial action (including notices, claims, complaints, Orders, suits and other assertions of liability) relating to or arising under any Environmental Law; and (C) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

"Environmental Permit" means any Permit that is authorized pursuant to an Environmental Law.

"Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FDA" means the United States Food and Drug Administration.

"FDCA" means the Federal Food, Drug and Cosmetic Act.

"First Tranche Common Shares" means 327,521 shares of Common Stock.

"First Tranche Conversion Price" means $0.73736.

"First Tranche Market Price" means $0.64118.

"First Tranche Note" means a convertible promissory note of the Company, substantially in the form attached hereto as Exhibit A, having an aggregate principal amount equal to the First Tranche Note Amount and having an initial conversion price equal to the First Tranche Conversion Price.

"First Tranche Note Amount" means $18,000,000.

"First Tranche Warrant" means a warrant, substantially in the form attached hereto as Exhibit B, to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) 0.3 and (B) the First Tranche Note Amount by (ii) the First Tranche Conversion Price, rounded to the nearest whole number, at a price per share initially equal to the First Tranche Conversion Price.

"Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Governmental Entity" means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority.

"Indebtedness" of any Person means, without duplication: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (vii) through (viii) above.

"Law" means all United States and non-U.S. federal, state and local laws, statutes, rules, regulations, standards, requirements, rules and principles of common law, ordinances and codes, now or hereafter in effect, including any judicial and administrative interpretations thereof, and all Orders.

"Liens" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement, charge, easement, lease, sublease, covenant, right or way, option, claim, restriction or encumbrance of any kind.

"Liquid Securities" means securities which are (i) listed or quoted on one of the securities exchanges identified in clauses (i), (ii) or (iv) of the definition of “Eligible Market”, (ii) issued by an issuer with a market capitalization of at least $500,000,000 (excluding shares held directly or indirectly by any officer or director of the issuer or by any person who is the beneficial owner of more than 10 percent of the total outstanding shares of the issuer’s common stock), (iii) traded with an average daily trading volume over the prior 12 months of not less than $5,000,000, and (iv) individually, and in the aggregate, not subject to any restrictions on transfer (including any restrictions arising under the securities laws of the United States or any other jurisdiction) that would prevent, hinder or materially delay the immediate sale of such securities

"Manage" and "Management" mean generation, manufacture, production, handling, distribution, processing, use, receipt, storage, treatment, shipment, operation, transportation, recycling, discharge, Release, discharge, remediation, labeling, removal, reuse and/or disposal.

"Management Rights Letter" means the certain Management Rights Letter to be entered into between the Company and the Purchaser at the First Tranche Closing, substantially in the form attached hereto as Exhibit C.

"Market Price" means, for any date, the volume-weighted average closing price per share of the Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Market Price is determined during a period following the announcement by the Company of (i) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) any subdivision, combination or reclassification of the Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the Market Price per share equivalent of the Common Stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to Nasdaq (or, if the Common Stock is not then listed on Nasdaq, any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted).

"Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations, assets, or prospects of the Company or its Subsidiaries or (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the U.S. economy as a whole, except to the extent that the Company or its Subsidiaries are disproportionately affected relative to other companies operating in the United States; (b) the fact that the Company or any of its Subsidiaries fails to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement; provided, that any underlying changes, effects, events, occurrences or states of facts that give rise or contribute to such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect; and (c) the acts or omissions of the Purchaser in breach of this Agreement.

"Material Contracts" means (i) all ''contracts, agreements, leases or other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or its properties are bound, which involve prospective fixed and/or contingent payments or expenditures by or to the Company or its Subsidiaries of more than $250,000, or in excess of the normal ordinary and usual requirements of its business, (ii) all contracts, agreements or other instruments governing any Indebtedness of the Company and the Subsidiaries (other than the Notes); (iii)  all contracts or agreements to which the Company or any Subsidiary is a party or that purport to bind the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary (A) containing any provision or covenant prohibiting or limiting the ability of the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company (other than (x) non-compete or business limitation covenants contained in agreements with customers or suppliers entered into in the ordinary course of business that do not purport to restrict Affiliates of the Company or its Subsidiaries and (y) customary confidentiality obligations); (B) involving a standstill or similar obligation of the Company to a third party or of a third party to the Company; (C) containing any "non-solicitation" or "no-hire" provision or covenant that restricts the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary (other than non-solicitation covenants contained in agreements with customers or suppliers entered into in the ordinary course of business that do not purport to restrict Affiliates of the Company or its Subsidiaries); or (D) containing any exclusive dealing or other exclusivity provision, (iv) all contracts for the employment of any executive officer of the Company or any Subsidiary, (v) all material distributor and sales agency agreements and (vi) any collective bargaining or union agreements, contracts or commitments.

"Nasdaq" means The Nasdaq Global Market.

"Notes" means the First Tranche Note, the Second Tranche Note and any promissory notes issued thereunder as paid in kind interest.

"OFAC" means Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Options" means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Order" means any order, injunction, judgment, decree, ruling, writ, arbitration decision or award, Permit, license or assessment of a Governmental Entity.

"PATRIOT Act" means the USA PATRIOT ACT of 2001, as amended.

"Permit" means any franchise, permit, license, review, certification, approval, registration, consent or other authorization issued by any Governmental Entity or pursuant to any Law.

"Permitted Indebtedness" means: (i) Indebtedness of the Company under the Notes; (ii) Indebtedness of the Company under the Master Term Loan and Security Agreement dated as of December 31, 2007, among the Company, CIT Healthcare, LLC and Life Sciences Capital LLC (as the same may be amended, supplemented, modified, increased, refinanced or replaced) in an amount not to exceed $14,000,000 in the aggregate at any time outstanding secured by Liens permitted under clause (iii) of the definition of Permitted Liens; and (iii) the PT Earnout.

"Permitted Liens" means: (i) landlords', mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (ii) statutory liens for taxes not yet due and payable or due but not delinquent or being contested in good faith; (iii) liens upon any equipment acquired by the Company or its Subsidiaries after the date hereof to secure (A) the purchase price of such equipment or indebtedness for borrowed money incurred solely to finance the purchase price of such equipment or (B) capital lease obligations, so long as, in each case, such liens extend only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property.

"Perseus" means Perseus Partners VII, L.P., or any related investment funds under common management, to whom Perseus Partners VII, L.P. transfers Securities.

"Perseus Director" and "Perseus Directors" mean the representative(s) of the Purchaser appointed or elected to the Board pursuant to this Agreement.

"Person" means any person, individual, corporation, limited liability company, partnership, business association, joint venture, trust or other nongovernmental entity or any Governmental Entity.

"Pollutant" means, whether alone or in combination, whether solid, liquid or gaseous, any and all substances, materials, products or articles (including biologic agents or vectors, genetically modified organisms (whether or not living), culture, or serum) that are (i) listed in the HHS and USDA Select Agents and Toxins pursuant to 7 CFR Part 311, 9 CFR Part 121, and 42 CFR Part 73, and/or those that are not otherwise exempt under NIH guidelines for Research Involving Recombinant DNA Molecules (2002) or otherwise subject to regulation by Environmental Law; (ii) defined, identified, classified, characterized or otherwise regulated under Environmental Law as "hazardous," "toxic," "dangerous," "pollutant," "contaminant," "explosive," "corrosive," "flammable," "radioactive," "reactive," "infectious," "contagious," "special waste," "medical waste," "biomedical waste," "mutagenic," "carcinogenic," "endotoxin," or "blood-borne pathogen" or terms of similar import; (iii) capable of causing harm or injury to human health, natural resources or the environment or giving rise to liability or an obligation to remediate under Environmental Law; or (iv) any oils, petroleum product or byproduct, flammable or explosive material, radioactive material, nuclear materials, asbestos or asbestos containing materials, pesticides, natural or synthetic gas, polychlorinated biphenyls ("PCBs"), dioxins, dibenzofurans, urea formaldehyde, heavy metals, lead-based-paint, radon gas, mold, mold spores, bacteria, fungi, and mycotoxins.

"Principal Holder" means (i) prior to the First Tranche Closing, Perseus, and (ii) after the First Tranche Closing, (A) the Person (or group of affiliated Persons (including any related investment funds under common management), acting together) that holds Securities representing a majority of the Aggregate Perseus Ownership (the "Majority Holder") (B) in the event that no such Majority Holder exists, Perseus, so long as Perseus holds Securities representing at least 25% of the Aggregate Perseus Ownership.

"PT Earnout" means the obligation of the Company to make certain payments to Photo Therapeutics following the consummation of the PT Acquisition pursuant to Section 2.5 of the Acquisition Agreement.

"PT Earnout Amount" means the aggregate cash payment due from the Company to Photo Therapeutics pursuant to the PT Earnout, as finally determined in accordance with the terms and conditions of the Acquisition Agreement.

"Qualified Earnout Financing" means an issuance of Common Stock by the Company occurring after the First Tranche Closing Date that satisfies all of the following: (i) such issuance consists solely of Common Stock, (ii) the price per share in such issuance is equal to or greater than 150% of the then-effective conversion price under the First Tranche Note; (iii) such issuance results in net proceeds to the Company in an amount no less than the PT Earnout Amount; and (iv) the net proceeds of such issuance are applied by the Company to satisfy in full the Company's obligations under the PT Earnout.

"RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations and standards issued thereunder.

"Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and the Purchaser at the First Tranche Closing, substantially in the form attached hereto as Exhibit D.

"Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Pollutant or other material).

"Removal," "Remedial" and "Response" actions include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are (a) those that might be taken by a Governmental Entity or (b) those that a Governmental Entity or any other Person might seek to be taken by a third party who is or has been engaged in the Management of Pollutants.

"Reverse Stock Split" means an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Common Stock of the Company by a ratio of one-for-five or such other ratio as may be agreed between the Company and the Purchaser prior to the date the Proxy Statement is filed with the SEC in preliminary form.

"Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule.

"SEC" means the United States Securities and Exchange Commission.

"Second Tranche Conversion Price" means the lesser of (i) 150% of the conversion price then in effect with respect to the First Tranche Note (or, if the First Tranche Note shall have been repaid or converted in full, 150% of the conversion price that would have then been in effect with respect to the First Tranche Note) as of the Second Tranche Measurement Date and (ii) the Second Tranche Market Price.

"Second Tranche Market Price" means the Market Price as of the Second Tranche Measurement Date.

"Second Tranche Measurement Date" means the Second Tranche Closing Date.

"Second Tranche Note Amount" means the lesser of (i) the PT Earnout Amount, and (ii) $7,000,000.

"Second Tranche Note" means a convertible promissory note of the Company, substantially in the form attached hereto as Exhibit A, having an aggregate principal amount equal to the Second Tranche Note Amount and an initial conversion price equal to the Second Tranche Conversion Price.

"Second Tranche Warrant" means a warrant, substantially in the form attached hereto as Exhibit B, to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) 0.3 and (B) the Second Tranche Note Amount by (ii) the Second Tranche Conversion Price, rounded to the nearest whole number, at a price per share initially equal to the Second Tranche Conversion Price.

"Securities" means the First Tranche Common Shares, the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"Specified Change of Control" means a Change of Control that would, upon consummation, result in Perseus receiving aggregate consideration (assuming the conversion of any Notes or exercise of any Warrants immediately prior to the consummation thereof) consisting of cash or Liquid Securities having an aggregate value that would represent both (i) at least 150% of the weighted average of the conversion prices of the outstanding Notes then in effect and (ii) an annualized yield of at least 35% on the aggregate cash purchase price paid by the Purchaser for all Securities then held by Perseus.

"Stockholder Approval" means the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Company Stockholders Meeting in favor of resolutions approving (i) this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including the Company's issuance of all of the Securities pursuant to the Transaction Documents), (ii) the Reverse Stock Split and (iii) the Incentives Modifications (if approval is necessary to give effect to the Incentives Modifications under applicable Law (including Tax regulation) or Nasdaq rule), in each case in accordance with Law and the rules and regulations of Nasdaq and the Delaware General Corporation Law.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and shall include, from and after the completion of the PT Acquisition, the PT Subsidiaries and their respective Subsidiaries.

"Surgical Innovations Sale Agreement" means that certain Asset Purchase Agreement dated August 1, 2008, by and between PRI Medical Technologies, Inc., a Nevada corporation and the Company, as in effect on the date hereof.

"Trading Day" means a day on which the Trading Market on which the Common Stock is then listed or quoted is open for the transaction of business.

"Trading Market" means the Nasdaq Global Market or, if the Common Stock is not then listed or quoted on the Nasdaq Global Market, any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

"Transaction Documents" means collectively this Agreement, the Notes, the Warrants, the Transfer Agent Instructions, the Registration Rights Agreement, the Management Rights Letter, and such other documents, instruments and agreements executed in connection with the consummation of the transactions contemplated hereby.

"Transfer Agent" means StockTrans, Inc., or any successor transfer agent for the Company.

"Transfer Agent Instructions" means the Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit E, instructing the Transfer Agent to credit to the Purchaser the First Tranche Common Shares, duly executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

"Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of any Warrant.

"Warrants" means the First Tranche Warrant and the Second Tranche Warrant.

Section 1.2 Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) "or" is not exclusive and "include", "includes" and "including" are not limiting and shall be deemed to be followed by the words "but not limited to"; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an "Article", "Section", "Subsection", "Exhibit" or "Schedule" refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; and (vi) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

ARTICLE II
Purchase and Sale of Securities; Closings

Section 2.1 Purchase and Sale of Securities. Upon the terms and subject to the conditions set forth in this Agreement:

(a) at the First Tranche Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) the First Tranche Note, (ii) the First Tranche Warrant, and (iii) the First Tranche Common Shares, for an aggregate purchase price equal to the First Tranche Note Amount (the transactions described in this Section 2.1(a), the "First Tranche Issuance"); and

(b) at the Second Tranche Closing, unless (i) the PT Earnout Amount is zero or (ii) the Company shall have satisfied its obligations under the PT Earnout with the net proceeds of a Qualified Earnout Financing (any of the events in clause (i) or (ii), a "Company Option Event"), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (A) the Second Tranche Note and (B) the Second Tranche Warrant, for an aggregate purchase price equal to the Second Tranche Note Amount (the transactions described in this Section 2.1(b), the "Second Tranche Issuance").

Section 2.2 First Tranche Closing. The closing of the First Tranche Issuance (the "First Tranche Closing") shall be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, on the date as soon as practicable, and in any event not later than two Business Days, following satisfaction of all conditions and taking of all other actions (other than those that by their terms are to be satisfied or taken at the First Tranche Closing) set forth in Sections 6.1 and 6.2 (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or on such other date, and at such other time or place, as the Company and the Purchaser may mutually agree in writing. The date on which the First Tranche Closing occurs is referred to in this Agreement as the "First Tranche Closing Date".

Section 2.3 Transactions to be Effected at the First Tranche Closing. At the First Tranche Closing:

(a) The Purchaser shall pay to the Company cash in an amount equal to the First Tranche Note Amount, by wire transfer of immediately available funds in accordance with wire instructions provided by the Company not less than two Business Days prior to the First Tranche Closing Date.

(b) The Company shall deliver to the Transfer Agent the Transfer Agent Instructions.

(c) The Company shall deliver to the Purchaser: (i) the First Tranche Note; (ii) the First Tranche Warrant; and (iii) stock certificates representing First Tranche Common Shares.

(d) The Company shall deliver to the Purchaser duly executed counterparts of the Registration Rights Agreement and the Management Rights Letter.

(e) The Purchaser shall deliver to the Company duly executed counterparts of the Registration Rights Agreement and the Management Rights Letter.

(f) The Company shall pay all Transaction Expenses then owed to the Purchaser pursuant to Section 5.22, as directed by the Purchaser not less than two Business Days prior to the First Tranche Closing Date.

Section 2.4 Second Tranche Closing. The closing of the Second Tranche Issuance (the "Second Tranche Closing") shall be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, on the date as soon as practicable, and in any event not later than ten Business Days, following the satisfaction of all conditions and taking of all other actions (other than those that by their terms are to be satisfied or taken at the Second Tranche Closing) set forth in Sections 6.3 and 6.4 (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or on such other date, and at such other time or place, as the Company and the Purchaser may mutually agree in writing. The date on which the Second Tranche Closing occurs is referred to in this Agreement as the "Second Tranche Closing Date". The Company shall deliver notice of any Company Option Event to the Purchaser as soon as practicable after the occurrence thereof (and in any event not less than five (5) Business Days prior to the Second Tranche Closing Date).

Section 2.5 Transactions to be Effected at the Second Tranche Closing. At the Second Tranche Closing:

(a) Unless a Company Option Event shall have occurred:

(i) the Purchaser shall pay to the Company cash in an amount equal to the Second Tranche Note Amount by wire transfer of immediately available funds in accordance with wire instructions provided by the Company not less than two Business Days prior to the Second Tranche Closing Date;

(ii) the Company shall deliver to the Purchaser the Second Tranche Note; and

(iii) the Company shall deliver to the Purchaser the Second Tranche Warrant.

(b) The Company shall pay all Transaction Expenses then owed to the Purchaser pursuant to Section 5.22, as directed by the Purchaser not less than two Business Days prior to the Second Tranche Closing Date.

Section 2.6 Adjustments. Each of the First Tranche Market Price, the First Tranche Conversion Price and the First Tranche Common Shares shall be proportionately adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the date hereof and prior to the First Tranche Closing, and each of the Second Tranche Market Price and the Second Tranche Conversion Price shall be proportionately adjusted for any such subdivision or combination of the Common Stock that may occur on or after the Second Tranche Measurement Date and prior to the Second Tranche Closing.

ARTICLE III
Representations And Warranties Of the Company

The Company hereby represents and warrants to the Purchaser, (i) as of the date hereof, (ii) as of the First Tranche Closing Date and (iii) as of the Second Tranche Closing Date, in each case except as expressly disclosed in (A) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC prior to the date hereof (as amended on May 8, 2008, the "Last 10-K"), or (B) the Company's quarterly report on Form 10-Q for the period ended March 31, 2008 as filed with the SEC prior to the date hereof (the "Last 10-Q" and, together with the Last 10-K, the "Reference SEC Reports"), in each case excluding materials included as exhibits thereto and any risk factors or other general cautionary language contained in the Reference SEC Reports; provided, that any disclosure in the Reference SEC Reports shall qualify a section or subsection of this Article III only to the extent it is readily apparent from a reading of such disclosure, and without reference to extrinsic evidence, that such disclosure is applicable to such section or subsection.

Section 3.1 Organization and Qualification; Subsidiaries.

(a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as now conducted and proposed to be conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for such failures to be in good standing or duly qualified that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) The Company has no Subsidiaries other than those listed in Schedule 3.1(b). Except as disclosed in Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens and all the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase such securities.

Section 3.2 Authorization; Enforcement.

(a) The Company has all requisite corporate power and authority to enter into and consummate the transactions contemplated by each of the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, to issue the Notes, Warrants and First Tranche Common Shares in accordance with the terms hereof, to issue the Conversion Shares in accordance with the terms of the Notes and to issue the Warrant Shares in accordance with the Warrants. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby (including the First Tranche Issuance and the Second Tranche Issuance) have been duly authorized by the Board and no further consent or authorization of the Company, its Board of Directors, or its stockholders (other than the Stockholder Approval) is required. Prior to the date of this Agreement, the Board, at a meeting duly called and held, has (a) determined that the transactions contemplated by the Transaction Documents are fair to, advisable and in the best interests of the Company and the stockholders of the Company, and (b) has adopted resolutions recommending that the stockholders of the Company vote to approve the Transaction Documents and the transactions contemplated thereby, a true and correct copy of which resolutions have been provided to the Purchaser.

(b) This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

(c) As of their execution and delivery, each of the Transaction Documents to which the Company is a party will have been duly executed by the Company and when delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

Section 3.3 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) except as set forth on Schedule 3.3(a), conflict with, violate or result in a breach of any provision of, or constitute a default under (or an event that with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected; or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, result in a violation of any Law or Order of any Governmental Entity to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Purchaser set forth in Article IV hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets, or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii), for such conflicts or violations that, individually or in the aggregate, are not material and do not otherwise affect the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity or any regulatory or self regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets, in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents in accordance with the terms hereof and thereof, or to issue and sell the Securities in accordance with the terms hereof and thereof, other than (i) those filings required under Regulation D under the Securities Act and any applicable state securities laws and regulations, (ii) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and such reports under Section 13 or 16 of the Exchange Act and the rules and regulations promulgated thereunder, as may be required in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (iii) compliance with the rules of Nasdaq and any filing with Nasdaq required under such rules and (iv) such other consents, authorizations, orders, filings or registrations as have been made or obtained.

Section 3.4 Issuance of Securities. All of the Securities are duly authorized, and when issued and paid for in accordance with this Agreement and the other Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable at the First Tranche Closing, the maximum number of Conversion Shares and the maximum number of Warrant Shares.

Section 3.5 Capitalization.
(a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. As of June 30, 2008, 63,032,207 shares of Common Stock were issued and outstanding. Except as set forth on Schedule 3.5(a), since June 30, 2008, the Company has not issued any capital stock other than (i) pursuant to the exercise of outstanding Common Stock Equivalents, and (ii) the issuance of the First Tranche Common Shares. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.5(a) or pursuant to the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of the Company's securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company's Restated Certificate of Incorporation, as amended by the Certificate of Amendment of Restated Certificate of Incorporation, dated as of June 29, 2007 (the "Certificate of Incorporation"), as in effect on the date hereof, and the Company's Amended and Restated Bylaws (the "Bylaws") as in effect on the date hereof, are each filed as exhibits to the SEC Reports filed prior to the date hereof. The rights, preferences, privileges and restrictions of the Common Shares are as stated in the Company's Certificate of Incorporation and as provided under applicable Law. Except as set forth on Schedule 3.5(a), there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

(b) Other than the rights granted in the Registration Rights Agreement or as set forth on Schedule 3.5(a), there are no outstanding contractual rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration for any securities of the Company under the Securities Act.

Section 3.6 SEC Reports, Financial Statements. The Company's Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2007, on a timely basis or has received a valid extension of such time of filing and has filed any such report prior to the expiration of any such extension. Such reports required to be filed by the Company under the Exchange Act since January 1, 2007, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act during such period of time, whether or not any such reports were required being collectively referred to herein as the "SEC Reports". As of their respective dates, the SEC Reports filed with the SEC complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply and will comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been and will have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

Section 3.7 Financial Reporting.

(a) Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's consolidated assets, (iii) access to the Company's assets is permitted only in accordance with management's authorization, (iv) the reporting of the Company's assets is compared with existing assets as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's consolidated assets, (v) accounts, notes and other receivables and inventory are recorded accurately, and procedures the Company believes in good faith to be adequate under the circumstances are implemented to effect the collection thereof on a timely basis and (vi) there are procedures in place adequate to prevent, or timely detect, unauthorized acquisition, use or disposition of the Company's assets. There are no significant deficiencies in the design or operation of the Company's internal controls over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting. There has been no fraud relating to the Company or any of its Subsidiaries, whether or not material, that involved management or other employees, whether current or former, of the Company or any of its Subsidiaries who have, or had, a significant role in the Company's internal controls over financial reporting.

(b) The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

Section 3.8 Liabilities. Except as reflected in the latest balance sheet included in the Company's Last 10-Q (the "Latest Balance Sheet"), the Company and its Subsidiaries taken together as a whole, do not have any Indebtedness, obligation or liability (contingent or otherwise), other than (i) Indebtedness, obligations or liabilities incurred since the date of the Latest Balance Sheet in the ordinary course of the Company's or its Subsidiaries' businesses (provided, that the exception in this clause (i) shall not be applicable to any obligations or liabilities that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect) and (ii) Indebtedness, obligations or liabilities that, individually or in the aggregate, are not material to the Company and its Subsidiaries taken as a whole.

Section 3.9 Absence of Changes. Since March 31, 2008, (i) there have been no events, occurrences or developments that, individually or in the aggregate, have had or would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports filed with the SEC prior to the date hereof, (iii) the Company has not declared, set aside for payment, paid or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), (iv) the Company has not sustained any material loss or interference with the Company's business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Entity or regulatory authority, (v) no officer, key employee or groups of employees of the Company or any Subsidiary has resigned or been terminated; and (vi) there have been no (A) changes, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or other contractual arrangement; (B) waivers by any of the Company or its Subsidiaries of any right or of debt owed to it; (C) changes in any compensation arrangement or agreement with any employee, officer or director other than changes required to comply with Section 409A of the Code, routine annual increases in compensation or promotions or bonuses awarded in the ordinary course of business; (D) debts, obligations or liabilities incurred, assumed or guaranteed by the Company or any Subsidiary, except for current liabilities incurred in the ordinary course of business; (E) sales, assignments or transfers of any Intellectual Property, other than the nonexclusive license by the Company or any Subsidiary of such Intellectual Property to customers, suppliers or contract manufacturers in the ordinary course of business consistent with past practices; (F) amendments, modifications or other changes in any Material Contract to which the Company or any Subsidiary is a party or by which it is bound; or (G) arrangements or commitments by the Company or any Subsidiary to do any of the acts described in this Section 3.9.

Section 3.10 Absence of Litigation; Judgments.

(a) Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof, (i) as of the date hereof there is no action, suit, claim, proceeding, arbitration, mediation, inquiry or investigation, before or by any court, public board, Governmental Entity, self-regulatory organization or body (a "Proceeding") or, to the Company's knowledge, threatened, and (ii) as of each of the First Tranche Closing Date and the Second Tranche Closing Date, there is no material Proceeding pending or, to the Company's knowledge, threatened, in any such case, against or affecting the Company or any of its Subsidiaries. To the knowledge of the Company, has not been, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company or any of its Subsidiaries. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company's knowledge, the SEC has not issued any such order.

(b) Neither the Company nor any of its Subsidiaries is subject to the terms or provisions of any judgment, decree, order, writ or injunction of any Governmental Entity.

Section 3.11 Compliance.

(a) Neither the Company nor any Subsidiary (i) is in violation of any provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, each as currently in effect; (ii) is in default under (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice (written or oral) of a claim that it is in default under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default has been waived), (iii) is in violation of any order of any court, arbitrator or Governmental Entity, or (iv) is in violation of any Law in any material respect.

(b) The Company is not required to be registered as, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

Section 3.12 Title to and Sufficiency and Condition of Assets. Except as described in Schedule 3.12 and except for Permitted Liens, the Company and the Subsidiaries have good and marketable title in all personal property owned by them, in each case free and clear of all Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases and no landlord for any such real property or facility has notified the Company or any such Subsidiary that any of them are in default under any such lease. The personal property owned by the Company and the Subsidiaries, together with the Leases, constitute all of the tangible assets, rights and properties that are used in the operation of the business of the Company or any of its Subsidiaries as it is now conducted or that are used or held by the Company or any of its Subsidiaries for use in the operation of the Company's business. All assets of the Company and the Subsidiaries are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for their intended use.

Section 3.13 Intellectual Property Rights.

(a) To the knowledge of Company and it Subsidiaries, each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, software, trade secrets, technical know-how, other proprietary intellectual property rights, and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of Company and its Subsidiaries, taken as a whole, as presently conducted or employed by them, or as proposed to be conducted or employed by them, in each case free and clear of all Liens.

(b) Other than those listed in Schedule 3.13(b), no proceeding is pending or, to the Company’s or any Subsidiary’s knowledge, threatened against the Company or any Subsidiary that challenges the ownership, validity, scope or enforceability of any Intellectual Property Rights of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has knowledge of any facts or circumstances that, to the Company's or its Subsidiary's knowledge, could form a reasonable basis for any such Proceeding.

(c) Other than those listed in Schedule 3.13(c), no proceeding is pending concerning or, to the Company's or any Subsidiary's knowledge, threatened, neither has the Company or any Subsidiaries received any notice of, or has any knowledge of, any infringement by Company or any of its Subsidiaries (including with respect to the manufacture, use, sale or lease by the Company or any of its Subsidiaries of their respective products or services) of any person’s Intellectual Property Rights. Neither the Company nor any Subsidiary has knowledge of any facts or circumstances that, to the Company's or its Subsidiary's knowledge, could form a reasonable basis for any such infringement.

(d) Other than those listed on Schedule 3.13(d), neither the Company nor any of its Subsidiaries has received any notice of, nor has any knowledge of, infringement by any person of any Intellectual Property Rights of the Company or of any of its Subsidiaries.

(e) The Company and its Subsidiaries have used reasonable efforts to maintain in confidence trade secrets that are material to the conduct of the business of the Company or its Subsidiaries, including entering into licenses and contracts that require licensees, contractors and other third persons that received such trade secrets to keep such trade secrets confidential. With regards to the XTRAC laser technology, all persons who have received such trade secrets have signed or are aware of an explicit or implied non-disclosure and non-use agreement not containing a "residuals" clause (i.e., a provision that would permit use of trade secret information that is retained in the unaided memory of a receiving party).

(f) Schedule 3.13(f) sets forth, as of the date hereof, a complete and accurate list of all material patents and applications therefor, material registered trademarks and applications therefor, material domain name registrations and material copyright registrations (if any) owned by the Company or any of its Subsidiaries.

(i) All patents and patent applications required to be listed in Schedule 3.13(f) that are owned by the Company or a Subsidiary of the Company are free and clear of all Liens.

(ii) The patent applications required to be listed in Schedule 3.13(f) that are owned by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company or any of its Subsidiaries are pending, have not been abandoned, and have been, and continue to be, prosecuted.

(iii) All necessary affidavits of continuing use have been timely filed, and all necessary maintenance fees have been timely paid, to continue all rights to the registered trademarks required to be listed in Schedule 3.13(f) that are material to the conduct of the business of the Company or any of its Subsidiaries.

(iv) None of the issued patents required to be listed in Schedule 3.13(f) has expired or been declared invalid, in whole or in part, by any Governmental Entity, except as such expiries may be set forth in Schedule 3.13(f).

(v) There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents required to be listed in Schedule 3.13(f) (except as to any such proceeding that has been commenced, but as to which the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency has not provided notice to the Company or its Subsidiaries), including ex parte, inter partes, and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.

(vi) To the knowledge of the Company and its Subsidiaries, each of the patents and patent applications listed in Schedule 3.13(f) properly identifies each and every inventor of the claims thereof as determined in accordance with and required by the laws of the jurisdiction in which such patent is issued or such patent application is pending.

(vii) To the knowledge of the Company and its Subsidiaries, each inventor named on the patent and patent applications list in Schedule 3.13(f) has executed or is obliged to execute an agreement assigning his or her entire right, title, and interest in and to such patents or patent applications to the Company or a Subsidiary of the Company. No such inventor has any contractual or other such obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to make such assignment to the Company or such Subsidiary under such agreement with the Company or such Subsidiary.

(g) Schedule 3.13(g) sets forth a complete and accurate list of all material options and licenses relating to Intellectual Property Rights owned by the Company or its Subsidiaries granted by Company or any of its Subsidiaries to any other Person or owned by any other Person and granted to the Company or any of its Subsidiaries. To the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance with the terms of each agreement listed on Schedule 3.13(g).

(h) To the knowledge of Company and its Subsidiaries, Schedule 3.13(h) contains a complete list of all agreements under which the Company and its Subsidiaries has agreed to, or has been assigned any obligation or duty to, indemnify, hold harmless, defend, guarantee or otherwise assume any obligation or liability with respect to the infringement or misappropriation of any Intellectual Property Rights by any person, excluding any obligation or duty arising out of Section 2 of the Uniform Commercial Code in connection with sale or lease of a product by the Company or a Subsidiary of the Company.

Section 3.14 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.

Section 3.15 Material Contracts.

(a) Schedule 3.15 identifies each Material Contract.

(b) The Company has delivered to the Purchaser accurate and complete copies of all Material Contracts, including all amendments to such contracts. Neither the Company nor any Subsidiary has entered into any oral Material Contracts. Each Material Contract is valid and in full force and effect, is enforceable by either the Company or its Subsidiaries in accordance with its terms, and will continue to be so immediately following each Closing, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of Law governing the availability of specific performance and other equitable remedies. No party to any such contract, agreement or instrument has indicated its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

(c) The Company and its Subsidiaries are not in material violation, breach or default under any Material Contract and, to the Company's knowledge, no other Person is in violation or breach, or default under, any Material Contract. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Material Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Material Contract or (iv) give any Person the right to cancel, terminate or modify any Material Contract.

(d) None of the Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Securities, or any of the other transactions contemplated hereunder or under any of the Transaction Documents.

Section 3.16 Permits. The Company and its Subsidiaries have all Permits necessary for the conduct of their respective businesses as described in the SEC Reports filed with the SEC prior to the date hereof. The Company has not received any written notice of any proceeding relating to revocation or modification of any such Permit.

Section 3.17 Transactions with Affiliates and Employees.

(a) None of the Company's or any of its Subsidiaries' officers, directors, members or any stockholder disclosed in public filings with the SEC, any supplier, distributor or customer of the Company or its Subsidiaries, has any interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the business of the Company or its Subsidiaries, except for the normal rights of any such Person in their capacity as a stockholder of the Company or a holder of options or warrants to acquire Common Stock.

(b) No executive officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries has a business relationship, or any Person that competes in any material respect with the Company or any of its Subsidiaries. No member of the immediate family of any executive officer or director of the Company or any of its Subsidiaries is directly or indirectly interested in any Material Contract.

(c) The Company does not have outstanding, and has not arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

Section 3.18 Tax Matters.

Other than as set forth on Schedule 3.18:

(a) The Company and each of its Subsidiaries have timely and properly filed, or had filed on its behalf, all material Tax Returns required to be filed by it in any jurisdiction to which it is subject, and such filed Tax Returns are accurate in all material respects, has paid all income and all other material Taxes due and payable (whether or not shown on filed Tax Returns), and has set aside on its Latest Balance Sheet provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. Neither Company nor any Subsidiary has received notice of any material unpaid Taxes claimed to be due by the Taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns. All Taxes that the Company or any Subsidiary has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been timely paid to the proper Taxing authority. Neither the Company nor any Subsidiary is a party to any Tax-sharing agreement or similar arrangement with any other Person. At no time has the Company or any Subsidiary been a member of an affiliated, combined, consolidated or unitary Tax group (other than a group for which the Company is the common parent) for purposes of filing any Tax Return. Neither the Company nor any Subsidiary is currently under any contractual obligation to pay to any Governmental Entity any Tax obligations of, or with respect to any transaction relating to, any other Person, or to indemnify any other Person with respect to any Tax.

(c) There have been no audits or examinations of any Tax Returns of the Company or its Subsidiaries by any Governmental Entity, and none of the Company or its Subsidiaries has received any notice from a Governmental Entity that it intends to conduct a Tax audit or examination of the Company or the Subsidiaries. There are no pending assessments, asserted deficiencies or claim for additional Taxes that have not been paid or duly reserved. No claim has been received by the Company or any Subsidiary from a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(d) The Company and each of its Subsidiaries have made all necessary disclosures required by Treasury Regulation section 1.6011-4. The Company and each of its Subsidiaries have not been a participant in a listed transaction within the meaning of Treasury Regulation section 1.6011-4(b).

Section 3.19 Employee Matters.

(a) Neither the Company nor any of its Subsidiaries has, or has ever had, any collective bargaining agreements with respect to any of its or their employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as set forth on Schedule 3.19(a), neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment or consulting agreement, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any Subsidiary, nor any consultant with whom the Company or any Subsidiary has contracted, is in violation of any material term of any employment or consulting agreement, proprietary information agreement or any other agreement relating to the performance of services by any such individual for or on behalf of the Company or such Subsidiary because of the nature of the business conducted by the Company or such Subsidiary.

(b) The Company and its Subsidiaries are in compliance with and have timely filed all notices required under the WARN Act.

Section 3.20 Employee Benefits.

(a) Schedule 3.20(a) contains a true and complete list of each "employee benefit plan" (as defined in section 3(3) of ERISA) and any other employee benefit or compensation plan, program, policy, arrangement or agreement, including bonus, deferred compensation, incentive compensation, severance or termination pay, medical, life or other insurance, profit-sharing, stock option or other equity-based incentive compensation, stock purchase, and pension, welfare and fringe benefit plans, for the benefit of, or relating to, any current or former employee, director, consultant or independent contractor of the Company or any Subsidiary (i) which is or has been sponsored by, entered into, contributed to (or required to be contributed to), established by, participated in and/or maintained by the Company, any Subsidiary or any ERISA Affiliate or (ii) under which the Company or any Subsidiary, or any ERISA Affiliate otherwise has any liability, whether or not such plan is terminated (each, a "Plan" and, collectively, as the "Plans"). No Plan covers any Person other than a current or former employee or director of the Company or any Subsidiary (and their dependents and beneficiaries), and no entity other than the Company or any Subsidiary or sponsors, maintains or contributes to, or is required to contribute to, any Plan. Neither the Company nor any Subsidiary has any legally binding formal plan or commitment to create any additional plan or modify or change any existing Plan, other than as required to comply with applicable Law.

(b) No Plan is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA, and neither the Company nor any Subsidiary nor any ERISA Affiliate has ever sponsored, contributed to, been required to contribute to, or participated in such a plan. Neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any liability under section 412 of the Code or section 302 of ERISA or Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring a liability under said sections or Title.

(c) No Plan provides health, welfare or fringe benefits, including without limitation death or medical benefits (whether or not insured), to former employees or directors or their respective spouses or dependents after retirement or other termination of service, other than the health continuation coverage that may be required by section 4980B of the Code (COBRA) or similar applicable Law.

(d) The Plans (and related trusts and insurance contracts) have been maintained, funded and administered in all material respects in accordance with their terms and with applicable Law (including but not limited to ERISA and the Code). Each Plan which is intended to be qualified under section 401(a) of the Code has received a determination letter or opinion letter from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of such Plan or any related trust. Each of the Plans that is intended to satisfy the requirements of section 125, 423 or 501(c)(9) of the Code satisfies such requirements.

(e) Each option that has been issued under any Plan of the Company or any Subsidiary providing for the issuance of options and that has been exercised has been properly treated as an incentive stock option under Code section 422 or as a non-statutory stock option, as applicable. Each option that has been issued under any Plan of the Company or any Subsidiary providing for the issuance of options has had an exercise price at least equal to the "fair market value" of the underlying stock (within the meaning and scope of Code section 409A).

(f) With respect to each Plan, (i) no actions, audits, investigations, suits or claims against the Plan, the Company or any Subsidiary or any ERISA Affiliate or with respect to any assets of the Plan (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened, (ii) there is no Order of any Governmental Entity or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability or domestic relations orders), (iii) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any ERISA Affiliate, to any material Tax or any fine, Lien, penalty or other liability imposed by ERISA or, in connection with any Plan, the Code, (iv) for each Plan with respect to which a Form 5500 has been required to be filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, and (v) no "reportable event" (as such term is defined in section 4043 of ERISA) has occurred with respect to any Plan. None of the Company, any Subsidiary, any ERISA Affiliate, any of the Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary, any of the Plans, any such trust or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to section 409 or 502(i) of ERISA, a Tax imposed pursuant to section 4975, 4976, 4980B, 4980D, 4980E or 4980F of the Code, or any other similar liability.

(g) With respect to each of the Plans, the Company has made available to the Purchaser true and complete copies of (i) the Plan document (including all amendments thereto), the summary plan description and any summaries of material modifications, (ii) the trust agreement, (iii) the two most recent Form 5500 annual reports, actuarial reports and financial statements, if any were required to be filed or prepared, (iv) the most recent determination letter or opinion letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under the Code and (v) all material communications to or from the Internal Revenue Service or any other Governmental Entity relating to each Plan and all material employee communications with respect each Plan. All contributions required to have been made under the terms of any Plan have been timely made and all obligations in respect of each Plan have been paid prior to the Closing or are properly accrued and reflected on the Latest Balance Sheet to the extent required by GAAP.

(h) None of the Plans is a "multiemployer plan," as such term is defined in section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of section 4063(a) of ERISA. None of the Company, any Subsidiary or any ERISA Affiliate has ever sponsored, contributed to, been required to contribute to, or participated in any such plan or arrangement.

(i) Each Plan may be amended or terminated without liability to the Company, any Subsidiary or any ERISA Affiliate other than for accrued benefits or non-material administrative expenses. No amounts payable under the Plans, and no payment made or other benefit provided, or to be made or provided, to current or former employees or directors of the Company or any Subsidiary (including pursuant to this Agreement or any other Transaction Document) will fail to be deductible for federal income tax purposes under section 280G of the Code. Each Person who performs services for the Company or any Subsidiary has been, and is, properly classified by the respective service recipient as an employee or independent contractor.

(j) Neither the execution of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or by any other Transaction Document, either alone or in combination with subsequent events, will result in, or is a precondition to, (i) any employee, independent contractor, consultant or director of the Company or any Subsidiary becoming entitled to severance pay or any similar payment, (ii) except for the Incentives Modifications, the acceleration of the time of payment or vesting, or an increase in the amount of, any compensation due to any employee, independent contractor, consultant or director of the Company or any Subsidiary or (iii) the renewal or extensions of the term of any agreement regarding the compensation of any employee of the Company or any Subsidiary.

(k) Each Plan, and each other arrangement to which any of the Company or any Subsidiary is a party, or with respect to which any of the Company or any Subsidiary has any liability or obligations that is subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code, the Treasury regulations relating thereto and the applicable IRS and Treasury Department guidance thereunder. None of the transactions contemplated by this Agreement or by any other Transaction Document will constitute or result in a violation of Section 409A of the Code.

Section 3.21 Environmental and Safety Laws.

(a) There are no real properties which the Company or any Subsidiary, or other related organizations, or any of their predecessors or successors formerly owned, operated or leased and which any such entity has ceased to own, operate or lease.

(b) With respect to all properties owned or leased by the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries nor any current or prior owner or operator is subject to any Environmental Liabilities; (ii) all properties owned or leased by the Company or its Subsidiaries are in compliance in all material respects with all Environmental Laws and the terms of any applicable leases; (iii) there are no Liens, defaults, equitable interests, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Leased Properties, based upon any Environmental Laws; (iv) there are no underground storage tanks located in, at, on or under any properties owned or leased by the Company or its Subsidiaries and any tanks that were formerly located in, at, on or under any such properties were at all times maintained, operated, sealed, closed or disposed of in accordance with all applicable Environmental Laws; (v) there are no Conditions in, at, on, under, a part of, involving or otherwise related to any of the properties owned or leased by the Company or its Subsidiaries (including but not limited to off-site migration of Pollutants from any such property), involving the presence of any Pollutant, and (vi) there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, involving or otherwise related to any of the properties owned or leased by the Company or its Subsidiaries (including, without limitation, any building, structure, or other improvement that is a part of such properties).

(c) The Company and each Subsidiary is and has for the past five years been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Environmental Permits, if any, required under Environmental Laws in connection with the operation of the their businesses, and no Environmental Permit is or will be subject to review, revision, major modification or prior consent by any Governmental Authority as a result of the consummation of the transactions contemplated by this Agreement.

(d) There are no locations at which Pollutants have been Released, or otherwise come to be, in, at, on, under, or a part of that give rise to material Environmental Liabilities of the Company or any Subsidiary or other related organizations, or any of their predecessors or successors; and each of such locations is in compliance with all Environmental Laws. Neither the Company nor any Subsidiary or other related organizations, or any of their predecessors or successors, has Managed any Pollutant in a manner that give or gives rise to material Environmental Liabilities of the Company or any Subsidiary. There are no pending or, to the knowledge of the Company, threatened, demands, claims, investigations, proceedings, information requests, complaints, administrative or judicial orders, or notices against the Company or any Subsidiary or other related organizations, or any of their predecessors or successors, or any property owned, operated or leased by the Company or any Company Subsidiary alleging non-compliance with or liability under any Environmental Law.

(e) Neither the Company nor any Subsidiary or other related organizations, or any of their predecessors or successors, has assumed or retained by contract (including leases) or other binding agreement or by operation of Law, any liabilities of a third party arising under or pursuant to any Environmental Law or has agreed to indemnify, defend or hold harmless any third party for any liabilities arising under or pursuant to any Environmental Law. The Company has made available to Purchaser copies of all material environmental or health and safety assessments, audits, investigations, or similar reports pertaining to the operation of the Company's and the Subsidiaries' businesses and the operation or use of any real property owned, leased, or operated by the Company or any Subsidiary, to the extent in the possession, custody or control of the Company or any Subsidiary.

Section 3.22 Warranties. Schedule 3.22 sets forth any warranties and indemnities relating to the Company's products or technology sold, leased or licensed, or services rendered by the Company, that are not standard warranties and indemnities (i) offered in the ordinary course of business or (ii) imposed by Law. Schedule 3.22 sets forth the aggregate expenses incurred by the Company and its Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the last three fiscal years and the three month-period ended March 31, 2008.

Section 3.23 Real Estate.

(a) Neither the Company nor any Subsidiary owns any real property or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase or acquire any real property.

(b) Schedule 3.23(b) contains a complete and accurate list of all premises leased by the Company or one of its Subsidiaries (the "Leased Properties"), and of all leases related thereto (collectively, the "Leases"). The Company has made available to the Purchaser a true and complete copy of each of the Leases. The Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of Law governing the availability of specific performance and other equitable remedies. No circumstance or conditions exists which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default under any Lease on the part of the Company. Neither the Company nor any Subsidiary has knowledge of the occurrence of any event which (whether with or without notice, lapse of time or both, or the happening or occurrence of any other event) would constitute a default under any Lease by any other party. Schedule 3.23(b) separately identifies all Leases for which consents or waivers must be obtained on or prior to the First Tranche Closing Date (or which have been obtained) in order for such Leases to continue in effect according to their terms after the First Tranche Closing Date.

(c) All leasehold improvements and fixtures located on the Leased Properties (the "Leased Improvements") are operational and available for use in the business of the Company and its Subsidiaries as it is currently conducted. All of the Leased Improvements on the Leased Properties are located entirely on such Leased Properties.

Section 3.24 Inventory; Customers; Suppliers. The inventory of the Company and its Subsidiaries, whether in their possession or not, (i) is sufficient for the operation of the business of the Company and its Subsidiaries in the ordinary course, and (ii) is of a quality and quantity usable or saleable by the Company or the applicable Subsidiary in the ordinary course of its business, subject to applicable reserves reflected in the financial statements of the Company included in the SEC Reports filed with the SEC prior to the date hereof. Neither the Company nor any Subsidiary has received any written notice from any customer that accounted for 5% or more of the total sales on a consolidated basis of the Company and its Subsidiaries (a "Significant Customer"), or any supplier from which either the Company or any Subsidiary purchased $200,000 or more of supplies (a "Significant Supplier"), in each case during the three most recently completed fiscal years of the Company to the effect that such customer or supplier will terminate all or a substantial portion (including, as applicable, future purchase order releases) of its historical business relationship with the Company. Schedule 3.24 lists each Significant Customer, and each Significant Supplier, in each case during the three most recently completed fiscal years of the Company prior to the date of this Agreement.

Section 3.25 Accounts Receivable. All accounts receivable, notes receivable and other receivables of the Company and any Subsidiary that are reflected on the Latest Balance Sheet represent bona fide receivables created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, and are valid and enforceable receivables, net of any reserves for doubtful accounts recorded on the Latest Balance Sheet.

Section 3.26 Regulatory Compliance.

(a) All activities of the Company or any of its Subsidiaries that are subject to the jurisdiction of the FDA or subject to the FDCA and the regulations promulgated thereunder or similar legal provisions in any foreign jurisdiction have been conducted in all material respects in compliance with all applicable requirements under the FDCA and similar Laws, including those relating to good laboratory practices, good clinical practices, and good manufacturing practices, recordkeeping, and filing of reports. Neither the Company nor any of its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity alleging any violation of any Law by the Company or any of its Subsidiaries relating to any such activity. None of the Company or any of its Subsidiaries has received any notices, report, warning letters or other communication from the FDA that indicate or suggest lack of compliance with the FDA regulatory requirements by the Company, any of its Subsidiaries or by Persons who are otherwise performing services for the benefit of the Company or any of its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries, nor any officer, employee or, to the knowledge of the Company, any agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated or authorized by 21 U.S.C. Section 335a or any similar Law.

(c) The Company and each Subsidiary has been and is in compliance with all United States import and export Laws and regulations (including without limitation those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199, State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130 and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599). Neither the Company nor any Subsidiary has, within the last five years, violated any United States import or export Laws, been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by a Governmental Entity or made a voluntary disclosure with respect to violations of such Laws. Schedule 3.26(c) sets forth all valid and pending export control licenses, agreements and/or approvals required to be amended, assumed or transferred as a result of, or in connection with, the transactions contemplated hereby.

(d) The Company is in compliance with, and has not previously violated the PATRIOT ACT and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by OFAC, including but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in the Anti-Money Laundering/OFAC Laws.

(e) The Company and each of its Subsidiaries, (including their respective Affiliates, officers, directors, employees, consultants or agents) are in compliance with all legal requirements under (i) the Foreign Corrupt Practices Act and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention and (ii) international anti-bribery conventions (other than the convention described in clause (i)) and local anti-corruption and bribery laws, in each case, in jurisdictions in which the Company and its Subsidiaries are operating (collectively, the "Anti-Bribery Laws"). Neither the Company nor any Subsidiary has received any communication that alleges, nor have they received information based on an internal review from which it would be reasonably likely to conclude, that the Company, any Subsidiary or any agent thereof is not, or may be, in compliance with, or has, or may have, any liability under, the Anti-Bribery Laws.

Section 3.27 Corporate Documents. The Company and each Subsidiary have made available to the Purchaser and its counsel for their examination true and complete copies of the following documents: (i) the certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, each as currently in effect; (ii) minute books of the Company and each of its Subsidiaries containing required records setting forth proceedings, consents, actions, and meetings of their respective shareholders, boards of directors and any committees thereof; and (iii) all Permits, Orders, and consents issued by any regulatory agency with respect to the Company, its Subsidiaries, or any securities of the Company or its Subsidiaries, and all applications for such Permits, Orders, and consents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company and each of its Subsidiaries are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the Laws of the applicable jurisdiction.

Section 3.28 No General Solicitation; Private Placement. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Affiliates nor, any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Based in part upon and subject to the representations of the Purchaser contained in Sections 4.2 and 4.3 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws and the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

Section 3.29 Form S-3 Eligibility. The Company meets the eligibility requirements set forth in the general instructions to Form S-3 applicable to "Transactions Involving Secondary Offerings".

Section 3.30 Eligible Market. As of the date hereof, the issued and outstanding shares of Common Stock are listed on Nasdaq, and, except as set forth in Schedule 3.30, the Company has not, since January 1, 2007, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed, quoted or included for trading to the effect that the Company is not in compliance with the listing requirements, maintenance requirements or the requirements of inclusion for trading of such Trading Market. As of the First Tranche Closing Date, the issued and outstanding shares of Common Stock will be listed on Nasdaq and the Company will be in compliance in all material respects with the requirements (including any minimum share price requirements) of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. As of the Second Tranche Closing Date, the issued and outstanding shares of Common Stock are listed on an Eligible Market and the Company will be in compliance in all material respects with the requirements (including any minimum share price requirements, as applicable) of such Eligible Market, for continued listing of the Common Stock thereon and any other Eligible Market listing and maintenance requirements.

Section 3.31 Disclosure.

(a) All written disclosure provided by the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(b) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.32 Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company), with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based upon the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

Section 3.33 Solvency. Neither the Company nor any Subsidiary has taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company nor any Subsidiary have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any Subsidiary is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.33, "Insolvent" means (i) the present fair saleable value of the assets of the Company and its Subsidiaries is less than the amount required to pay the total Indebtedness of the Company and its Subsidiaries, (ii) any of the Company or its Subsidiaries is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) any of the Company or its Subsidiaries intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) any of the Company or its Subsidiaries has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

Section 3.34 Application of Takeover Protections. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby will not impose any restriction on the Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company's charter documents or the laws of its state of incorporation.

Section 3.35 No Manipulation of Stock Price. The Company has not, and to the Company's knowledge no one acting on the Company's behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of any of the Securities. The Company has not, and to its knowledge no one acting on its behalf has (i) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.36 Placement Agent Fees The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

ARTICLE IV
Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company, (i) as of the date hereof, (ii) as of the First Tranche Closing Date and (iii) as of the Second Tranche Closing Date, that:

Section 4.1 Organization; Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite limited partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

Section 4.2 No Public Sale or Distribution. The Purchaser (i) is acquiring the Notes, the Warrants and the First Tranche Common Shares, (ii) upon conversion of the Notes will acquire the Conversion Shares then issuable, and (iii) upon exercise of the Warrants will acquire the Warrant Shares then issuable, in each case as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 4.3 Purchaser Status. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

Section 4.4 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any Law (including federal and state securities laws) or Order applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts or violations that, individually or in the aggregate are not material and do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.5 Disclosure. None of the information supplied or to be supplied by the Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Restricted Securities. The Purchaser understands and acknowledges that none of the Securities will be registered under the Securities Act or qualified under any state securities Laws (collectively, "Registered," and the act of having securities registered means "Registration"), and that the Securities will be issued in reliance upon one or more exemptions from Registration, and that the Company's reliance upon each such exemption is predicated upon the Purchaser's representations contained in this Agreement. The Purchaser understands and acknowledges that resale of the Securities may be restricted indefinitely unless they are subsequently Registered.

ARTICLE V
Other Agreements of the Parties

Section 5.1 Legends.

(a) Each certificate representing any of the Securities shall bear legends substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED."

The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legend are satisfied.

(b) Any legend endorsed on a certificate pursuant to Section 5.1(a) and the stop transfer instructions with respect to such Securities as it applies to Section 5.1(a) shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities (i) if such Securities are Registered for resale and sold under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Perseus Securities may be made without Registration.

Section 5.2 SEC Reporting; Furnishing of Information. Until the date that all of the First Tranche Common Shares, Conversion Shares and Warrant Shares may be sold under Rule 144(k) of the Securities Act (or any successor provision), the Company shall timely file with the SEC (or obtain extensions in respect thereof and file with the SEC within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The financial statements to be included in any SEC Report will be prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC's rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 5.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

Section 5.4 Reservation of Securities. So long as any Notes remain outstanding, or any Warrants remain exercisable, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents, free of preemptive rights, in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such shares of Common Stock under the Transaction Documents, the Company shall promptly take all such actions as may be required to increase the number of authorized shares.

Section 5.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., Eastern time, on the first Trading Day following execution of this Agreement issue a press release reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. The Company shall, on or before 8:30 a.m., Eastern time, on the fourth Business Day following the execution of this Agreement file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Notes and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable Law with respect to the transactions contemplated hereby. Except as herein provided, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any press release without the prior written consent of the Purchaser, unless otherwise required by Law or listing standard.

Section 5.6 Preparation of Proxy Statement; Company Stockholders Meeting.

(a) As soon as practicable following the date hereof, the Company shall, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify the Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall promptly supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which the Purchaser reasonably objects. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC. If advisable, the Company shall retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Stockholder Approval.

(b) As soon as practicable following the mailing of the Proxy Statement to the Company's stockholders, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Stockholder Approval. The Company shall, through the Board, recommend to its stockholders that they give the Stockholder Approval. The Board shall use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of approval of the Reverse Stock Split, the Incentives Modifications (if approval is necessary to give effect thereto under applicable Law (including Tax regulation) or Nasdaq rule) and the Transaction Documents and the transactions contemplated hereby and thereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable Law to effect the Reverse Stock Split, the Incentives Modifications, and the transactions contemplated by this Agreement and the other Transaction Documents including the First Tranche Issuance and the Second Tranche Issuance. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of the Purchaser, which shall not be unreasonably withheld or delayed (other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which it believes in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting).

Section 5.7 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to satisfy the conditions precedent set forth in Article VI, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and by the other Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity or any regulatory or self regulatory organization and the making of all necessary registrations and filings (including filings with any Governmental Entity or any regulatory or self regulatory organization) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity or any regulatory or self regulatory organization, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity or any regulatory or self regulatory organization vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to fully carry out the purposes of this Agreement and the other Transaction Documents. In connection with and without limiting the foregoing, the Company and the Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Document, take all action necessary to ensure that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and the other Transaction Documents and otherwise to minimize the effect of such statute or regulation on the transactions contemplated hereby and thereby.

Section 5.8 Non-Solicitation.

(a) During the period from the date of this Agreement until the First Tranche Closing, the Company shall not take, cause or permit (and shall use its reasonable best efforts to ensure that none of its officers, directors, agents or representatives takes, causes or permits) any person to take, directly or indirectly, any of the following actions: (i) solicit, knowingly encourage, facilitate, initiate or participate in any discussions or negotiations with respect to any offer or proposal to acquire 10% or more of the business, assets or capital stock of the Company, whether by merger, consolidation, other business combination, investment, purchase of capital stock or securities convertible into or exercisable for capital stock, purchase of assets, license, lease, tender or exchange offer or otherwise (other than a sale of the Acquired Assets (as defined in the Surgical Innovations Sale Agreement)) (each of the foregoing, an "Alternative Proposal"); (ii) disclose, in connection with an Alternative Proposal, any nonpublic information concerning the Company's business or properties or afford to any third party, in connection with an Alternative Proposal, access to its properties, books or records, except in the ordinary course of business, as required by Law, or pursuant to a request for information from a Governmental Entity; (iii) enter into or execute any agreement providing for an Alternative Proposal; (iv) make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any offer or proposal relating to an Alternative Proposal; or (v) take any action that would reasonably be expected to lead to any Person making any Alternative Proposal; provided, however, that prior to the receipt of the Stockholder Approval, in response to an unsolicited Superior Proposal (as defined below) or an Alternative Proposal that the Board reasonably believes (after consultation with its financial advisor and outside legal counsel) will lead to a Superior Proposal, the Company and its representatives may (x) furnish information with respect to the Company and its Subsidiaries to the person making such Alternative Proposal or Superior Proposal and its representatives pursuant to a confidentiality agreement in customary form that shall contain provisions that expressly permit the Company to comply with the provisions of this Section 5.8 and (y) conduct such additional discussions with the party making such Alternative Proposal or Superior Proposal as the Board shall determine. For purposes of this Agreement, a "Superior Proposal" means a bona fide written offer from a third party in respect of (i) any transaction as a result of which the Company's stockholders cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction, which in any such case provides for consideration to the Company's stockholders consisting of cash and/or securities, and in the case of clause (i) or (ii) is on terms that the Board determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel), taking into account all relevant factors, including whether such transaction is subject to any financing condition or other financing contingencies (including as to the funding of any committed financing), (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the PT Acquisition and the transactions contemplated by this Agreement (including the terms of any proposal by the Purchaser to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably capable of being completed on the terms proposed.

(b) In the event that the Company is contacted by any third party expressing an interest in discussing an Alternative Proposal, the Company will promptly, but in no event later than 24 hours following such contact, notify the Purchaser in writing of such contact and the identity of the third party so contacting the Company and shall promptly, but in no event later than 24 hours following any material modification or proposed modification thereto, advise the Purchaser of such modification or proposed modification.

(c) Notwithstanding the provisions of Section 5.8(a), at any time prior to the receipt of the Stockholder Approval, the Board may (i) withdraw (or amend or modify in a manner adverse to the Purchaser), or publicly propose to withdraw (or amend or modify in a manner adverse to the Purchaser), the recommendation or declaration of advisability by the Board of this Agreement, or the transactions contemplated by this Agreement; (ii) recommend, or publicly propose to recommend any Alternative Proposal or Superior Proposal, or (iii) to the extent permitted pursuant to and in compliance with Section 7.1(d)(ii), allow the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, if in the case of any of the foregoing clauses (i), (ii) or (iii) the Board (or the applicable committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that it is required to do so in order to comply with its fiduciary duties or otherwise under applicable Law.

(d) Nothing contained in this Agreement shall prohibit the Company or the Board from taking and disclosing to the Company's stockholders a position with respect to an unsolicited bona fide tender or exchange offer by a third party pursuant to Rule 14e-2(a) or Rule 14d-9 of the Exchange Act or from making any disclosure required by applicable Law.

Section 5.9 Access. To the extent permitted by Law, from the date hereof through the First Tranche Closing Date, and following the First Tranche Closing Date the Company shall permit representatives of Perseus (subject to the last sentence of this Section 5.9) and any Principal Holder reasonable access to examine the corporate books and make copies or extracts from such corporate books and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers and employees of the Company upon request, all during regular business hours, as often as Perseus or such Principal Holder may reasonably request; provided, however, that (i) Perseus, such Principal Holder or their respective representatives, as the case may be, shall hold all information so received in strict confidence pursuant to Section 5.27 and shall not trade in the Common Shares while in possession of material non-public information and (ii) the Company reserves the right to exclude the representatives of Perseus and such Principal Holder (but not the Perseus Directors) from access to information protected by the attorney-client privilege in favor of the Company if the Company believes, upon the advice of counsel, that such exclusions is required to preserve such attorney-client privilege of the Company; provided, further, that the Company shall use its commercially reasonable efforts to provide any requested information to the representatives of Perseus and such Principal Holder in a manner that would not waive the attorney-client privilege. Perseus' access rights pursuant to this Section 5.9 (but not the access rights of any Principal Holder) shall terminate at such time as Perseus is no longer the beneficial owner of any Securities.

Section 5.10 Communications with Accountants. The Company authorizes the Perseus Directors to communicate with its independent public accountants and tax advisors to the same degree afforded to any other member of the Board. Notwithstanding the foregoing, the Company shall facilitate discussions between such accountants and the representatives of Perseus (subject to the last sentence of this Section 5.10) or any Principal Holder in the event Perseus or such Principal Holder reasonably desires to speak with such accountants, and shall authorize those accountants to disclose to Perseus or such Principal Holder any and all reasonably requested financial statements and other supporting financial documents and schedules (excluding their internal working papers) including copies of any management letters with respect to the business, financial condition and other affairs of the Company and any Subsidiary. Any such information provided to the representatives of Perseus or such Principal Holder shall be held in strict confidence pursuant to Section 5.27 and may additionally be provided to the Company's directors at their request or at the Company's own determination. At or before the First Tranche Closing Date, the Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 5.10. Perseus' access rights pursuant to this Section 5.10 (but not the access rights of any Principal Holder) shall terminate at such time Perseus no longer is the beneficial owner of any Securities. Notwithstanding the foregoing, the Company reserves the right to exclude the representatives of Perseus and such Principal Holder (but not the Perseus Directors) from access to information protected by the attorney-client privilege in favor of the Company if the Company believes, upon the advice of counsel, that such exclusions are required to preserve such attorney-client privilege of the Company; provided, however, that the Company shall use its commercially reasonable efforts to provide any requested information to the representatives of Perseus and such Principal Holder in a manner that would not waive the attorney-client privilege. Perseus' access rights pursuant to this Section 5.10 (but not the access rights of any Principal Holder) shall terminate at such time as Perseus is no longer the beneficial owner of any Securities.

Section 5.11 Board Representation.

(a) From and after the First Tranche Closing Date and for as long as the Purchaser holds any Securities, the Company shall take all actions within its control as are necessary to cause the election or appointment as a member of the Board (and any executive committee thereof) of an individual to be designated by the Purchaser, including without limitation, nominating the representative identified by the Purchaser for election as a director of the Company at any meeting of the Company's stockholders at which directors will be elected, recommending such representative's election to the Board, soliciting and voting proxies in favor of such representative's election, and filling any vacancies created by death, resignation, removal or otherwise with such representative.

(b) In addition to, and without limitation of the Purchaser's rights pursuant to paragraph (a) of this Section, from and after the First Tranche Closing Date and for as long as the sum of (i) all First Tranche Common Shares, (ii) all Conversion Shares (including for purposes of this clause (ii) all Conversion Shares that would be issuable upon conversion in full of all outstanding Notes as of such time) and (iii) all Warrant Shares (including for purposes of this clause (iii) all Warrant Shares that would be issuable upon exercise in full of all outstanding Warrants as of such time), held by the Purchaser equals or exceeds 50% of the Aggregate Perseus Ownership as of such time, the Company shall take all actions as are necessary to: (A) cause the election or appointment as a member of the Board of a Qualified Independent Director (as defined below); and (B) permit an individual to be designated by the Purchaser to attend (in person or by telephone) as an observer (a "Perseus Observer") all meetings of the Board (and any executive committee thereof). Notwithstanding the foregoing, if any Second Tranche Notes are purchased by the Purchaser, then at any time that the Purchaser would be entitled to designate an observer to the Board pursuant to the foregoing clause (B), the Purchaser shall be entitled in lieu thereof, to designate a second representative for election or appointment to the Board and the Company shall take all actions within its control as are necessary to cause the election or appointment as a member of the Board (and any executive committee thereof) of such representative, including without limitation, nominating the representative identified by the Purchaser for election as a director of the Company at any meeting of the Company's stockholders at which directors will be elected, recommending such representative's election to the Board, soliciting and voting proxies in favor of such representative's election, and filling any vacancies created by death, resignation, removal or otherwise with such representative. For purposes of this paragraph (b), a "Qualified Independent Director" means an individual to be designated by the Company, who meets the applicable Nasdaq listing standards to qualify as an independent director of the Company and whose election to director has been affirmatively consented to in advance by the Purchaser. The Company shall provide to any Perseus Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors at the same time such materials are provided to members of the Board. At least one Perseus Director shall have the right to attend and participate fully in a non-voting capacity in all meetings of each of the Board's Nominating and Corporate Governance and Compensation Committees, or any equivalent committees, including receipt of all information provided to Committee members at the same time such information is provided to Committee members.

(c) At any time that the Purchaser have the right to designate one member of the Board pursuant to paragraph (a) of this Section, the Company shall take all actions as are necessary to cause the Board to consist of not more than seven members, including the member of the Board designated by the Purchaser; provided, that at any time that the Purchaser has the right to designate a second member of the Board pursuant to paragraph (b) of this Section, the Company shall take all actions as are necessary to cause the Board to consist of not more than eight members, including the two members designated by the Purchaser.

(d) The Company shall reimburse all reasonable expenses (including travel and lodging expenses) incurred by the Perseus Directors or the Perseus Observers, in connection with their attendance at meetings of the Board or committees thereof. The Company shall provide and maintain in effect customary indemnification (including provisions relating to the advancement of expenses incurred in the defense of any action or suit) of the Perseus Directors, and in any event such indemnification shall be on terms no less favorable than those provided as of the date of this Agreement to the members of the Board of Directors pursuant to the Certificate of Incorporation, the Bylaws, applicable Law or otherwise. In addition, the Company shall obtain and maintain in effect a customary officers' and directors' liability insurance policy covering acts and omissions of the Perseus Directors and having a coverage limit of not less than $5,000,000.

(e) At any time that the Purchaser is entitled to designate a member of the Board pursuant to this Section, the Purchaser may elect to substitute in lieu thereof a Perseus Observer, or may waive such rights in their entirety. As promptly as practicable (and in any event no later than 10 Business Days) following the Purchaser's written request, made at such time as (i) the Purchaser shall have waived its right to designate any Perseus Directors and Purchaser's right to a Perseus Observer; and (ii) no member of the Board is a director, officer, employee or partner of the Purchaser or any Affiliate of the Purchaser, the Company shall publicly disclose any material event or circumstance that has occurred or material information that exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company prior to the Company's purchase or sale of its securities but which has not been so publicly announced or disclosed. From and after the delivery of a written request described in the preceding sentence, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries without the express written consent of the Purchaser.

(f) The actions to be taken by the Company pursuant to this Section 5.11 shall include appointing the Perseus Directors to the Board, granting one Perseus Director the rights contemplated by the last sentence of Section 5.11(b), and nominating the representatives identified by the Purchaser for election as directors of the Company at any meeting of the Company's stockholders at which such directors will be elected, recommending their election to the Board, and soliciting and voting proxies in favor of their election. For purposes of clarification, the Company shall not be deemed to be in breach of its obligations under this Section 5.11, in the event that the Company has complied with the terms and conditions set forth herein, and the representatives identified by the Purchaser are not elected to the Board by the Company's stockholders.

Section 5.12 Right of First Refusal.

(a) Except in a transaction constituting a Change of Control permitted under Section 5.19(d), from the date hereof through the First Tranche Closing Date and following the First Tranche Closing Date, until such time as no Notes remain outstanding and Perseus does not hold at least 66% of the Aggregate Perseus Ownership, prior to issuing any Additional Securities (as defined in Section 5.24 below but disregarding for the purposes of this Section 5.12 the exception from the definition of “Additional Securities” set forth in subsection 5.24(c)(iv)) the Company shall first give written notice (an “Offer Notice”) to the Purchaser at least 10 Business Days in advance of any such proposed issuance of Additional Securities stating the Company’s intention to issue the Additional Securities, the number of the relevant securities intended to be sold and the terms thereof (the “Offered Securities”), the issue price in cash for the proposed issuance of Additional Securities (the “First Offer Price”) and the other material terms upon which such issuance is proposed to be effected.

(b) Upon receipt of the Offer Notice, the Purchaser will have an irrevocable, option to purchase all (but not less than all) of the Offered Securities at the First Offer Price and otherwise on the terms and conditions described in the Offer Notice (the “First Offer”). Such option shall be non-transferable, except to another entity within the scope of the definition of “Perseus”. In order to exercise this option, the Purchaser must, within 10 Business Days from receipt of the Offer Notice, send irrevocable written notice of its acceptance of the First Offer to the Company (the “Acceptance Notice”), and the Purchaser will then be obligated to purchase all such Offered Securities on the terms and conditions set forth in the Sale Notice.

(c) If the Purchaser does not elect to purchase all of the Offered Securities pursuant to this Section 5.12, then the Company shall be free, for a period of 30 days from the date the Acceptance Notice was due to be received by the Company, to enter into definitive agreements to issue the Offered Securities to a transferee for cash consideration of not less than 100% of the First Offer Price; provided, that any such definitive agreement provides for the consummation of such issuance to take place within 30 days from the date of such definitive agreement and is otherwise on terms not more favorable to the purchaser of the Offered Securities in any material respect than were contained in the Offer Notice.

(d) If (i) the Purchaser does not elect to purchase all of the Offered Shares pursuant to this Section 5.12 and the Company has not entered into a definitive agreement described in Section 5.12(c) within 30 days from the date the Acceptance Notice was due to be received by the Purchaser, or (ii) the Company has entered into such an agreement but has not consummated the issuance of such securities within 30 days from the date of such definitive agreement, then the provisions of this Section 5.12 shall again apply, and the Company shall not issue or offer to issue any Additional Securities without again complying with this Section 5.12.

(e) Upon exercise by the Purchaser of its rights of first refusal under this Section 5.12, the Company shall be legally obligated to consummate the issuance contemplated thereby and shall use its commercially reasonable efforts to: (i) secure any required governmental authorization; (ii) comply as soon as reasonably practicable with all applicable legal requirements; and (iii) take all such other actions and to execute such additional documents as are reasonably necessary or appropriate to consummate the isssuance of the Offered Securities as promptly as practicable. At such closing, the Company shall issue the Offered Securities free and clear of any encumbrances and with all requisite transfer taxes, if any, paid, and the Purchaser shall deliver or cause to be delivered payment for such Offered Shares as provided in the Acceptance Notice.

Section 5.13 Use of Proceeds. The Company shall use the net proceeds from the First Tranche Issuance (i) to fund the initial cash payment due to Photo Therapeutics upon completion of the PT Acquisition and (ii) for general corporate purposes consistent with the Company's business plan provided to the Purchaser prior to the date hereof. The Company shall use the net proceeds from the Second Tranche Issuance to fund the aggregate cash payment due from the Company to Photo Therapeutics pursuant to the PT Earnout.

Section 5.14 Priority of Notes. The Indebtedness evidenced by the Notes shall not be junior or subordinate to any other Indebtedness of the Company or its Subsidiaries except that to the extent of any Liens granted in favor of the holders of Permitted Indebtedness. The Company shall not issue any Indebtedness that by its terms is subordinate or junior in any respect to any other Indebtedness of the Company, unless such Indebtedness provides that it is subordinate and junior on the same terms to the Indebtedness evidenced by the Notes.

Section 5.15 Corporate Existence. The Company shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its Subsidiaries; (ii) use commercially reasonable efforts to at all times maintain, preserve and protect all of the Company's and its Subsidiaries' patents, trademarks and trade names, and preserve all the remainder of the Company's and its Subsidiaries' material assets necessary for the conduct of its business in a manner consistent with past practices.

Section 5.16 Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, conduct its business activities in compliance in all material respects with all applicable Laws. The Company shall pay all transfer, excise, withholding and similar Taxes (not including income or franchise Taxes) that it is obligated by applicable Law to so pay in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Securities.

Section 5.17 Payment of Interest and Principal on Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement. The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 5.18 Maintenance of Listing. From and after the First Tranche Closing Date, and following the First Tranche Closing Date for so long as the Purchaser holds any Securities, the Company shall maintain the continued listing of the Common Stock for trading on an Eligible Market and shall use its commercially reasonable efforts to comply in all material respects with the reporting, filing and other requirements of such Eligible Market on which the Common Stock is then listed, for continued listing of the Common Stock thereon and any other Eligible Market listing and maintenance requirements (including any minimum share price requirements). Without limitation of the foregoing, the Company shall use its commercially reasonable efforts to maintain the continued listing of the Common Stock for trading on one of the stock exchanges identified in clauses (i) through (v) of the definition of "Eligible Market," and to comply in all material respects with all requirements for the continued listing of the Common Stock for trading on such stock exchange (including any minimum share price requirements).

Section 5.19 Negative Covenants. From the date hereof through the First Tranche Closing Date, and following the First Tranche Closing Date until such time as no Notes remain outstanding and Perseus does not hold at least 66% of the Aggregate Perseus Ownership, the Company shall not, and shall not permit any of its Subsidiaries to take any of the following actions without first obtaining the consent of the Purchaser:

(a) create, incur, assume or permit to exist any Indebtedness other than Permitted Indebtedness;

(b) make or commit to make capital expenditures in excess of $250,000, individually or in the aggregate, in any fiscal year, unless such expenditures are approved during the annual budgeting process;

(c) create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens;

(d) consummate any Change of Control other than a Specified Change of Control; provided, that this clause (d) shall cease to be of effect at such time as no Notes remain outstanding;

(e) Except in a transaction that constitutes a Change of Control in compliance with Section 5.19(d), acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

(f) Except in a transaction that constitutes a Change of Control in compliance with Section 5.19(d), sell, lease, license or otherwise dispose of any of its assets (including capital stock of Subsidiaries) that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, except for (i) inventory and obsolete or excess equipment sold in the ordinary course of business and consistent with past practice and (ii) the sale of the Acquired Assets (as defined in the Surgical Innovations Sale Agreement);

(g) Except in a transaction that constitutes a Change of Control in compliance with Section 5.19(d), enter into any joint ventures that would be material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole;

(h) Except in a transaction that constitutes a Change of Control in compliance with Section 5.19(d), declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; provided, however, that dividends and distributions may continue to be made by the Subsidiaries to the Company or to other wholly owned Subsidiaries

(i) make any investment in any Person other than investments in wholly owned Subsidiaries of the Company;

(j) redeem or otherwise acquire any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an Option of the Company to repurchase such shares upon the termination of employment or services);

(k) hire or terminate the employment of the Chief Executive Officer of the Company or the Chief Financial Officer of the Company;

(l) amend or modify any compensation arrangement or agreement with any executive officer or director of the Company or any Subsidiary, except for the Incentives Modifications and for amendments or modifications required to comply with applicable Law, routine annual increases in compensation or promotions or bonuses awarded in the ordinary course of business, or adopt or amend any Plan, except for amendments or modifications required to comply with applicable Law;

(m) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any Affiliate of the Company or any Subsidiary, except for (i) transactions among the Company and the Subsidiaries, (ii) dividends and distributions permitted under clause (h) above, (iii) intercompany transactions in the ordinary course of business, (iv) repurchases of capital stock permitted under clause (j) above, and the payment of compensation permitted under clause (l) above.;

(n) commence or settle any litigation or other proceedings before or threatened to be brought before any Governmental Entity or any regulatory or self regulatory organization or any arbitral proceeding that would in either case, be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, except for settlement of litigation of claims for payments by the Company not in excess of $250,000 in the aggregate or in connection with the Company's enforcement of its rights or defense of claims under this Agreement or any of the Transaction Documents; or

(o) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions set forth in clauses (a) - (c) or (e) - (n) above.

Section 5.20 Financial Information. The Company shall furnish to Perseus and any Principal Holder (in each case, subject to the last sentence of this Section 5.20): (i) not later than 90 days after the end of each fiscal year of the Company, copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and audited consolidated statements of income and cash flows for such fiscal year, together with a report of the Company's independent accountants with respect thereto; (ii) not later than 45 days after the end of each fiscal quarter of the Company, copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, and unaudited consolidated statements of income and cash flows for such fiscal quarter and for the portion of such fiscal year then ended; (iii) not later than 15 days after the end of each calendar month that does not coincide with the end of a fiscal quarter, copies of the unaudited financial statements provided to the management of the Company; and (iv) as soon as practicable following the preparation thereof (and in any event no later than such projections are provided to any other party), projections for the Company's and its Subsidiary's performance for the following three calendar months, the following two fiscal quarters and the following fiscal year. The financial statements referred to in clause (i) and (ii) above will be prepared in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may not include footnotes), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). The financial statements referred to in clause (iii) above will be the Company's internal management reports and shall be consistent with the internal books and records of the Company and its Subsidiaries. In addition, the Company shall furnish to Perseus and any Principal Holder (in each case, subject to the last sentence of this Section 5.20) such other financial information (including projections) as Perseus or such Principal Holder may reasonably request from time to time. The Company shall not be obligated to, and shall not provide any financial information pursuant to this Section 5.20: (i) to Perseus following such time as Perseus is no longer the beneficial owner of any Securities and (ii) to Perseus or the Principal Holder following delivery of a written request contemplated by Section 5.11(e).

Section 5.21 Properties; Insurance.

(a) The Company will keep its, and cause its Subsidiaries to keep their respective, properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary repairs, renewals, replacements, additions and improvements thereto. The Company will, and will cause its Subsidiaries to, at all times comply in all material respects with each provision of all leases to which it is a party or under which it occupies property.

(b) The Company shall and shall cause each Subsidiary to maintain insurance (i) covering, without limitation, fire, theft, burglary, public liability, property damage, product liability and workers' compensation and (ii) on all property and assets material to the operation of the business, all in amounts customary for the Company's industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

Section 5.22 Expenses. The Company will reimburse the Purchaser for all out-of-pocket expenses incurred in connection with (i) the review of the Company and its Subsidiaries and Photo Therapeutics and its Subsidiaries, and the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, including, without limitation the reasonable fees and disbursements of legal, accounting and other professionals; and (ii) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents or any documentation or agreements in connection therewith requested by the Company (collectively, the "Transaction Expenses").

Section 5.23 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, in each case in accordance with applicable Law. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchaser shall not be required to provide the Company with any notice of a pledge of the Securities or otherwise make any delivery to the Company pursuant to this Agreement; provided that the Purchaser and its pledgee shall comply with the provisions of this Agreement in order to effect a sale, transfer, or assignment of any such Securities to such pledgee. At the expense of the Purchaser, the Company hereby agrees to execute and deliver such documentation as pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchaser.

Section 5.24 Subscription Rights.

(a) From and after the date of this Agreement, the Company shall not issue any Additional Securities (as defined below) except in compliance with this Section. Each of Perseus (subject to Section 5.24(d)) and any Principal Holder shall have a right of first refusal to purchase its pro rata share of all Additional Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement. With respect to any issuance of Additional Securities, a Person's pro rata share shall be determined as the fraction, the numerator of which is equal to the sum of (i) all First Tranche Common Shares held by such Person, (ii) all Conversion Shares held by such Person (including for purposes of this clause (ii) all Conversion Shares that would be issuable upon conversion in full of all outstanding Notes held by such Person as of such time) and (iii) all Warrant Shares held by such Person (including for purposes of this clause (iii) all Warrant Shares that would be issuable upon exercise in full of all outstanding Warrants held by such Person as of such time), and the denominator of which is equal to the aggregate outstanding shares of the Company's Common Stock on a fully diluted basis, determined using the treasury stock method. Each of Perseus and the Principal Holder shall be entitled to apportion the right to purchase Additional Securities pursuant to this Section among itself and its general partners, limited partners, members and Affiliates in such proportions as it deems appropriate.

(b) If the Company proposes to issue any Additional Securities, it shall give Perseus and any Principal Holder written notice of its intention (the "Additional Securities Notice"), describing the Additional Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each of Perseus and such Principal Holder shall have 10 Business Days from the giving of such notice to agree to purchase its pro rata share of the Additional Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Additional Securities to Perseus or any Principal Holder if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. With respect to each of Perseus and any Principal Holder, if such Person does not agree to purchase its pro rata share of the Additional Securities within such 10 day period, then the Company shall have 60 days in which to consummate the transaction contemplated in the Additional Securities Notice. If such transaction is not consummated within such 60 day period, then any subsequent issuance of Additional Securities shall require delivery of a new Additional Securities Notice to Perseus and the Principal Holder and compliance with this Section 5.24.

(c) For the purposes of this Section, "Additional Securities" shall mean, whether or not authorized on the date hereof, any shares of Common Stock, any Common Stock Equivalents and any other equity securities of the Company; provided, however, that "Additional Securities" do not include securities issued: (i) in connection with an equity compensation plan or other bona fide compensation arrangement that is approved by the Board; (ii) pursuant to a stock split or stock dividend; (iii) pursuant to the terms of any outstanding option, warrant or convertible security or other outstanding right to acquire securities of the Company not issued, created or granted in violation of this Agreement; (iv) pursuant to a bona fide firm commitment underwritten public offering of shares of Common Stock; or (v) as consideration or otherwise in connection with a bona fide acquisition by the Company or any of its Subsidiaries.

(d) Perseus' subscription rights pursuant to this Section 5.24 (but not the subscription rights of any Principal Holder) shall terminate at such time as Perseus is no longer the beneficial owner of any Securities.

Section 5.25 Prepayment of Notes.

(a) Except as provided in this Section 5.25, the Company shall have no right to prepay the principal amount of the Notes prior to the Maturity Date, or any interest accruing under the Notes prior to the scheduled date for payment of such interest.

(b) The Company may, by delivery of written notice (the "Prepayment Notice") to the Purchaser not less than 30 days prior to the fourth anniversary of the First Tranche Closing Date (or if such date is not a Business Day, the next succeeding Business Day) (the "Fourth Anniversary"), require the Purchaser to submit to the Company up to 50% of the outstanding aggregate principal amount of the Notes for prepayment on the Fourth Anniversary, subject to following terms and conditions:

(i) In lieu of submitting Notes for prepayment on the Fourth Anniversary, the Purchaser may at any time following receipt of the Prepayment Notice and on or prior to the Fourth Anniversary, convert up to the principal amount of Notes specified in the Prepayment Notice. Any principal amount of Notes so converted by the Purchaser shall reduce on a dollar for dollar basis the principal amount of Notes the Purchaser is required to submit for prepayment on the Fourth Anniversary.

(ii) The Purchaser shall be entitled to select the Note or Notes (or the portions thereof) for conversion or prepayment pursuant to this Section 5.25.

(iii) The Prepayment Notice shall have no force or effect, and the Purchaser shall not be obligated to submit any Notes for prepayment (or to convert any principal amount of Notes in lieu thereof) unless the Market Price as of the Fourth Anniversary is at least equal to 200% of the conversion price then in effect under the First Tranche Note.

(iv) The Company may not deliver more than one Prepayment Notice.

Section 5.26 Incentives Modifications. The Company has commenced and following the date hereof shall continue a review of the incentive compensation arrangements of the Company's senior management (the "Incentives") and shall consult with the Purchaser regarding any proposed modifications to the Incentives. At least five Business Days prior to the date on which the Company files the Proxy Statement with the SEC in preliminary form, the Company shall provide the Purchaser with a summary of any proposed modifications to the Incentives that have been approved by the Board (the "Incentives Modifications") and the Incentives (as modified by the Incentives Modifications) shall be reasonably satisfactory to the Purchaser.

Section 5.27 Confidentiality.

(a) For purposes of this Agreement, "Confidential Information") means any information concerning the Company (whether prepared by the Company, its representatives or otherwise and irrespective of the form of communication) that is furnished to the Purchaser or its representatives by or on behalf of the Company, and all notes, analyses, compilations, studies, interpretations memoranda, reports or other documents (regardless of the form thereof) prepared by the Purchaser or its representatives which contain any material information furnished to the Purchaser or its representatives pursuant to this Agreement; provided, however, that "Confidential Information" does not include information of the Company which: (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its representatives; (ii) was within the Purchaser's possession prior to it being furnished to the Purchaser or its representatives by or on behalf of the Company pursuant to this Agreement (provided, that such information is not known to the Purchaser to be subject to another confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information); (iii) becomes available to the Purchaser on a non-confidential basis from a source other than the Company or any of its representatives (provided, that such source is not known to the Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information); or (iv) is independently developed by the Purchaser or others on its behalf without reference to or reliance upon any information furnished to the Purchaser or any of its representatives by or on behalf of the Company.

(b) Except as otherwise provided in this Section 5.27, the Purchaser hereby agrees that it and its representatives shall keep the Confidential Information confidential in accordance with the terms of this Section 5.27 and not disclose any Confidential Information except in accordance with the terms of this Agreement.

(c) If the Purchaser or any of its representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, or by the rules or regulations of any regulatory authority having jurisdiction over the Purchaser) to disclose any of the Confidential Information, the Purchaser shall, except as prohibited by Law, provide the Company with prompt written notice of any such request or requirement so that the Company may seek, at the Company's expense, a protective order or other remedy and/or waive compliance with the provisions of this Section 5.27. If the Company seeks a protective order or other remedy, the Purchaser shall provide such cooperation as the Company shall reasonably request. If, in the absence of a protective order or other remedy or the receipt by the Purchaser of a waiver from the Company, the Purchaser or any of its representatives is nonetheless, upon the advice of its outside legal counsel, legally compelled to disclose Confidential Information, to any tribunal or other entity the Purchaser may, without liability hereunder, disclose to such tribunal or other entity only that portion of the Confidential Information which such counsel advises the Purchaser or such representatives is legally required to be disclosed; provided, that the Purchaser and its representatives shall exercise reasonable efforts to minimize the disclosure of the Confidential Information and to preserve the confidentiality thereof.

Section 5.28 Consultation on Budget. From the date hereof through the First Tranche Closing Date, and following the First Tranche Closing Date for so long as a Principal Holder exists, the Company shall consult with such Principal Holder regarding the preparation of the Company's annual budget or business plan for the Company and its Subsidiaries, including providing the Purchaser with copies of any draft annual budget or business plan at least five Business Days prior to the submission thereof to the Board for approval.

Section 5.29 Advice of Breaches. From time to time prior to the Second Tranche Closing, the Company will promptly disclose in writing to the Purchaser any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the Purchaser or which would have rendered inaccurate any of the representations, warranties or statements set forth in Article III hereof. No disclosure pursuant to this Section 5.29 will be binding on the Purchaser or modify or qualify the representations and warranties contained in this Agreement for any purpose without the prior written consent of the Purchaser.

ARTICLE VI
Conditions to Closings

Section 6.1 Conditions Precedent to Obligations of the Company at the First Tranche Closing. The Company's obligation to effect the transactions specified to occur at the First Tranche Closing pursuant to Section 2.3 is subject to the fulfillment or waiver as of the First Tranche Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the date hereof and as of the First Tranche Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), in each case, disregarding for the purposes of this sentence any qualifications as to "materiality" contained within such representations and warranties.

(b) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Purchaser on or prior to the First Tranche Closing Date shall have been performed or complied with in all material respects.

(c) Officer's Certificate. The Purchaser shall have delivered to the Company a certificate of an authorized officer of the Purchaser, dated the First Tranche Closing Date, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) above.

(d) Receipt of Funds. The Company shall have received immediately available funds from the Purchaser in the amount of the First Tranche Note Amount.

(e) Stockholder Approval. The Company Stockholders Meeting shall have been duly called and the Stockholder Approval shall have been obtained.

(f) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any State for the offer and sale of the First Tranche Common Shares, the First Tranche Notes and the First Tranche Warrants.

(g) Absence of Litigation. No proceeding challenging this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or materially delay the First Tranche Closing, shall have been instituted or be pending before any Governmental Entity, arbitrator, agency or official.

(h) No Governmental Prohibition. No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the sale of the First Tranche Common Shares, the First Tranche Notes and the First Tranche Warrants by the Company at the First Tranche Closing and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(i) No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Entity with respect to public trading in the Common Stock.

(j) Consents and Waivers. All consents of and notices to Governmental Entities required in connection with the transactions described in this Agreement and the other Transaction Documents shall have been obtained and made, as applicable, and be in full force and effect.

(k) Transaction Documents. The Company shall have received counterparts of the Registration Rights Agreement and the Management Rights Letter, in each case duly executed by the Purchaser.

Section 6.2 Conditions Precedent to Obligations of the Purchaser at the First Tranche Closing. The Purchaser's obligation to effect the transactions specified to occur at the First Tranche Closing pursuant to Section 2.3 is subject to the fulfillment or waiver as of the First Tranche Closing Date of the following conditions:

(a) Representations and Warranties. Taken as a whole, the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof and as of the First Tranche Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), in each case, disregarding for the purposes of this sentence any qualifications as to "materiality" contained within such representations and warranties.

(b) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or prior to the First Tranche Closing Date shall have been performed or complied with in all material respects.

(c) Absence of Material Adverse Effects. Since March 31, 2008, no event, change, effect or development shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect. Since March 31, 2008, no event, change, effect or development shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on the business, financial condition, operations, assets, or prospects of Photo Therapeutics or its Subsidiaries.

(d) Officers' Certificates. The Company shall have delivered to the Purchaser (i) a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the First Tranche Closing Date, confirming the satisfaction of the conditions set forth in paragraphs (a), (b) and (c) above, and (ii) a certificate of the Secretary of the Company, dated the First Tranche Closing Date, certifying as to the incumbency and signatures of the officers executing this Agreement and the resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby.

(e) Transfer Agent Instructions; Stock Certificates; Notes; Warrants. The Company shall have delivered to the Transfer Agent, the Transfer Agent Instructions, duly executed by the Company. The Company shall have delivered to the Purchaser (i) the First Tranche Note, (ii) the First Tranche Warrant and, (iii) stock certificates representing First Tranche Common Shares.

(f) Transaction Expenses. The Company shall have tendered payment or reimbursement of all Transaction Expenses.

(g) Legal Opinion. The Company shall have delivered to the Purchaser an opinion, dated as of the First Closing Date, from Morgan Lewis & Bockius LLP, counsel to the Company, in the form previously provided to counsel to the Purchaser prior to the date hereof.

(h) Stockholder Approval. The Company Stockholders Meeting shall have been duly called and the Stockholder Approval shall have been obtained.

(i) Reverse Stock Split. The Company shall have effected the Reverse Stock Split.

(j) Incentives Modifications. The Company shall have implemented the Incentives Modifications.

(k) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any State for the offer and sale of the First Tranche Common Shares, the First Tranche Notes and the First Tranche Warrants.

(l) Absence of Litigation. No proceeding challenging this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or materially delay the First Tranche Closing, shall have been instituted or be pending before any Governmental Entity, arbitrator, agency or official.

(m) No Governmental Prohibition. No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the sale of the First Tranche Common Shares, the First Tranche Notes and the First Tranche Warrants by the Company at the First Tranche Closing and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(n) No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Entity with respect to public trading in the Common Stock.

(o) Completion of PT Acquisition. The PT Acquisition and the other transactions contemplated by the Acquisition Agreement shall have been completed, or shall be completed simultaneously with the First Tranche Closing, without any modification thereof or waivers thereto that were not consented to in writing by the Purchaser.

(p) Board Representation. The Board shall have duly appointed the individual designated by the Purchaser, not less than three (3) Business Days prior to the First Tranche Closing Date, as a member of the Board of Directors, effective as of the First Tranche Closing Date.

(q) Consents and Waivers. All consents of and notices to Governmental Entities required in connection with the transactions described in this Agreement and the other Transaction Documents shall have been obtained and made, as applicable, and be in full force and effect.

(r) Transaction Documents. The Purchaser shall have received counterparts of the Registration Rights Agreement and the Management Rights Letter, in each case duly executed by the Company.

Section 6.3 Conditions Precedent to Obligations of the Company at the Second Tranche Closing. The Company's obligation to effect the transactions specified to occur at the Second Tranche Closing pursuant to Section 2.5 is subject to the fulfillment or waiver as of the Second Tranche Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Second Tranche Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), in each case, disregarding for the purposes of this sentence any qualifications as to "materiality" contained within such representations and warranties.

(b) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Second Tranche Closing Date shall have been performed or complied with in all material respects.

(c) Officer's Certificate. The Purchaser shall have delivered to the Company a certificate of an authorized officer of the Purchaser, dated the Second Tranche Closing Date, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) above.

(d) Receipt of Funds. Unless a Company Option Event shall have occurred, the Company shall have received immediately available funds from the Purchaser equal to the Second Tranche Note Amount.

(e) First Tranche Closing. The First Tranche Closing shall have occurred.

(f) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any State for the offer and sale of the Second Tranche Notes and the Second Tranche Warrants.

(g) Absence of Litigation. No proceeding challenging this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or materially delay the Second Tranche Closing, shall have been instituted or be pending before any Governmental Entity, arbitrator, agency or official.

(h) No Governmental Prohibition. No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the sale of the Second Tranche Notes and the Second Tranche Warrants by the Company at the Second Tranche Closing and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(i) No Stop Order. No stop order or suspension of trading shall have been imposed by the Eligible Market on which the Common Stock is then listed, the SEC or any other Governmental Entity with respect to public trading in the Common Stock.

(j) Determination of PT Earnout Amount. The PT Earnout Amount shall have been finally determined in accordance with the terms and conditions of the Acquisition Agreement.

Section 6.4 Conditions Precedent to Obligations of the Purchaser at the Second Tranche Closing. The Purchaser's obligation to effect the transactions specified to occur at the Second Tranche Closing pursuant to Section 2.5 is subject to the fulfillment or waiver as of the Second Tranche Closing Date of the following conditions:

(a) Representations and Warranties. Taken as a whole, the representations and warranties made by the Company in this Agreement (other than Section 3.8 (Liabilities), Section 3.9 (Absence of Changes) and Section 3.10 (Absence of Litigation; Judgments) (collectively, the "Specified Representations")) shall be true and correct in all material respects as of the date hereof and as of the Second Tranche Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), in each case, disregarding for the purposes of this sentence any qualifications as to "materiality" contained within such representations and warranties. Taken as a whole, the Specified Representations shall be true and correct in all material respects as of the date hereof and as of the Second Tranche Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for such breaches of the Specified Representations as of the Second Tranche Closing Date attributable to matters arising after the date of this Agreement that in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, in each case disregarding for the purposes of this sentence any qualifications as to "materiality" or "Material Adverse Effect" contained within the Specified Representations.

(b) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or prior to the Second Tranche Closing Date shall have been performed or complied with in all material respects.

(c) Absence of Material Adverse Effect. Since March 31, 2008, no event, change, effect or development shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

(d) Officers' Certificates. The Company shall have delivered to the Purchaser (i) a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Second Tranche Closing Date, confirming the satisfaction of the conditions set forth in paragraphs (a), (b) and (c) above, and (ii) a certificate of the Secretary of the Company, dated the Second Tranche Closing Date, certifying as to the incumbency and signatures of the officers executing this Agreement and the resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby.

(e) Notes; Warrants. The Company shall have delivered to the Purchaser (i) unless a Company Option Event shall have occurred, the Second Tranche Note, and (ii) the Second Tranche Warrant.

(f) Transaction Expenses. The Company shall have tendered payment or reimbursement of all Transaction Expenses.

(g) Legal Opinion. The Company shall have delivered to the Purchaser an opinion, dated as of the Second Closing Date, from Morgan Lewis & Bockius LLP, counsel to the Company, in the form previously provided to counsel to the Purchaser prior to the date hereof.

(h) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any State for the offer and sale of the Second Tranche Notes and the Second Tranche Warrants.

(i) Absence of Litigation. No proceeding challenging this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or materially delay the Second Tranche Closing, shall have been instituted or be pending before any Governmental Entity, arbitrator, agency or official.

(j) No Governmental Prohibition. No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the sale of the Second Tranche Notes and the Second Tranche Warrants by the Company at the Second Tranche Closing and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(k) No Stop Order. No stop order or suspension of trading shall have been imposed by the Eligible Market on which the Common Stock is then listed, the SEC or any other Governmental Entity with respect to public trading in the Common Stock.

(l) Determination of PT Earnout Amount. The PT Earnout Amount shall have been determined in accordance with the terms and conditions of the Acquisition Agreement, without any modification thereof or waivers thereto that were not consented to in writing by the Purchaser and the Company shall have paid the PT Earnout Amount to Photo Therapeutics or shall make such payment simultaneously with the Second Tranche Closing.

(m) No Default. No Event of Default (as defined in the First Tranche Notes) or event which, with the passage of time and/or the giving of notice, would constitute an Event of Default, shall have occurred and be continuing.

(n) Consents and Waivers. All consents of and notices to Governmental Entities required in connection with the transactions described in this Agreement and the other Transaction Documents shall have been obtained and made, as applicable, and be in full force and effect.

ARTICLE VII
Termination

Section 7.1 Termination. This Agreement may be terminated at any time prior to the First Tranche Closing Date, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of the Company and the Purchaser;

(b) by either the Company or the Purchaser:

(i) if the First Tranche Issuance is not consummated on or before February 28, 2009 (the "Outside Date"), unless the failure to consummate the First Tranche Issuance is the result of a breach of any Transaction Document by the party seeking to terminate this Agreement;

(ii) if any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Documents and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) if any condition to the obligation of such party to consummate the First Tranche Issuance set forth in Section 6.1 (in the case of the Company) or 6.2 (in the case of the Purchaser) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of any Transaction Document by the Party seeking to terminate this Agreement; or

(iv) if, upon a vote at a duly held meeting to obtain the Stockholder Approval, the Stockholder Approval is not obtained;

(c) by the Purchaser:

(i) if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Document, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that the Purchaser is not then in breach of any representation, warranty or covenant in any Transaction Document); or

(ii) if the Board or any committee thereof withdraws (or amends or modifies, in a manner adverse to the Purchaser) or publicly proposes to withdraw (or amend or modify), in a manner adverse to the Purchaser, its approval or recommendation of this Agreement or the transactions contemplated by this Agreement and the other Transaction Documents or fails to recommend to the Company's stockholders that they give the Stockholder Approval;

(d) by the Company:

(i) if the Purchaser breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in any Transaction Document, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.1(a) or Section 6.1(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Purchaser of such breach (provided that the Company is not then in breach of any representation, warranty or covenant in any Transaction Document); or

(ii) prior to receipt of the Stockholder Approval, (A) the Company is in compliance with its obligations under Section 5.8, (B) the Board has received a Superior Proposal, (C) the Company provided three Business Days written notice to the Purchaser that it is prepared to accept such Superior Proposal, (D) the Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal and (E) the Company prior to such termination pays to the Purchaser in immediately available funds any fees and expenses required to be paid or reimbursed pursuant to Section 7.3.

(iii) if the Acquisition Agreement is terminated in accordance with its terms; provided, that the Company has not theretofore breached Section 5.8.

Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Company, other than the last sentence of Section 5.5, Section 5.12, Section 5.22, this Section 7.2, Section 7.3, Article VIII and Section 9.5, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in any Transaction Agreement.

Section 7.3 Termination Fees and Expenses.

(a) If this Agreement is terminated by either party for any reason (other than a termination of this Agreement by the Company (i) pursuant to Section 7.1(b)(iii) on account of the conditions set forth in Sections 6.1(a) or (b) having become incapable of satisfaction prior to the outside date or (ii) pursuant to Section 7.1(d)(i)), then the Company shall promptly, but in no event later than one Business Day after termination of this Agreement, pay to the Purchaser the Transaction Expenses; provided, that such payment shall be made concurrently with any termination by the Company pursuant to Section 7.1(d)(ii).

(b) In addition:

(i)  if this Agreement is terminated pursuant to Section 7.1(b)(iv) or Section 7.1(d)(iii), and within 12 months of such termination the Company shall either complete the PT Acquisition or shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting an Alternative Proposal (substituting each reference to 10% in the definition of "Alternative Proposal" with a reference to 50%), the Company shall promptly, but in no event later than one Business Day after such consummation or, if earlier, entry into such agreement, pay to the Purchaser a fee in immediately available funds of $250,000 (the "Termination Fee");

(c) if this Agreement is terminated by the Purchaser pursuant to Section 7.1(c)(ii), the Company shall promptly, but in no event later than one Business Day after termination of this Agreement, pay to the Purchaser the Termination Fee; and

(d) if this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), then concurrently with such termination, the Company shall pay to the Purchaser the Termination Fee.

ARTICLE VIII
Indemnification

Section 8.1 Indemnification of Purchaser Indemnified Persons. The Company shall indemnify, defend and hold harmless the Purchaser and each of its Affiliates, partners, directors, officers, and employees (collectively, the "Purchaser Indemnified Persons") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (collectively, "Losses"), suffered or incurred by or imposed upon any Purchaser Indemnified Person as a result of: (i) any breach of any representation or warranty of the Company contained in this Agreement or in any other Transaction Document (provided, that (A) the Company shall not be obligated to indemnify the Purchaser Indemnified Persons with respect to any breaches of the representations and warranties of the Company contained in this Agreement and made as of the First Tranche Closing Date unless such breaches, individually or in the aggregate, would have given rise to a failure of the condition set forth in Section 6.2(a) and the Company delivers the certificates required by Section 6.2(e), and (B) the Company shall not be obligated to indemnify the Purchaser Indemnified Persons with respect to any breaches of the representations and warranties of the Company contained in this Agreement and made as of the Second Tranche Closing Date unless such breaches, individually or in the aggregate, would have given rise to a failure of the condition set forth in Section 6.4(a) and the Company delivers the certificates required by Section 6.4(d)) or (ii) any breach of any covenant of the Company contained in this Agreement or in any other Transaction Document.

Section 8.2 Indemnification of Company Indemnified Persons. The Purchaser shall indemnify, defend and hold harmless the Company and each of its directors, officers, and employees (collectively, the "Company Indemnified Persons") from and against any and all Losses suffered or incurred by or imposed upon any Company Indemnified Person as a result of: (i) any breach of any representation or warranty of the Purchaser contained in this Agreement or in any other Transaction Document or (ii) any breach of any covenant of the Purchaser contained in this Agreement or in any other Transaction Document.

Section 8.3 Procedures. Procedures.

(a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 7.1 or 7.2 in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

(b) Assumption. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the indemnified party in writing to such effect within 30 days of receipt of the indemnified party's notice of such Third Party Claim; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable to, in light of the separate interests of the indemnified party, to be represented by separate counsel (including, as applicable, local counsel), and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party and; provided, further, that the indemnifying party shall not have the right to assume the defense of such Third Parry Claim unless (i) the indemnifying party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the indemnified party's indemnification rights for the Third Party Claim, (ii) the counsel selected by the indemnifying party is reasonably satisfactory to the indemnified party, (iii) the indemnified party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the indemnifying party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the indemnifying party does not give timely notice in accordance with the preceding sentence, the indemnifying party shall be deemed to have given notice that it does not wish to control the handling of such Third Party Claim. In the event the indemnifying party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the indemnified party prior to such election, notwithstanding the fact that the indemnifying party may not have been so liable to the indemnified party had the indemnifying party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the indemnifying party assumes such defense in accordance with this Section 8.3(b), the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

(c) If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 8.1 or 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 8.1 or 8.2, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.1 or 8.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 8.1 or 8.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

ARTICLE IX
Miscellaneous

Section 9.1 Governing Law; Jurisdiction; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 9.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Section 9.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 9.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 9.5 Entire Agreement; Amendments. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (including that certain letter agreement dated February 7, 2008, between the Company and Perseus, L.L.C. with respect to the transactions contemplated hereby), which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 9.6 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Perseus Partners VII, L.P. (at any time that Perseus holds any Securities), and any Principal Holder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.7 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications are:

If to the Company:	PhotoMedex, Inc.
147 Keystone Drive,
Montgomery, PA 18936
Attn: President and Chief Executive Officer

With a copy to:	Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Stephen M. Goodman

If to the Purchaser:	Perseus Partners VII, L.P.
c/o Perseus L.L.C.
2099 Pennsylvania Avenue, N.W., Suite 900
Washington, D.C. 20006
Attn: Teresa Y. Bernstein

and to

Perseus Partners VII, L.P.
c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor
New York, NY 10019
Attn: John M. Glazer

With a copy to:	Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attn: Scott F. Smith

Section 9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Securities. The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchaser," and, if such transferee (or the group of which such transferee is a part) would be the Principal Holder, the provisions hereof that apply to the "Principal Holder," (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto; (vi) the Purchaser's rights under Sections 5.9, 5.10, 5.19, 5.20, 5.24 and 5.28 may not be assigned except to a transferee (or group) that would constitute the Principal Holder and any such assignment shall be an assignment in part and the Purchaser shall retain such rights with respect to any Securities retained by the Purchaser; and (vii) the Purchaser's rights under Section 5.11 may not be assigned except as a whole (and not in part) to a transferee (or group) that would constitute the Principal Holder.

Section 9.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Purchaser Indemnified Person is an intended third party beneficiary of Section 8.1 and each Company Indemnified Person is an intended third party beneficiary of Section 8.2, and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

Section 9.10 Rescission and Withdrawal Rights. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option owed to the Purchaser by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company's related obligation, the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election as a whole or in part without prejudice to its future actions and rights.

Section 9.11 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Section 9.12 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.13 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.14 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 9.15 Remedies. In addition to being entitled to exercise all rights provided herein including recovery of damages, each of the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

Section 9.16 Survival of Representations and Warranties. The representations and warranties set forth in this agreement shall survive the First Tranche Closing and, if applicable, the Second Tranche Closing.

[Signature Page Follows]

In Witness Whereof, the Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PhotoMedex, Inc.

By:	/s/ Jeffrey F. O'Donnell
Name:	Jeffrey F. O'Donnell
Title:	CEO

Perseus Partners VII, L.P.

By:	Perseus Partners VII GP, L.P.,
its general partner

By:	Perseus Partners VII GP, L.L.C.,
its general partner

By:	/s/ Ray E. Newton III
Name:	Ray E. Newton III
Title:	Senior Managing Director

EXHIBIT A

FORM OF CONVERTIBLE NOTE

[Omitted. Please refer to Annex G to this Proxy Statement]

EXHIBIT B

FORM OF WARRANT

[Omitted. Please refer to Annex H of this Proxy Statement]

EXHIBIT C

[Letterhead of PhotoMedex]

[            ], 2008

Perseus Partners VII, L.P.
c/o Perseus, L.L.C.
2099 Pennsylvania Avenue, NW, Suite 900
Washington, DC 20006

and

Perseus Partners VII, L.P.
c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor
New York, NY 10019

Ladies and Gentlemen:

Pursuant to this letter agreement, PhotoMedex, Inc. (the “Company”) grants the following rights to Perseus Partners VII, L.P. (the “Fund”) in connection with the Fund’s investment in the Company:

(a)	to obtain true and correct copies of all documents, reports, financial data and other information regarding the Company and its subsidiaries as may be reasonably requested by the Fund;

(b)
to consult with and advise the management of the Company and its subsidiaries at such reasonable times on all matters relating to the operation of the Company and its subsidiaries as may be reasonably requested by the Fund;

(c)
to discuss the Company’s and the Company’s subsidiaries’ affairs, finances and accounts with the Company’s and the Company’s subsidiaries’ officers, directors and outside accountants at such reasonable times as may be reasonably requested by the Fund; and

(d)
to visit and inspect any of the Company’s and the Company’s subsidiaries’ properties and facilities, including but not limited to books of account, at such reasonable times as may be requested by the Fund.

In addition to the above rights, the Company agrees to deliver to the Fund:

(a)
as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period and consolidated income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States (or applicable international accounting standards) applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnote disclosures and to year-end adjustments;

(b)
as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States (or applicable international accounting standards) applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(c)
to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (or comparable reports under other applicable law) actually prepared by the Company as soon as available.

The Company agrees to consider, in good faith, the recommendations of the Fund or the Fund’s designated representatives in connection with the matters on which the Fund is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

In addition, if at any time the Fund does not have a contractual right (or elects to waive such contractual right) to designate a member of the Board of Directors of the Company (the “Board”), the Fund shall have the right to appoint a representative to attend meetings of the Board in a non-voting capacity (an “Observer”), to change the Observer so appointed at any time upon 15 days prior written notice to the Board and, upon the resignation of the Observer for any reason, to appoint a new Observer upon written notice to the Board. Further, the Company shall provide any such Observer with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board.

Notwithstanding anything herein to the contrary, the Company reserves the right to exclude the Fund and the Fund’s designated representatives (other than those that may otherwise serve on the Board) from access to any material or portion thereof if and only to the extent the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege of the Company or its subsidiaries, to protect highly confidential proprietary information (unless the Fund and the Fund’s designated representatives enter into a confidentiality agreement reasonably satisfactory to the Company) or for substantially similar reasons.

The Fund agrees, and any representative of the Fund will agree, to hold in confidence pursuant to Section 5.27 of the Securities Purchase Agreement dated as of August 4, 2008 by and between the Company and the Fund, any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect (a) at such time as no shares of the Company’s common stock (or securities convertible or exerciseable for the Company’s common stock) are held by the Fund or its affiliates; or (b) upon the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality obligations referenced herein will survive any such termination.

The rights described herein are granted in consideration of the Fund’s investment in the Company on or around the date hereof.

Our signatures below indicate our assent to the terms of this letter agreement as of the date set forth above.

Very truly yours,

PhotoMedex, Inc.

By:

Name:
Title:

Agreed to and accepted:

PERSEUS PARTNERS VII, L.P.

By: Perseus Partners VII GP, L.P., its General Partner
By: Perseus Partners VII GP, L.L.C., its General Partner
By: Perseus, L.L.C., its Sole Member

By:

Name:
Title:

[Signature Page to Management Rights Letter]

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENTS

[Omitted. Please refer to Annex I to this Proxy Statement]

EXHIBIT E

[Photomedex Letterhead]

______ ___, 2008
StockTrans Inc.
____________
____________
____________
Attn: ______________

VIA FACSIMILE AND OVERNIGHT DELIVERY

Re: Photomedex, Inc. - Securities Purchase Agreement

Dear Sir or Madam:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 4, 2008, by and among PhotoMedex, Inc., a Delaware corporation (the “Company”), and the purchaser named therein (the “Purchaser”), pursuant to which the Company is issuing to the Purchaser ________ shares (the “Shares”)1 of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company hereby irrevocably requests and authorizes you, as Transfer Agent and Registrar for the Common Stock, to issue and register the Shares in the Purchaser’s name as set forth in the enclosed table and to deliver the Shares to the Purchaser at its address as set forth in the enclosed table. Please place the following legend on the certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.”

Please provide a copy of such certificate to me at the address set forth above and a copy of such certificate to Colby Smith at Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103.

Very truly yours, PHOTOMEDEX, INC. By: _________________________ Name: Davis Woodward Title: General Counsel

1 To be equal to 327,521 shares (proportionately adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the date hereof and prior to the First Tranche Closing).

Purchaser Address

Name, Address and Tax Identification Number of Registered Holder:	Number of Shares of Common Stock:	Deliver to:
Perseus Partners VII, L.P. c/o Perseus L.L.C. 2099 Pennsylvania Avenue, N.W., Suite 900 Washington, D.C. 20006 [Tax Identification Number]	[ ]	Perseus Partners VII, L.P. c/o Perseus L.L.C. 2099 Pennsylvania Avenue, N.W., Suite 900 Washington, D.C. 20006 Attn: Teresa Y. Bernstein

Annex G

[Form of]
CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE NOTE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. NEITHER THE SECURITIES REPRESENTED BY THIS CONVERTIBLE NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS CONVERTIBLE NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS CONVERTIBLE NOTE IS $_________, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $____________, THE ISSUE DATE IS _____________, 200__ AND THE YIELD TO MATURITY IS ____%.

PHOTOMEDEX, INC.
CONVERTIBLE PROMISSORY NOTE

$[ ] (the "Principal Amount")[1]	[ ]

FOR VALUE RECEIVED, PHOTOMEDEX, INC., a Delaware corporation (the "Company"), promises to pay to the order of Perseus Partners VII, L.P., or its registered assigns (the "Holder"), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to 8.0% per annum, and computed on the basis of a year consisting of 360 days in accordance with the terms set forth in Section 2 of this Convertible Promissory Note (this "Convertible Note").

This Convertible Note is issued pursuant to the Securities Purchase Agreement, dated as of August 4, 2008 (the "Purchase Agreement"), by and between the Company and Perseus Partners VII, L.P.

1 The Principal Amount will be equal to the First Tranche Note Amount (as defined in the Purchase Agreement) for the First Tranche Note and will be equal to the Second Tranche Note Amount (as defined in the Purchase Agreement) for the Second Tranche Note.

The following is a statement of the rights of the Holder and the conditions to which this Convertible Note is subject, and to which the Holder hereof, by the acceptance of this Convertible Note, agrees:

1. Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Convertible Note, the following capitalized terms have the following meanings:

"Additional Note" shall have the meaning set forth in Section 2(a) of this Convertible Note.

"Conversion Price" means, initially, [                           ]2 , as adjusted from time to time pursuant to the terms of this Convertible Note.

"Date of Issuance" means the date of issuance of this Convertible Note by the Company under the Purchase Agreement.

"Default Interest Rate" means the lesser of 16% or the maximum rate allowed by applicable Law.

"Event of Default" shall have the meaning set forth in Section 3 of this Convertible Note.

"Maturity Date" means [                           ]3  (or, if such day is not a Business Day, on the next succeeding Business Day).

"Obligations" means the principal, interest and other amounts payable under this Convertible Note.

2. Maturity Date; Interest.

(a) All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Convertible Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after (A) the occurrence of an Event of Default, (B) the liquidation or dissolution of the Company, or (C) any Change of Control. Interest on this Convertible Note shall be payable (and if not paid when due, shall be compounded) semi-annually in arrears on each [                           ] and [                           ]4  (or, if any such day is not a Business Day, on the next succeeding Business Day) after the Date of Issuance and shall be payable at the option of the Company either (i) in lawful money of the United States of America, or (ii) by the issuance of an additional Note (an "Additional Note") identical in all respects to this Convertible Note except that it shall have (x) a principal amount equal to such interest payment, (y) an initial Conversion Price equal to the conversion price in effect under this Convertible Note at the date of issuance of such Additional Note and (z) a different date of issuance.

2 The initial Conversion Price will be equal to $0.73736 for the First Tranche Note (and shall be proportionately adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the date hereof and prior to the First Tranche Closing) and be equal to the Second Tranche Conversion Price (as defined in the Securities Purchase Agreement) for the Second Tranche Note.
3 The Maturity Date will be the fifth anniversary of the First Tranche Closing Date.
4 The first and second interest payment dates will occur on the 1st or 15th day of a calendar month, closest to the six and 12 month anniversaries of the day and calendar month of the Date of Issuance.

(b) If the Company elects to pay interest by issuing an Additional Note, it shall give notice to the Holder two Business Days prior to the day such payment is due and deliver such Additional Note to the Holder within three Business Days after such date.

(c) Interest shall be calculated based on the average principal outstanding under this Convertible Note for such period. The first payment of interest shall be on [                           ]5  (or, if such day is not a Business Day, on the next succeeding Business Day), and shall be calculated from the Date of Issuance to such date.

(d) Notwithstanding anything to the contrary contained in this Convertible Note, in addition to the rights of the Holder specified in Section 4 of this Convertible Note, for any period during which an Event of Default has occurred and is continuing, the interest rate on this Convertible Note shall increase to the Default Interest Rate and interest on this Convertible Note shall be payable solely in lawful money of the United States of America.

3. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Convertible Note:

(a) Failure to Pay this Convertible Note or other Notes.

(i) The Company shall fail to pay when due any principal payment on this Convertible Note or any other Note, and such failure continues for three Business Days thereafter; or

(ii) The Company shall fail to pay when due any or any interest or other payment (other than principal) required under the terms of this Convertible Note or any other Note, and such failure continues for ten Business Days thereafter;

(b) Breaches of Representations and Warranties. Any representation or warranty made by the Company in this Convertible Note or in any other Transaction Document shall not have been true and correct in any material respect when made; provided, that if the facts or events making such representation or warranty untrue are capable of correction or cure, then the Company shall have ten Business Days after notice of the breach is delivered to the Company to correct or cure such breach. For purposes of this Section 3(b) only, (i) breaches of the representations and warranties contained in the Purchase Agreement and made as of the First Tranche Closing Date shall be disregarded unless such breaches would, individually or in the aggregate, have given rise to a failure of the condition precedent set forth in Section 6.2(a) of the Purchase Agreement and the Company delivers the certificates required by Section 6.2(e) of the Purchase Agreement, and (ii) breaches of the representations and warranties contained in the Purchase Agreement and made as of the Second Tranche Closing Date shall be disregarded unless such breaches would have, individually or in the aggregate, given rise to a failure of the condition precedent set forth in Section 6.4(a) of the Purchase Agreement and the Company delivers the certificates required by Section 6.4(d) of the Purchase Agreement.

5 Insert the interest payment date occurring closest to six months after the Date of Issuance.

(c) Breaches of Other Covenants. The Company shall fail to observe or to perform any covenant, obligation, condition or agreement contained in this Convertible Note or any other Transaction Document (other than those specified in Section 3(a) of this Convertible Note) in any material respect; provided, that if such breach is capable of correction or cure, then the Company shall have ten Business Days after notice of the breach is delivered to the Company to correct or cure such breach;

(d) Cross-Defaults. The Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed (other than a Note), under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $250,000 being due and payable prior to the date on which it would otherwise become due and payable;

(e) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing; or

(g) Involuntary Bankruptcy or Insolvency Proceedings. Any Proceeding for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement.

4. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 3(f) or Section 3(g) of this Convertible Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Note(s) may declare all outstanding Obligations payable by the Company under this Convertible Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Convertible Note or in any other Transaction Document to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(f) or Section 3(g) of this Convertible Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Convertible Note or in any other Transaction Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it pursuant to any Transaction Document or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

5. Covenants. The Company hereby covenants and agrees for the benefit of the Holder as follows:

(a) Additional Notes. Any Additional Notes issued pursuant to Section 2(a) of this Convertible Note will be, when issued, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities laws.

(b) Conversion Shares. All Conversion Shares that may be issued upon the conversion of this Convertible Note and any Additional Notes will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights and Liens other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities laws and charges with respect to the issuance thereof. The Company will at all times have authorized and reserved and kept available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Convertible Note and any Additional Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Convertible Note and all Additional Notes. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Convertible Note and all Additional Notes, the Company will take all such corporate actions as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(c) Charges, Taxes and Expenses. Issuance and delivery of the Conversion Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax (other than related to the income of the Holder), transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Conversion Shares in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Convertible Note or receiving Conversion Shares.

6. Prepayment.

(a) Except as provided in this Section 6, the Company shall have no right to prepay the principal amount of this Convertible Note prior to the Maturity Date, or any interest accruing under this Convertible Note prior to the scheduled date for payment of such interest.

(b) If the Market Price as of the fourth anniversary of the First Tranche Closing Date shall be no less than 200% of the conversion price then in effect under the First Tranche Note, then the Company shall have the one-time option to prepay up to one half of the aggregate outstanding principal amount of the Notes, together with accrued but unpaid interest thereon, on the terms and subject to the conditions set forth in Section 5.25 of the Purchase Agreement.

7. Conversion.

(a) Optional Conversion. At any time, or from time to time, prior to the Maturity Date, the Holder shall have the option to convert up to the entire amount outstanding under this Convertible Note (including accrued but unpaid interest) into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount to be converted by (ii) the Conversion Price then in effect.

(b) Mandatory Conversion. If on any date occurring at least 31 Trading Days following the Date of Issuance, the Market Price as of such date exceeds 300% of the then-effective Conversion Price, then the entire amount outstanding under this Convertible Note (including accrued but unpaid interest) shall be automatically converted into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount outstanding under this Convertible Note (including accrued but unpaid interest) by (ii) the Conversion Price then in effect. The Company shall notify the Holder promptly (and in any event not later than three Business Days) following any mandatory conversion of this Convertible Note pursuant to this Section 7(b).

(c) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note. Upon the conversion of all of the principal and accrued interest outstanding under this Convertible Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted. Upon any partial conversion of this Convertible Note, the Company shall issue to the Holder (i) the shares of Common Stock into which the applicable portion of the principal and accrued interest under this Convertible Note is converted and (ii) a new Note identical in all respects to this Convertible Note except that it shall have a principal amount equal to the difference between (1) the outstanding principal amount of this Convertible Note immediately prior to such conversion minus (2) the portion of such outstanding principal amount converted into shares of Common Stock. Upon any conversion of this Convertible Note pursuant to this Section 7, the Holder shall surrender this Convertible Note, duly endorsed, at the principal office of the Company. At the Company’s expense, the Company shall, as soon as practicable thereafter, and in any event within three (3) Business Days of such surrender, issue and deliver to the Holder at such principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Purchase Agreement and applicable securities Laws), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Convertible Note. Issuance of this Convertible Note shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon the conversion of this Convertible Note.

(d) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of this Convertible Note, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Conversion Shares in a name other than that in which this Convertible Note was registered.

(e) Withholding Taxes. Notwithstanding any other provision of this Convertible Note, the Company shall: (i) not be obliged to reimburse, indemnify, make whole or otherwise pay to the Holder, and (ii) be entitled to deduct and withhold from all amounts payable pursuant to this Convertible Note, any amounts required by applicable Law to be deducted or withheld for any and all taxes, so long as the Company promptly pays the full amount deducted or withheld to the applicable Governmental Entity in accordance with applicable Law. Any such amounts deducted and not owed or paid to the applicable Governmental Entity in accordance with applicable Law shall be returned to the Holder promptly. The Holder shall provide any information reasonably requested by the Company to enable it to determine whether taxes must be withheld or deducted and the amount of such withholding or deduction.

8. Conversion Price Adjustments.

(a) Adjustments for Splits and Combinations. If the Company shall at any time or from time to time after the Date of Issuance effect a stock split of the outstanding shares of Common Stock, the Conversion Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after the Date of Issuance combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Any adjustment under this Section 8(a) shall become effective immediately after the opening of business on the date the stock split or combination becomes effective.

(b) Adjustment for Dividends and Distributions of Common Stock. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in any securities of the Company (other than shares of Common Stock) or in other property, in each such event provision shall be made so that the Holder of this Convertible Note shall receive upon conversion of this Convertible Note, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities of the Company or other property that such Holder would have received had this Convertible Note been converted into shares of Common Stock immediately prior to the date of such event and had such Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the Holder or with respect to such other securities or other property by their terms.

(d) Adjustment upon Issuances for Consideration Below Conversion Price. If at any time or from time to time, on or after the Date of Issuance the Company issues or sells, or in accordance with this Section is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than the Conversion Price in effect as of immediately prior to such issuance or sale (the "Former Conversion Price") (such an issuance, a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced (but in no event increased) to an amount equal to a fraction, the numerator of which equals (A) the sum of (1) the product derived by multiplying the Former Conversion Price by the number of shares of Common Stock outstanding on a fully-diluted basis (accounting for Convertible Securities and Options using the treasury stock method) immediately prior to such Dilutive Issuance plus (2) the consideration, if any, received by the Company in such Dilutive Issuance, and the denominator of which equals (B) the number of shares of Common Stock outstanding on a fully-diluted basis (accounting for Convertible Securities and Options using the treasury stock method) immediately after such Dilutive Issuance. For purposes of this Section 8(d):

(i) If any Convertible Securities are issued by the Company after the Date of Issuance, the shares of Common Stock into which such Convertible Securities are convertible shall be deemed to be issued and sold by the Company as of the date the Convertible Securities are issued, for consideration per share equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon the issuance or sale of the Convertible Security, and (B) upon the conversion or exchange or exercise of such Convertible Security.

(ii) If any Options are issued by the Company after the Date of Issuance, the shares of Common Stock issuable upon exercise of such Option (or upon conversion of the Convertible Securities issuable upon exercise of such Option) shall be deemed to be issued and sold by the Company as of the date the Options are issued for consideration per share equal to the sum of the of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon granting or sale of the Option, (B) upon exercise of the Option and (C) in the case of an Option to acquire a Convertible Security, upon conversion or exchange or exercise of such Convertible Security.

(iii) If the purchase price provided for in any Option is reduced after the date of issuance, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Security is reduced after the date of issuance, or the rate at which any Convertible Security is convertible into or exchangeable or exercisable for shares of Common Stock is increased at any time on or after the Date of Issuance, the shares of Common Stock issuable upon exercise of such Option (or upon conversion of the Convertible Securities issuable upon exercise of such Option) or issuable upon exercise of such Convertible Security shall be deemed to be issued and sold by the Company as of the date of such modification.

(iv) If any Options are issued in connection with the issuance of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties to such transaction, such Options will be deemed to have been issued for the difference between (A) the aggregate fair market value of such Options and other securities of the Company issued in such integrated transaction, less, (B) the fair market value of the securities other than such Option, issued in such transaction, and the other securities issued or sold in such integrated transaction will be deemed to have been issued for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration consisting as a whole or in part of consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing price of such securities on the date of receipt by the Company.

(v) For purposes of this Section 8(d), the fair market value of any non-cash consideration received by the Company upon the issuance of any shares of Common Stock, Options or Convertible Securities will be as determined in good faith by the Board.

(e) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Date of Issuance, the shares of Common Stock issuable upon the conversion of this Convertible Note are changed into the same or a different number of shares of any class or series of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 8), then in any such event the Holder shall have the right thereafter to convert this Convertible Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by the holder of the number of shares of Common Stock into which this Convertible Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Convertible Note or with respect to such other securities or property by the terms thereof.

(f) Fundamental Transactions. If at any time or from time to time after the Date of Issuance (i) the Company effects any merger or consolidation of the Company with or into (whether or not the Company is the surviving corporation) another Person, (ii) the Company effects any sale, assignment, transfer, conveyance or other disposition of all or substantially all its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of more than 50% of the outstanding shares of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or other Persons or (v) the Company effects a capital reorganization of the shares of Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 8) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each of the foregoing, a “Fundamental Transaction”), then as a part of such Fundamental Transaction provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Convertible Note the same amount and kind of securities, cash or other property as it would have been entitled to receive if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then deliverable upon the conversion in full of this Convertible Note, subject to adjustment in respect of such securities by their terms (the “Alternate Consideration”). In any such case, (i) the aggregate Conversion Price under this Convertible Note will not be affected, but the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration, (ii) if holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Convertible Note following such Fundamental Transaction, and (iii) appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the Holder after such Fundamental Transaction to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares of common stock, securities or other property issuable upon conversion of this Convertible Note) shall be applicable after that event and be as nearly equivalent as practicable. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new convertible note consistent with the foregoing provisions and evidencing the Holder’s right to convert such convertible note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8(f) and insuring that this Convertible Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(g) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities or property issuable upon conversion of this Convertible Note, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Convertible Note and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(h) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 20 Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) Certain Issues Excepted. Notwithstanding anything herein to the contrary set forth herein, the following issuances of securities will not trigger an adjustment to the Conversion Price: (i) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the First Tranche Closing Date, and (ii) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s equity compensation plans and employee stock purchase plans as they now exist or are hereafter approved by the Company’s Board of Directors.

(j) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder of this Convertible Note against dilution or other impairment as provided herein. If the Company takes any action in breach of this Convertible Note, the Holder shall be entitled to any and all remedies available at Law or in equity.

(k) Fractional Share. No fractional share of Common Stock shall be issuable upon conversion of this Convertible Note and the number of Conversion Shares to be issued shall be rounded down to the nearest whole share. If the conversion of this Convertible Note shall result in the issuance of any fractional Conversion share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(l) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the shares of Common Stock, other than any action described in this Section 8, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Conversion Price and, if required, the number of shares of Common Stock or other securities or property to be issued upon conversion of this Convertible Note will be adjusted by the Board in such manner, and at such time, as the Board may, subject to the approval of any stock exchange(s) on which the shares of Common Stock are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

9. Priority of Obligations. The Obligations shall not be junior or subordinate to any other Indebtedness of the Company. The Company shall not issue any Indebtedness that by its terms is subordinate or junior in any respect to any other Indebtedness of the Company, unless such Indebtedness provides that it is subordinate and junior on the same terms to the Obligations.

10. Waiver and Amendment. Any provision of this Convertible Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Note(s).

11. Transfer of this Convertible Note or Securities Issuable on Conversion or Payment Hereunder. This Convertible Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Convertible Note or securities issuable on conversion of this Convertible Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Convertible Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Convertible Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Convertible Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Convertible Note shall be overdue and the Company shall not be affected by notice to the contrary.

12. Assignment. Neither this Convertible Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Convertible Note, as a whole or in part, at any time, subject to compliance with Section 11 of this Convertible Note, upon written notice to the Company of such assignment. Upon request, the Company shall, as soon as practicable (and in any event within three Business Days) following such request, provide any assignee of all or a portion of this Convertible Note a new Note having terms and conditions identical in all respects to this Convertible Note except that it shall identify the assignee as the payee, and it shall have (x) a principal amount equal to principal amount of this Convertible Note that was assigned, (y) an initial Conversion Price equal to the conversion price in effect under this Convertible Note as of the date of assignment and (z) a different date of issuance. Notwithstanding the foregoing, until the Company receives notice in accordance with Section 13, the Company shall treat the registered holder hereof as the owner and holder of this Convertible Note for the purpose of receiving all payments of principal and interest on this Convertible Note and for all other purposes whatsoever, whether or not this Convertible Note shall be overdue.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

14. Successors and Assigns. Subject to the restrictions on transfer described in Section 11 of this Convertible Note, the rights and obligations of the Company and the Holder of this Convertible Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

15. Expenses; Waivers. If action is instituted to collect this Convertible Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

*  *  *  *  *

ISSUED as of the date first above written.

PHOTOMEDEX, INC.

By:
Name:
Title:

[Signature Page to Convertible Note]

Annex H

[Form of]
WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES WHICH ARE ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON SHARES OF
PHOTOMEDEX, INC.

No. ___	[ ]

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the First Tranche Closing Date (such term, and each other capitalized term used in this Warrant but not defined herein, having the meaning assigned thereto in the Purchase Agreement (as defined below)), and on the terms and subject to the conditions herein set forth, Perseus Partners VII, L.P., or its registered assigns (the “Holder”) is entitled to purchase from PhotoMedex, Inc., a Delaware corporation (the “Company”), at any time before 5:00 p.m. New York time on [                       ] 1  (or, if such day is not a Business Day, the next succeeding Business Day) (the “Termination Date”), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described herein), the Warrant Shares (as defined below and subject to adjustment as described herein) upon exercise of this Warrant pursuant to Section 5 hereof or conversion of this Warrant pursuant to Section 6 hereof.

This Warrant is issued pursuant to the Securities Purchase Agreement, dated as of August 4, 2008 (the “Purchase Agreement”), by and between the Company and Perseus Partners VII, L.P.

2. Definitions. As used in this Warrant, the following terms shall have the definitions ascribed to them below:

1 The Termination date will be the eighth anniversary of the First Tranche Closing Date.

“Warrant Price” means, initially, [ ]2 , as adjusted from time to time pursuant to the terms of this Warrant.

“Warrant Shares” means, initially, [ ]3  shares of common stock, par value $0.01 per share, of the Company, as adjusted from time to time pursuant to the terms of this Warrant.

3. Adjustments and Notices. The Warrant Price and the number of Warrant Shares upon exercise or conversion, as applicable, of this Warrant shall be subject to adjustment from time to time in accordance with this Section 3.

(a) Adjustments for Splits and Combinations. If the Company shall at any time or from time to time on or after the First Tranche Closing Date effect a stock split of the outstanding shares of Common Stock, the Warrant Price in effect immediately before that stock split shall be proportionately decreased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. Conversely, if the Company shall at any time or from time to time on or after the First Tranche Closing Date combine the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately before the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. In each such case, (i) the Warrant Price shall be adjusted by multiplying the Warrant Price that is then in effect by a fraction, (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision or combination, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after giving effect to such subdivision or combination; and (ii) the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction, (X) the numerator of which equals the Warrant Price in effect as of immediately prior to the adjustment in clause (i) of this Section 3(a) and (Y) the denominator of which equals the Warrant Price in effect as of immediately after such adjustment. Any adjustment under this Section 3(a) shall become effective immediately after the opening of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Share Dividends and Distributions. If the Company at any time or from time to time on or after the First Tranche Closing Date issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, in each such event (i) the Warrant Price that is then in effect shall be decreased (but in no event increased) as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and (ii) the number of Warrant Shares issuable upon exercise of this Warrant shall be increased (but in no event decreased) as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such number of Warrant Shares by a fraction, (X) the numerator of which equals the Warrant Price in effect as of immediately prior to the adjustment in clause (i) of this Section 3(b) and (Y) the denominator of which equals the Warrant Price in effect as of immediately after such adjustment; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 3(b) to reflect the actual payment of such dividend or distribution.

2 The initial Warrant Price will be equal to $0.73736 for the First Tranche Warrant (and shall be proportionately adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the date hereof and prior to the First Tranche Closing) and will be equal to the Second Tranche Conversion Price (as defined in the Purchase Agreement) for the Second Tranche Warrant.

3 The initial number of Warrant Shares for the First Tranche Warrant will be equal to 7,323,425 (and shall be proportionately adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the date hereof and prior to the First Tranche Closing). The initial number of Warrant Shares for the Second Tranche Warrant will be equal to the quotient obtained by dividing (i) 0.3 * the Second Tranche Note Amount by (ii) the Second Tranche Conversion Price, rounded to the nearest whole number.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time on or after the First Tranche Closing Date issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in any securities of the Company (other than shares of Common Stock) or in other property, in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise of this Warrant, in addition to the number of Warrant Shares receivable hereupon, the amount of securities of the Company or other property that such Holder would have received had this Warrant been exercised into Warrant Shares immediately prior to the date of such event and had such Holder thereafter, during the period from the date of such event to and including the exercise date retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder or with respect to such other securities or other property by their terms.

(d) Adjustment upon Issuances for Consideration Below Warrant Price. If the Company at any time or from time to time on or after the First Tranche Closing Date issues or sells, or in accordance with this Section is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than the Warrant Price in effect as of immediately prior to such issuance or sale (such an issuance, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, (i) the Warrant Price then in effect shall be reduced (but in no event increased) to an amount equal to a fraction, (A) the numerator of which equals the sum of (1) the product derived by multiplying the Warrant Price in effect as of immediately prior to such Dilutive Issuance by the number of shares of Common Stock outstanding on a fully diluted basis (accounting for Convertible Securities and Options using the treasury stock method) immediately prior to such Dilutive Issuance plus (2) the consideration, if any, received by the Company in such Dilutive Issuance, and (B) the denominator of which equals the number of shares of Common Stock outstanding on a fully diluted basis (accounting for Convertible Securities and Options using the treasury stock method) immediately after such Dilutive Issuance; and (ii) the number of Warrant Shares issuable upon exercise of this Warrant shall be increased (but in no event decreased) by multiplying such number of Warrant Shares by a fraction, (X) the numerator of which equals the Warrant Price in effect as of immediately prior to the adjustment in clause (i) of this Section 3(d) and (Y) the denominator of which equals the Warrant Price in effect as of immediately after such adjustment. For purposes of this Section 3(d):

(i) If any Convertible Securities are issued by the Company after the First Tranche Closing Date, the shares of Common Stock into which such Convertible Securities are convertible shall be deemed to be issued and sold by the Company as of the date the Convertible Securities are issued, for consideration per share equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon the issuance or sale of the Convertible Security, and (B) upon the conversion or exchange or exercise of such Convertible Security.

(ii) If any Options are issued by the Company after the First Tranche Closing Date, the shares of Common Stock issuable upon exercise of such Option (or upon conversion of the Convertible Securities issuable upon exercise of such Option) shall be deemed to be issued and sold by the Company as of the date the Options are issued for consideration per share equal to the sum of the of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon granting or sale of the Option, (B) upon exercise of the Option and (C) in the case of an Option to acquire a Convertible Security, upon conversion or exchange or exercise of such Convertible Security.

(iii) If the purchase price provided for in any Option is reduced after the First Tranche Closing Date, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Security is reduced after the First Tranche Closing Date, or the rate at which any Convertible Security is convertible into or exchangeable or exercisable for shares of Common Stock is increased at any time on or after the First Tranche Closing Date, the shares of Common Stock issuable upon exercise of such Option (or upon conversion of the Convertible Securities issuable upon exercise of such Option) or issuable upon conversion of such Convertible Security shall be deemed to be issued and sold by the Company as of the date of such modification.

(iv) If any Options are issued in connection with the issuance of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties to such transaction, such Options will be deemed to have been issued for the difference between (A) the aggregate fair market value of such Options and other securities of the Company issued in such integrated transaction, less, (B) the fair market value of the securities other than such Option, issued in such transaction, and the other securities issued or sold in such integrated transaction will be deemed to have been issued for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration consisting as a whole or in part of consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing price of such securities on the date of receipt by the Company.

(v) For purposes of this Section 3(d), the fair market value of any non-cash consideration received by the Company upon the issuance of any shares of Common Stock, Options or Convertible Securities will be as determined in good faith by the Board.

(e) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the First Tranche Closing Date, the Warrant Shares issuable upon the exercise or conversion of this Warrant are changed into the same or a different number of shares of any class or series of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), then in any such event the Holder shall have the right upon the exercise or conversion of this Warrant to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by the holder of the number of shares of Common Stock into which the Holder of this Warrant could have received had such Warrant been exercised or converted, as applicable, immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Warrant or with respect to such other securities or property by the terms thereof.

(f) Fundamental Transactions. If at any time or from time to time after the First Tranche Closing Date (i) the Company effects any merger or consolidation of the Company with or into (whether or not the Company is the surviving corporation) another Person, (ii) the Company effects any sale, assignment, transfer, conveyance or other disposition of all or substantially all its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of more than 50% of the outstanding shares of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or other Persons or (v) the Company effects a capital reorganization of the shares of Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each of the foregoing, a “Fundamental Transaction”), then as a part of such Fundamental Transaction provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise or conversion of this Warrant the same amount and kind of securities, cash or other property as it would have been entitled to receive if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion, as applicable, in full of this Warrant, subject to adjustment in respect of such securities by their terms (the “Alternate Consideration”). In any such case, (i) the aggregate Warrant Price under this Warrant will not be affected, but the Company shall apportion the Warrant Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration, (ii) if holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise or conversion of this Warrant following such Fundamental Transaction, and (iii) appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such Fundamental Transaction to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of shares of Common Stock, securities or other property issuable upon exercise or conversion of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. At the Holder’s request, any successor to the Company, acquirer of substantially all the Company’s assets or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise or convert such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(f) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(g) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price for the number of shares of Common Stock or other securities or property issuable upon exercise conversion of this Warrant, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Warrant and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder

(h) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty (20) Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) Certain Issues Excepted. Notwithstanding anything herein to the contrary set forth herein, the following issuances of securities will not trigger an adjustment to the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant: (i) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the First Tranche Closing Date, and (ii) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s equity compensation plans and employee stock purchase plans as they now exist or are hereafter approved by the Company’s Board of Directors.

(j) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment as provided herein. If the Company takes any action in breach of this Warrant, the Holder shall be entitled to any and all remedies available at Law or in equity.

(k) Fractional Share. No fractional share of Common Stock shall be issuable upon exercise or conversion of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share. If the exercise or conversion of this Warrant shall result in the issuance of any fractional Warrant share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(l) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the shares of Common Stock, other than any action described in this Section 3, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Warrant Price and, if required, the number of shares of Common Stock or other securities or property to be issued upon exercise or conversion, as applicable, of this Warrant will be adjusted by the Board in such manner, and at such time, as the Board may, subject to the approval of any stock exchange(s) on which the shares of Common Stock are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

4. Affirmative Covenants. The Company hereby covenants and agrees for the benefit of the Holder as follows:

(a) Warrant Shares. All Warrant Shares that may be issued upon the exercise or conversion of this Warrant will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights and Liens other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities laws. The Company will at all times have authorized and reserved and kept available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise or conversion of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise or conversion of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise or conversion of this Warrant and all, the Company will take all such corporate actions as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Warrant Shares upon exercise or conversion of this Warrant, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which this Warrant was registered.

5. Exercise of Warrant. This Warrant may be exercised as a whole or in part by the Holder, at any time after the First Tranche Closing Date and prior to the Termination Date, by the surrender of this Warrant, together with the Notice of Exercise/Conversion in the form attached hereto as Annex A, respectively, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by bank draft or wire transfer with respect to the Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days, the Company shall issue and deliver to the Person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. If this Warrant shall be exercised for less than the total number of Warrant Shares then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, and in any event within three Business Days, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder. The new warrant shall be identical in all respects to this Warrant except that it shall have an initial Warrant Price equal to the Warrant Price in effect under this Warrant at the date of issuance of the new warrant.

6. Conversion.

(a) In lieu of exercising this Warrant or any portion of this Warrant, at any time the Holder of this Warrant shall have the right to convert this Warrant or any portion of this Warrant into Warrant Shares by the surrender of this Warrant, together with the written Notice of Exercise/Conversion in the form attached hereto as Annex A, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be converted. The number of Warrant Shares to be issued to the Holder upon such conversion shall be computed using the following formula:

	X =	(P)(Y)(A-B)/A

Where	X =	the number of Warrant Shares to be issued to the Holder for the portion of this Warrant being converted

	P =	the portion of this Warrant being converted expressed as a decimal fraction

	Y =	the total number of Warrant Shares issuable upon exercise of this Warrant in full

A =
the fair market value of one Warrant Share which means the fair market value of such Warrant Share as of the last Business Day immediately prior to the date the Notice of Exercise/Conversion is received by the Company as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s Board of Directors (plus, to the extent that this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3(c) is applicable, the fair market value of the amount of such additional consideration contemplated by Section 3(c) that is issuable in connection with such Warrant Share)

B =	the Warrant Price on the date of conversion
Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion of this Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the Person entitled to receive the Warrant Shares issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days after the conversion, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such conversion. If this Warrant shall be converted for less than the total number of Warrant Shares then issuable upon conversion, promptly after surrender of this Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder. The new warrant shall be identical in all respects to this Warrant, except that it shall have an initial Warrant Price equal to the Warrant Price in effect under this Warrant at the date its issuance. If this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3(c) is applicable, the Holder shall receive the consideration contemplated by Section 3(c) in lieu of shares of Common Stock.

7. Transfer of Warrant or Securities Issuable upon Exercise or Conversion. This Warrant may not be transferred in violation of any restrictive legend set forth hereon. Each new warrant issued upon transfer of this Warrant or securities issuable upon exercise or conversion of this Warrant shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Warrant shall be registered upon registration books maintained for such purpose by or on behalf of the Company.

8. Termination. This Warrant shall terminate at 5:00 p.m. New York time on the Termination Date.

9. Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY HOLDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND HOLDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

10. Miscellaneous; Notices. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term of this Warrant may be changed or waived except by an instrument in writing signed by the Company and the Holder of this Warrant. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

11. Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

[Signature Page to follow]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

PhotoMedex, Inc.

By:
Name:
Title:

Address:

Facsimile:

[Signature Page to Warrant]

Annex A

NOTICE OF EXERCISE/CONVERSION

TO: Photomedex, Inc.

1.	The undersigned hereby elects to (check and complete only one option):

□	purchase ____________ Warrant Shares of PhotoMedex, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full; OR
□	acquire ____________ Warrant Shares of PhotoMedex, Inc. pursuant to Section 6 of the attached Warrant, by conversion of ______ percent (___%) of the Warrant.

2.  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

Annex I

[Form of]
Registration Rights Agreement, dated as of [          ] (this “Agreement”),
by and among PhotoMedex, Inc., a Delaware corporation (the “Company”)
and Perseus Partners VII, L.P., a Delaware limited partnership (the “Purchaser”).

Introduction

The Company and the Purchaser are parties to a Securities Purchase Agreement dated as of August 4, 2008 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement. Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Purchaser has (i) made an investment in the Company at the First Tranche Closing by acquiring the First Tranche Note, the First Tranche Warrant and the First Tranche Common Shares; and (ii) agreed to make a further investment in the Company at the Second Tranche Closing by acquiring the Second Tranche Warrant and, unless a Company Option Event occurs, the Second Tranche Note.

In connection with the purchase of such Securities, and to induce the Purchaser to consummate the purchase of such securities, the Company has agreed to enter into this Agreement and to grant to the Purchaser the rights set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Purchaser and the Company agree as follows:

1.    Definitions. For purposes of this Agreement:

“Eligible Market” means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market. (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

“Holder” means (i) the Purchaser, and (ii) any person to whom the rights or obligations under this Agreement with respect to all or a portion of the Registrable Securities have been transferred or assigned in accordance with Section 10(b).

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Company has made application for the listing of its Common Stock; (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant or option owned by any Holder, but only to the extent such shares constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Company under Rule 144.

“Requestor” means Perseus, until such time as neither Perseus nor any partner of, or direct or indirect investor in, Perseus to which Perseus directly or indirectly distributes Registrable Securities in accordance with the terms of its governing documents and the governing documents of its direct or indirect investors, holds any Registrable Securities, and thereafter any Holder or Holders who, in the aggregate, beneficially own at least 50% of the Securities that constitute Registrable Securities.

2.    Demand Registrations.

(a)    Request for Registration. At any time and from time to time after the first anniversary of the date of this Agreement, a Requestor may submit a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall:

(i)    within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii)    as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above.

Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially and adversely detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 45 calendar days; provided, that such right shall not be exercised more than twice with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

(b)    Shelf Registration. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), or if Form S-3 is not available for use by the Company, Form S-1 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. Except as provided in Section 5(b) hereof, the Company shall use all commercially reasonable efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer of the Company stating that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, in accordance with the procedure set forth in the last paragraph of Section 2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 45 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Company more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Company of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)).

(c)    Underwriting. In connection with any registration under this Section 2, if the Requestor intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, they shall so advise the Company in writing. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such distribution. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestor.

(d)    Limitations.

(i)    The Company shall not be obligated to (A) effect more than two registrations under Section 2 in any twelve month period or (B) effect any registration where the aggregate estimated sales price for the Registrable Securities to be included therein is less than $2,000,000; provided, that a registration pursuant to this Section 2 shall not be counted (X) unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC, and (Y) if following such effectiveness, the Company delivers a certificate pursuant to the last sentence of Section 2(b) suspending the use of the related prospectus prior to the sale of at least a majority of the Registrable Securities by the Holders covered by such registration statement.

(ii)    The Company shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 9; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Company shall use all commercially reasonable efforts to include such Registrable Securities on such registration statement.

3.    Piggy-back Registration.

(a)    Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than any registration relating to employee benefit plans or a registration effected on Form S-4 with respect to the issuance of shares of Common Stock to the holders of capital stock of an acquisition target, the Company shall:

(i)    provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Company in connection with such registration; and

(ii)    include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within ten Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 3(b) below.

(b)    Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed 20% of all shares included in such registration, the Company may limit the number of Registrable Securities included in such registration to not less than 20% of the number of shares included in such registration.

(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration.

(d)    Limitations.

(i)    Notwithstanding anything to the contrary set forth in this Agreement, in the event that following the exercise of the piggyback right pursuant to this Section 3 and the inclusion in such registration statement of all or part of the Registrable Securities then held by such Holder, the Commission informs the Company that such registration statement cannot be filed as a secondary offering on Form S-3 due to the aggregate number of securities to be registered thereunder, the Company, in its sole discretion, shall be permitted to exclude such portion of such Holder’s Registrable Securities from such registration statement to the extent necessary to permit the filing of such registration statement on Form S-3.

(ii)    The Company shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 9; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Company shall use commercially reasonable efforts to include such Registrable Securities on such registration statement.

4.    Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2, 3 and 5 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 2, 3 or 5, the request of which has been subsequently withdrawn by the Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2(a) or Section 2(b), as the case may be.

5.    Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall:

(a)    promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if the Holder’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holder, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b)    prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that, except in the case of a shelf registration under Section 2(b), such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;

(c)    subject to receiving reasonable assurances of confidentiality and subject to limitations reasonably imposed by the Company to preserve attorney client privilege, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants (subject to such reasonable procedures and limitations as such parties may require) of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d)    promptly notify the Holders of Registrable Securities being offered and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e)    furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any underwriter;

(f)    furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g)    use all commercially reasonable efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any Holder of such Registrable Securities being offered or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(g) or (y) consent to general service of process in any such jurisdiction;

(h)    cause all such Registrable Securities to be listed or accepted for quotation on an Eligible Market (provided, that the Company shall use all commercially reasonable efforts to cause such Eligible Market to be one of the stock exchanges identified in clauses (i) through (v) of the definition of “Eligible Market”);

(i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)    upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k)    otherwise use all commercially reasonable efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6.    Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a)    To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Holder Indemnified Party”),from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) (collectively, “Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arises out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein. If requested by any underwriter (as defined in the Securities Act) of the Registrable Securities, the Company also shall indemnify such underwriter and any of its officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 6(a).

(b)    Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Company, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. The indemnification obligations hereunder of each Holder of Registrable Securities being offered shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(c)    In order for a person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 6(a) or (b) in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the party required to provide the indemnification (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(d)    If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the Indemnified Party in writing to such effect within 30 days of receipt of the Indemnified Party’s notice of such Third Party Claim; provided, however, such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel); provided, further, that the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Third Party Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such

Third Party Claim. In the event the Indemnifying Party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the Indemnifying Party assumes such defense in accordance with this Section 6(d), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(e)    If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The contribution obligation of a Holder hereunder, if any, shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof

7.    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use all commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Company.

The provisions of this Section 7 shall terminate on the date on which there are no Holders of Registrable Securities

8.    Termination of Registration Rights. With the exception of Section 7, no Holder shall be entitled to exercise any right provided for in this Agreement after the earlier to occur of (a) the date on which all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act and (b) the tenth anniversary of the date of this Agreement.

9.    Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company, upon at least three Business Days request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a certification of the number of shares of Common Stock beneficially owned by such Holder and the name of the natural person(s) that have voting and dispositive control over such shares). The Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information.

10.    Miscellaneous.

(a)    No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to its Common Stock which is inconsistent with or violates the rights granted to the Holder under this Agreement.

(b)    Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights or obligations under this Agreement, in connection with the transfer of all or a portion of its Registrable Securities, to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any stockholder of any Holder that is a corporation, (iii) any member of any Holder that is a limited liability company and (iv) any transferee that acquires at least 10% of the total Registrable Securities (assuming full conversion and exercise of all Notes and Warrants); provided, that in each such case, the Company receives written notice of any transfer and the transferee agrees to be bound by the terms of this Agreement.

(c)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 6:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(d)    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(e)    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Requestor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)    Governing Law; Jurisdiction; Waiver of Trial by Jury. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF

ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(g)    Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(h)    Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities.

[signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

PHOTOMEDEX, INC.

By:
Name:
Title:

Address for Notice:

PhotoMedex, Inc. 147 Keystone Drive Montgomeryville, PA, 18936 Attention: President and CEO Facsimile: (215) 619-3209

with a copy to:

Morgan Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: Stephen M. Goodman Facsimile: (215) 963-5001 Email: sgoodman@morganlewis.com

[Company Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement as of the day and year first above written.

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:

ADDRESS FOR NOTICE:

c/o Perseus, L.L.C. 2099 Pennsylvania Ave., N.W. Suite 900 Washington, DC 20006-1813 Attention: Teresa Bernstein Facsimile: (202) 463-6215 Email: tbernstein@perseusllc.com and to:

c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor New York, NY 10019 Attn: John M. Glazer
Facsimile: (212) 651-6399
Email: jglazer@perseusllc.com

with a copy to:

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Scott F. Smith
Facsimile: (212) 362-4125 Email: ssmith@cov.com

[Purchaser Signature Page to Registration Rights Agreement]

Annex J

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PHOTOMEDEX, INC.

PhotoMedex, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), for the purpose of amending its Restated Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is PhotoMedex, Inc. The Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 18, 2000.

2. Article FOURTH of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is __________ Million (___,000,000) shares, consisting of __________ Million (___,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

3. The Corporation hereby certifies that the amendment set forth above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the _____th day of ________________, 2009

PHOTOMEDEX, INC.

By:  ______________________________
Name:  Jeffrey F. O’Donnell
Title:  Chief Executive Officer

PROXY CARD

PhotoMedex, Inc.

This Proxy is solicited on behalf of the Board of Directors
for the 2009 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Jeffrey F. O’Donnell and Dennis M. McGrath, and each of them, each with the power to appoint his substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of PhotoMedex, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on __________ ___, ____, at the Annual Meeting of Stockholders of the Company to be held on __________ ___, 2009 (the “Meeting”) at 10:30 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, PA 19103 and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

IMPORTANT – CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
-------------------------------------------------------------------------------------------------------------------------------------------------------

☒  Please mark your votes as indicated in this example.

PROPOSAL 1. To elect to the Board of Directors of the Company the following seven (7) directors, to serve until the next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal:

Nominees:	Richard J. DePiano	Jeffrey F. O’Donnell	Alan R. Novak	Anthony J. Dimun
	David W. Anderson	Wayne M. Withrow	Stephen P. Connelly

The Board of Directors unanimously recommends a vote “FOR” the election of the directors listed above.

☐ FOR ALL NOMINEES	☐ WITHHOLD FOR ALL NOMINEES	☐ ____________________________________
For all Nominees, except as written above

PROPOSAL 2. To ratify the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3. To amend the Company’s 2005 Equity Compensation Plan to increase the number of shares of the Company’s common stock reserved for issuance thereunder from 6,160,000 to 8,160,000 shares and add provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m).

The Board of Directors Unanimously Recommends a Vote “FOR” the share increase to the Company’s 2005 Equity Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4. To issue shares of the Company’s common stock pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of August 4, 2008, by and between the Company and Perseus Partners VII, L.P., and upon conversion of the Promissory Notes and exercise of the Warrants, each as issued pursuant to the Securities Purchase Agreement.

The Board of Directors unanimously recommends that a vote “FOR” the approval of the issuance of shares of the Company’s common stock pursuant to the terms and conditions of the Securities Purchase Agreement, the Promissory Notes and the Warrants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 5. To amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-7 and authorize the Board of Directors of the Company to implement the reverse stock split at any time prior to the 2009 annual meeting of stockholders by filing an amendment to the Company’s Certificate of Incorporation.

The Board of Directors unanimously recommends a vote “FOR” an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-7 and to authorize the reverse stock split at any time prior to the 2009 annual meeting of stockholders by filing an amendment to the Company’s Certificate of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 6. To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares.

The Board of Directors unanimously recommends a vote “FOR” the increase of authorized shares of the Company’s common stock from 100,000,000 shares to 150,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 7. To adjourn the Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes at the time of the Meeting to approve Proposals No. 4, 5 or 6.

The Board of Directors unanimously recommends that a vote “FOR” the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

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